Act File No. 333-133163

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
POST-EFFECTIVE AMENDMENT NO. 15

NATIONWIDE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Robert W. Horner, III
Vice President – Corporate Governance and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone:  (614) 249-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: May 1, 2012.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	[X]
If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.	[ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
[ ]
Large accelerated filer	[ ]
Accelerated filer	[ ]
Non-accelerated filer (Do not check if a smaller reporting company)	[X]
Smaller reporting Company	[ ]

GUARANTEED TERM OPTIONS
(In a limited number of states, Guaranteed Term Options are referred to as Target Term Options)
NATIONWIDE LIFE INSURANCE COMPANY
The date of this Prospectus is May 1, 2012.

Certain state insurance laws applicable to these investment options may preclude, or be interpreted to preclude, Nationwide Life Insurance Company ("Nationwide") from providing a contractual guarantee in conjunction with the Specified Interest Rate.  In such jurisdictions, the investment options are referred to as "Target Term Options" as opposed to "Guaranteed Term Options."  Despite this distinction in terminology, Nationwide will administer all obligations described in this prospectus, regardless of the jurisdiction, in precisely the same manner.  Thus, there will be no difference between the calculation, crediting, and administration of Specified Interest Rates in "Guaranteed Term Options" issued in states permitting a contractual guarantee, and the calculation, crediting, and administration of Specified Interest Rates in "Target Term Options" issued in states not permitting a contractual guarantee.

This Prospectus must be read along with the appropriate variable contract prospectus and the prospectuses describing the underlying mutual fund investment options.  All of these prospectuses should be read carefully and maintained for future reference.

This Prospectus describes investment options referred to as Guaranteed Term Options ("GTOs"), offered by Nationwide.  The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by Nationwide.  Generally, the variable contracts offered by Nationwide provide an array of underlying mutual fund investment options to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.

GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate so long as amounts invested are not withdrawn prior to the end of the guaranteed term.  In the event of a withdraw from the GTO for any reason prior to the expiration of the Guaranteed Term, the amount withdrawn may be subject to a market value adjustment.  Please refer to the variable contract prospectus for specific information regarding variable contract transactions that may be subject to a Market Value Adjustment.

Variable contract prospectuses contain important disclosures about the variable contract and the GTO, including information regarding variable contract charges and deductions that apply to the GTO, availability of GTO terms, and the applicability of the Market Value Adjustment.  The prospectus for the variable contract must be read along with this prospectus.

The minimum amount that may be allocated to a GTO is $1,000 per allocation.

Nationwide established the Nationwide Multiple Maturity Separate Account, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations.  However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs.  Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide.  Variable contract owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

The GTOs described in this Prospectus may not be available in all state jurisdictions and, accordingly, representations made in this Prospectus do not constitute an offering in such jurisdictions.

For information on how to contact Nationwide, see "Nationwide Life Insurance Company" on page 5.

TABLE OF CONTENTS

GLOSSARY                                                                                                                 1

INFORMATION ABOUT THE GTOs                                                                     2
General 2
The Specified Interest Rate 3
The Investment Period 3
Guaranteed Terms 3
GTOs at Maturity 3
Withdrawals Prior to the Maturity Date 4
The Market Value Adjustment 4
MVA Interest Rates 4
The Market Value Adjustment Formula 4
Variable Contract Charges 5
GTOs at Annuitization 5

NATIONWIDE LIFE INSURANCE COMPANY                                                    5

INVESTMENTS                                                                                                            6

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOs   6

LEGAL OPINION                                                                                                         6

EXPERTS                                                                                                                        6

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION      6

APPENDIX A                                                                                                                A-1

APPENDIX B                                                                                                                B-1

Available Information
Information about Nationwide and the product may also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C., or may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549.  Additional information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090.  The SEC also maintains a website (www.sec.gov) that contains the prospectus and other information.

GLOSSARY

Guaranteed Term- The period corresponding to a 1, 3, 5, 7 or 10 year GTO.  Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not withdrawn from the GTO prior to the Maturity Date.  Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to 3 months beyond the 1, 3, 5, 7 or 10 year anniversary of the allocation to the GTO.

Guaranteed Term Option ("GTO")- An investment option offered under variable contracts that provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met.  In some jurisdictions the GTO is referred to as a Target Term Option ("TTO").

Market Value Adjustment- The upward or downward adjustment in value of amounts allocated to a GTO that are withdrawn from the GTO for any reason prior to the Maturity Date.

Maturity Date- The date on which a GTO matures.  The date will be the last day of the calendar quarter during or within 30 days after the first, third, fifth, seventh or tenth anniversary on which amounts are allocated to a 1, 3, 5, 7 or 10 year GTO, respectively.

Maturity Period- The period during which the value of amounts allocated under a GTO may be withdrawn without any Market Value Adjustment.  The Maturity Period will begin on the day following the Maturity Date and will end on the thirtieth day after the Maturity Date.

MVA Interest Rate- The rate of interest used in the Market Value Adjustment formula.  Depending on the variable contracts under which the GTO is offered, the interest rate will be the Constant Maturity Treasury ("CMT") rates, or interest rate swaps, for maturity durations of 1, 3, 5, 7 and 10 years, as declared regularly by the Federal Reserve Board.

Specified Interest Rate- The interest rate guaranteed to be credited to amounts allocated to a GTO so long as the allocations are not withdrawn prior to the Maturity Date.  The Specified Interest Rate will not be less than the minimum required by applicable state law.

Specified Value- The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus any other amounts withdrawn.  The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

INFORMATION ABOUT THE GTOs

General

GTOs are guaranteed interest rate investment options available under certain variable contracts issued by Nationwide.  There are five different Guaranteed Terms: 1 year; 3 years; 5 years; 7 years; and 10 years.  Not all Guaranteed Terms may be available in all states.

A GTO may be purchased using purchase payments made to the variable contracts, or by using funds transferred from other investment options available in the variable contracts.  The minimum allocation to a GTO is $1,000 per allocation.  Not all of the variable contracts issued by Nationwide offer GTOs.  If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable contract and this prospectus must be read together.

The guarantees associated with the GTOs are the exclusive obligation of Nationwide.  The Nationwide Multiple Maturity Separate Account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs.  Its assets are owned by Nationwide.  Contract owners with GTOs have no claim against, and maintain no interest in, the assets.  Also, contract owners do not participate in the investment experience.

Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term at a rate no less than the minimum required by applicable state law.  Specified Interest Rates are declared periodically at Nationwide's sole discretion and available for new allocations typically for one month.  They may be available for longer or shorter periods depending on interest rate fluctuations in financial markets.  During this time, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term.  Guaranteed Terms may extend up to three months beyond the 1-, 3-, 5-, 7- or 10-year term since GTO terms will always end on the final day of a calendar quarter (see "The Specified Interest Rate," "The Investment Period," and "Guaranteed Terms").

The Specified Interest Rate will be credited daily to amounts allocated to a GTO to provide an annual effective yield.  The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date.  Any withdrawal prior to the Maturity Date will be subject to a Market Value Adjustment.

Nationwide applies the Market Value Adjustment by using the Market Value Adjustment factor, which is derived from the Market Value Adjustment formula.  The Market Value Adjustment factor is multiplied by the part of the Specified Value being withdrawn, resulting in either an increase or decrease in the amount of the withdrawal.  The Market Value Adjustment formula reflects the relationship between three components:

(1)	the MVA Interest Rate for the period coinciding with the Guaranteed Term of the GTO at investment;

(2)	the MVA Interest Rate for the number of years remaining in a Guaranteed Term when the withdrawal from the GTO occurs; and

(3)	the number of days remaining in the Guaranteed Term of the GTO.

Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at the time of the withdrawal, and the amount of time remaining in a Guaranteed Term (see "The Market Value Adjustment").

Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the Guaranteed Term at least 15 days, and at most 30 days, prior to the end of each calendar quarter.  Contract owners will then have the option of directing the withdrawal of any amount in the GTO during the Maturity Period, without any Market Value Adjustment.  However, any amount withdrawn from the GTO during this period may be subject to a surrender charge assessed by the variable contract.  Please refer to the prospectus for the variable contract for more information about surrender charges.

If no direction is received by the thirtieth day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the money market sub-account available in the variable contract.  For the period commencing with the first day after the Maturity Date and ending on the thirtieth day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see "GTOs at Maturity").

The minimum amount of any allocation to a GTO is $1,000.

Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs.  Nationwide anticipates invoking this suspension only when these transactions cannot be executed by Nationwide in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs.  Under no circumstances, however, will Nationwide limit a contract owner's right to make at least one allocation to a GTO, and one withdrawal from a GTO, in any calendar year.  All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to or to effect withdrawals from the GTOs.

In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract.  The variable product prospectus should be reviewed with regard to specific transfer limitation provisions.

The Specified Interest Rate

The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to amounts allocated to the GTOs for the Guaranteed Term.  Different Specified Interest Rates may be established for the five available GTO terms.  Amounts withdrawn from a GTO prior to the maturity date will be subject to a Market Value Adjustment.

Generally, Nationwide will declare new Specified Interest Rates monthly; however, depending on interest rate fluctuations, Nationwide may declare new Specified Interest Rates more or less frequently.

Nationwide observes no specific method in establishing the Specified Interest Rates.  However, Nationwide will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs.  In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends.  Nationwide has no way of precisely predicting what Specified Interest Rates may be declared in the future, however, the Specified Interest Rate will not be less than the minimum rate required by applicable state law.

The Investment Period

The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the available GTOs.  All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation.  An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared.  Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods.  Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.

Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by Nationwide, unless amounts are withdrawn from the GTO for any reason prior to the Maturity Date.  Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term.  If amounts are withdrawn from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to that amount.

Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by calling the following toll free phone number:  1-800-848-6331.

Guaranteed Terms

The Guaranteed Term is the period of time corresponding to the selected GTO for which the Specified Interest Rate is guaranteed to be in effect.  A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter.  Consequently, a Guaranteed Term may last up to 3 months longer than the anniversary date of the allocation to the GTO.

For example, if an allocation is made to a 10 year GTO on August 1, 1999, the Specified Interest Rate for that GTO will be credited until September 30, 2009; the Guaranteed Term will begin on August 1, 1999, and end on September 30, 2009.

Guaranteed Terms will be exactly 1, 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the last day of a calendar quarter.

GTOs at Maturity

Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term.  The notice will include the projected value of the GTO on the Maturity Date, and will also specify options that contract owners have with respect to the maturing GTO.

Once the GTO matures, contract owners may:

(1)
surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;

(2)
transfer (all or part) of the GTO, without a Market Value Adjustment, to any other investment option under the variable contract, including any of the underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period.  A confirmation of any such transfer will be sent immediately after the transfer is processed; or

(3)
elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period.  A confirmation will be sent immediately after the automatic transfer is executed.

If no direction is received by Nationwide prior to the Maturity Date, all amounts in that GTO will be transferred to the available money market sub-account of the variable contract.

The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.

Withdrawals Prior to the Maturity Date

Anytime value is removed from the GTO it will be referred to in this prospectus as a withdrawal.  However, under the variable contract, withdrawals of value from the GTO may be considered a transfer among investment options of the variable contract or a surrender.  Depending upon the transaction and the terms of the variable contract, additional conditions or charges may apply to withdrawals from the GTO.  Please refer to the variable contract prospectus for information regarding transferring assets among investment options or taking surrenders from the variable contract.

Withdrawals from the GTOs prior to the Maturity Date will be subject to a Market Value Adjustment.

The Market Value Adjustment

The Market Value Adjustment is determined by multiplying a Market Value Adjustment factor (arrived at by using the Market Value Adjustment formula) by the Specified Value, or the portion of the Specified Value being withdrawn.  The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior withdrawals.  The Market Value Adjustment may either increase or decrease the amount of the withdrawal.

The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations.  Such obligations arise when contract owners make withdrawals, or when the operation of the variable contract requires a distribution.  Nationwide does not make the adjustment on distributions to pay death benefits in certain jurisdictions.  When liquidating assets, Nationwide may realize either a gain or a loss.

MVA Interest Rates

The Market Value Adjustment formula used to determine the Market Value Adjustment factor is based on either the Constant Maturity Treasury (CMT) rates or interest rate swaps, depending on the variable contracts under which the GTO is offered.  CMT rates and interest rate swaps are declared by the Federal Reserve Board on a regular basis.  Nationwide either uses CMT rates or interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.

CMT rates and interest rate swaps for 1, 3, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis.  To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates.  For example, if the published 3 year rate is 6% and the published 5 year rate is 6.50%, the 4 year rate will be calculated as 6.25%.

The Market Value Adjustment Formula

The Market Value Adjustment formula is used when a withdrawal is made from a GTO during the Guaranteed Term.  The Market Value Adjustment is a calculation expressing the relationship between three factors:

(1)	the MVA Interest Rate for the period of time coinciding with the Guaranteed Term of the GTO;

(2)	the MVA Interest Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a withdrawal giving rise to a Market Value Adjustment occurs; and

(3)	the number of days remaining in the Guaranteed Term of the GTO.

The formula for determining the Market Value Adjustment factor is:

1 + a	t
1 + b + .0025

Where:

a = the MVA Interest Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;

b = the MVA Interest Rate at the time of withdrawal for a period of time equal to the time remaining in the Guaranteed Term.  In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and

t = the number of days until the Maturity Date, divided by 365.25.

In certain jurisdictions the denominator is 1+b without the addition of .0025.

In the case of "a" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "a" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.  For variable contracts using interest rate swaps, "a" is the interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.

In the case of "b" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract.  For variable contracts using CMT rates, "b" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for withdrawals giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.  For variable contracts using interest rate swaps, "b" is the interest rate swap published by the Federal Reserve Board two days before the date of withdrawal giving rise to a Market Value Adjustment.

The Market Value Adjustment factor will be equal to 1 during the Investment Period.

The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated.  This is represented by the addition of .0025 in the Market Value Adjustment formula.

The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater than, less than, or equal to 1 and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason.  If the Market Value Adjustment factor is greater than 1, a gain will be realized by the contract owner.  If the Market Value Adjustment factor is less than 1, a loss will be realized.  If the Market Value Adjustment factor is exactly 1, no gain or loss will be realized.

If the Federal Reserve Board halts publication of CMT rates or interest rate swaps, or if, for any other reason, they are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

Examples of how to calculate Market Value Adjustments based on CMT rates are provided in the Appendix.

Variable Contract Charges

The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs.  Contract charges assessed against allocations made to the GTOs will reduce the credited guaranteed interest rate by the amount of the applicable charge.  The variable contract prospectuses fully describe these fees and charges and any impact such charges may have on the credited guaranteed interest rate of the GTOs.

The variable contracts that offer the GTOs may also have surrender charges.  If a variable contract owner takes a withdrawal from the GTO (prior to the Maturity Date) that is also considered a surrender from the variable contract, the amount will be subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract.  Please refer to the variable contract prospectus for more information about variable contract transactions that may incur surrender charges and/or a Market Value Adjustment.

GTOs at Annuitization

GTOs are not available as investment options for variable annuity contracts that are annuitized.  If a variable annuity contract is annuitized prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred from the GTO to other investment options under the variable annuity contract (unless such an adjustment is not permitted in your jurisdiction).

NATIONWIDE LIFE INSURANCE COMPANY

Nationwide is a stock life insurance company organized under Ohio law in March, 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215.  Nationwide is a provider of life insurance, annuities and retirement products.  It is admitted to do business in all states, the District of Columbia and Puerto Rico.

Nationwide is relying on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 ("1934 Act").  In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.

You can request additional information about Nationwide by contacting us:

In writing:                           P.O. Box 182021
     Columbus, Ohio 43218-2021

By telephone:                    1-800-848-6331, TDD 1-800-238-3035

By the internet:                  http://www.nationwide.com/nw/investor-relations/index.htm

INVESTMENTS

Nationwide intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets.  Nationwide takes into account the various maturity durations of the GTOs (1, 3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments.  Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to Nationwide's overall investment philosophy.  The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the non-unitized separate account.

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOs

The GTOs are available only as investment options under certain variable contracts issued by Nationwide.  The appropriate variable contract prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.

LEGAL OPINION

Legal matters in connection with federal laws and regulations affecting the issue and sale of the GTOs described in this Prospectus and the organization of Nationwide, its authority to issue GTOs under Ohio law, and the validity of the endorsement to the variable annuity contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.

EXPERTS

The consolidated financial statements and schedules of Nationwide Life Insurance Company and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.  KPMG LLP is located at 191 West Nationwide Blvd., Columbus, Ohio 43215.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

APPENDIX A

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%.  The variable annuity contract owner decides to surrender the GTO 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year CMT rate is 7%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)

		d
	1 + a	365.25
Market Value Adjustment factor=	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor=	1 + 0.07 + 0.0025

Market Value Adjustment factor=	1.01897

Surrender Value=	Specified Valuex	Market Value Adjustment factor

Surrender Value=	$12,067.96 x	1.01897

*Surrender Value=	$12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable.  In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b =
The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d =	The number of days remaining in the Guaranteed Term.

Example B

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%.  The variable annuity contract owner decides to surrender his money 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year CMT rate is 9%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)

		d
	1 + a	365.25
Market Value Adjustment factor=	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor=	1 + 0.09 + 0.0025

Market Value Adjustment factor=	0.96944

Surrender Value=	Specified Valuex	Market Value Adjustment factor

Surrender Value=	$12,067.96 x	0.96944

*Surrender Value=	$11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable.  In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b =
The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d =           The number of days remaining in the Guaranteed Term.

Example C

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%.  The variable annuity contract owner decides to surrender the GTO 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year interest rate swap is 7%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)

		d
	1 + a	365.25
Market Value Adjustment factor=	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor=	1 + 0.07 + 0.0025

Market Value Adjustment factor=	1.01897

Surrender Value=	Specified Valuex	Market Value Adjustment factor

Surrender Value=	$12,067.96 x	1.01897

*Surrender Value=	$12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable.  In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =
The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b =
The interest rate swap published by the Federal Reserve Board two days before the date of withdrawal, transfer or other distribution giving rise to a Market Value Adjustment.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d =	The number of days remaining in the Guaranteed Term.

Example D

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%.  The variable annuity contract owner decides to surrender the GTO 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year interest rate swap is 9%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)
		d
	1 + a	365.25
Market Value Adjustment factor=	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor=	1 + 0.09 + 0.0025

Market Value Adjustment factor=	0.96944

Surrender Value=	Specified Valuex	Market Value Adjustment factor

Surrender Value=	$12,067.96 x	0.96944

*Surrender Value=	$11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =
The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b =
The interest rate swap published by the Federal Reserve Board two days before the date of the withdrawal, transfer or other distribution giving rise to a Market Value Adjustment.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d =	The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10-year GTO allocation, at various stages of the corresponding Guaranteed Term.  These figures assume a $10,000 allocation to the 10-year GTO on the last day of a calendar quarter.  These figures assume a Specified Interest Rate of 8.5% on the date the allocation to the GTO was made.  These figures are based on a 10-year CMT rate of 8% in effect on the date the allocation to the GTO was made (a in the Market Value Adjustment Formula) and varying current yield CMT rates shown in the first column (b in the Market Value Adjustment Formula).

Current Yield	Time Remaining to the End of the Guaranteed Term	Specified Value	Market Value Adjustment	Market Value
12.00%	9 Years	$10,850	-29.35%	$7,665
	7 Years	$12,776	-23.68%	$9,751
	5 Years	$15,040	-17.56%	$12,399
	2 Years	$19,215	-7.43%	$17,786
	180 Days	$21,733	-1.88%	$21,323
10.00%	9 Years	$10,850	-16.94%	$9,012
	7 Years	$12,776	-13.44%	$11,059
	5 Years	$15,040	-9.80%	$13,566
	2 Years	$19,215	-4.04%	$18,438
	180 Days	$21,733	-1.01%	$21,513
9.00%	9 Years	$10,850	-9.84%	$9,782
	7 Years	$12,776	-7.74%	$11,787
	5 Years	$15,040	-5.59%	$14,199
	2 Years	$19,215	-2.28%	$18,777
	180 Days	$21,733	-0.57%	$21,610
8.00%	9 Years	$10,850	-2.06%	$10,627
	7 Years	$12,776	-1.61%	$12,571
	5 Years	$15,040	-1.15%	$14,867
	2 Years	$19,215	-0.46%	$19,126
	180 Days	$21,733	-0.11%	$21,708
7.00%	9 Years	$10,850	6.47%	$11,552
	7 Years	$12,776	5.00%	$13,414
	5 Years	$15,040	3.55%	$15,573
	2 Years	$19,215	1.40%	$19,484
	180 Days	$21,733	0.34%	$21,808
6.00%	9 Years	$10,850	15.84%	$12,569
	7 Years	$12,776	12.11%	$14,324
	5 Years	$15,040	8.51%	$16,321
	2 Years	$19,215	3.32%	$19,853
	180 Days	$21,733	0.81%	$21,909
4.00%	9 Years	$10,850	37.45%	$14,914
	7 Years	$12,776	28.07%	$16,362
	5 Years	$15,040	19.33%	$17,948
	2 Years	$19,215	7.32%	$20,623
	180 Days	$21,733	1.76%	$22,115

APPENDIX B

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

2011 Form S-1 MD&A and Consolidated Financial Statements

BUSINESS

Overview

Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) was incorporated in 1929 and is an Ohio domiciled stock life insurance company.  The Company is a member of the Nationwide group of companies (Nationwide), which is comprised of Nationwide Mutual Insurance Company (NMIC) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. (NFS), a holding company formed by Nationwide Corporation (Nationwide Corp.), a majority-owned subsidiary of NMIC.

Wholly-owned subsidiaries of NLIC as of December 31, 2011 include Nationwide Life and Annuity Insurance Company (NLAIC) and Nationwide Investment Services Corporation (NISC).  NLAIC offers individual annuity contracts, universal life insurance, variable universal life insurance and corporate-owned life insurance (COLI) on a non-participating basis.  NISC is a registered broker-dealer.

The Company is a leading provider of long-term savings and retirement products in the United States of America (U.S.).  The Company develops and sells a diverse range of products including individual annuities, private and public sector group retirement plans, investment products sold to institutions, life insurance and investment advisory services.

On December 31, 2009, NLIC merged with an affiliate, Nationwide Life Insurance Company of America and subsidiaries (NLICA), with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, Nationwide Life and Annuity Company of America (NLACA), effective as of December 31, 2009, with NLAIC as the surviving entity.  The mergers were completed to streamline the enterprise's capital structure and create operational efficiencies.

Business Segments

Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments:  Individual Investments, Retirement Plans, Individual Protection, and Corporate and Other.

The primary segment profitability measure that management uses is pre-tax operating earnings (loss), which is calculated by adjusting income (loss) from continuing operations before federal income tax expense (benefit) to exclude:  (1) net realized investment gains and losses, except for operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment, trading portfolio realized gains and losses, trading portfolio valuation changes and net realized gains and losses related to hedges on guaranteed minimum death benefit (GMDB) contracts and securitizations); (2) other-than-temporary impairment losses; (3) the adjustment to amortization of deferred policy acquisition costs (DAC) related to net realized investment gains and losses; and (4) net losses attributable to noncontrolling interest.

The following table summarizes pre-tax operating earnings (loss) by segment for the years ended December 31:

(in millions)	2011	2010	2009

Individual Investments	$ 354	$ 185	$ 288
Retirement Plans	$ 193	$ 192	$ 136
Individual Protection	$ 300	$ 261	$ 192
Corporate and Other	$ (54)	$ (36)	$ (4)

Individual Investments

The Individual Investments segment consists of individual annuity products marketed under the Nationwide DestinationSM and other Nationwide-specific or private label brands.  Nationwide offers a wide array of annuity products including deferred variable annuities, deferred fixed annuities, immediate annuities, as well as newer and more innovative products such as portfolio income insurance.  Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life.  In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features, while deferred fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.  Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period or for the owner’s lifetime.  The majority of assets and recent sales for the Individual Investments segment consist of deferred variable annuities.

The following table summarizes selected financial data for the Company’s Individual Investments segment for the years ended December 31:

(in millions)	2011	2010	2009

Total revenues	$ 1,483	$ 1,342	$ 1,107
Account values as of year end	$ 52,733	$ 49,211	$ 44,411

Retirement Plans

The Retirement Plans segment is comprised of the Company’s private and public sector retirement plans business.  The private sector primarily includes Internal Revenue Code (IRC) Section 401 business, and the public sector primarily includes IRC Section 457 and Section 401(a) business, both in the form of full-service arrangements that provide plan administration and fixed and variable group annuities as well as administration-only business.

The following table summarizes selected financial data for the Company’s Retirement Plans segment for the years ended December 31:

(in millions)	2011	2010	2009

Total revenues	$ 811	$ 789	$ 772
Account values as of year end	$ 24,871	$ 25,208	$ 24,133

Individual Protection

The Individual Protection segment consists of life insurance products, including individual variable, COLI and bank-owned life insurance (BOLI) products; traditional life insurance products; and universal life insurance products.  Life insurance products provide a death benefit and generally allow the customer to build cash value on a tax-advantaged basis.

The following table summarizes selected financial data for the Company’s Individual Protection segment for the years ended December 31:

(in millions)	2011	2010	2009

Total revenues	$ 1,459	$ 1,437	$ 1,405
Life insurance policy reserves as of year end	$ 20,928	$ 20,628	$ 19,175
Life insurance in force as of year end	$ 148,930	$ 144,175	$ 132,357

Corporate and Other

The Corporate and Other segment includes the medium-term note (MTN) program; non-operating realized gains and losses and related amortization, including mark-to-market adjustments on embedded derivatives, net of economic hedges, related to products with living benefits included in the Individual Investments segment; other-than-temporary impairment losses; and other revenues and expenses not allocated to other segments.

The following table summarizes selected financial data for the Company’s Corporate and Other segment for the years ended December 31:

(in millions)	2011	2010	2009

Operating revenues	$ 68	$ 80	$ 145
Funding agreements backing MTNs	$ 292	$ 799	$ 1,652

Additional information related to the Company’s business segments is included in Note 19 to the audited consolidated financial statements included in the F pages of this report.

Marketing and Distribution

The Company sells its products through a diverse distribution network.  Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers and regional firms, financial institutions and wirehouses, pension plan administrators, and life insurance specialists.  Representatives of the Company that market products directly to a customer base include Nationwide Retirement Solutions, Inc. (NRS) and Nationwide Financial Network (NFN) producers, which includes the agency distribution force of the Company’s ultimate majority parent company, NMIC.  The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively in the rapidly growing retirement savings market.

Unaffiliated Distribution

Independent Broker-Dealers and Regional Firms.  The Company sells individual annuities, group retirement plans and life insurance through independent broker-dealers (including brokerage general agencies and producer groups in the Individual Protection segment) and regional firms in each state and the District of Columbia.  The Company believes that it has developed strong broker-dealer relationships based on its diverse product mix, large selection of fund options and administrative technology.  In addition to such relationships, the Company believes its financial strength and the Nationwide brand name are competitive advantages in these distribution channels.  The Company regularly seeks to expand this distribution network.

Financial Institutions and Wirehouses.  The Company markets individual variable and fixed annuities (under its brand names and on a private label basis) and IRC Section 401 plans and life insurance through financial institutions and wirehouses, consisting primarily of banks and their subsidiaries.  The Company believes that it has competitive advantages in this distribution channel, including its expertise in training financial institution personnel to sell annuities and pension products, its breadth of product offerings, its financial strength, the Nationwide brand name, and the ability to offer private label products.

Pension Plan Administrators. The Company markets group retirement plans organized pursuant to IRC Section 401 and sponsored by employers as part of employee retirement programs through regional pension plan administrators.  The Company also has linked pension plan administrators to the financial planning community to sell group pension products.  The Company targets employers with 25 to 2,000 employees because it believes that these plan sponsors tend to require extensive record-keeping services from pension plan administrators and therefore are more likely to become long-term customers.

Life Insurance Specialists.  The Company markets COLI and BOLI through life insurance specialists, which are firms that specialize in the design, implementation and administration of executive benefit plans.

Affiliated Distribution

NRS.   The Company markets various products and services to the public sector, primarily on a retail basis, through several sales organizations.  The Company markets group variable annuities and fixed annuities as well as administration and record-keeping services to state and local governments for use in their IRC Section 457 and Section 401(a) retirement programs.  The Company maintains endorsement arrangements with state and local government entities, including the National Association of Counties (NACo), The United States Conference of Mayors (USCM) and The International Association of Fire Fighters (IAFF).

NFN Producers.  NFN producers distribute Nationwide life insurance, annuity, mutual fund and group annuity products to individuals through Nationwide exclusive agents and independent agents.  Nationwide agents sell traditional, universal and variable universal life insurance products and individual annuities through the licensed agency distribution force of NMIC.  Nationwide agents primarily target the holders of personal automobile and homeowners’ insurance policies issued by NMIC and affiliated companies.

Reinsurance

The Company follows the industry practice of reinsuring with other companies a portion of its life insurance and annuity risks in order to reduce net liability on individual risks, to provide protection against large losses and to obtain greater diversification of risks and statutory capital relief.  The maximum amount of individual ordinary life insurance retained by the Company on any one life is $10 million.  The Company cedes insurance primarily on an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.

The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and health business.  Total amounts recoverable under these reinsurance contracts include ceded reserves, paid and unpaid claims, and certain other amounts and totaled $704 million and $739 million as of December 31, 2011 and 2010, respectively.  Under the terms of the contracts, specified assets have been placed in trusts as collateral for the recoveries.  The trust assets are invested in investment grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts.  Certain portions of the Company’s variable annuity guaranteed benefit risks are also reinsured. These treaties reduce the Company’s exposure to death benefit and income benefit guarantee risk in the Individual Investments segment.  The Company has no other material reinsurance arrangements with unaffiliated reinsurers.

The Company’s only material reinsurance agreements with affiliates are the modified coinsurance agreements pursuant to which NLIC ceded to other members of Nationwide all of its accident and health insurance business not ceded to unaffiliated reinsurers, as described in Note 16 to the audited consolidated financial statements included in the F pages of this report.

Ratings

Ratings with respect to claims-paying ability and financial strength are one factor in establishing the competitive position of insurance companies.  These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders.  Such factors are important to policyholders, agents and intermediaries.  They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities.  Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries.  The Company’s ratings are continuously evaluated relative to its performance as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures.  In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.

Ratings are important to maintaining public confidence in the Company and its ability to market its annuity and life insurance products.  Rating agencies continually review the financial performance and condition of insurers, including the Company.  Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products.  Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income.  NLIC and NLAIC each have financial strength ratings of “A+” (Superior) from A.M. Best Company, Inc. (A.M. Best).  Their claims-paying ability/financial strength are rated “A1” (Good) by Moody’s Investors Service, Inc. (Moody’s) and “A+” (Strong) by Standard & Poor’s Rating Services (S&P).  The Company’s financial strength is also reflected in the ratings of its commercial paper, which is rated “AMB-1” by A.M. Best, “P-1” by Moody’s and “A-1” by S&P.

These ratings are subject to ongoing review by A.M. Best, Moody’s and S&P, and the maintenance of such ratings cannot be assured.  If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected.

Competition

The Company competes with many other insurers as well as non-insurance financial services companies, some of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than the Company.  While no single company dominates the marketplace, many of the Company’s competitors have well-established national reputations and substantially greater financial resources and market share than the Company.  Competition in the Company’s lines of business primarily is based on price, product features, commission structure, perceived financial strength, claims-paying ability, customer and producer service, and name recognition.

Regulation

Regulation at State Level

NLIC and NLAIC, as with other insurance companies, are subject to regulation by the states in which they are domiciled and/or transact business.  All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and annually furnish financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system.  Under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.

NLIC and NLAIC are subject to the insurance holding company laws in the State of Ohio.  Under such laws, material transactions within an insurance holding company system affecting insurers must be fair and equitable, and each insurer’s policyholder surplus following any dividends or distributions to shareholder affiliates shall be reasonable in relation to the insurer’s outstanding liabilities and adequate to its financial needs.  The State of Ohio insurance holding company laws also require prior notice or regulatory approval of the change of control of an insurer or its holding company, material intercorporate transfers of assets within the holding company structure and certain other material transactions involving entities within the holding company structure.

NLIC and NLAIC are regulated and supervised in the jurisdictions in which they do business.  Among other things, states regulate operating licenses; agent licenses; advertising and marketing practices; the form and content of insurance policies, including pricing; the type and amount of investments; statutory capital requirements; payment of dividends by insurance company subsidiaries; assessments by guaranty associations; affiliate transactions; and claims practices.  The Company cannot predict the effect that any proposed or future legislation may have on the financial condition or results of operations of the Company.

Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such regulators at any time.  In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations.  Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or restructuring of insurance companies.  Changes in regulations, or in the interpretation of existing laws or regulations, may adversely impact pricing, reserve adequacy or exposure to litigation and could increase the costs of regulatory compliance by the Company’s insurance subsidiaries.  Any proposed or future state legislation or regulations may negatively impact the Company’s financial position or results of operations.  Effective with the annual reporting period ending December 31, 2010, the National Association of Insurance Commissioners (NAIC) adopted revisions to the Annual Financial Reporting Model Regulation, or the Model Audit Rule, related to auditor independence, corporate governance and internal control over financial reporting.  The adopted revisions require that NLIC and NLAIC each file reports with state insurance departments regarding management’s assessment of internal controls over financial reporting.  The requirements of the revised Model Audit Rule did not impact the Company’s financial position or results of operations.

As part of their routine regulatory oversight process, state insurance departments periodically conduct detailed examinations of the books, records and accounts of insurance companies domiciled in their states.  Such examinations generally are conducted in cooperation with the insurance departments of multiple states under guidelines promulgated by the NAIC.  The most recently completed financial examination of NLIC and NLAIC was conducted by the Ohio Department of Insurance (ODI) for the five-year period ended December 31, 2006 on behalf of itself and several other states.  The examination was completed during the first quarter of 2008 and did not result in any significant issues or adjustments.  The ODI has begun an exam of the five- year period ended December 31, 2011 on behalf of itself and several other states which is expected to be completed in 2013.

State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations.  NLIC and NLAIC are currently undergoing regulatory market conduct examinations in five states.  NLIC and NLAIC continuously monitor sales, marketing and advertising practices and related activities of their agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations.  There can be no assurance that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.

In December 2004, the NAIC adopted amendments to its Producer Licensing Model Act related to disclosure requirements with respect to compensation of insurance producers.  The most recent state to adopt compensation disclosure regulation is New York. Effective January 1, 2011, all insurance producers in New York must provide purchasers with disclosure about the compensation they are paid. Although the Company is not aware of other regulatory or legislative developments or proposals regarding producer compensation disclosure that would have a material impact on its operations, some states have indicated they will continue to review producer compensation disclosure requirements, and additional changes that could impact the Company are possible.

Federal Initiatives

Although the United States federal government generally has not directly regulated the insurance business, the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) expands the federal presence in insurance oversight.  Title V includes two major insurance components:  (1) the creation of a Federal Insurance Office within the Treasury Department with authority to preempt state measures inconsistent with international agreements; and (2) the streamlining of state-level surplus lines and reinsurance regulation.  Other titles under the Dodd-Frank Act that may impact insurance companies include Title II which provides an orderly liquidation authority relating to certain financial companies in default or in danger of default whose failure and resolution under otherwise applicable guidance would have serious adverse effects on U.S. financial stability and no private sector alternative is available to prevent default, Title VII which regulates certain over the counter derivatives contracts and the entities that enter into such contracts, and Title X which regulates consumer financial protection. The Dodd-Frank Act requires implementation by rule-making, which has started but is far from completion.  The effects of the Dodd-Frank Act and regulations thereunder cannot be predicted.  The following is a summary of certain aspects of the Dodd-Frank Act that may affect the Company.  While its primary focus is on the banking sector, the legislation impacts insurers in a number of ways, including but not limited to:

•
Systemic Risk and Reporting.  Under the Dodd-Frank Act, nonbank financial companies, including insurance companies and their holding companies that the newly-created Financial Stability Oversight Council (FSOC) designates as systemically important will  become subject to supervision by the Federal Reserve Board under heightened prudential standards.  Proposed standards  include (among others) risk-based capital requirements, leverage limits, liquidity requirements, risk management requirements, “living will” requirements, limitations on credit exposures, stress testing, early remediation and concentration limits. Criteria for designating nonbank financial companies as systemically important and the details of the heightened prudential standards and other regulations that will be applicable to such companies have not yet been finalized. The FSOC can also recommend that a financial regulatory agency, including a state insurance regulator, adopt heightened standards with respect to financial activities or practices of the entities it regulates (regardless of whether such entities have been designated as systemically important) and, if not adopted, such agency must justify such non-adoption. In addition, the new Office of Financial Research and Federal Insurance Office will collect information from insurers; although they are required to the extent possible to rely upon the reports of existing regulatory authorities.

•
Orderly Liquidation.  The Dodd-Frank Act provides that, upon the recommendation of designated regulatory agencies and a systemic risk determination by the Secretary of the Treasury in consultation with the President of the U.S., a failing financial company can be precluded from ordinary resolution under the Bankruptcy Code or other bankruptcy and be resolved instead under the orderly liquidation authority provided for in the Dodd-Frank Act, with the Federal Deposit Insurance Corporation (FDIC) acting as receiver. In such case, creditors and other stakeholders in such a company could be treated less favorably than under the Bankruptcy Code or such other normal bankruptcy regime.  Insurance holding companies and their non-insurance company subsidiaries may be subject to this authority. Insurance companies are generally exempt from the liquidation authority, but the FDIC has “backup authority” to place an insurance company into orderly liquidation under state law if the state regulator has not done so within 60 days of a systemic risk determination.

•
Liquidation Fund Assessments.  The Dodd-Frank Act creates an Orderly Liquidation Fund to help fund the cost of resolving failing financial companies under the orderly liquidation authority.  Such fund would be funded by assessments on financial companies with $50 billion or more in assets– including, potentially, insurance companies and their holding companies.  The size of an entity appears to be a major determinant as to the amount of any assessment, but other non-size risk factors are required to be taken into consideration.  For insurance companies, contributions to state insurance guaranty funds must be considered.

•
The Volcker Rule.  The Dodd-Frank Act contains a rule (Volcker Rule) which restricts the ability of an insured depository institution, any company that controls an insured depository institution, and companies that are affiliated with any such insured depository institution or companies controlling an insured depository institution, to engage in proprietary trading and sponsor or invest in hedge funds and private equity funds that rely upon certain exemptions from the Investment Company Act of 1940.  The Volcker Rule contains, among other exemptions, an exemption  for investment activity of a regulated insurance company or its affiliates solely for the general account of such insurance company if such activity complies with the insurance company investment laws of the state or jurisdiction in which the company is domiciled and the appropriate federal banking regulators, after consultation with the FSOC and the relevant state insurance commissioners, have not jointly determined that such laws are insufficient to protect the safety and soundness of the institution or the financial stability of the United States. The Volcker Rule will take effect on July 21, 2012, but entities that are subject to the rule will not be required to bring their activities and investments into compliance with the rule until July 21, 2014, and certain investments will be permitted to be retained for a longer period of time.  As required by the Dodd-Frank Act, in January 2011 the FSOC completed a study regarding implementation of the Volcker Rule that contained, among other things, recommendations as to how to accommodate the business of insurance within an insurance company.  In October 2011, the federal regulators proposed regulations implementing the statutory requirements of the Volcker Rule. Given the wide ranging request for public comment, it is not possible to assess the impact of the Volcker Rule on the Company and its affiliates, or on their investments or insurance products, at this time. The comment period closes on March 31, 2012.

•
Bureau of Consumer Financial Protection.  The Dodd-Frank Act creates the Bureau of Consumer Financial Protection as an independent agency within the Federal Reserve with the authority to adopt rules and regulate consumer financial products and services.  Insurance products are specifically exempted from the Bureau’s authority; however because the Bureau only recently commenced operations, effects of the exemption cannot be predicted.

Many policy questions are yet to be resolved—as mandatory studies are concluded and released and as the many federal agencies will need to implement the various reforms through rulemakings and other processes.

In view of recent events involving certain financial institutions and the financial markets, it is possible that there could be increased federal oversight responsibilities with respect to the business of insurance and thus the business of the Company.  See also “Risk Factors—The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and certain other potential changes in federal laws and regulations may adversely affect the Company’s business, results of operations and financial condition.”

Potential future federal legislation, regulation, administrative policies and court decisions can also significantly and adversely affect certain areas of the Company’s business, particularly the life insurance and annuity business. In addition to the laws and regulations discussed above, these areas include pension and employee welfare benefit plan regulation, additional financial services regulation and taxation. For example, the following events could adversely affect the Company’s business:

•	Changes in Employee Retirement Income Security Act of 1974 (ERISA) that impact the sales of group annuities;

•
Changes in tax laws that reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products, or that otherwise affect how the benefits provided by life insurance and annuity contracts are taxed; and modification of the federal estate tax.  The estate tax was modified in 2010, effective for 2010 through 2012, and additional modification to this temporary change is expected to occur prior to 2013;

•	Changes in the availability of, or rules concerning the establishment and operation of, 401(k), 403(b) and 457 plans or individual retirement accounts; or

•	Changes in tax and ERISA regulations, such as the proposed regulations that would alter the manner in which 401(k) plans may be marketed.

Regulation of Dividends and Other Payments

The payment of dividends by NLIC is subject to restrictions set forth in the insurance laws and regulations of the State of Ohio, its domiciliary state.  The State of Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of (1) 10% of statutory-basis policyholders’ surplus as of the prior December 31 or (2) the statutory-basis net income of the insurer for the prior year.  NLIC’s statutory capital and surplus as of December 31, 2011 was $3.6 billion, and statutory net income for the year ended December 31, 2011 was $18 million.  During the year ended December 31, 2011, NLIC did not pay dividends to NFS.  As of January 1, 2012, NLIC has the ability to pay dividends to NFS totaling $359 million without obtaining prior approval.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus.  Earned surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets.  Additionally, following any dividend, an insurer’s policyholder surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs.  The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the state of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders.  The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends in the future.

Risk-Based Capital Requirements

In order to enhance the regulation of insurer solvency, the NAIC has adopted a model law to implement risk-based capital (RBC) requirements for life insurance companies.  The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders.  The model law measures four major areas of risk facing life insurers:  (1) the risk of loss from asset defaults and asset value fluctuation; (2) the risk of loss from adverse mortality (the relative incidence of death in a given time) and morbidity (the relative incidence of disability resulting from disease or physical impairment) experience; (3) the risk of loss from mismatching of asset and liability cash flow due to changing interest rates; and (4) business risks.  Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy.

Based on the formula adopted by the NAIC, the adjusted capital of NLIC and NLAIC as of December 31, 2011 exceeded the levels at which they would be required to take corrective action.

Assessments Against and Refunds to Insurers

Insurance guaranty association laws exist in each state, the District of Columbia, Guam, the U.S. Virgin Islands and the Commonwealth of Puerto Rico.  Insurers doing business in any of these jurisdictions can be assessed for policyholder losses incurred by insolvent insurance companies.  The amount and timing of any future assessment on or refund to NLIC and its insurance subsidiaries under these laws cannot be reasonably estimated and are beyond the control of NLIC and its insurance subsidiaries.  A large part of the assessments paid by NLIC and its insurance subsidiaries pursuant to these laws may be used as credits for a portion of NLIC and its insurance subsidiaries’ premium taxes.  For the years ended December 31, 2011, 2010, and 2009, credits received by the Company were immaterial.

Annuity Sales Practices

The Company's annuity sales practices are subject to strict regulation.  Any material change to the standards governing the Company's sales practices, including applicable state law and regulations, could affect the Company's business.  In 2010, the NAIC amended the Suitability in Annuity Transactions Model Regulation (SAT) Model.  Prior versions of the SAT Model have been adopted in over 40 states. To date, approximately 20 states have adopted regulations that are substantially consistent with the amended 2010 SAT Model or portions thereof and several states have proposed such regulations.  The 2010 SAT Model places requirements regarding annuity suitability assessment, supervision and training upon insurance producers and insurance companies.  As adopted in most jurisdictions, it also places ultimate liability upon issuing insurance companies for the suitable sale of all annuity contracts.  The additional responsibilities and liabilities established under the 2010 SAT Model, which the states may choose to model their regulations upon, augment operational and compliance burdens for the Company, and establish heightened risks for issuing insurers related to annuity contract transactions.

Securities Laws

NLIC and NLAIC, and certain policies and contracts offered by these companies, are subject to regulation under the federal securities laws administered by the SEC and under certain state securities laws.  Certain separate accounts of NLIC and NLAIC are registered as investment companies under the Investment Company Act of 1940, as amended (Investment Company Act).  Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC and NLAIC are also registered under the Securities Act of 1933, as amended (Securities Act).  One affiliate of the Company is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (Securities Exchange Act), and is a member of, and subject to regulation by, the Financial Industry Regulatory Authority.  NISC, a registered broker-dealer subsidiary of the Company, is subject to the SEC’s net capital rules.

One affiliate of the Company is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and the Securities Act.  The investment companies managed by this subsidiary are registered with the SEC under the Investment Company Act, and the shares of certain of these entities are qualified for sale in certain states and the District of Columbia.

All aspects of the investment advisory activities of NLIC are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business.  These laws and regulations primarily are intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the transaction of business for failure to comply with such laws and regulations.  In such event, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor’s registration as an advisor, censure and fines.

ERISA

On December 13, 1993, the U.S. Supreme Court issued its opinion in John Hancock Mutual Life Insurance Company v. Harris Trust and Savings Bank, holding that certain assets in excess of amounts necessary to satisfy guaranteed obligations held by Hancock in its general account under a participating group annuity contract are “plan assets” and therefore subject to certain fiduciary obligations under the ERISA.  ERISA requires that fiduciaries perform their duties solely in the interest of ERISA plan participants and beneficiaries, and with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  The Court imposed ERISA fiduciary obligations to the extent that the insurer’s general account is not reserved to pay benefits under guaranteed benefit policies (i.e., benefits whose value would not fluctuate in accordance with the insurer’s investment experience).

The U.S. Secretary of Labor issued final regulations on January 5, 2000, providing guidance for determining, in cases where an insurer issues one or more policies backed by the insurer’s general account to or for the benefit of an employee benefit plan, which assets of the insurer constitute plan assets for purposes of ERISA and the IRC.  The regulations apply only with respect to a policy issued by an insurer to an ERISA plan on or before December 31, 1998. In the case of such a policy, most provisions of the regulations became applicable on July 5, 2001.  Generally, where the basis of a claim is that insurance company general account assets constitute plan assets, no person will be liable under ERISA or the IRC for conduct occurring prior to July 5, 2001.  However, certain provisions under the final regulations are applicable as follows: (1) certain contract termination features became applicable on January 5, 2000 if the insurer engages in certain unilateral actions; and (2) the initial and separate account disclosure provisions became applicable July 5, 2000.  New non-guaranteed benefit policies issued after December 31, 1998 subject the issuer to ERISA fiduciary obligations.  Since the Company issues fixed group annuity contracts that are backed by its general account and used to fund employee benefit plans, the Company is subject to these requirements.

Tax Matters

Life insurance products may be used to provide income tax deferral and income tax free death benefits; annuity contracts may be used to provide income tax deferral.  The value of these benefits is related to the level of income tax and capital gains tax rates.  Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.

The U.S. Congress periodically has considered possible legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products. Recent legislative proposals have included provisions that, if enacted, would (a) disallow a portion of the income tax interest deduction for many businesses that own life insurance; (b) alter the calculation of a life insurance company’s separate account dividends received deduction (DRD); (c) impose a “financial crisis responsibility fee” on certain insurance companies; and (d) impose additional information reporting requirements with respect to variable insurance products and resales of certain life insurance contracts.  If these proposals or others of this type were enacted, the Company’s sale of COLI, variable annuities, and variable life products could be adversely affected.

In addition, the President of the U.S. has made a proposal to impose a financial services responsibility fee upon depository institution holding companies with $50 billion or more in assets and nonbank financial firms subject to Federal Reserve supervision in order to recoup government contributions to TARP whether or not the firms applied for or received TARP funding.  Likewise, nonfinancial firms that applied for or accepted TARP funding would not be subject to the proposed fee.  The financial services industry remains opposed to the proposal which the Administration first announced in January 2010.  Additional changes to the Internal Revenue Code to address the fiscal challenges currently faced by the federal government may also be made. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company.  Such changes could have an adverse impact on the desirability of the products offered by the Company.

Employees

As of December 31, 2011, the Company had approximately 2,873 employees, none of which were covered by a collective bargaining agreement.

Risk Factors

Adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs and impact its capital position.

The capital and credit markets have been experiencing extreme volatility and disruption during the last several years.  Recently, the volatility and disruption reached unprecedented levels.  In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers. While the capital and credit market conditions have improved, continuing market volatility suggests the markets remain fragile.

The Company needs liquidity to pay its operating expenses, interest on its debt and to replace certain maturing liabilities.  The principal sources of the Company’s liquidity are insurance premiums, annuity considerations, deposit funds, cash flow from its investment portfolio and assets.  The investment portfolio consists mainly of cash or assets that are readily convertible into cash.  Sources of liquidity also include a variety of short and long-term instruments, including commercial paper and long-term debt.

In the event current resources do not satisfy the Company’s needs, the Company may have to seek additional financing.  The availability of additional financing will depend on a variety of factors including market conditions, the availability of credit generally and specifically to the financial services industry, market liquidity, the Company’s credit ratings, as well as the possibility that customers or lenders could develop a negative perception of the Company’s long- or short-term financial prospects if it incurs large investment losses or if the level of business activity decreases. Similarly, the Company’s access to funds may be impaired if regulatory authorities or rating agencies take negative actions against it.  The Company’s internal sources of liquidity may prove to be insufficient, and in such case, it may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit the Company’s access to capital required to operate its business, most significantly its insurance operations. Such market conditions may limit the Company’s ability to:

•	replace, in a timely manner, maturing liabilities;

•	satisfy statutory capital requirements;

•	generate fee income and market-related revenue to meet liquidity needs; and

•	access the capital necessary to grow its business.

As such, the Company may be forced to issue shorter-term securities than it prefers, or bear an unattractive cost of capital, which could decrease the Company’s profitability and significantly reduce its financial flexibility.  The Company’s results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the financial markets.

Continued difficult conditions in the capital markets and the economy may adversely affect the Company’s business, results of operations, financial condition and liquidity, and these conditions may not improve in the near-future.

The Company’s business, financial condition, results of operations and the valuation and liquidity of some of its investments have been materially affected by conditions in the domestic and global capital markets and the economy generally, and these conditions may not improve in the near-future.  As a result of the recent global financial crisis, the U.S., Europe and Asia entered a deep recession that persisted through June 2009, despite governmental intervention in the world’s major economies.  Although many economists believe the recent recession in the U.S. ended in 2009, the economic recovery has been slow, and the unemployment rate is expected to remain high for some time.  In addition, concerns continue to persist over geopolitical issues, inflation, defaults by certain nations on their sovereign debt, the downgrade by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (S&P) of U.S. Treasury securities, the availability and cost of credit, equity markets, the U.S. mortgage market and real estate market in the U.S.  Some economists believe that some level of deflation risk remains in the U.S. economy.  These factors have contributed to increased market volatility and diminished expectations for the economy and the markets going forward.

The initial problems arising in 2009 from the sub-prime segment of the residential mortgage-backed securities market spread to a broad range of mortgage- and asset-backed and other fixed income securities and to a wide range of financial institutions and markets, asset classes and sectors.  As a result, the market for fixed income securities experienced decreased liquidity, increased price volatility, credit downgrade events, and increased probability of default. Securities that are less liquid are more difficult to value and may be hard to sell.  In addition, domestic and international equity and credit markets have also experienced increased volatility and turmoil, with companies, such as the Company, that have exposure to the real estate, mortgage and credit markets particularly affected.  These events have had, and may continue to have, an adverse effect on the Company, in part because it has a large investment portfolio and also because difficult economic factors will adversely affect consumer demand for the Company’s products.  The Company’s revenues are likely to decline in such circumstances, its profit margins could erode and its financial position could be adversely affected.

In addition, regulatory developments relating to the recent financial crisis may also significantly affect the Company’s operations and prospects in ways that cannot be predicted. U.S. and overseas governmental or regulatory authorities, including the SEC, the Board of Governors of the Federal Reserve System (the Federal Reserve Board), the Office of the Comptroller of the Currency (OCC) and the National Association of Insurance Commissioners (NAIC), are considering enhanced or new regulatory requirements intended to prevent future crises or otherwise stabilize the institutions under their supervision.  New regulations will likely affect critical matters, including capital requirements, and published proposals by insurance regulatory authorities that could reduce the pressure on the Company’s capital position may not be adopted or may be adopted in a form that does not afford as much capital relief as anticipated.  If the Company fails to manage the impact of these developments effectively, its prospects, results and financial condition could be materially and adversely affected.

There can be no assurance that actions of the U.S. government, Federal Reserve Board and other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve the intended effect.

In response to difficult capital markets and economic conditions, the U.S. government, Federal Reserve Board and other governmental regulatory bodies undertook several initiatives in an attempt to stabilize the capital markets and stimulate economic growth.  These initiatives have included the American Recovery and Reinvestment Act of 2009, popularly known as the “stimulus package”; the Housing and Economic Recovery Act of 2008, which established the HOPE for Homeowners program providing for mortgage assistance for homeowners at risk of foreclosure; the Homeowner Affordability and Stability Plan, a $75.0 billion program intended to help up to 7 to 9 million homeowners restructure or refinance their mortgages to avoid foreclosure; and the Emergency Economic Stabilization Act of 2008 (EESA). EESA gave the U.S. Treasury the authority to, among other things, purchase up to $700 billion of securities (including newly issued preferred shares and subordinated debt) from financial institutions for the purpose of stabilizing the financial markets.  The U.S. government, the Federal Reserve Bank of New York, the Federal Deposit Insurance Corporation and other governmental and regulatory bodies also took other actions to address the financial crisis, including establishment of the Troubled Asset Relief Program (TARP).  In addition to these programs, which remain effective, federal and state and governments could pass additional legislation responsive to current economic and credit market conditions.  The Company did not receive any funds from TARP nor did it materially participate in any other of the aforementioned programs.

The Company believes that the actions described above, together with additional actions announced by the U.S. Treasury and other regulatory agencies, have had a positive effect on the financial markets in the short term, but their continuing effectiveness and effect on the financial markets remain uncertain.  There can be no assurances that as these initiatives expire, any comparable legislation will be enacted, or that the U.S. economy will continue to grow without any such additional governmental support.  Further, the recently enacted the Dodd-Frank Act places certain limitations on the ability of the Federal Reserve and other governmental agencies to provide loans and other emergency support to nondepository financial institutions.  The existing levels of volatility and limited availability of credit may continue to affect all financial institutions, including the Company.

The downgrade of the U.S. Government’s credit rating by S&P could adversely affect the Company.

On August 5, 2011, S&P lowered its long-term sovereign credit rating on the U.S. from “AAA” to “AA+” and on August 8, 2011 correspondingly lowered its long-term issuer credit ratings and issue ratings on certain government sponsored enterprises (including Fannie Mae and Freddie Mac), agencies, Federal Home Loan Banks and Federal Farm Credit Banks (among others) from “AAA” to “AA+”.  In its press release, S&P expressed that the downgrade reflected its opinion that the budget plan to which Congress and the Obama administration recently agreed did not accomplish what would be necessary to stabilize the U.S. government’s fiscal position and, more generally, that the effectiveness of U.S. policymaking and political institutions has proven ineffective at a time of severe fiscal and economic challenges.  S&P also commented that the outlook on the U.S. ratings remained negative and further downgrades are possible within the next two years, absent agreement on proposed spending reductions and other negative trends.  Further budget difficulties and any further downgrades by S&P or other Nationally Recognized Statistical Rating Organizations (NRSROs) could have a material adverse effect on the capital and credit markets and the results of operations, financial condition and cash flows of the Company and its affiliates and subsidiaries as owners of U.S. government and agency securities and otherwise.

The impairment of other financial institutions could adversely affect the Company.

The Company has exposure to many different industries, issuers and counterparties, and routinely executes transactions in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds,  other investment funds and other institutions.  Many of these transactions expose the Company to credit risk in the event of default of the counterparty.  In addition, with respect to secured transactions, the Company’s credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it.  The Company also has exposure to these issuers in the form of holdings in unsecured debt instruments, derivative transactions and stock investments of these issuers.  There can be no assurance that any such realized losses or impairments to the carrying value of these assets would not materially and adversely affect the Company’s business, financial position and results of operations.

The Company is exposed to significant financial and capital markets risk (including equity markets risk), which may adversely affect its access to capital, results of operations, financial condition and liquidity, and the Company’s net investment income can vary from period to period.

The Company is exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, domestic and foreign market volatility, the performance of the economy in general, the performance of the specific obligors included in its portfolio and other factors outside the Company’s control.  Such factors and the following economic and interest rate risks could lead to uncertainty or volatility in the capital and credit markets generally which may limit the Company’s access to capital required to operate its business.

The Company’s exposure to interest rate risk relates  to the market price and cash flow variability associated with changes in interest rates. The Company’s investment portfolio contains interest rate sensitive instruments, such as bonds and derivatives, which may be adversely impacted by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions, and other factors beyond its control.  The recent financial crisis, and related volatility in equity, bond and real estate values, may result in a protracted economic slowdown.  This may lead to a prolonged deflationary period, accompanied by a sustained period of very low interest rates. U.S. long-term interest rates remain at relatively low levels by historical standards.  During periods of low or declining interest rates, as cash becomes available from premiums on insurance and annuity policies and from the maturity, redemption or sale of existing securities or from other sources, the yield on the new investments purchased will be lower than that on existing investments, thus lowering the average yield that the Company earns on its investment portfolio.  Conversely, inflation may increase and interest rates may suddenly spike, which could have a material affect on the Company’s results of operations, insofar as inflation may affect interest rates.  A rise in interest rates would negatively impact the net unrealized position of the Company’s investment portfolio, particularly on interest sensitive instruments such as bonds, which typically decrease in value during periods of rising interest rates.  Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of its liability cash flow profile may be inaccurate, and it might need to sell assets during a period of rising or falling interest rates in order to cover any such liability, which could adversely affect the Company’s financial position and results of operations.

The Company’s exposure to credit spreads relates primarily to market price and cash flow variability associated with changes in credit spreads.  A widening of credit spreads would increase unrealized losses in the investment portfolio and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments.  Credit spread tightening will reduce net investment income associated with new purchases of fixed maturities.  In addition, market volatility can make it difficult to value certain of the Company’s securities if trading becomes less frequent.  As such, valuations may include assumptions or estimates that may have significant period-to-period changes from market volatility, which could have a material adverse effect on the Company’s results of operations or financial condition.  Securities market volatility, changes in interest rates, changes in credit spreads and defaults, a lack of pricing transparency, market liquidity, declines in equity prices, and the strengthening or weakening of foreign currencies against the U.S. dollar, individually or in tandem, could have a material adverse effect on the Company’s results of operations, financial condition or cash flows through realized losses, impairments and changes in unrealized positions.

The Company’s exposure to equity risk relates primarily to the potential for lower earnings associated with certain of the Company’s insurance businesses, such as variable annuities, where fee income is earned based upon the fair value of the assets under management.  In addition, certain of the Company’s annuity products offer guaranteed benefits, which increase the Company’s potential benefit exposure and statutory reserve and capital requirements should equity markets decline, which could deplete capital. Increased reserve and capital requirements could lead to rating agency downgrades.

The Company’s insurance and investment products are sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contractholders.  Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, declines in interest rates may adversely affect the profitability of these products.

There may be economic scenarios, including periods of rising interest rates, which could increase life insurance policy loan and surrender and withdrawal activity in a given period.  Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses.  Unanticipated withdrawals and terminations may also cause the Company to accelerate the amortization of deferred acquisition costs (DAC) and/or value of business acquired (VOBA), which reduces net income.

As of December 31, 2011, the Company does not hold any European sovereign debt or material investment exposure in Greece, Ireland, Italy, Portugal or Spain.

Guarantees within certain of the Company’s products that protect policyholders against significant downturns in equity markets may decrease the Company’s earnings, increase the volatility of its results if hedging or risk management strategies prove ineffective, result in higher hedging costs and expose the Company to increased counterparty risk.

Certain of the Company’s variable annuity products include guaranteed benefits. The Company provides five primary guarantee types of variable annuity contracts: (1) guaranteed minimum death benefits (GMDB); (2) guaranteed minimum accumulation benefits (GMAB); (3) guaranteed minimum income benefits (GMIB); (4) guaranteed lifetime withdrawal benefits (GLWB); and (5) a hybrid guarantee with GMAB and GLWB.  Periods of significant and sustained downturns in equity markets, increased equity volatility, and/or reduced interest rates could result in an increase in the valuation of the future policy benefit or policyholder account balance liabilities associated with such products, resulting in a reduction to net income. The Company uses derivative instruments to attempt to mitigate the liability exposure and the volatility of net income associated with these liabilities, and while the Company believes that these and other actions have mitigated the risks related to these benefits, the Company remains liable for the guaranteed benefits in the event that reinsurers or derivative counterparties are unable or unwilling to pay.  In addition, the Company is subject to the risk that hedging and other risk management procedures prove ineffective or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These, individually or collectively, may have a material adverse effect on net income, financial condition or liquidity. The company is also subject to the risk that the cost of hedging these guaranteed minimum benefits increases as implied volatilities increase and/or interest rates decrease, resulting in a reduction to net income.

Some of the Company’s investments are relatively illiquid and are in asset classes that have been experiencing significant market valuation fluctuations.

The Company holds certain investments that may lack liquidity, such as certain fixed maturity securities (privately placed bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities); mortgage loans; policy loans; equity real estate, including real estate joint ventures; and other limited partnership interests.

If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.

The Company does not have the intent to sell, nor is it more likely than not that the Company will be required to sell, debt securities in unrealized loss positions that are not other-than-temporarily impaired before recovery. The Company may realize investment losses to the extent its liquidity needs require the disposition of fixed maturity securities in unfavorable interest rate, liquidity or credit spread environments.

The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.

Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, have become less liquid. Recently, markets for these securities have been more volatile, especially for investments backed by subprime and Alt-A mortgage loans.  The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices and refinancing opportunities. Further deterioration in the performance of the residential mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.

In addition, other types of mortgage-backed securities, including commercial mortgage-backed securities, may deteriorate due to prevailing market conditions, and such deterioration could cause declines in the value of the Company’s investment portfolio. Weakness in commercial real estate fundamentals, along with a decrease in the overall liquidity and availability of capital, has led to a very difficult refinancing environment and an increase in the overall delinquency rates on commercial mortgages in the commercial mortgage-backed securities market.  Difficult conditions in the global financial markets and the overall economic downturn would put additional pressure on these fundamentals through rising vacancies, falling rent rates and falling property values. The extent and duration of any future market or sector decline are unknown, as is the potential impact of such a decline on the Company’s investment portfolio.

Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.

Commercial mortgage loans could face heightened delinquency and default risk due to recent economic conditions and the resulting adverse impacts on the obligors of these loans. In addition, future refinancing risks could be experienced for many commercial mortgage loans. As such, these conditions could lead to declining values on certain of such instruments. The performance of the Company’s commercial mortgage loan investments, however, may fluctuate in the future. An increase in the default rate of the Company’s commercial mortgage loan investments or a borrower’s inability to refinance or pay off its loan at maturity could have an adverse effect on its results of operations and financial condition. If these loans are not refinanced or paid in full at maturity, the Company’s mortgage loan investments could be adversely affected. Any geographic or sector concentration of the Company’s commercial mortgage loans may have adverse effects on its investment portfolios and, consequently, on its results of operations or financial condition. While the Company seeks to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on its investment portfolios to the extent that the portfolio is concentrated.

The Company’s investments are reflected within the financial statements utilizing different accounting bases. Accordingly, the Company may not have recognized differences, which may be significant, between cost and fair value in the Company’s financial statements.

The Company’s investments primarily consist of fixed maturity and equity securities, short-term investments, mortgage loans, policy loans and alternative investments. On the basis of U.S. generally accepted accounting principles (GAAP), the carrying value of such investments is as follows:

•
Fixed maturity and equity securities are primarily classified as available-for-sale and are reported at their fair value. Unrealized gains and losses on these securities are recorded as a separate component of other comprehensive income or loss, net of policyholder related amounts and deferred income taxes.

•	Short-term investments include investments with remaining maturities of one year or less at the time of acquisition and are reported at fair value.

•	Mortgage loans held-for-investment are recorded at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, and valuation allowances.

•	Policy loans are carried at unpaid principal balances.

•	Alternative investments are generally reported based on the equity method of accounting.

Investments not carried at fair value in the Company’s financial statements (principally mortgage loans, policy loans, and other limited partnerships) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s financial statements. Each of such asset classes are regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

The Company’s valuation of fixed maturity and equity securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect the Company’s results of operations or financial condition.

Fixed maturity and equity securities and certain other investments are reported at fair value on the balance sheet. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. In accordance with GAAP, the Company has categorized these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes securities carried at fair value in the consolidated balance sheets as follows:

• Level 1—Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date and mutual funds where the value per share (unit) is determined and published daily and is the basis for current transactions.

• Level 2—Unadjusted quoted prices for similar assets in active markets or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means.

• Level 3—Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate about the assumptions market participants would use at the measurement date in pricing the asset. Consideration is given to the risk inherent in both the method of valuation and the valuation inputs.

The determination of fair values by management in the absence of quoted market prices is based on: (i) the availability and quality of prices from independent pricing services; (ii) valuation methodologies; and (iii) assumptions deemed appropriate given the circumstances. The fair value estimates are made at a specific point in time, based on available market information and judgments about investments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer. The use of different methodologies and assumptions may have a material effect on the fair value amounts. During periods of market disruption, including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of the Company’s securities. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation, as well as valuation methods that require greater estimation, which could result in values that are different from the value at which the investments could ultimately be sold. Further, rapidly changing credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.  For additional information on the Company’s valuation methodology, see Overview—Fair Value Measurements.

The determination of the amount of allowances and impairments taken on the Company’s investments are judgmental and could materially impact its results of operations or financial position.

The determination of the amount of allowances and impairments vary by investment type and is based on the Company’s periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised.

Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent.  In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity or other issues with respect to such holders could result in declines in the price of a security.  There can be no assurance that management has accurately assessed the level of impairments taken and allowances reflected in the financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

Management considers a wide range of factors about an investment’s issuer and uses its best judgment in evaluating the cause of the decline in the fair value of the investment and in assessing the prospects for recovery. Inherent in management’s evaluation of an investment are assumptions about the operations of the issuer and its future earnings potential.

The collectability of a mortgage loan is based on the ability of the borrower to repay and/or the value of the underlying collateral.  The quality of a loan is generally defined by the specific financial position and condition of a borrower and the underlying collateral. Many of the Company’s commercial mortgage loans are structured with balloon payment maturities, exposing the Company to risks associated with the borrowers’ ability to make the balloon payment or refinance the property.

As part of the underwriting process, specific guidelines are followed to ensure the initial quality of a new mortgage loan.  Third-party appraisals are generally obtained to support loaned amounts as the loans are usually collateral dependent.

The Company actively monitors the credit quality of its mortgage loans to support the development of the valuation allowance.  This monitoring process includes quantitative analyses which facilitate the identification of deteriorating loans, and qualitative analyses which consider other factors relevant to the borrowers’ ability to repay.  Loans with deteriorating credit fundamentals are identified for special surveillance procedures and are categorized based on the severity of their deterioration and management’s judgment as to the likelihood of loss.
Mortgage loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  When management determines that a loan is impaired, a provision for loss is established equal to the difference between the carrying value and either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

In addition to the loan-specific reserves, the Company maintains a non-specific reserve for losses developed based on loan surveillance categories and property type classes and reflects management’s best estimate of probable credit losses inherent in the portfolio as of the balance sheet date but not yet attributable to specific loans.  Management’s periodic evaluation of the adequacy of the non-specific reserve is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect a borrower’s ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors

For additional information on the Company’s impairment review process, see Note 2 to the audited consolidated financial statements included in the F pages of this report

Certain changes in accounting and/or financial reporting standards issued by the Financial Accounting Standards Board (FASB), the SEC, the NAIC, the Federal Reserve Board, state insurance departments or other standard-setting bodies could have a material adverse impact on the Company’s financial position or results of operations.

The Company is subject to the application of GAAP, the principles of which are periodically revised and/or expanded. As such, the Company is required to adopt new or revised accounting and/or financial reporting standards issued by recognized accounting standard setters or regulators, including the FASB. It is possible that future requirements could change the Company’s current application of GAAP, resulting in a material adverse impact on the Company’s financial position or results of operations.

In addition, the Company’s insurance subsidiaries are required to comply with SAP.  SAP and various components of SAP (such as actuarial reserve methodologies) are subject to review by the NAIC and its task forces and committees, as well as state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting.  Various proposals are currently, or have been previously, pending before committees and task forces of the NAIC, some of which, if enacted, would negatively affect the Company.  The NAIC is also currently working to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves and the accounting for such reserves.  The Company cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the Company.  Calculations made in accordance with SAP govern the ability of the Company’s insurance company subsidiaries to pay dividends to their respective parent companies.

In addition, the NAIC Accounting Practices and Procedures Manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP by granting them permitted practices.  The Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP.  As of the date of this prospectus, no permitted practices are utilized by the Company’s insurance subsidiaries.  Moreover, although states generally defer to interpretations of the insurance department of the state of domicile with respect to regulations and guidelines, neither the action of the domiciliary state nor action of the NAIC is binding on a state.  Accordingly, a state could choose to follow a different interpretation.  The Company can give no assurances that future changes to SAP or components of SAP or the granting of permitted practices to the Company’s competitors will not have a materially negative impact on the Company’s financial condition or results of operations.

The amount of statutory capital that the Company’s insurance company subsidiaries have and the amount of statutory capital they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions.

The Company conducts the vast majority of its business directly or through licensed insurance company subsidiaries.  Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company’s U.S. insurance company subsidiaries.  The NAIC has established regulations that provide minimum capitalization requirements based on risk-based capital, or RBC, formulas for both life and property and casualty companies.  The RBC formula for life companies established capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits or certain living benefits.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company’s insurance company subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, the value of certain fixed maturity and equity securities in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas.  Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s insurance company subsidiaries’ RBC ratios.

The Company’s insurance company subsidiaries’ statutory surplus and RBC ratios have a significant influence on their financial strength ratings, which, in turn, are important to their ability to compete effectively.  To the extent that any of the Company’s insurance company subsidiaries’ statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, they may need to raise capital.  If they were not able to raise additional capital in such a scenario, any ratings downgrade that followed could have a material adverse effect on their business, financial condition, results of operations and liquidity.

The Company is rated by S&P, Moody’s and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.

Financial strength ratings, which various NRSROs publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence in the Company’s products, its ability to market its products and its competitive position. Downgrades in the Company’s financial strength ratings or those of its insurance company subsidiaries could have a material adverse effect on its financial condition and results of operations in many ways, including reducing new sales of insurance products, annuities and other investment products; adversely affecting the Company’s relationships with its sales force and independent sales intermediaries; materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders; requiring the Company to reduce prices for many of its products and services to remain competitive; and adversely affecting the Company’s ability to obtain reinsurance at reasonable prices or at all.

In addition to the financial strength ratings of the Company’s insurance subsidiaries, various NRSROs also publish credit ratings for NFS and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the Company’s credit ratings could have an adverse effect on its financial condition and results of operations in many ways, including adversely limiting the Company’s access to capital markets, potentially increasing the cost of debt, and requiring the Company to post collateral.

As of December 31, 2011, the Company’s financial strength was rated “A+” by S&P and A.M. Best and “A1” by Moody’s. NLIC and NLAIC each had financial strength ratings of “A+” (Superior) from A.M. Best. Their claims-paying ability/financial strength were rated “A1” (Good) by Moody’s and “A+” (Strong) by S&P.

In view of the difficulties experienced recently by many financial institutions, including the Company’s competitors in the insurance industry, the Company believes it is possible that the NRSROs will heighten the level of scrutiny that they apply to such institutions, will increase the frequency and scope of their credit reviews, will request additional information from the companies that they rate, and may adjust upward the capital and other requirements employed in the NRSRO models for maintenance of certain ratings levels.

On August 8, 2011, S&P lowered its long-term counterparty credit and financial strength ratings to “AA+” from “AAA” on the member companies of five U.S. life insurance groups.  The rating actions on these groups followed the downgrade of the long-term sovereign credit rating on the U.S. to “AA+” from “AAA” as described above.  S&P’s press release related to the action stated that although S&P’s view of these companies’ credit profile had not changed, the rating action was based on the view that the U.S. credit rating constrains their financial strength rating on insurers and the high concentration of these companies’ businesses and assets within the U.S.  S&P also indicated that if it were to lower its rating on the U.S. again, they would likely take the same rating action on such insurers.  It is possible that S&P or other NRSROs may take similar actions at any time and without notice with respect to other insurers and groups, including the Company and its affiliates and subsidiary insurance companies as investors in U.S. government and agency securities or otherwise.

The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.

The impact of sustained or significant deterioration in economic conditions on the Company’s customers and vendors could adversely affect the Company’s business.

The Company is exposed to risks associated with the potential financial instability of the Company’s customers, many of whom may be adversely affected by the volatile conditions in the financial markets.  As a result of uncertainties with respect to financial institutions and the global credit markets, increases in energy costs, and other macro-economic challenges currently affecting the economy of the United States and other parts of the world, customers may experience serious cash flow problems and other financial difficulties.  As a result, they may modify, delay, or cancel plans to purchase the Company’s products, may make changes in the mix of products purchased that are unfavorable to the Company or may surrender (in the case of annuities) contracts early, imposing greater liquidity needs on the Company earlier than the Company expected.  Additionally, if customers are not successful in generating sufficient revenue or are precluded from securing financing, they may not be able to pay, or may delay payment of, premiums and other amounts that are owed to the Company.  Any liability of current or potential customers to pay the Company for its products may adversely affect the Company’s earnings and cash flow.

In addition, the Company is susceptible to risks associated with the potential financial instability of the vendors on which the Company relies to provide services or to whom the Company delegates certain functions.  The same conditions that may affect the Company’s customers also could adversely affect the Company’s vendors, causing them to significantly and quickly increase their prices or reduce their output.  The Company’s business depends on the Company’s ability to perform, in an efficient and uninterrupted fashion, the Company’s necessary business functions, and any interruption in the services provided by third parties could also adversely affect the Company’s cash flow, profitability, and financial condition.

If the Company’s business does not perform well or if actual experience versus estimates used in valuing and amortizing DAC varies significantly, the Company may be required to accelerate the amortization of DAC, which could adversely affect the Company’s results of operations or financial condition.

The Company incurs significant costs in connection with acquiring new and renewal business. Those costs that vary with and primarily are related to the production of new and renewal business are deferred and referred to as deferred acquisition costs or DAC. The recovery of DAC is dependent upon the future profitability of the related business. The amount of future profit or margin primarily is dependent on investment returns in excess of the amounts credited to policyholders, mortality, morbidity, persistency (how long a contract stays with a company), interest crediting rates, dividends paid to policyholders, expenses to administer the business, creditworthiness of reinsurance counterparties, and certain economic variables, such as inflation. Of these factors, the Company anticipates that investment returns are most likely to impact the rate of amortization of such costs. The aforementioned factors enter into management’s estimates of gross profits, which generally are used to amortize such costs. If the estimates of gross profits were overstated, then the amortization of such costs would be accelerated in the period the actual experience is known or when estimates are reevaluated and would result in a charge to income.

Significant or sustained equity market declines could result in an acceleration of amortization of DAC related to variable annuity and variable universal life contracts, resulting in a charge to operations. Such adjustments could have a material adverse effect on the Company’s results of operations or financial condition. In October 2010, the FASB issued Accounting Standards Update (ASU) 2010-26, which amends FASB Accounting Standards Codification (ASC) 944, Financial Services—Insurance. This guidance amends Topic 944 by modifying the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. The amendments are required to be applied prospectively with retrospective application permitted. The Company will adopt this guidance retrospectively, effective January 1, 2012. The Company is currently in the process of determining the impact of adoption. It is expected the adoption of this guidance will have a material impact to DAC and retained earnings. See Critical Accounting Policies and Recently Issued Accounting Standards—Deferred Policy Acquisition Costs for Investment and Universal Life Insurance Products.

Deviations from assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.

The process of calculating reserve amounts for a life insurance organization involves the use of a number of assumptions, including those related to persistency, mortality, morbidity and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). Actual results could differ significantly from those assumed. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s results of operations or financial condition.

The Company’s insurance subsidiaries are subject to extensive regulations designed to benefit or protect policyholders rather than the Company.

The Company is subject to extensive state regulatory oversight in the jurisdictions in which the Company does business.  State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future that put further regulatory burdens on insurers and that may have an adverse effect on the Company’s business, financial condition, results of operations and liquidity.

Changes in regulations or in the interpretation of existing laws or regulations may adversely impact pricing, reserve adequacy or exposure to litigation and could increase the costs of regulatory compliance by the Company’s insurance subsidiaries. Any proposed or future state legislation or regulations, as well as proposed or future federal legislation or regulations, may negatively impact the Company’s financial position or results of operations. Any such regulation is aimed at benefiting or protecting policy holders, rather than the Company or its security holders.

Although the federal government generally has not directly regulated the insurance business in the past, certain federal initiatives can have an impact on the Company’s business.  Current and proposed measures that may significantly affect the insurance business include proposals to create an optional federal charter for insurers or to supervise insurance holding companies at a federal level, limitations on antitrust immunity, minimum solvency requirements, health care reform, systemic risk regulation and grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives and other proposals at the federal level to replace or streamline state regulatory processes.  In view of recent events involving certain financial institutions and the financial markets, it is possible that the U.S. federal government will impose a federal system of insurance regulation or increase federal oversight responsibilities.  The Dodd-Frank Act establishes a Federal Insurance Office within the Department of the Treasury to be headed by a director appointed by the Secretary of the Treasury.  While not having general supervisory regulatory authority over the business of insurance, the director of this office will perform various functions with respect to insurance (other than health insurance), including serving as a non-voting member of the FSOC established by the Dodd-Frank Act and making recommendations to the Council regarding insurers to be designated for stricter regulation.  The director is also required to conduct a study on how to modernize and improve the system of insurance regulation in the United States, including by increased national uniformity through either a federal charter or effective action by the states.  The Council may recommend that state insurance regulators or other regulators apply new or heightened safeguards for activities or practices the Company and other insurers or other financial services companies engage in that could create or increase the risk that significant liquidity, credit or other problems spread among financial companies.  The Company cannot predict whether any such recommendations will be made or their effect on the Company’s business, results of operations, cash flows or financial condition.

See Regulation—Regulation at State Level for a general description of the regulation of the Company.

The Dodd-Frank Wall Street Reform and Consumer Protection Act and certain other potential changes in federal laws and regulations may adversely affect the Company’s business, results of operations and financial condition.

In July 2010 Congress passed, and the President signed, the Dodd-Frank Act. Policy and rule-making conducted following the enactment of the Dodd-Frank Act has and will continue to significantly change financial regulation in several ways. At this time, the Company cannot predict the impact this financial reform legislation will have on the Company’s business, results of operations, or financial condition. The full impact of the Dodd-Frank Act on the Company will not be determined until the numerous regulations required by the act are finalized. However, the Company anticipates that Nationwide’s business and operations will be affected in at least the following ways:

•	Nationwide (including the Company) may become subject to new or increased capital requirements.

•
Nationwide (including the Company) may be exposed to increased oversight, including new required reporting, due to the creation of new federal agencies (e.g., the Dodd-Frank Act created the FSOC, Office of Financial Research and the Federal Insurance Office).

•
Under the orderly liquidation authority set forth in Title II of the Dodd-Frank Act, the Federal Deposit Insurance Corporation (FDIC), as receiver of a covered financial company, succeeds to the rights, title, powers and privileges of the company and its stockholders, members, directors and officers and may take over and operate the company with all the powers of shareholders, members, directors and officers. The FDIC has the power to liquidate the company through the sale of assets, or transfer of assets to a bridge financial company, to merge the company with another company or transfer assets and liabilities, to pay valid obligations that come due to the extent funds are available, to terminate rights and claims of stockholders and creditors (except their right to payment, resolution, or other satisfaction of their claims in accordance with the provisions of Title II) and to determine and pay claims. To the extent Nationwide or any of its affiliates is a stockholder or creditor in a firm that becomes a covered financial company in receivership, they could become subject to a termination of rights or claims consistent with the provisions of Title II by the FDIC. If NLIC becomes a covered financial company, its creditors would become subject to FDIC’s orderly liquidation authority under Title II and therefore subject to termination of rights similar to a liquidation of depository institutions under the Federal Deposit Insurance Act. While the FDIC has backup authority to initiate a liquidation of an insurance company if a state insurance department fails to act within 60 days of a determination triggering orderly liquidation procedures, the FDIC’s authority is limited to standing in the place of the state insurance department and to filing the appropriate judicial action in the appropriate state court to place the insurer into orderly liquidation under the laws and requirements of the state. Under Ohio law, the insurance company subsidiaries of the Company would therefore be subject to receivership or liquidation by the Ohio Department of Insurance pursuant to Ohio insurance law. As a financial company with total consolidated assets of equal to or greater than $50 billion, Nationwide could become subject to a risk based assessment to pay in full the obligations issued by the FDIC as receiver to the Secretary of the Treasury. The FDIC must impose assessments on a graduated basis according to a risk matrix. In recommending and establishing a risk matrix, the FSOC and the FDIC must consider, among other factors, assessments imposed upon on a financial company or affiliate that is an insured depository institution pursuant to the Federal Deposit Insurance Act, a member of the Securities Investor Protection Corporation pursuant to the Securities Investors Protection Act or an insurance company assessed pursuant to state law to cover the cost of state insolvency proceedings. Thus any assessment imposed upon Nationwide under Title II would need to consider a risk matrix recognizing assessments imposed upon insurance company subsidiaries of the Company by a state insurance guaranty fund or upon Nationwide Bank as a member of the FDIC.

•
Nationwide’s investment activities in connection with its own accounts, including its general account, may become subject to new limitations or restrictions applicable to depository institution holding companies under the Volcker Rule or be impacted by market changes as a result of such limitations or restrictions.

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The Dodd-Frank Act generally requires all agreements or arrangements that fall within the ‘swap’ or ‘security-based swap’ definitions in the Dodd-Frank Act to be traded on an exchange or regulated swap execution facility and to be centrally cleared through regulated central clearinghouses, unless an exemption is available, which includes transactions not accepted for exchange trading or central clearing. These provisions are subject to implementation pursuant to rulemaking by the SEC and the Commodity Futures Trading Commission (CFTC), which have not been completed.  The requirement to exchange trade and centrally clear swap and security-based swap transactions, as well as the CFTC and SEC rules implementing the provisions of the Dodd-Frank Act may adversely affect the Company’s ability to engage in various derivatives transactions of the type the Company has found useful in the past.  Under the Dodd-Frank Act entities which are deemed to be ‘swap dealers’ or ‘major swap participants’ (MSP) will be required to register with the CFTC and entities which are deemed to be ‘security based swap dealers’ or ‘major security-based swap participants’ (MSBSP and collectively with MSPs, major participants) will be required to register with the SEC. All such dealers and major participants will be subject to capital and margin requirements, as well as business conduct rules and reporting requirements, each to be determined pursuant to regulations to be promulgated by the CFTC, SEC and certain prudential regulators.  Until regulations delineating the dealer and major participant definitions and registration requirements are finalized, it is uncertain whether the Company’s derivatives activities may require the Company to register with the CFTC and/or SEC and comply with the capital, margin and business conduct requirements.  However, even if the Company is not considered to be a dealer or major participant, the requirement that all, or a significant portion, of the Company’s derivative trading activity be conducted over exchanges or swap execution facilities and centrally cleared may impact the availability of such products, their cost to the Company and will likely increase the amount and nature of margin/collateral the Company must maintain with respect to such transactions.  Specifically, under existing central clearing arrangements in the market, the central clearinghouse, and its members typically reserve the right to unilaterally increase the amount of margin/collateral required to be maintained from time to time, and during times of market volatility or stress tend to exercise such right.  In the event the Company is required to agree to such terms in order to continue to execute derivative transactions, it could have an adverse impact on the Company’s finances and liquidity, especially during times of market stress and volatility.

•
Additionally, under the Dodd-Frank Act most banking institutions (with which the Company enters into a substantial portion of its derivatives) will be required to conduct at least a portion of their traditional over-the-counter derivatives businesses outside their depositary institutions.  The affiliates through which these institutions will conduct such over-the-counter derivatives businesses might be less creditworthy than the depository institutions themselves, and netting of counterparty exposures across such affiliates and their related banks will not be allowed, potentially affecting the credit risk these counterparties pose to the Company and the degree to which the Company is able to enter into transactions with these counterparties.

•
Finally,  the definitions of ‘swap’ and ‘security-based swap’ in the Dodd-Frank Act are extremely broad and, when applied literally, could encompass a number of arrangements that have not traditionally been viewed as part of the over-the-counter derivatives market, such as various insurance products offered by the Company, and regulations clarifying such defined terms have not yet been finalized. It is uncertain at this time what impact the Dodd-Frank Act may have on the Company’s traditional insurance or annuity business.

•
The new derivatives regulatory scheme under the Dodd-Frank Act may generally increase the costs of hedging which would impact the Company’s derivatives activities.  Nationwide’s investment activities utilize derivatives with respect to the Company’s own accounts as well as in connection with benefits offered with the Company’s variable insurance products.   The Company cannot predict the effect the new regulatory regime will have on the Company’s hedging costs, hedging strategy or implementation thereof or whether the Company will need, or choose, to increase or change the composition of the risks the Company does not hedge.

•
The Company’s offerings of BOLI policies may be subject to new limitations or prohibitions on bank purchases of such products that result from rule-making related to such products or enforcement actions that affect individual banks or regulations or guidelines limiting the amount of BOLI.

•	Increased standards of care for broker dealers may affect pricing and compliance burdens, as well as third-party distribution of the Company’s variable insurance products.

•	Increased rule-making by state agencies to improve the regulation of sales to seniors may result in increased compliance burdens on the Company’s operations and distribution of insurance products.

Litigation or regulatory actions could have a material adverse impact on the Company.

See Note 17 to the Company’s audited consolidated financial statements included in the F pages of this report for a description of litigation and regulatory actions and the related notes thereto included elsewhere in this prospectus for a description of litigation and regulatory actions. These and future litigation or regulatory matters may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, causing significant harm to the Company’s reputation with customers, making it more difficult to retain current customers and recruit and retain employees and agents.

A large scale pandemic, the continued threat of terrorism and ongoing military and other actions may result in decreases in the Company’s net income, revenue and assets under management and may adversely impact its investment portfolio.

A large scale pandemic, the continued threat of terrorism within the United States and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the United States, European and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. Actual terrorist attacks could cause a decrease in the Company’s net income and/or revenue as a result of decreased economic activity and/or payment of claims. In addition, some of the assets in the Company’s investment portfolio may be adversely affected by declines in the securities markets and economic activity caused by a large scale pandemic, the continued threat of terrorism, ongoing military and other actions and heightened security measures.  Moreover, any significant short term increase in mortality experience versus the Company’s projections as a result of such events or otherwise could cause benefit payments to exceed established projection reserves.  As a result, the Company could require significant amounts of cash to pay claims on short notice and in excess of normal cash requirements.  In the case of such an event, the Company may have difficulty selling assets in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.

The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay interest or principal on their securities, or how the value of any underlying collateral might be affected.

Although the Company does not believe that a large scale pandemic, other catastrophic mortality event or the continued threat of terrorist attacks will have any material impact on its financial strength or performance, it can offer no assurances that this threat, future terrorist-like events in the United States and abroad, or military actions by the United States will not have a material adverse impact on its financial condition or results of operations.

The Company operates in a highly competitive industry, which can significantly impact operating results.

See Business - Competition for a description of competitive factors affecting the Company. The Company’s revenues and profitability could be impacted negatively due to competition.

Unauthorized data access and other security breaches could have an adverse impact on the Company’s business and reputation.

Security breaches and other improper accessing of data in the Company’s facilities, networks or databases could result in loss or theft of data and information or systems interruptions that may expose it to liability and have an adverse impact on its business. Moreover, any compromise of the security of the Company’s data could harm its reputation and business. There can be no assurances that the Company will be able to implement security measures to prevent such security breaches.

Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.

Network, utility, telecommunications, hardware and/or software failures could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster or natural catastrophe.

Changes in tax laws could adversely affect the Company and its subsidiaries.

Life insurance products may be used to provide income tax deferral and income tax free death benefits; annuity contracts may be used to provide income tax deferral. The value of these benefits is related to the level of income tax and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.

The U.S. Congress periodically has considered possible legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products. Recent legislative proposals have included provisions that, if enacted, would (a) disallow a portion of the income tax interest deduction for many businesses that own life insurance; (b) alter the calculation of a life insurance company’s separate account dividends received deduction (DRD); (c) impose a “financial crisis responsibility fee” on certain insurance companies; and (d) impose additional information reporting requirements with respect to variable insurance products and resales of certain life insurance contracts. If these proposals or others of this type were enacted, the Company’s sale of COLI, BOLI, variable annuities, and variable life products could be adversely affected.

Additionally, changes to the Internal Revenue Code to address the fiscal challenges currently faced by the federal government may also be made. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company. Such changes could have an adverse impact on the desirability of the products offered by the Company.  See Description of Business—Regulation— Tax Matters for information regarding tax laws.

Changes to Regulations Under ERISA Could Adversely Affect The Company’s Distribution Model by Restricting The Company’s Ability to Provide Customers With Advice.

The prohibited transaction rules of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Account (IRAs) owners if the investment recommendation results in fees paid to the individual advisor, his or her firm or their affiliates that vary according to the investment recommendation chosen. In March 2010, the Department of Labor (DOL) issued proposed regulations which provide limited relief from these investment advice restrictions. If the proposed rules are issued in final form and no additional relief is provided regarding these investment advice restrictions, the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants, and with respect to IRAs, could be restricted. Also, the fee and revenue arrangements of certain advisory programs may be required to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates.

In addition, the DOL has issued a number of regulations recently that increase the level of disclosure that must be provided to plan sponsors and participants.  Although the DOL recently delayed the effective date of certain of these ERISA disclosure requirements, the requirements will likely increase the Company’s regulatory and compliance burden, resulting in increased costs.

Changes in state insurance regulations regarding suitability of annuity product sales may affect the Company’s operations and the Company’s profitability.

State insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable. In particular, the NAIC has adopted a revised Suitability in Annuity Transactions Model Regulation (SAT), that will, if enacted by the states, place new responsibilities upon issuing insurance companies with respect to the suitability of annuity sales, including responsibilities for training agents. It will also place ultimate liability upon issuing insurance companies for the suitable sale of annuity contracts. Several states have already enacted laws based on the SAT. Such regulations and responsibilities could increase the Company’s operational costs or compliance costs or burdens, or expose the Company to increased liability if it violates such regulations and responsibilities. See Description of Business—Annuity Sales Practices.

Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of the Company’s business.

The Company distributes many of the Company’s individual products through other financial institutions such as banks and broker–dealers. An increase in bank and broker–dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair the Company’s ability to expand the Company’s customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to the Company.

PROPERTIES

Pursuant to an arrangement between NMIC and certain of its subsidiaries, during 2011 the Company leased on average approximately 538,510 square feet of office space in the three building home office complex and in other offices in central Ohio.  The Company believes that its present and planned facilities are adequate for the anticipated needs of the Company.

LEGAL PROCEEDINGS

Nationwide Financial Services, Inc. (NFS, or collectively with its subsidiaries, "the Company") was formed in November 1996.  NFS is the holding company for Nationwide Life Insurance Company (NLIC), Nationwide Life and Annuity Insurance Company (NLAIC) and other companies that comprise the life insurance and retirement savings operations of the Nationwide group of companies (Nationwide). This group includes Nationwide Financial Network (NFN), an affiliated distribution network that markets directly to its customer base.  NFS is incorporated in Delaware and maintains its principal executive offices in Columbus, Ohio.

The Company is a subject to legal and regulatory proceedings in the ordinary course of its business. The Company's legal and regulatory matters include proceedings specific to the Company and other proceedings generally applicable to business practices in the industries in which the Company operates.  The Company's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcomes cannot be predicted.  Regulatory proceedings also could affect the outcome of one or more of the Company's litigation matters.  Furthermore, it is often not possible to determine the ultimate outcomes of the pending regulatory investigations and legal proceedings or to provide reasonable ranges of potential losses with any degree of certainty.  Some matters, including certain of those referred to below, are in very preliminary stages, and the Company does not have sufficient information to make an assessment of the plaintiffs' claims for liability or damages.  In some of the cases seeking to be certified as class actions, the court has not yet decided whether a class will be certified or (in the event of certification) the size of the class and class period.  In many of the cases, the plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages and equitable remedies, which are difficult to quantify and cannot be defined based on the information currently available.  The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory matters is not likely to have a material adverse effect on the Company's consolidated financial position.  Nonetheless, given the large or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that such outcomes could materially affect the Company's consolidated financial position or results of operations in a particular quarter or annual period.

The financial services industry has been the subject of increasing scrutiny on a broad range of issues by regulators and legislators.  The Company and/or its affiliates have been contacted by, self reported or received subpoenas from state and federal regulatory agencies, including the Securities and Exchange Commission, and other governmental bodies, state securities law regulators and state attorneys general for information relating to, among other things, sales compensation, the allocation of compensation, unsuitable sales or replacement practices, and claims handling and escheatment practices.  The Company is cooperating with and responding to regulators in connection with these inquiries and will cooperate with Nationwide Mutual Insurance Company (NMIC) in responding to these inquiries to the extent that any inquiries encompass NMIC's operations.

On November 20, 2007, Nationwide Retirement Solutions, Inc. (NRS) and NLIC were named in a lawsuit filed in the Circuit Court of Jefferson County, Alabama entitled Ruth A. Gwin and Sandra H. Turner, and a class of similarly situated individuals v. Nationwide Life Insurance Company, Nationwide Retirement Solutions, Inc., Alabama State Employees Association, PEBCO, Inc. and Fictitious Defendants A to Z. On March 12, 2010, NRS and NLIC were named in a Second Amended Class Action Complaint filed in the Circuit Court of Jefferson County, Alabama entitled Steven E. Coker, Sandra H. Turner, David N. Lichtenstein and a class of similarly situated individuals v. Nationwide Life Insurance Company, Nationwide Retirement Solutions, Inc., Alabama State Employees Association, Inc., PEBCO, Inc. and Fictitious Defendants A to Z claiming to represent a class of all participants in the Alabama State Employees Association, Inc. (ASEA) Plan, excluding members of the Deferred Compensation Committee, ASEA's directors, officers and board members, and PEBCO's directors, officers and board members.  On October 22, 2010, the parties to this action executed a stipulation of settlement that agreed to certify a class for settlement purposes only, that provided for payments to the settlement class, and that provided for releases, certain bar orders, and dismissal of the case, subject to the Circuit Courts' approval.  The Courts have approved the settlement and the settlement amounts have been paid, but have not yet been distributed to class members.  On February 28, 2011, the Court in the Gwin case entered an Order permitting ASEA/PEBCO to assert indemnification claims for attorneys' fees and costs, but barring them from asserting any other claims for indemnification.  On April 22, 2011, ASEA and PEBCO filed a second amended cross claim complaint in the Gwin case against NRS and NLIC seeking indemnification.  These claims seeking indemnification remain severed.  On April 29, 2011, the Companies filed a motion to dismiss ASEA’s and PEBCO’s amended cross complaint or alternatively for summary judgment.  On December 6, 2011 the Court entered an Order that NRS owes indemnification to ASEA and PEBCO for the Coker (Gwin) class action, that NRS does not have a duty to indemnify ASEA and PEBCO for fees associated with the Interpleader action that NRS filed in Montgomery County and dismissing NLIC.  On December 31, 2011, the Court denied the Company’s motion to certify this order for an interlocutory appeal.  NRS continues to defend this case vigorously.

On August 15, 2001, NFS and NLIC were named in a lawsuit filed in the United States District Court for the District of Connecticut entitled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company.  In the plaintiffs' sixth amended complaint, filed November 18, 2009, they amended the list of named plaintiffs and claim to represent a class of qualified retirement plan trustees under Employee Retirement Income Security Act of 1974 (ERISA) that purchased variable annuities from NLIC.  The plaintiffs allege that they invested ERISA plan assets in their variable annuity contracts and that NLIC and NFS breached ERISA fiduciary duties by allegedly accepting service payments from certain mutual funds.  The complaint seeks disgorgement of some or all of the payments allegedly received by NFS and NLIC, other unspecified relief for restitution, declaratory and injunctive relief, and attorneys' fees.  On November 6, 2009, the Court granted the plaintiff's motion for class certification and certified a class of "All trustees of all employee pension benefit plans covered by ERISA which had variable annuity contracts with NFS and NLIC or whose participants had individual variable annuity contracts with NFS and NLIC at any time from January 1, 1996, or the first date NFS and NLIC began receiving payments from mutual funds based on a percentage of assets invested in the funds by NFS and NLIC, whichever came first, to the date of November 6, 2009".  On October 20, 2010, the Second Circuit Court of Appeals granted NLIC's 23(f) petition agreeing to hear an appeal of the District Court's order granting class certification.  On October 21, 2010, the District Court dismissed NFS from the lawsuit.  On October 27, 2010, the District Court stayed the underlying action pending a decision from the Second Circuit Court of Appeals.  On February 6, 2012, the Second Circuit Court of Appeals vacated the class certification order that was issued on November 6, 2009 and remanded the case back to the District Court for further consideration.  The plaintiffs have renewed their motion for class certification. NLIC continues to defend this lawsuit vigorously.

On May 14, 2010, NLIC was named in a lawsuit filed in the Western District of New York entitled Sandra L. Meidenbauer, on behalf of herself and all others similarly situated v. Nationwide Life Insurance Company.  The plaintiff claims to represent a class of all individuals who purchased a variable life insurance policy from NLIC during an unspecified period.  The complaint claims breach of contract, alleging that NLIC charged excessive monthly deductions and costs of insurance resulting in reduced policy values and, in some cases, premature lapsing of policies.  The complaint seeks reimbursement of excessive charges, costs, interest, attorney's fees, and other relief.  NLIC filed a motion to dismiss the complaint on July 23, 2010.  NLIC filed a motion to disqualify the proposed class representative on August 27, 2010.  Plaintiff filed a motion to amend the complaint on September 17, 2010, and NLIC filed an opposition to the motion to amend on November 2, 2010.  On October 13, 2011, plaintiff voluntarily dismissed the lawsuit without prejudice.

On October 22, 2010, NRS was named in a lawsuit filed in the U.S. District Court, Middle District of Florida, Orlando Division entitled Camille McCullough, and Melanie Monroe, Individually and on behalf of all others similarly situated v. National Association of Counties, NACO Research Foundation, NACO Financial Services Corp., NACO Financial Center, and Nationwide Retirement Solutions, Inc.  The Plaintiffs' First Amended Class Action Complaint and Demand for Jury Trial was filed on February 18, 2011.  If the Court determined that the Plan was governed by ERISA, then Plaintiffs sought to represent a class of "All natural persons in the U.S. who are currently employed or previously were employed at any point during the six years preceding the date Plaintiffs filed their Original Class Action Complaint, by a government entity that is or was a member of the National Association of Counties, and who participate or participated in the Section 457 Deferred Compensation Plan for Public Employees endorsed by the National Association of Counties and administered by Nationwide Retirement Solutions, Inc."  If the Court determined that the Plan was not governed by ERISA, then the Plaintiffs sough to represent a class of "All natural persons in the U.S. who are currently employed or previously were employed at any point during the four years preceding the date Plaintiffs filed their Original Class Action Complaint, by a government entity that is or was a member of the National Association of Counties, and who participate or participated in a Section 457 Deferred Compensation Plan for Public Employees endorsed by the National Association of Counties and administered by Nationwide Retirement Solutions, Inc."  The First Amended Complaint alleged ERISA Violation, Breach of Fiduciary Duty - NACO, Aiding and Abetting Breach of Fiduciary Duty - Nationwide, Breach of Fiduciary Duty - Nationwide, and Aiding and Abetting Breach of Fiduciary Duty - NACO.  The First Amended Complaint asked for actual damages, lost profits, lost opportunity costs, restitution, and/or other injunctive or other relief, including without limitation (a) ordering Nationwide and NACO to restore all plan losses, (b) ordering Nationwide to refund all fees associated with Nationwide's Plan to Plaintiffs and Class members, (c) ordering NACO and Nationwide to pay the expenses and losses incurred by Plaintiffs and/or any Class member as a proximate result of Defendants' breaches of fiduciary duty, (d) forcing NACO to forfeit the fees that NACO received from Nationwide for promoting and endorsing its Plan and disgorging all profits, benefits, and other compensation obtained by NACO from its wrongful conduct, and (e) awarding Plaintiff and Class members their reasonable and necessary attorney's fees and cost incurred in connection with this suit, punitive damages, and pre-judgment and post judgment interest, at the highest rates allowed by law, on the damages awarded.  On March 21, 2011, the Company filed a motion to dismiss the plaintiffs' first amended complaint. On July 1, 2011, the plaintiffs filed their motion for class certification and later sought to amend their complaint.  On November 25, 2011 the District Court entered an Order granting NACO's motion to dismiss, NRS's motion to dismiss, denying plaintiffs' motion to file an amended complaint, that all other remaining pending motions are moot, dismissing the class-wide claims with prejudice, dismissing individual claims without prejudice, and ordering the Clerk to close this case.  On December 27, 2011, the plaintiffs filed a notice of appeal.  The parties have agreed to resolve the dispute on an individual basis and as part of that settlement will not pursue any further appeal. The Company intends to defend this case vigorously.

On December 27, 2006, NLIC and NRS were named as defendants in a lawsuit filed in Circuit Court, Cole County Missouri entitled State of Missouri, Office of Administration, and Missouri State Employees Deferred Comp Plan v. NLIC and NRS.  The complaint seeks recovery for breach of contract and breach of the implied covenant of good faith and fair dealing against NLIC and NRS as well as a breach of fiduciary duty against NRS.  The complaint seeks to recover the amount of the market value adjustment withheld by NLIC ($19 million), prejudgment interest, loss of investment income from ING due to the Companies’ assessment of the market value adjustment.  On March 8, 2007 the Companies filed a motion to remove this case from state court to federal court in Missouri.  On March 20, 2007 the State filed a motion to remand to state court and to stay court order.  On April 3, 2007 the case was remanded to state court.  On June 25, 2007 the Companies filed an Answer.  On October 16, 2009, the plaintiff filed a partial motion for summary judgment.  On November 20, 2009, the Companies filed a response to the plaintiff's motion for summary judgment and also filed a motion for summary judgment on behalf of the Companies.  On February 26, 2010, the court denied Missouri's partial motion for summary judgment and granted the Companies’ motion for summary judgment and dismissed the case.  On March 8, 2011, the Missouri Court of Appeals reversed the granting of the Companies’ motion for summary judgment and directed the trial court to enter judgment in favor of the State and against the Companies in the amount of $19 million, plus statutory interest at the rate of 9% per annum from June 2, 2006.  On March 22, 2011, the Companies filed with the Missouri Court of Appeals, a motion for rehearing and an application for transfer to the Supreme Court of Missouri.  On May 3, 2011, the Missouri Court of Appeals for the Western District overruled the Companies’ motion for rehearing and denied the motion to transfer the case to the Missouri Supreme Court.  On June 28, 2011, the Companies’ application to the Missouri Supreme Court to hear a further appeal was denied.  On

July 1, 2011, the Companies paid the amount of the judgment plus simple interest at 9%.  On August 9, 2011, the plaintiffs filed a Satisfaction of Judgment.

On June 8, 2011, NMIC and NLIC were named in a lawsuit filed in Court of Common Pleas, Cuyahoga County, Ohio entitled Stanley Andrews and Donald Clark, on their behalf and on behalf of the class defined herein v. Nationwide Mutual Insurance Company and Nationwide Life Insurance Company.  The complaint alleges that Nationwide has an obligation to review the Social Security Administration Death Master File database for all life insurance policyholders who have at least a 70% probability of being deceased according to actuarial tables.  The complaint further alleges that Nationwide is not conducting such a review.  The complaint seeks injunctive relief and declaratory judgment requiring Nationwide to conduct such a review, and alleges Nationwide has violated the covenant of good faith and fair dealing and has been unjustly enriched by not having conducted such reviews.  The complaint seeks certification as a class action.  Nationwide removed the case to federal court on July 6, 2011.  Plaintiffs filed a motion to remand to state court on August 8, 2011.  On October 26, 2011, the Northern District of Ohio remanded the case to Ohio State court.  Nationwide appealed the order to remand on November 4, 2011.  Including Andrews, there are four similar class actions in Ohio: two against Western & Southern; one against Cincinnati Life.  At the case management conference on November 21, 2011, the State Court order Plaintiffs to file an opposition to the motion to dismissed Nationwide filed in federal court.  Plaintiffs filed their opposition to Nationwide’s motion to dismiss on December 19, 2011.  By order dated January 18, 2012, the State Court issued an order dismissing the lawsuit.  The court issued its opinion on January 23, 2012.  On January 30, 2012, plaintiffs filed their appeal.

The general distributor, NISC, is not engaged in any litigation of any material nature.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

There is no established public trading market for NLIC’s shares of common stock.  All 3,814,779 issued and outstanding shares of NLIC’s common stock are owned by NFS.  NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2011.

NLIC did not pay any dividends or return capital to NFS during 2011, 2010 and 2009.

NLIC currently does not have a formal dividend policy.
See Business – Regulation – Regulation of Dividends and Other Payments for information regarding dividend restrictions.

SELECTED CONSOLIDATED FINANCIAL DATA

Years ended or as of December 31,
(in millions)	2011	2010	2009	2008	2007

Statements of Operations Data:
Total revenues	$ 2,208	$ 3,254	$ 3,469	$ 2,117	$ 3,827
Net (loss) income	$ (338)	$ 180	$ 259	$ (887)	$ 482
Net (loss) income attributable to NLIC	$ (282)	$ 240	$ 311	$ (815)	$ 527

Balance Sheets Data:
Total assets	$ 112,682	$ 107,397	$ 98,989	$ 91,804	$ 117,624
Long-term debt	$ 991	$ 978	$ 706	$ 706	$ 700
Shareholder's equity	$ 5,807	$ 5,784	$ 4,966	$ 3,293	$ 5,504

As described in Business – Overview, the results of operations for NLICA and its subsidiaries for 2009 and all prior years are reflected as though the companies were combined for all periods presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE

Forward Looking Information

The information included herein contains certain forward-looking statements with respect to the results of operations and businesses of Nationwide Life Insurance Company and subsidiaries (NLIC, or collectively, the Company).  Whenever used in this report, words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “target,” and other words of similar meaning are intended to identify such forward-looking statements.  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:

(i)
the potential impact on the Company’s reported operations and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the FASB, the SEC or other standard-setting bodies;

(ii)	tax law changes impacting the tax treatment of life insurance and investment products;

(iii)	modification of the federal estate tax;

(iv)	heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

(v)
adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments; and regulatory changes resulting from sales practice investigations and/or claims handling and escheat investigations;

(vi)	failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;

(vii)
changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees; an acceleration of the amortization of deferred policy acquisition costs (DAC) and/or value of business acquired (VOBA); a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees;

(viii)
reduction in the value of the Company’s investment portfolio as a result of changes in interest rates, yields and liquidity in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in the Company’s investment portfolio specifically; increased liabilities related to living benefits and death benefit guarantees; corresponding impact on the ultimate realizability of deferred tax assets;

(ix)	general economic and business conditions, including capital and credit market conditions, which are less favorable than expected;

(x)	competitive, regulatory or tax changes that affect the cost of, or demand for, the Company’s products;

(xi)	unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations;

(xii)
deviations from assumptions regarding future persistency, mortality (including as a result of the outbreak of a pandemic illness), morbidity and interest rates used in calculating reserve amounts and in pricing the Company’s products;

(xiii)
adverse litigation results and/or resolution of litigation and/or arbitration, investigation and/or inquiry results that could result in monetary damages or impact the manner in which the Company conducts its operations;

(xiv)
adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect the Company’s customers’ confidential information.

(xv)	actions of regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms;

(xvi)	uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system or the promulgation of additional regulations;

(xvi)	realized losses with respect to impairments of assets in the investment portfolio of the Company;
(xvii)	exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets;

(xviii)	unfavorable changes in the market value of our mortgage-backed securities; and

(xix)	defaults on commercial mortgages and volatility in their performance.

Overview

Following is management’s discussion and analysis of the financial condition and results of operations of the Company for the three years ended December 31, 2011.  This discussion should be read in conjunction with the audited consolidated financial statements and related notes beginning on page F-1 of this report.

See Business – Overview for a description of the Company and its ownership structure.

See Business – Business Segments for a description of the components of each segment and a description of management’s primary profitability measure.

Revenues and Expenses

The Company earns revenues and generates cash primarily from policy charges, life insurance premiums and net investment income.  Policy charges include asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products; cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value; administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products; and surrender fees, which are charged as a percentage of premiums withdrawn during a specified period for annuity and certain life insurance contracts.  Net investment income includes earnings on investments supporting fixed annuities, the MTN program and certain life insurance products, and earnings on invested assets not allocated to product segments, all net of related investment expenses.  Other income includes asset fees, administrative fees, commissions and other income earned by subsidiaries of the Company that provide administrative, marketing and distribution services.

Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors.  All realized gains and losses generated by these sales, and changes in the valuation allowance not related to specific mortgage loans are reported in net realized investment gains and losses.  Also included in net realized investment gains and losses are changes in the fair values of derivatives qualifying as fair value hedges and the related changes in the fair values of hedged items; the ineffective, or excluded, portion of cash flow hedges; changes in the fair values of derivatives that do not qualify for hedge accounting treatment; change in fair value of embedded derivatives; and periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment.  All charges related to other-than-temporary impairments of available-for-sale securities and other investments are reported in other-than-temporary impairment losses.

The Company’s primary expenses include interest credited to policyholder accounts, life insurance and annuity benefits, amortization of DAC and general business operating expenses.  Interest credited principally relates to individual and group fixed annuities, funding agreements backing the MTN program and certain life insurance products.  Life insurance and annuity benefits include policyholder benefits in excess of policyholder accounts for universal life and individual deferred annuities and net claims and provisions for future policy benefits for traditional life insurance products and immediate annuities.

The Company regularly evaluates and adjusts the DAC balance when actual gross profits in a given reporting period vary from management’s initial estimates, with a corresponding charge or credit to current period earnings.  This process is referred to by the Company as a “true-up”, which generally is performed, and the resulting impact recognized, on a quarterly basis.  Additionally, the Company regularly evaluates its assumptions regarding the future estimated gross profits used as a basis for amortization of DAC and adjusts the total amortization recorded to date by a charge or credit to earnings if evidence suggests that these future assumptions and estimates should be revised.  The Company refers to this process as “unlocking”, which generally is performed on an annual basis with any corresponding charge or credit reflected in the second quarter.  In addition, the Company regularly monitors its actual experience and evaluates relevant internal and external information impacting its assumptions and may unlock more frequently than annually if such information and analysis warrants.

Profitability

The Company’s profitability largely depends on its ability to effectively price and manage risk on its various products, administer customer funds and control operating expenses.  Lapse rates on existing contracts also impact profitability.  The lapse rate and distribution of lapses affect surrender charges and impact DAC amortization assumptions when lapse experience changes significantly.

In particular, the Company’s profitability is driven by fee income on separate account products, general and separate account asset levels, and management’s ability to manage interest spread income.  While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts.  Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts.  Interest spread income can vary depending on crediting rates offered by the Company; performance of the investment portfolio, including the rate of prepayments; changes in market interest rates and the level of invested assets; the competitive environment; and other factors.

In addition, life insurance profits are significantly impacted by mortality, morbidity and persistency experience.  Asset impairments and the tax position of the Company also impact profitability.

Cumulative Effect of Adoption of Accounting Principle

In March 2010, the FASB issued ASU 2010-11 which clarifies the scope exception for embedded credit derivatives.  The Company adopted this guidance effective July 1, 2010 and elected fair value treatment for synthetic collateralized debt obligations. The adoption of this guidance resulted in a cumulative effect adjustment of $9 million decrease, net of taxes, to retained earnings with a corresponding increase to accumulated other comprehensive income (AOCI).

In June 2009, the FASB issued guidance under FASB ASC 810, Consolidation. This guidance changes the consolidation guidance applicable to a variable interest entity (VIE). The Company adopted this guidance effective January 1, 2010. The adoption of this guidance resulted in an increase to noncontrolling interest of $46 million.

In April 2009, the FASB issued guidance under FASB ASC 320, Investments – Debt and Equity Securities.  The Company adopted this guidance as of January 1, 2009.  The adoption of this guidance resulted in a cumulative-effect adjustment of $250 million increase, net of taxes, as an adjustment to the opening balance of retained earnings with a corresponding decrease to the opening balance of AOCI.

Nationwide Life Insurance Company of America and Subsidiaries Merger

On December 31, 2009, NLIC merged with its affiliate, NLICA, with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, NLACA, effective as of December 31, 2009, with NLAIC as the surviving entity.  The merger was accounted for at historical cost in a manner similar to a pooling of interests because the involved entities are under common control.  NLICA and subsidiaries are reflected in the Company’s current and prior year consolidated financial statements at the historical cost of the transferred net assets to provide comparative information as though the companies were combined for all periods presented.

Fair Value Measurements

As described in Note 2 to the audited consolidated financial statements included in the F pages of this report, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In determining fair value, the Company uses various methods including market, income and cost approaches.

The Company categorizes its financial instruments into a three-level hierarchy based on the priority of the inputs to the valuation technique.  The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes financial assets and liabilities recorded at fair value in the consolidated balance sheets as Level 1, Level 2 or Level 3 depending on the observability of inputs used to measure fair value.

The Company reviews its fair value hierarchy classifications for financial assets and liabilities quarterly. Changes in observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications are reported as transfers at the beginning of the period in which the change occurs.

Investments

The following table summarizes the sources used in determining the fair values of fixed maturity securities as of the dates indicated:
[Missing Graphic Reference]As of December 31, 2011, Level 3 investments comprised 5% of total investments measured at fair value compared to 6% as of December 31, 2010.

To determine the fair value of securities for which market quotations are available, independent pricing services are most often utilized. For these securities, the Company obtains the pricing services’ methodologies, inputs and assumptions and classifies the investments accordingly in the fair value hierarchy.

Non-binding broker quotes are also utilized to determine the fair value of certain corporate debt, mortgage-backed and other asset-backed securities when quotes are not available from independent pricing services. Broker quotes are considered unobservable inputs, and these securities are classified accordingly in the fair value hierarchy as only one broker quote is ordinarily obtained, the investment is not traded on an exchange, the pricing is not available to other entities and/or the transaction volume in the same or similar investments has decreased such that generally only one quotation is available. As the brokers often do not provide the necessary transparency into their quotes and methodologies, the Company periodically performs reviews and tests to ensure that quotes are a reasonable estimate of the investments’ fair value.

For certain fixed maturity securities not valued using independent pricing services or broker quotes, a corporate pricing matrix or internally developed pricing model is most often used. The corporate pricing matrix is developed using private spreads for corporate securities with varying weighted average lives and credit quality ratings. The weighted average life and credit quality rating of a particular fixed maturity security to be priced using the corporate pricing matrix are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate U.S. Treasury yield to create an estimated market yield for that security. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular security.

Credit Risk Associated with Derivatives

The Company periodically evaluates the risks within the derivative portfolios due to credit exposure.  When evaluating this risk, the Company considers several factors which include, but are not limited to, the counterparty risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty, and changes in relevant market data in order to gain insight into the probability of default by the counterparty. In addition, the effect the Company’s exposure to credit risk could have on the effectiveness of the Company’s hedging relationships is considered.  As of December 31, 2011 and 2010, the impact of the exposure to credit risk on  the fair value measurement of derivatives and the effectiveness of the Company’s hedging relationships was immaterial.

As of December 31, 2011 and 2010, the Company had received $1.0 billion and $351 million, respectively, of cash for derivative collateral, which is in turn invested in short-term investments and fixed maturity securities.  The Company held no material securities as off-balance sheet collateral on derivative transactions as of December 31, 2011 and 2010.  As of December 31, 2011 and 2010, the Company had pledged fixed maturity securities with a fair value of $152 million and $28 million, respectively, as collateral to various derivative counterparties.  There are no contingent features associated with the Company’s derivative instruments which would require additional collateral to be pledged to counterparties.
Future Policy Benefits and Claims

The fair value measurements for future policy benefits and claims relate to embedded derivatives associated with contracts with living benefit riders (GMABs, GLWBs) and equity-indexed annuities.  Related derivatives are internally valued.  The valuation of guaranteed minimum benefit embedded derivatives is based on capital market and actuarial risk assumptions, including risk margin considerations reflecting policyholder behavior.  The Company uses observable inputs, such as published swap rates, in its capital market assumptions.  Actuarial assumptions, including lapse behavior and mortality rates, are based on actual experience.

See Note 7 to the audited consolidated financial statements included in the F pages of this report for a discussion of the net realized gains recognized on living benefit embedded derivatives.

Critical Accounting Policies and Recently Issued Accounting Standards

The consolidated financial statements were prepared in accordance with GAAP. The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes.

The Company’s most critical estimates include, but are not limited to, those used to determine the following:  the balance and amortization of DAC, investment impairment losses, valuation allowances for mortgage loans, certain investment and derivative valuations, future policy benefits and claims liabilities including the valuation of embedded derivatives resulting from living benefit guarantees on variable annuity contracts, goodwill, provision for income taxes and valuation of deferred tax assets.  Actual results may differ significantly from those estimates.

Note 2 and Note 3 to the audited consolidated financial statements included in the F pages of this report provide a summary of significant accounting policies and a discussion of recently issued accounting standards, respectively.

Deferred Policy Acquisition Costs for Investment and Universal Life Insurance Products

Investment and universal life insurance products.  The Company has deferred certain costs that vary with and primarily relate to acquiring business, consisting principally of commissions, premium taxes, certain expenses of the policy issue and underwriting department, certain variable sales expenses that relate to and vary with the production of new and renewal business and other acquisition expenses net of those acquisition costs ceded to reinsurers. In addition, the Company defers sales inducements, such as interest credit bonuses and jumbo deposit bonuses.  The methods and assumptions used to amortize and assess recoverability of DAC depend on the type of insurance product.

Investment products primarily consist of individual and group variable and fixed deferred annuities in the Individual Investments and Retirement Plans segments.  Universal life insurance products include universal life insurance, variable universal life insurance, COLI, BOLI and other interest-sensitive life insurance policies in the Individual Protection segment.  For these products, the Company amortizes DAC with interest over the lives of the policies in relation to the present value of estimated gross profits from projected interest margins, policy charges, and net realized investment gains and losses less policy benefits and policy maintenance expenses. DAC for investments and universal life insurance products is subject to recoverability testing in the year of policy issuance and DAC for universal life insurance products is also subject to loss recognition testing at the end of each reporting period.

The Company adjusts the DAC asset related to investment and universal life insurance products to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale with the corresponding adjustment recorded in accumulated other comprehensive income (AOCI). The adjustment to DAC represents the change in amortization of DAC that would have been required as a charge or credit to operations had such unrealized amounts been realized and allocated to the product lines.

The assumptions used in the estimation of future gross profits are based on the Company’s current best estimates of future events and are reviewed as part of an annual process during the second quarter.  During the annual process, the Company performs a comprehensive study of assumptions, including mortality and persistency studies, maintenance expense studies, and an evaluation of projected general and separate account investment returns.  The most significant assumptions that are involved in the estimation of future gross profits include future net separate account investment performance, surrender/lapse rates, interest margins and mortality.  Quarterly, consideration is given as to whether adjustments to the assumptions in the annual process for all other product lines are necessary. Currently, the Company’s long-term assumption for net separate account investment performance is approximately 7% growth per year.  The Company reviews this assumption, like others, as part of its annual process.  Variances from the long-term assumption are expected since the majority of the investments in the underlying separate accounts are in equity securities, which correlate in the aggregate with the Standard & Poor’s (S&P) 500 Index.  The Company bases its reversion to the mean process on actual net separate account investment performance from the anchor date to the valuation date.  The Company then assumes different performance levels over the next three years such that the separate account mean return measured from the anchor date to the end of the life of the product equals the long-term assumption.  The assumed net separate account investment performance used in the DAC models is intended to reflect what is anticipated.  However, based on historical returns of the S&P 500 Index, and as part of its pre-set parameters, the Company’s reversion to the mean process generally limits net separate account investment performance to 0-15% during the three-year reversion period.

In addition to the comprehensive annual study of assumptions, management evaluates the appropriateness of the individual variable annuity DAC balance quarterly within pre-set parameters.  These parameters are designed to appropriately reflect the Company’s long-term expectations with respect to individual variable annuity contracts while also evaluating the potential impact of short-term experience on the Company’s recorded individual variable annuity DAC balance.  If the recorded balance of individual variable annuity DAC falls outside of these parameters for a prescribed period, or if the recorded balance falls outside of these parameters and management determines it is highly improbable to get back within the parameters during this time period, assumptions are required to be unlocked, and DAC is recalculated using revised best estimate assumptions.  When DAC assumptions are unlocked and revised, the Company continues to use the reversion to the mean process.

Changes in assumptions can have a significant impact on the amount of DAC reported for investment and universal life insurance products and their related amortization patterns.  In the event actual experience differs from assumptions or future assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense, which could be significant.  In general, increases in the estimated long-term general and separate account returns result in increased expected future profitability and may lower the rate of DAC amortization, while increases in long-term lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

For variable annuity products, the DAC balance is sensitive to the effects of changes in the Company’s estimates of gross profits, primarily due to the significant portion of the Company’s gross profits that are dependent upon the rate of return on assets held in separate accounts.  This rate of return influences fees earned by the Company from these products and costs incurred by the Company associated with minimum contractual guarantees, as well as other sources of future expected gross profits.  As previously stated, the Company’s current long-term assumption for net separate account investment performance is approximately 7% growth per year.  In its ongoing evaluation of this assumption, the Company monitors its historical experience, market information and other relevant trends.  To demonstrate the sensitivity of both the Company’s variable annuity product DAC balance, which was approximately $2.6 billion in aggregate at December 31, 2011, and related amortization, a 1% increase (to 8%) or decrease (to 6%) in the long-term assumption for net separate account investment performance would result in an approximately $8 million net increase or net decrease, respectively, in DAC amortization over the following year.  The information provided above considers only changes in the assumption for long-term net separate account investment performance and excludes changes in other assumptions used in the Company’s evaluation of DAC.

During the second quarter of 2011, the Company conducted its annual comprehensive review of model assumptions used to project DAC and other related balances, including sales inducement assets, VOBA and unearned revenue reserves.  The review covered all assumptions including mortality, lapses, expenses and general and separate account returns.  As a result of this review, certain assumptions were unlocked.  The unlocked assumptions primarily related to favorable equity market performance, which caused the variable annuity DAC balance to fall outside the Company’s preset parameters for the prescribed period, the update of actual performance in the Retirement Plans segment, and interest spread, mortality and maintenance expense assumptions in the Individual Protection segment.

During the second quarter of 2011, the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters for the prescribed period, which primarily was driven by favorable equity market performance compared to assumed net separate account returns.  Accordingly, the Company recalculated DAC using revised best estimate assumptions, which resulted in an increase in DAC and other related balances, including sales inducement assets, and a decrease in DAC amortization and other related balances of $114 million pre-tax in the Individual Investments segment.  The Company used the reversion to the mean process with the anchor date that was reset during 2007.  The Company evaluated the assumed separate account performance level over the next three years and determined that the assumptions inherent in the reversion period were reasonable.  The annual net separate account growth rate for the mean reversion period is 15%.

Based upon the market performance in the second half of 2011, the DAC balance for variable annuities is currently outside of the preset parameters.  Accordingly, future periods may incur additional amortization of DAC if the Company’s actual returns are less than the assumed net separate account performance.

The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of assumptions during the year ended December 31, 2011 was as follows:

(in millions)	DAC	VOBA	Unearned Revenue Reserves	Sales Inducement Assets	Total

Segment:
Individual Investments	$ 121	$ -	$ -	$ 4	$ 125
Retirement Plans	6	-	-	-	6
Individual Protection	36	16	(17)	-	35
Total	$ 163	$ 16	$ (17)	$ 4	$ 166

During the second quarter of 2010, the Company unlocked model assumptions in conjunction with its annual comprehensive review. The unlocked assumptions primarily related to lapse assumptions in the Individual Investment segment, market performance assumptions in the Retirement Plans segment, and mortality, lapse and market performance assumptions in the Individual Protection segment.

The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of assumptions during the year ended December 31, 2010 was as follows:

(in millions)	DAC	VOBA	Unearned Revenue Reserves	Sales Inducement Assets	Total

Segment:
Individual Investments	$ 4	$ -	$ -	$ -	$ 4
Retirement Plans	7	-	-	-	7
Individual Protection	(22)	13	1	-	(8)
Total	$ (11)	$ 13	$ 1	$ -	$ 3

During the fourth quarter of 2009, the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters for the prescribed period, which primarily was driven by the continued market recovery and favorable market performance compared to assumed net separate account returns.  Accordingly, the Company recalculated DAC using revised best estimate assumptions, which resulted in an increase in DAC and other related balances, including sales inducement assets, and a decrease in DAC amortization and other related balances of $219 million pre-tax in the Individual Investments segment.  The Company used the reversion to the mean process with the anchor date that was reset during 2007.  The Company evaluated the assumed separate account performance level over the next three years and determined that the assumptions inherent in the reversion period were reasonable.  The annual net separate account growth rate for the mean reversion period was 15%, the maximum rate under the Company’s parameters.

During the second quarter of 2009, the Company conducted its annual comprehensive review of model assumptions used to project DAC and other related balances, including sales inducement assets, VOBA and unearned revenue reserves.  The unlocked assumptions primarily related to lower expected investment spreads and separate account returns across all segments.

The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of these assumptions during the year ended December 31, 2009 was as follows:

(in millions)	DAC	VOBA	Unearned Revenue Reserves	Sales Inducement Assets	Total

Segment:
Individual Investments	$ 192	$ -	$ -	$ 11	$ 203
Retirement Plans	(8)	-	-	-	(8)
Individual Protection	(44)	(13)	10	-	(47)
Total	$ 140	$ (13)	$ 10	$ 11	$ 148

Traditional life insurance products. Generally, DAC is amortized with interest over the premium-paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue.  Such anticipated premium revenue is estimated using the same assumptions as those used for computing liabilities for future policy benefits at issuance.  Under existing accounting guidance, the concept of DAC unlocking does not apply to traditional life insurance products, although evaluations of DAC for recoverability at the time of policy issuance and loss recognition testing at each reporting period are required.

Results of Operations

2011 Compared to 2010

The following table summarizes the Company’s consolidated results of operations for the years ended December 31:

(in millions)	2011	2010	Change

Revenues:
Policy charges:
Asset fees	$ 724	$ 655	11%
Cost of insurance charges	472	476	(1%)
Administrative fees	259	209	24%
Surrender fees	51	59	(14%)
Total policy charges	1,506	1,399	8%
Premiums	531	484	10%
Net investment income	1,844	1,825	1%
Net realized investment losses	(1,609)	(236)	NM
Other-than-temporary impairment losses
Total other-than-temporary impairment losses	(162)	(394)	(59%)
Non-credit portion of loss recognized in other comprehensive income	95	174	(45%)
Net other-than-temporary impairment losses recognized in earnings	(67)	(220)	(70%)
Other revenues	3	2	50%
Total revenues	$ 2,208	$ 3,254	(32%)

Benefits and expenses:
Interest credited to policyholder accounts	$ 1,033	$ 1,056	(2%)
Benefits and claims	1,062	873	22%
Policyholder dividends	67	78	(14%)
Amortization of deferred policy acquisition costs	76	396	(81%)
Amortization of VOBA and other intangible assets	11	18	(39%)
Interest expense	70	55	27%
Other expenses, net of deferrals	609	574	6%
Total benefits and expenses	$ 2,928	$ 3,050	(4%)

(Loss) income from continuing operations before federal income tax (benefit) expense	$ (720)	$ 204	NM
Federal income tax (benefit) expense	(382)	24	NM
Net (loss) income	$ (338)	$ 180	NM
Less: Net loss attributable to noncontrolling interest	56	60	(7%)
Net (loss) income attributable to NLIC	$ (282)	$ 240	NM

The Company recorded a net loss for the year ended December 31, 2011 compared to net income in the prior year primarily due to increases net realized investment losses and benefits and claims.  Lower other-than-temporary impairment losses, higher policy charges and lower amortization of DAC offset the overall decline.

During 2011, the Company recorded an increase in net realized investment losses of $912 million on interest rate swaps utilized as economic hedges designed to protect statutory capital attributable to the declining interest rate environment in 2011.  Additionally, the Company recognized an increase in net realized investment losses on living benefit embedded derivatives, net of economic hedging, of $372 million.  These net realized losses primarily were driven by market volatility.

Benefits and claims increased primarily due to reserve increases related to the growth in sales of L.inc and universal life insurance no-lapse guarantee products.  Additionally, market volatility increased reserves on GMDB contracts and higher life-contingent immediate annuity reserves related to new premium further contributed to the increase in benefits and claims.

Other-than-temporary impairment losses improved $153 million due to lower impairments on fixed maturity securities and commercial mortgage loans.  As credit markets have stabilized, cash flows generated from structured securities have also stabilized resulting in reduced impairments.  Lower commercial mortgage loan impairments are attributed to improved performance of the underlying collateral of the mortgage loans.

Higher asset and administrative fees drove the increase in policy charges primarily in the Individual Investments segment.  Asset fees increased due to higher average separate account values (up 12%).  Administrative fees improved due to growth in sales of L.inc product new business.

Lower amortization of DAC primarily was due to a favorable DAC unlock of $163 million during 2011 compared to an unfavorable DAC unlock of $11 million during 2010.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the DAC unlocks.  Higher net realized investment losses on living benefit embedded derivatives in 2011 lowered amortization of DAC by $86 million.  Additionally, lower gross profits further contributed to the decline in amortization of DAC during 2011.

2010 Compared to 2009

The following table summarizes the Company’s consolidated results of operations for the years ended December 31:

(dollars in millions)	2010	2009	Change

Revenues:
Policy charges:
Asset fees	$ 655	$ 562	17%
Cost of insurance charges	476	470	1%
Administrative fees	209	154	36%
Surrender fees	59	59	0%
Total policy charges	1,399	1,245	12%
Premiums	484	470	3%
Net investment income	1,825	1,879	(3%)
Net realized investment (losses) gains	(236)	454	(152%)
Other-than-temporary impairment losses
Total other-than-temporary impairment losses	(394)	(992)	(60%)
Non-credit portion of loss recognized in other comprehensive income	174	417	(58%)
Net other-than-temporary impairment losses recognized in earnings	(220)	(575)	(62%)
Other income	2	(4)	(150%)
Total revenues	$ 3,254	$ 3,469	(6%)

Benefits and expenses:
Interest credited to policyholder accounts	$ 1,056	$ 1,100	(4%)
Benefits and claims	873	812	8%
Policyholder dividends	78	87	(10%)
Amortization of deferred policy acquisition costs	396	466	(15%)
Amortization of VOBA and other intangible assets	18	63	(71%)
Interest expense	55	55	0%
Other expenses, net of deferrals	574	579	(1%)
Total benefits and expenses	$ 3,050	$ 3,162	(4%)

Income from continuing operations before federal income tax expense	$ 204	$ 307	(34%)
Federal income tax expense	24	48	(50%)
Net income	$ 180	$ 259	(31%)
Less: Net loss attributable to noncontrolling interest	60	52	15%
Net income attributable to NLIC	$ 240	$ 311	(23%)

The decline in net income for the year ended December 31, 2010 compared to the prior year was primarily was due to net realized investment losses and higher benefits and claims.  Lower other-than-temporary impairment losses, higher policy charges and lower amortization of DAC and VOBA offset the decline in net income.

During 2010, the Company recorded net realized investment losses on living benefit embedded derivatives, net of economic hedging, of $155 million, a decrease of $569 million compared to 2009.  These net realized losses were primarily driven by market volatility in the second quarter and mortality and withdrawal assumption updates.  Additionally, the Company recorded losses of $123 million on interest rate swaps utilized as statutory capital hedges in 2010 compared to gains of $183 million in 2009, attributable to declines in interest rates during 2010.  The overall decrease was partially offset by lower losses on derivatives associated with the Company’s economic hedging program for GMDB contracts of $84 million.

Higher benefits and claims were attributable to market-driven changes in the Company’s GMDB reserves.  Improvements in the equity market conditions continued to reduce the Company’s reserves on GMDB contracts during 2010.  However, the reduction in exposure in 2010 was not as significant as 2009 resulting in higher GMDB benefit expense of $52 million.

Other-than-temporary impairment losses improved $355 million favorably impacted by the strengthening economic environment, which led to advances in credit and equity markets in 2010.  Improved credit conditions resulted in more stable expectations regarding future cash flows on lower-rated corporate bonds and structured securities.  During the year ended December 31, 2009, the Company recorded other-than-temporary impairment losses of $575 million related to lower fixed maturity and equity security impairments driven by stabilizing market conditions in 2009 and changes in accounting literature pertaining to other-than-temporary impairments of investment securities.

Higher asset and administrative fees drove the increase in policy charges.  Asset fees increased primarily in the Individual Investment segment due to higher average separate account values (up 19%) driven by improved equity market performance.  Administrative fees improved due to growth in sales of L.inc and universal life insurance products.

Net realized investment losses on living benefit embedded derivatives in 2010 compared to gains in 2009 lowered amortization of DAC by $346 million in 2010.  The decline in amortization was offset by unfavorable DAC unlocks in 2010 of $11 million compared to favorable DAC unlocks in 2009 of $140 million.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the DAC unlocks.  Additionally, higher gross profits in the Individual Investments and Individual Protection segments further offset the decline in amortization of DAC during 2010.  During the year ended December 31, 2009, the Company recorded net realized investment gains on living benefit embedded derivatives, net of economic hedging losses of $414 million as a result of higher interest rates, lower volatility assumptions and an increase to the nonperformance component of the discount rate in 2009.

Amortization of VOBA and other intangible assets decreased due to a favorable VOBA unlock of $13 million in 2010 compared to an unfavorable VOBA unlock of $13 million in 2009.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the 2010 and 2009 VOBA unlocks.  Additionally, the Retirement Plans segment recorded a pre-tax charge of $8 million during 2009 related to the exit of NFN retirement services channel.

Business Segments

Individual Investments

2011 Compared to 2010

The following table summarizes selected financial data for the Company’s Individual Investments segment for the years ended December 31:

(in millions)	2011	2010	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 593	$ 525	13%
Administrative fees	160	91	76%
Surrender fees	28	30	(7%)
Total policy charges	781	646	21%
Premiums	234	209	12%
Net investment income	527	569	(7%)
Other revenues	(59)	(82)	(28%)
Total revenues	$ 1,483	$ 1,342	11%

Benefits and expenses:
Interest credited to policyholder accounts	$ 374	$ 391	(4%)
Benefits and claims	476	354	34%
Amortization of deferred policy acquisition costs	96	231	(58%)
Amortization of VOBA and other intangible assets	1	1	0%
Other expenses, net of deferrals	182	180	1%
Total benefits and expenses	$ 1,129	$ 1,157	(2%)
Pre-tax operating earnings	$ 354	$ 185	91%

Pre-tax operating earnings increased for the year ended December 31, 2011 compared to 2010 due to higher policy charges and lower amortization of DAC, partially offset by higher benefits and claims.

Higher administrative and asset fees drove the increase in policy charges.  Administrative fees increased $69 million due to growth in sales of L.inc product new business.  Average equity market growth and positive net cash flows improved asset fees by $68 million as average separate account values grew 12%.

A favorable DAC unlock in 2011 lowered amortization of DAC by $121 million.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of DAC unlocks.

The increase in benefits and claims was attributable to higher guaranteed benefit expense of $57 million related to growth in L.inc product new business.  Additionally, market volatility increased reserves on GMDB contracts by $40 million (offset by economic hedging gains of $31 million included in other revenues) and higher life-contingent immediate annuity reserves of $32 million related to new premium further contributed to the increase in benefits and claims.

2010 Compared to 2009

The following table summarizes selected financial data for the Company’s Individual Investments segment for the years ended December 31:

(dollars in millions)	2010	2009	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 525	$ 441	19%
Administrative fees	91	50	82%
Surrender fees	30	31	(3%)
Total policy charges	646	522	24%
Premiums	209	191	9%
Net investment income	569	562	1%
Other revenues	(82)	(168)	(51%)
Total revenues	$ 1,342	$ 1,107	21%

Benefits and expenses:
Interest credited to policyholder accounts	$ 391	$ 394	(1%)
Benefits and claims	354	247	43%
Amortization of deferred policy acquisition costs	231	(1)	NM
Amortization of VOBA and other intangible assets	1	1	-
Other expenses, net of deferrals	180	178	1%
Total benefits and expenses	$ 1,157	$ 819	41%
Pre-tax operating earnings	$ 185	$ 288	(36%)

The decline in pre-tax operating earnings for the year ended December 31, 2010 compared to 2009 was driven by higher amortization of DAC and higher benefits and claims.  The declines were offset by higher policy charges, other revenues and premiums.

Higher amortization of DAC primarily was driven by lower favorable DAC unlocks in 2010 compared to 2009, which lowered amortization of DAC by $188 million.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of DAC unlocks.  Additionally, higher variable annuity gross profits in 2010 contributed to the overall increase in amortization.

Higher benefits and claims were attributable to market-driven changes in the Company’s GMDB reserves.  Improvements in the equity market conditions continued to reduce the Company’s reserves on GMDB contracts during 2010.  However, the reduction in exposure in 2010 was not as significant as 2009 resulting in higher GMDB benefit expense of $52 million.  Additionally, higher guaranteed benefit expense of $31 million related to growth in L.inc product new business and higher reserve accruals on income products of $17 million driven by higher sales (see premium discussion below) contributed to the overall increase in benefits and claims.

Higher asset and administrative fees drove the increase in policy charges.  Asset fees increased due to higher average separate account values (up 19%) driven by improved equity market performance.  Administrative fees improved due to growth in sales of L.inc product new business.

Other revenues resulted in a lower net loss due to a decline in net realized losses of $84 million on derivatives associated with the Company’s economic hedging program for GMDB contracts.

A 6% increase in sales of income products in the current year generated higher premiums driven by customer demand.

Retirement Plans

2011 Compared to 2010

The following table summarizes selected financial data for the Company’s Retirement Plans segment for the years ended December 31:

(in millions)	2011	2010	Change

Statements Operations Data
Revenues:
Policy charges:
Asset fees	$ 88	$ 89	(1%)
Administrative fees	7	8	(13%)
Surrender fees	1	1	-
Total policy charges	96	98	(2%)
Net investment income	715	691	3%
Total revenues	$ 811	$ 789	3%

Benefits and expenses:
Interest credited to policyholder accounts	$ 441	$ 424	4%
Amortization of deferred policy acquisition costs	19	30	(37%)
Other expenses, net of deferrals	158	143	10%
Total benefits and expenses	$ 618	$ 597	4%
Pre-tax operating earnings	$ 193	$ 192	1%

Pre-tax operating earnings were up slightly for the year ended December 31, 2011 compared to 2010.

Interest spread income increased primarily due to a 4% increase in the average general account assets as compared to the prior year.

2010 Compared to 2009

The following table summarizes selected financial data for the Company’s Retirement Plans segment for the years ended December 31:

(dollars in millions)	2010	2009	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 89	$ 83	7%
Administrative fees	8	9	(11%)
Surrender fees	1	1	0%
Total policy charges	98	93	5%
Net investment income	691	679	2%
Total revenues	$ 789	$ 772	2%

Benefits and expenses:
Interest credited to policyholder accounts	$ 424	$ 433	(2%)
Amortization of deferred policy acquisition costs	30	45	(33%)
Amortization of VOBA and other intangible assets	-	9	NM
Other expenses, net of deferrals	143	149	(4%)
Total benefits and expenses	$ 597	$ 636	(6%)
Pre-tax operating earnings	$ 192	$ 136	41%

Pre-tax operating earnings increased for the year ended December 31, 2010 compared to 2009 primarily due to higher interest spread income and lower amortization of DAC, VOBA and other intangible assets.

Interest spread income increased as interest spread margins widened to 227 basis points in 2010 compared to 211 basis points in 2009 due to improved market yields and lower crediting rates.  Included in 2010 were 4 basis points, or $5 million, of mortgage loan prepayments and bond call premiums compared to 3 basis point, or $4 million, in 2009.

Amortization of DAC declined due to a favorable DAC unlock of $7 million in 2010 compared to an unfavorable DAC unlock of $8 million in 2009.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the 2010 and 2009 DAC unlocks.

The decline in amortization of VOBA and other intangible assets was driven by the Company’s exit of the NFN retirement services channel in 2009.  As a result, a pre-tax charge of $8 million was recorded in 2009 related to VOBA and intangible assets.

Individual Protection

2011 Compared to 2010

The following table summarizes selected financial data for the Company’s Individual Protection segment for the years ended December 31:

(in millions)	2011	2010	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 43	$ 41	5%
Cost of insurance charges	472	476	(1%)
Administrative fees	92	107	(14%)
Surrender fees	22	28	(21%)
Total policy charges	629	652	(4%)
Premiums	297	275	8%
Net investment income	533	510	5%
Total revenues	$ 1,459	$ 1,437	2%

Benefits and expenses:
Interest credited to policyholder accounts	$ 198	$ 199	(1%)
Benefits and claims	598	524	14%
Policyholder dividends	67	78	(14%)
Amortization of deferred policy acquisition costs	103	184	(44%)
Amortization of VOBA and other intangible assets	12	19	(37%)
Other expenses, net of deferrals	181	172	5%
Total benefits and expenses	$ 1,159	$ 1,176	(1%)
Pre-tax operating earnings	$ 300	$ 261	15%

The increase in pre-tax operating earnings for the year ended December 31, 2011 compared to 2010 was due to lower amortization of DAC, higher interest spread income and higher premiums, partially offset by higher benefits and claims and lower policy charges.

Lower amortization of DAC primarily was attributable to a favorable DAC unlock of $36 million in 2011 compared to an unfavorable unlock of $22 million in 2010.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the DAC unlocks.

Interest spread income increased primarily due to 4% growth in average general account assets during 2011 driven by continued growth of the fixed universal life insurance business.

Premiums improved during 2011 due to fewer ceded premiums on new traditional life insurance products.

The decrease in policy charges was driven by an unfavorable unlock of assumptions related to administration fees during 2011.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the unlock.

Growth in universal life insurance no-lapse guarantee products and updates to benefit ratio assumptions increased benefits and claims.

2010 Compared to 2009

The following table summarizes selected financial data for the Company’s Individual Protection segment for the years ended December 31:

(dollars in millions)	2010	2009	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 41	$ 38	8%
Cost of insurance charges	476	470	1%
Administrative fees	107	99	8%
Surrender fees	28	27	4%
Total policy charges	652	634	3%
Premiums	275	279	(1%)
Net investment income	510	492	4%
Total revenues	$ 1,437	$ 1,405	2%

Benefits and expenses:
Interest credited to policyholder accounts	$ 199	$ 201	(1%)
Benefits and claims	524	538	(3%)
Policyholder dividends	78	87	(10%)
Amortization of deferred policy acquisition costs	184	158	16%
Amortization of VOBA and other intangible assets	19	45	(58%)
Other expenses, net of deferrals	172	184	(7%)
Total benefits and expenses	$ 1,176	$ 1,213	(3%)
Pre-tax operating earnings	$ 261	$ 192	36%

The increase in pre-tax operating earnings for the year ended December 31, 2010 compared to 2009 was driven by lower amortization of VOBA, higher policy charges, higher interest spread income and lower benefits expense.  The increase was partially offset by higher amortization of DAC.

Amortization of VOBA and other intangible assets decreased due to a favorable VOBA unlock of $13 million in 2010 compared to an unfavorable VOBA unlock of $13 million in 2009.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the VOBA unlocks.

Interest spread income increased primarily due to a 5% rise in average general account assets during 2010 driven by growth in sales of universal life insurance products and crediting rate reductions in traditional and corporate life products.

The increase in policy charges was driven by growth in administration fees due to growth in universal life insurance sales.

Updates to benefit ratio assumptions due to improved equity market conditions lowered benefits and claims by $9 million.

Higher amortization of DAC primarily was attributable to higher gross profits during 2010.  The increase was partially offset by lower unfavorable DAC unlocks of $22 million in 2010 compared to $44 million in 2009.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the DAC unlocks.

Corporate and Other

2011 Compared to 2010

The following table summarizes selected financial data for the Company’s Corporate and Other segment for the years ended December 31:

(in millions)	2011	2010	Change

Statements of Operations Data
Operating revenues:
Net investment income	$ 69	$ 55	25%
Other revenues	(1)	25	NM
Total operating revenues	$ 68	$ 80	(15%)

Benefits and operating expenses:
Interest credited to policyholder accounts	$ 20	$ 42	(52%)
Interest expense	70	55	27%
Other expenses, net of deferrals	32	19	68%
Total benefits and operating expenses	$ 122	$ 116	5%
Pre-tax operating loss	$ (54)	$ (36)	50%

Add: non-operating net realized investment losses1	(1,546)	(177)	NM
Add: non-operating other-than-temporary impairment losses	(67)	(220)	(70%)
Add: adjustment to amortization of DAC and other related to net
realized investment gains and losses	156	59	NM
Add: net loss attributable to noncontrolling interest	(56)	(60)	(7%)
Loss from continuing operations before federal
income tax benefit	$ (1,567)	$ (434)	261%

__________

1
Excluding operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment, trading portfolio realized gains and losses, trading portfolio valuation changes, net realized gains and losses related to hedges on GMDB contracts and securitizations).

The Company recorded a larger pre-tax operating loss during the year ended December 31, 2011 compared to 2010 due to lower other revenues and higher interest expense.  The declines were partially offset by improved interest spread income.

Lower other revenues were driven by gains on sale of commercial mortgage loans held for sale of $14 million and valuation gains on synthetic collateralized debt obligations of $10 million in 2010.

Interest expense increased $15 million due to interest payments made in 2011 on a variable funding surplus note issued by an indirect wholly-owned subsidiary of NLIC on December 31, 2010 and borrowings on a line of credit agreement with NLIC’s parent company, NFS.  See Liquidity and Capital Resources for additional details.

Interest spread income increased due to higher asset volume as proceeds from borrowings on a line of credit agreement with NFS were invested in fixed maturity securities during 2011.  Additionally, lower interest spread losses on MTNs of $16 million contributed to the increase due to declining asset volume as a result of note maturities of $504 million during 2011.

Higher non-operating realized investment losses were attributable to increased losses of $912 million on interest rate swaps utilized as statutory capital hedges attributable to the declining interest rate environment.  Additionally, the Company recognized higher net realized investment losses on living benefit embedded derivatives, net of economic hedging, of $372 million.

Non-operating other-than-temporary impairment losses were favorably impacted by stabilized credit markets in 2011.

Higher net losses on living benefit embedded derivatives during 2011 favorably impacted the adjustment to amortization of DAC and other related to net realized investment gains and losses.

See Note 6 of the audited consolidated financial statements included in the F pages of this report, for additional information on net realized investment gains and losses and other-than-temporary impairment losses.

2010 Compared to 2009

The following table summarizes selected financial data for the Company’s Corporate and Other segment for the years ended December 31:

(in millions)	2010	2009	Change

Statements of Operations Data
Operating revenues:
Net investment income	$ 55	$ 146	(62%)
Other revenues	25	(1)	NM
Total operating revenues	$ 80	$ 145	(45%)

Benefits and operating expenses:
Interest credited to policyholder accounts	$ 42	$ 72	(42%)
Interest expense	55	55	0%
Other expenses, net of deferrals	19	22	(14%)
Total benefits and operating expenses	$ 116	$ 149	(22%)
Pre-tax operating loss	$ (36)	$ (4)	NM

Add: non-operating net realized investment losses1	(177)	619	NM
Add: non-operating total other-than-temporary impairment losses	(220)	(575)	(62%)
Add: adjustment to amortization of DAC and other related to net
realized investment gains and losses	59	(297)	NM
Add: net loss attributable to noncontrolling interest	(60)	(52)	15%
Loss from continuing operations before federal
income tax benefit	$ (434)	$ (309)	40%

__________

1
Excluding operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment, trading portfolio realized gains and losses, trading portfolio valuation changes, net realized gains and losses related to hedges on GMDB contracts and securitizations).

The Company recorded a larger pre-tax operating loss during the year ended December 31, 2010 compared to 2009 due to lower interest spread income offset by higher other revenues.

The decrease in interest spread income was driven by lower income on distressed securities primarily due to a decline in the size of the portfolio during 2010.  Additionally, lower MTN interest spread income contributed to the decline due to lower U.S. London Interbank Offered Rate (LIBOR) rates and declining asset volume as a result of note maturities of $851 million during 2010.

Higher other revenues were driven by gains on sale of commercial mortgage loans held for sale of $14 million during 2010.  Additionally, the Company elected fair value treatment for synthetic collateralized debt obligations previously held as available for sale securities as permitted by the adoption of new accounting guidance.  During 2010, the Company recorded valuation gains of $10 million on these synthetic collateralized debt obligations.

Lower non-operating realized investment gains and losses were driven by realized losses of $155 million on living benefit embedded derivatives, net of economic hedging activity, in 2010 compared to gains of $414 million in 2009.  Additionally, the Company recorded losses of $123 million on interest rate swaps utilized as statutory capital hedges in 2010 compared to gains of $183 million in 2009. During the year ended December 31, 2009, the Company recorded net realized investment gains on living benefit embedded derivatives, net of economic hedging losses of $414 million as a result of higher interest rates, lower volatility assumptions and an increase to the nonperformance component of the discount rate in 2009.

Non-operating other-than-temporary impairment losses improved $355 million favorably impacted by the improvements in equity and credit markets in 2010.  Improved credit conditions resulted in more stable expectations regarding future cash flows on lower-rated corporate bonds and structured securities. During the year ended December 31, 2009, the Company recorded other-than-temporary impairment losses of $575 million related to lower fixed maturity and equity security impairments driven by stabilizing market conditions in 2009 and changes in accounting literature pertaining to other-than-temporary impairments of investment securities.

The losses on living benefit embedded derivatives during 2010 favorably impacted the adjustment to amortization of DAC and other related to net realized investment gains and losses.

See Note 6 of the audited consolidated financial statements included in the F pages of this report, for additional information on net realized investment gains and losses and other-than-temporary impairment losses.

Liquidity and Capital Resources

Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs.

The Company’s capital structure consists of long-term debt and shareholder’s equity.  The following table summarizes the Company’s capital structure as of December 31:

(in millions)	2011	2010	2009

Long-term debt	$ 991	$ 978	$ 706

Shareholder's equity, excluding accumulated other comprehensive income (loss)	5,181	5,463	5,232
Accumulated other comprehensive income (loss)	626	321	(266)
Total shareholder's equity	$ 5,807	$ 5,784	$ 4,966
Total capital	$ 6,798	$ 6,762	$ 5,672

A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal.  The Company attempts to mitigate this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company’s general account, and monitoring and matching anticipated cash inflows and outflows.

For individual annuity products, surrender charges generally are calculated as a percentage of deposits and are assessed at declining rates during the first seven years after a deposit is made.

For group annuity products, surrender charge amounts and periods can vary significantly depending on the terms of each contract and the compensation structure for the producer.  Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products.  In addition, the majority of general account group annuity reserves are subject to a market value adjustment at withdrawal.

Life insurance policies are less susceptible to withdrawal than annuity products because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.

The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements.  The Company reviews its short-term and long-term projected sources and uses of funds and the asset/liability, investment and cash flow assumptions underlying these projections.  The Company periodically makes adjustments to its investment policies to reflect changes in short-term and long-term cash needs and changing business and economic conditions.

Given the Company’s historical cash flows from operating and investing activities and current financial results, management of the Company believes that cash flows from operating activities over the next year will provide sufficient liquidity for the operations of the Company and sufficient funds for interest payments.

Short-Term Debt

The following table summarizes short-term debt and weighted average annual interest rates as of December 31:

(in millions)	2011	2010

$600 million commercial paper program (0.30% and 0.35%, respectively)	$ 300	$ 300
$600 million promissory note and line of credit (1.73% in 2011)	$ 477	$ -
Total short-term debt	$ 777	$ 300

In May 2011, NMIC, NFS, and NLIC entered into a $600 million revolving credit facility upon expiration of its existing facility of the same amount. The new facility matures in May 2015 and is subject to various covenants, as defined in the agreement.  NLIC had no amounts outstanding under the new or existing facilities as of December 31, 2011 and December 31, 2010.

In April 2011, the Company entered into a $600 million unsecured revolving promissory note and line of credit agreement with its parent company, NFS. Outstanding principal balances of the line of credit bear interest at the rate of six-month U.S. LIBOR plus 1.25%. Interest is due and payable as of the last day of each interest period, as defined in the agreement, while there are outstanding principal balances. Under the terms of the agreement, NLIC may borrow, repay and re-borrow advances under the line of credit at any time prior to the termination of the note, which, among other conditions, is April 2012, subject to automatic renewal for additional one year periods unless either party terminates the agreement. NLIC had a weighted average of $506 million of the line of credit outstanding during 2011. During 2011, $600 million was the maximum amount outstanding.

In June 2010, NLIC entered into an agreement reducing the commercial paper program from $800 million to $600 million.  The rating agency guidelines recommend that NLIC maintain minimum liquidity backup, which includes cash and liquid assets as well as committed bank lines, equal to 50% of any amounts outstanding under the commercial paper program.  Therefore, availability under the aggregate $600 million credit facility is reduced by the amount outstanding in excess of available cash and liquid assets.  NLIC had a weighted average of $301 million of the commercial paper outstanding during 2011. During 2011, $333 million was the maximum amount of the commercial paper outstanding.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program.  The maximum amount available under the agreement is $350 million.  The borrowing rate on this program is equal to one-month U.S. LIBOR.  The Company had no amounts outstanding under this agreement as of December 31, 2011 and 2010.

The terms of each debt instrument contain various restrictive covenants, including, but not limited to, minimum statutory surplus and minimum net worth requirements, and maximum debt to tangible net worth requirements, as defined in the agreements.  The Company was in compliance with all covenants as of December 31, 2011 and 2010.

The amount of interest paid on short-term debt was $5 million in 2011 and immaterial in 2010 and 2009.

Long-Term Debt

The following table summarizes long term debt as of December 31:

(in millions)	2011		2010

8.15% surplus note, due June 27, 2032, payable to NFS	$ 300		$ 300
7.50% surplus note, due December 17, 2031, payable to NFS	300		300
6.75% surplus note, due December 23, 2033, payable to NFS	100		100
Variable funding surplus note, due December 31, 2040	285		272
Other	6		6
Total long-term debt	$ 991	#	$ 978

On December 31, 2010, Olentangy Reinsurance, LLC, a special purpose financial captive insurance subsidiary of NLAIC domiciled in the State of Vermont, issued a variable funding surplus note to Nationwide Corporation, a majority-owned subsidiary of NMIC.  The note is redeemable in full or partial amount at any time subject to proper notice and approval.  A redemption premium shall be payable if the note is redeemed on or prior to the third anniversary date of the note’s issuance. The note bears interest at the rate of three-month U.S. LIBOR plus 2.80% payable quarterly.  Olentangy Reinsurance, LLC agrees to draw down or reduce principal amounts in accordance with the terms outlined in the purchase agreement.  The maximum amount outstanding under the agreement is $313 million in 2016. The Company made interest payments on this surplus note of $9 million during 2011. Any payment of interest or principal on the note requires the prior approval of the State of Vermont.

The Company made interest payments to NFS on surplus notes totaling $54 million in 2011, 2010, and 2009.  Payments of interest and principal under the notes require the prior approval of the ODI.

Guarantees

See Note 6 to the audited consolidated financial statements included in the F pages of this report for a description of the potential impact on liquidity of the Company’s tax credit funds.

Contractual Obligations and Commitments

The following table summarizes the Company’s contractual obligations and commitments as of December 31, 2011 expected to be paid in the periods presented.  Payment amounts reflect the Company’s estimate of undiscounted cash flows related to these obligations and commitments.  Balance sheet amounts were determined in accordance with GAAP and may differ from the summation of undiscounted cash flows.  The most significant difference relates to future policy benefits for life and health insurance, which include discounting.

	Payments due by period					Amount
	Less			More		per
	than 1	1-3	3-5	than 5		balance
(in millions)	year	years	years	years	Total	sheet

Debt1:
Short-term	$ 778	$ -	$ -	$ -	$ 778	$ 777
Long-term	63	126	127	1,937	2,253	991
Subtotal	$ 841	$ 126	$ 127	$ 1,937	$ 3,031	$ 1,768

License obligation	1	-	-	-	1	-

Purchase and lending commitments:
Fixed maturity securities4	20	-	-	-	20	-
Commercial mortgage loans4	22	-	-	-	22	-
Limited partnerships3	130	-	-	-	130	-
Subtotal	$ 172	$ -	$ -	$ -	$ 172	$ -

Future policy benefits and claims 5,6,7:
Fixed annuities and fixed option of variable annuities	1,585	2,946	2,040	4,888	11,459	10,095
Life insurance	764	1,558	1,560	18,054	21,936	9,338
Single premium immediate annuities	318	582	496	2,996	4,392	2,455
Group pension deferred fixed annuities	1,471	2,670	2,167	8,148	14,456	12,638
Funding agreements backing MTNs
and accident & health insurance2,8,11	632	-	-	-	632	727
Subtotal	$ 4,770	$ 7,756	$ 6,263	$ 34,086	$ 52,875	$ 35,253

Cash and securities collateral 9, 10:
Cash collateral on securities lending	105	-	-	-	105	105
Cash collateral on derivative transactions	1,028	-	-	-	1,028	1,028
Securities collateral on derivative transactions	1	-	-	-	1	-
Subtotal	$ 1,134	$ -	$ -	$ -	$ 1,134	$ 1,133

Total	$ 6,918	$ 7,882	$ 6,390	$ 36,023	$ 57,213	$ 38,154

__________

1
No contractual provisions exist that could create, increase or accelerate those obligations presented.  The amount presented includes contractual principal payments and interest based on rates in effect at December 31, 2011.

2
No contractual provisions exist that could create, accelerate or materially increase those obligations presented.  The amount presented includes contractual principal payments and interest based on rates in effect at December 31, 2011.

3
Primarily related to investments in low-income-housing tax credit partnerships.  Call dates for the obligations presented are either date or event specific.  For date specific obligations, the Company is required to fund a specified amount on a stated date provided there are no defaults under the agreement.  For event specific obligations, the Company is required to fund a specified amount of its capital commitment when properties in a fund become fully stabilized.  For event specific obligations, the call date of these commitments may extend beyond one year but has been reflected in payments due in less than one year due to the call features.  The Company’s capital typically is called within one to four years, depending on the timing of events.

4
A significant portion of policy contract benefits and claims to be paid do not have stated contractual maturity dates and may not result in any ultimate payment obligation.  Amounts reported represent estimated undiscounted cash flows out of the Company’s general account related to death, surrender, annuity and other benefit payments under policy contracts in force at December 31, 2011.  Separate account payments are not reflected due to the matched nature of these obligations and because the contract owners bear the investment risk of such deposits.  Estimated payment amounts were developed based on the Company’s historical experience and related contractual provisions.  Significant assumptions incorporated in the reported amounts include future policy lapse rates (including the impact of customer decisions to make future premium payments to keep the related policies in force); coverage levels remaining unchanged from those provided under contracts in force at December 31, 2011; future interest crediting rates; and estimated timing of payments.  Actual amounts will vary, potentially by a significant amount, from the amounts indicated due to deviations between assumptions and actual results and the addition of new business in future periods.

5
Contractual provisions exist which could adjust the amount and/or timing of those obligations reported.  Key assumptions related to payments due by period include customer lapse and withdrawal rates (including timing of death), exchanges to and from the fixed and separate accounts of the variable annuities, claim experience with respect to guarantees, and future interest crediting level.  Assumptions for future interest crediting levels were made based on processes consistent with the Company’s past practices, which is at the discretion of the Company, subject to guaranteed minimum crediting rates in many cases and/or subject to contractually obligated increases for specified time periods.  Many of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of deposits made and are assessed at declining rates during the first seven years after a deposit is made.  Amounts disclosed include an estimate of those accelerated payments, net of applicable surrender charges.  See Note 2 to the audited consolidated financial statements included in the F pages of this report for a description of the Company’s method for establishing life and annuity reserves in accordance with GAAP.

6
Certain assumptions have been made about mortality experience and retirement patterns in the amounts reported.  Actual deaths and retirements may differ significantly from those projected, which could cause the timing of the obligations reported to vary significantly.  In addition, contractual surrender provisions exist on an immaterial portion of these contracts that could accelerate those obligations presented.  Amounts disclosed do not include an estimate of those accelerated payments.  Most of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of the commuted value of the remaining term certain benefit payments and are assessed at declining rates during the first seven policy years.

7
Contractual provisions exist that could increase those obligations presented.  The process for determining future interest crediting rates as described in note 5 above was used to develop the estimates of payments due by period.

8	Amounts presented include contractual principal and interest based on rates in effect at December 31, 2011.
9	Since the timing of the return of collateral is uncertain, these obligations have been reflected in payments due in less than one year.
10
The table above excludes certain derivative liabilities, for more information on these instruments see Characteristics of Interest Rate Sensitive Financial Instruments.  Embedded derivatives on guaranteed benefit annuity programs are included in future policy benefits and claims in the table above.

11	Health reserves are immaterial and are reflected in the less than one year column.

Investments

General

The Company’s assets are divided between separate account and general account assets.  As of December 31, 2011, $65.2 billion (58%) of the Company’s total assets were held in separate accounts compared to $64.9 billion (60%), as of December 31, 2010 and $47.5 billion (42%) were held in the Company’s general account compared to $42.5 billion (40%), as of December 31, 2010, including $37.7 billion of general account investments compared to $35.3 billion as of December 31, 2010.

Separate account assets primarily consist of investments made with deposits from the Company’s variable annuity and variable life insurance business.  Most separate account assets are invested in various mutual funds.  After deducting fees or expense charges, the investment performance in the Company’s separate account assets is passed through to the Company’s customers.  See Note 6 to the audited consolidated financial statements included in the F pages of this report for further information regarding the Company’s investments.

The following table summarizes the Company’s consolidated general account investments by asset category as of December 31:

	2011		2010
	Carrying	% of	Carrying	% of
(in millions)	value	total	value	total

Available-for-sale securities:
Fixed maturity securities	$ 29,201	78%	$ 26,434	75%
Equity securities	20	-	42	-
Mortgage loans, net	5,748	15%	6,125	17%
Policy loans	1,008	3%	1,088	3%
Short-term investments	1,125	3%	1,062	3%
Other investments	566	1%	558	2%
Total	$ 37,668	100%	$ 35,309	100%

Available-for-Sale Securities

The following table summarizes the amortized cost, gross unrealized gains and losses, and fair value of available-for-sale securities as of the dates indicated:

		Gross	Gross
	Amortized	unrealized	unrealized	Fair
(in millions)	cost	gains	losses	value

December 31, 2011
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 506	$ 124	$ -	$ 630
Obligations of states and political subdivisions	1,501	177	-	1,678
Debt securities issued by foreign governments	102	18	-	120
Corporate public securities	14,132	1,336	111	15,357
Corporate private securities	3,998	327	27	4,298
Residential mortgage-backed securities	5,280	255	311	5,224
Commercial mortgage-backed securities	1,347	64	32	1,379
Collateralized debt obligations	410	17	125	302
Other asset-backed securities	201	16	4	213
Total fixed maturity securities	$ 27,477	$ 2,334	$ 610	$ 29,201
Equity securities	19	2	1	20
Total available-for-sale securities	$ 27,496	$ 2,336	$ 611	$ 29,221

December 31, 2010
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 497	$ 87	$ -	$ 584
Obligations of states and political subdivisions	1,410	15	48	1,377
Debt securities issued by foreign governments	110	13	-	123
Corporate public securities	11,921	879	84	12,716
Corporate private securities	4,038	257	47	4,248
Residential mortgage-backed securities	5,811	183	355	5,639
Commercial mortgage-backed securities	1,167	51	32	1,186
Collateralized debt obligations	365	13	126	252
Other asset-backed securities	294	19	4	309
Total fixed maturity securities	$ 25,613	$ 1,517	$ 696	$ 26,434
Equity securities	39	3	-	42
Total available-for-sale securities	$ 25,652	$ 1,520	$ 696	$ 26,476

Refer to Note 6 to the audited consolidated financial statements included in the F pages of this report for additional information regarding the nature of the Company’s portfolio of available-for-sale securities and the methodology and inputs used in evaluating whether the securities are other-than-temporarily impaired.

Collateral Exposure

The Company’s portfolio of residential mortgage-backed securities are comprised of investments securitized by the cash flows of mortgage loans with four primary collateral characteristics: government agency, prime, Alt-A and sub-prime. In general, recent market activity has negatively impacted the valuation of securities containing Alt-A and sub-prime collateral.

The Company considers Alt-A collateral to be mortgages whose underwriting standards do not qualify the mortgage for prime financing terms.  Typical underwriting characteristics that cause a mortgage to fall into the Alt-A classification may include, but are not limited to, inadequate loan documentation of a borrower’s financial information, debt-to-income ratios above normal lending limits, loan-to-value ratios above normal lending limits that do not have primary mortgage insurance, a borrower who is a temporary resident, and loans securing non-conforming types of real estate.  Alt-A mortgages are generally issued to borrowers having higher Fair Isaac Credit Organization (FICO) scores, and the lender typically charges a slightly higher interest rate for such mortgages.

The Company considers sub-prime collateral to be mortgages that are first or second-lien mortgage loans issued to borrowers that cannot qualify for prime or Alt-A financing terms, as demonstrated by recent delinquent rent or housing payments or substandard FICO scores.  The Company considers prime collateral to be mortgages whose underwriting standards qualify the mortgage for regular conforming or jumbo loan programs.  In addition, government agency collateral is considered to be mortgages securitized by government agencies both implicitly and explicitly backed by the full faith and credit of the U.S. Government.

The following tables summarize the distribution by collateral classification of the Company’s general account residential mortgage-backed securities as of December 31, 2011:

			% of
	Amortized		fair value
(in millions)	cost	Fair value	total

Government agency	$ 2,690	$ 2,916	56%
Prime	942	899	17%
Alt-A	1,220	1,048	20%
Sub-prime	428	361	7%
Total	$ 5,280	$ 5,224	100%

The following tables summarize the distribution by rating and origination year, respectively, of the Company’s general account residential mortgage-backed securities as of December 31, 2011:

	Alt-A			Sub-prime
			% of			% of
	Amortized		fair value	Amortized		fair value
(in millions)	cost	Fair value	total	cost	Fair value	total

AAA 1	$ -	$ -	-	$ 34	$ 33	9%
AA 1	44	41	4%	81	76	21%
A 1	41	41	4%	35	33	9%
BBB 1	106	108	10%	68	59	16%
BB and below 1	1,029	858	82%	210	160	45%
Total	$ 1,220	$ 1,048	100%	$ 428	$ 361	100%

Pre-2005	$ 322	$ 320	31%	$ 302	$ 254	70%
2005	506	437	42%	48	44	12%
2006	221	161	15%	63	46	13%
2007	171	130	12%	13	15	4%
2011	-	-	-	2	2	1%
Total	$ 1,220	$ 1,048	100%	$ 428	$ 361	100%

__________

1	Based on the Company’s standard rating as of the date indicated.

The following tables summarize the distribution by collateral classification of the Company’s general account residential mortgage-backed securities as of December 31, 2010:

			% of
	Amortized		fair value
(in millions)	cost	Fair value	total

Government agency	$ 2,795	$ 2,929	52%
Prime	973	944	17%
Alt-A	1,545	1,333	23%
Sub-prime	498	433	8%
Total	$ 5,811	$ 5,639	100%

The following tables summarize the distribution by rating and origination year, respectively, of the Company’s general account residential mortgage-backed securities as of December 31, 2010:

	Alt-A			Sub-prime
			% of			% of
	Amortized		fair value	Amortized		fair value
(in millions)	cost	Fair value	total	cost	Fair value	total

AAA 1	$ 68	$ 67	5%	$ 185	$ 180	41%
AA 1	112	108	8%	74	63	15%
A 1	49	42	3%	25	21	5%
BBB 1	132	124	9%	49	48	11%
BB and below 1	1,184	992	75%	165	121	28%
Total	$ 1,545	$ 1,333	100%	$ 498	$ 433	100%

Pre-2005	$ 428	$ 409	31%	$ 350	$ 305	70%
2005	616	534	40%	61	58	13%
2006	290	223	17%	70	54	13%
2007	211	167	12%	17	16	4%
Total	$ 1,545	$ 1,333	100%	$ 498	$ 433	100%
__________

1	Based on the Company’s standard rating as of the date indicated.

The following table summarizes the distribution of the Company’s general account commercial mortgage-backed securities, collateralized debt obligations and other asset-backed securities collateral by collateral classification and rating, as of the dates indicated:

	Amortized cost				Fair value
			A and				A and
(in millions)	AAA 1	AA 1	below 1	Total	AAA 1	AA 1	below 1	Total

December 31, 2011:
Commercial mortgage-backed securities	$ 685	$ 140	$ 522	$ 1,347	$ 724	$ 142	$ 513	$ 1,379
Collateralized debt obligations	55	66	289	410	59	64	179	302
Credit cards	6	62	-	68	6	66	-	72
Aviation	-	-	41	41	-	-	43	43
Franchise/business loans	-	-	54	54	-	-	51	51
Student loans	5	-	-	5	5	-	-	5
Tobacco	-	-	7	7	-	-	6	6
Manufactured housing	-	2	3	5	-	2	3	5
Other	-	3	18	21	-	4	27	31
Total	$ 751	$ 273	$ 934	$ 1,958	$ 794	$ 278	$ 822	$ 1,894

December 31, 2010:
Commercial mortgage-backed securities	$ 566	$ 141	$ 460	$ 1,167	$ 593	$ 142	$ 451	$ 1,186
Collateralized debt obligations	21	26	318	365	24	26	202	252
Credit cards	61	-	-	61	64	-	-	64
Aviation	-	-	92	92	-	-	97	97
Franchise/business loans	6	3	62	71	7	2	63	72
Student loans	30	-	-	30	29	-	-	29
Tobacco	-	-	8	8	-	-	7	7
Manufactured housing	3	-	3	6	3	-	3	6
Other	-	3	23	26	-	3	31	34
Total	$ 687	$ 173	$ 966	$ 1,826	$ 720	$ 173	$ 854	$ 1,747

__________

1	Based on the Company’s standard rating as of the date indicated.

Mortgage Loans, Net of Allowance

As of December 31, 2011, general account mortgage loans were $5.7 billion (15%) of the carrying value of consolidated general account investments compared to $6.1 billion (17%) as of December 31, 2010.  Commercial mortgage loans represent 100% of the total mortgage loan portfolio as of December 31, 2011.  Commitments to fund mortgage loans of $22 million were outstanding as of December 31, 2011 compared to $24 million as of December 31, 2010.

The table below summarizes the carrying values of mortgage loans by regional exposure and property type as of December 31:

(in millions)	Office	Warehouse	Retail	Apartment	Hotel	Other	Total
2011
Mortgage loans:
New England	$ 62	$ 18	$ 27	$ -	$ 18	$ -	$ 125
Middle Atlantic	161	219	291	57	-	7	735
East North Central	88	146	421	254	40	21	970
West North Central	3	56	58	69	32	-	218
South Atlantic	102	284	643	231	19	-	1,279
East South Central	24	30	132	83	10	-	279
West South Central	37	116	211	144	31	-	539
Mountain	90	103	130	122	-	67	512
Pacific	208	315	332	179	112	5	1,151
Total amortized cost	$ 775	$ 1,287	$ 2,245	$ 1,139	$ 262	$ 100	$ 5,808

Total valuation allowance	$ (12)	$ (15)	$ (15)	$ (3)	$ (15)	$ -	$ (60)

Total mortgage loans, net of allowance							$ 5,748

2010
Mortgage loans:
New England	$ 66	$ 19	$ 41	$ 27	$ 33	$ -	$ 186
Middle Atlantic	138	214	272	91	-	8	723
East North Central	82	154	440	324	65	8	1,073
West North Central	4	57	59	40	45	-	205
South Atlantic	92	368	667	204	19	-	1,350
East South Central	15	35	112	90	10	-	262
West South Central	37	120	219	147	115	-	638
Mountain	86	111	141	181	-	67	586
Pacific	262	339	374	141	77	5	1,198
Total amortized cost	$ 782	$ 1,417	$ 2,325	$ 1,245	$ 364	$ 88	$ 6,221

Total valuation allowance	$ (15)	$ (15)	$ (24)	$ (13)	$ (29)	$ -	$ (96)

Total mortgage loans, net of allowance							$ 6,125

As of December 31, 2011, the Company’s largest exposure to any single borrower, region and property type was 1%, 22% and 39%, respectively, of the Company’s general account mortgage loan portfolio compared to 1%, 22% and 37%, respectively, as of December 31, 2010.

As of December 31, 2011 and 2010, the Company’s mortgage loans classified as delinquent, foreclosed and restructured were immaterial as a percentage of the total mortgage loan portfolio.

Credit Quality Information

Given the current market environment, the Company considers mortgage loans that are backed by apartment or hotel collateral to be higher-risk property types.  This determination is based on the fact that these property types generally have leases or room rates that are short-term in length and can be adjusted quickly.  For apartments, this has generally led to defaults early in the cycle but lower loss-severity.  For hotels, this has generally led to higher levels of defaults and loss-severity.  In addition, apartments and hotels are generally highly leveraged and are bought and sold more frequently, which often leads to higher loan-to-value (LTV) ratios in a recessionary environment.  Apartments and hotels also are generally correlated to the housing market, as apartments can be affected by housing affordability and supply issues, and hotels can be affected by declines in disposable income.

With regard to the other remaining property types (office, industrial, retail), the Company also considers mortgage loans to be high-risk if their collateral characteristics include, but are not limited to:  LTV ratios greater than 90%, low debt service coverage ratios, increases in vacancies or concessions, falling rental rates, and other loan specific characteristics that could indicate additional risk.

The following table provides relevant asset quality information on these high-risk categories of mortgage loans as of December 31:

			Other	Total	%
(in millions)	Apartment	Hotel	high-risk	Portfolio	of total
2011
Total valuation allowance	$ 3	$ 15	$ 28	$ 60	77%

Refinanced loans1	$ 73	$ 25	$ 78	$ 823	21%
Modified loans2	$ -	$ 68	$ 29	$ 202	48%

2010
Total valuation allowance	$ 13	$ 29	$ 43	$ 96	89%

Refinanced loans1	$ 75	$ 33	$ 154	$ 875	30%
Modified loans2	$ 72	$ 65	$ 38	$ 176	99%

__________

1 Includes all loans refinanced at any time during the term of the loan.
2 Includes all loans modified at any time during the term of the loan

As noted above, an individual mortgage loan’s LTV ratio is an additional indicator of risk and the calculation of this ratio utilizes certain assumptions and estimates made by the Company. The LTV ratio is calculated as a ratio of the amortized cost of the subject loans to the value of the underlying real estate collateral. The collateral value component is determined based on the Company’s view of normalized property operating income for the real estate divided by the prevailing market capitalization rates. In determining the normalized property operating income, the Company relies upon the most recent property operating statement information, and makes certain assumptions of future property rental income, property expenses, and expectations for vacancies, among other items.

The Company’s practice is to obtain updated property operating statements at least on an annual basis.  The Company performs an annual internal valuation of each property, based on these property operating statements.  The Company’s practice is to obtain external appraisals during the initial underwriting of the loan.

The following table represents the amortized cost (excluding valuation allowances) and average LTV ratio of mortgage loans considered high-risk as of December 31:

	Apartment		Hotel		Other high-risk

(in millions)	Amortized cost	Average LTV	Amortized cost	Average LTV	Amortized cost	Average LTV
2011
New England	$ -	-	$ 18	92%	$ 4	46%
Middle Atlantic	57	59%	-	-	73	79%
East North Central	254	72%	40	73%	67	95%
West North Central	69	83%	32	93%	27	97%
South Atlantic	231	76%	19	69%	147	99%
East South Central	83	88%	10	88%	10	91%
West South Central	144	77%	31	105%	15	95%
Mountain	122	75%	-	-	67	96%
Pacific	179	69%	112	83%	148	89%
Total	$ 1,139	73%	$ 262	85%	$ 558	92%

2010
New England	$ 27	99%	$ 33	84%	$ 10	82%
Middle Atlantic	91	83%	-	-	93	82%
East North Central	324	85%	65	104%	158	101%
West North Central	40	92%	45	84%	8	84%
South Atlantic	204	85%	19	66%	245	101%
East South Central	90	81%	10	86%	35	94%
West South Central	147	84%	115	108%	62	96%
Mountain	181	85%	-	-	45	96%
Pacific	141	73%	77	85%	256	90%
Total	$ 1,245	84%	$ 364	94%	$ 912	95%

The Company’s practice is to put a mortgage loan on non-accrual status whenever the facts and circumstances of the individual borrower or the property’s performance indicate that the Company is not likely to collect future payments.  The facts and circumstances which would lead to this decision would include, but not be limited to, the borrower missing a payment, the borrower is not expected to be able to remedy missed payments in a timely manner based upon the property’s cash flows, or if the Company is informed by the borrower that they will not be able to make future payments for verifiable reasons.

Interest received on non-accrual status mortgage loans is included in net investment income in the period received.  Interest income on performing mortgage loans is recognized over the life of the loan using the effective-yield method.

For additional information on the Company’s valuation allowance on mortgage loans, see Note 2 to the audited consolidated financial statements included in the F pages of this report

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk Sensitive Financial Instruments

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices.  The following discussion focuses on specific interest rate, foreign currency and equity market risks to which the Company is exposed and describes strategies used to attempt to manage these risks.  This discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk

Fluctuations in interest rates can impact the Company’s earnings, cash flows and the fair value of its assets and liabilities.  In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall portfolio yield, which could reduce future interest spread income.  In addition, minimum guaranteed crediting rates on certain annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company’s interest spread income.  The average crediting rate for fixed annuity products during 2011 was 3.44% and 3.61% for the Individual Investments and Retirement Plans segments, respectively (compared to 3.75% and 3.59%, respectively, during 2010), well in excess of guaranteed rates.

The Company attempts to mitigate this risk by managing the maturity and interest-rate sensitivities of assets to be consistent with those of liabilities.  In recent years, management has taken actions to address low interest rate environments and the resulting impact on interest spread margins, including reducing commissions on fixed annuity sales, launching new products with new guaranteed rates, discontinuing the sale of its leading annual reset fixed annuities and invoking contractual provisions that limit the amount of variable annuity deposits allocated to the guaranteed fixed option.  In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels adequate to provide returns consistent with management expectations.

Conversely, a rising interest rate environment could result in a reduction of interest spread income or an increase in policyholder surrenders.  Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately 7 years as of December 31, 2011.  Therefore, a change in portfolio yield will lag changes in market interest rates.  This lag increases if the rate of prepayments of securities slows.  To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads.  Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors.  This difference could result in an increase in surrender activity by policyholders.  If unable to fund surrenders with cash flow from operations, the Company might need to sell assets, which likely would have declined in value due to the increase in interest rates.  The Company attempts to mitigate this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of assets to approximate those of liabilities.

The Company offers a variety of variable annuity programs with guaranteed minimum balance or guaranteed withdrawal benefits, and options are utilized to economically hedge a portion of these products.  See Equity Market Risk for further explanation.

Asset/Liability Management Strategies to Manage Interest Rate Risk

The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has an investment policy based on its specific characteristics.  The policy establishes asset maturity and duration, quality and other relevant guidelines.

An underlying pool or pools of investments support each general account line of business.  These pools consist of whole assets purchased specifically for the underlying line of business.  In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities, sectors and several top-down risks may result in portfolio turnover or transfers among the various portfolios.

Investment strategies are executed by dedicated investment professionals based on the investment policies established for the various pools.  To assist them in this regard, they receive periodic projections of investment needs from each line’s management team.  Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line.  In addition, sophisticated Asset/Liability Management models are employed to project the assets and liabilities over a wide range of interest rate scenarios to evaluate the efficacy of the strategy for a line of business.

Using this information, in conjunction with each line’s investment strategy, actual asset purchases or commitments are made.  In addition, plans for future asset purchases are formulated when appropriate.  This process is repeated frequently so that invested assets for each line match its investment needs as closely as possible.  The primary objectives are to ensure that each line’s liabilities are invested in accordance with its investment strategy and that over or under investment is minimized.

As part of this process, the investment portfolio managers provide each line’s actuaries with forecasts of anticipated rates that the line’s future investments are expected to produce.  This information, in combination with yields attributable to the line’s current investments and its investment “rollovers,” gives the line actuaries data to use in computing and declaring interest crediting rates for their lines of business in conjunction with management approval.

There are two approaches to developing investment policies:

•
For liabilities where cash flows are not interest sensitive and the credited rate is fixed (e.g., immediate annuities), the Company attempts to manage risk with a combination cash matching/duration matching strategy.  Duration is a measure of the sensitivity of price to changes in interest rates.  For a rate movement of 100 basis points, the fair value of liabilities with a duration of 5 years would change by approximately 5%.  For this type of liability, the Company generally targets an asset/liability duration mismatch of -0.25 to +0.50 years.  In addition, the Company attempts to minimize asset and liability cash flow mismatches, especially over the first five years.  However, the desired degree of cash matching is balanced against the cost of cash matching.

•
For liabilities where the Company has the right to modify the credited rate and policyholders also have options, the Company’s risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios.  The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy.  This analysis, combined with appropriate risk tolerances, drives the Company’s investment policy.

Use of Derivatives to Manage Interest Rate Risk

The Company uses derivative instruments to manage exposures and mitigate risks associated with interest rates, equity markets, foreign currency and credit. These derivative instruments primarily include interest rate swaps, futures contracts and options. Certain features embedded in the Company’s investments, equity-indexed life and annuity contracts and certain variable life and annuity contracts require derivative accounting. All derivative instruments are carried at fair value and are reflected as assets or liabilities in the consolidated balance sheets.

Interest rate risk management:  The Company uses interest rate contracts, primarily interest rate swaps, to reduce or alter interest rate exposure arising from mismatches between assets and liabilities.  In the case of interest rate swaps, the Company enters into a contractual agreement with a counterparty to exchange, at specified intervals, the difference between fixed and variable rates of interest, calculated on a reference notional amount.

Interest rate swaps are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns.  As such, interest rate swaps are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa. The Company also enters into interest rate swap transactions which are structured to provide a hedge against the negative impact of higher interest rates on the Company’s statutory capital position.

Credit risk management:  The Company enters into credit derivative contracts, primarily credit default swaps, under which the Company buys and sells credit default protection on standardized credit indices, which are established baskets of creditors, or on specific corporate creditors.  These derivatives allow the Company to manage or modify its credit risk profile in general or its credit exposure to specific creditors.

Characteristics of Interest Rate Sensitive Financial Instruments

The tables below provide information about the Company’s financial instruments as of December 31, 2011 that are sensitive to changes in interest rates.  Insurance contracts that subject the Company to significant mortality risk, including life insurance contracts and life-contingent immediate annuities, do not meet the definition of a financial instrument and are not included in the table.

	Estimated year of maturities/repayments							2011	2010
						There-		Fair	Fair
(in millions)	2012	2013	2014	2015	2016	after	Total	Value	Value
Assets
Fixed maturity securities:
Corporate bonds:
Principal	$ 896	$ 1,448	$ 1,405	$ 1,081	$ 1,461	$ 11,839	$ 18,130	$ 19,655	$ 16,964
Weighted average interest rate	5.72%	5.41%	5.02%	4.64%	5.14%	5.65%	5.48%
Mortgage and other asset-
backed securities:
Principal	$ 2	$ 16	$ 3	$ 26	$ 13	$ 7,178	$ 7,238	$ 7,118	$ 7,386
Weighted average interest rate	3.30%	4.52%	5.69%	4.42%	5.25%	5.05%	5.05%
Other fixed maturity securities:
Principal	$ 67	$ 57	$ 76	$ 131	$ 72	$ 1,706	$ 2,109	$ 2,428	$ 2,084
Weighted average interest rate	5.69%	5.19%	6.00%	5.44%	5.89%	5.95%	5.89%
Mortgage loans:
Principal	$ 549	$ 411	$ 542	$ 794	$ 804	$ 2,701	$ 5,801	$ 5,861	$ 5,863
Weighted average interest rate	6.06%	5.92%	5.96%	5.53%	5.70%	5.87%	5.83%

Liabilities
Individual deferred fixed annuities:
Principal	$ 761	$ 728	$ 802	$ 499	$ 401	$ 1,572	$ 4,763	$ 5,118	$ 4,921
Weighted average crediting rate	3.39%	3.27%	2.92%	2.91%	2.90%	2.94%
Group pension deferred fixed annuities:
Principal	$ 1,472	$ 1,322	$ 1,166	$ 1,010	$ 863	$ 6,606	$ 12,439	$ 12,004	$ 11,324
Weighted average crediting rate	3.63%	3.53%	3.46%	3.41%	3.34%	3.25%
Funding agreements backing MTNs:
Principal	$ 289	$ -	$ -	$ -	$ -	$ -	$ 289	$ 294	$ 816
Weighted average crediting rate	4.99%	-	-	-	-	-	-
Immediate annuities:
Principal	$ 68	$ 60	$ 52	$ 45	$ 38	$ 240	$ 503	$ 576	$ 558
Weighted average crediting rate	6.16%	6.11%	6.14%	6.22%	6.30%	6.37%
Short-term debt:
Principal	$ 777	$ -	$ -	$ -	$ -	$ -	$ 777	$ 777	$ 300
Weighted average interest rate	0.67%	-	-	-	-	-	0.67%
Long-term debt:
Principal	$ -	$ -	$ -	$ -	$ -	$ 991	$ 991	$ 1,081	$ 1,039
Weighted average interest rate	-	-	-	-	-	8.95%	8.95%

	Estimated year of maturities/repayments							2011	2010
						There-		Fair	Fair
(in millions, except settlement prices)	2012	2013	2014	2015	2016	after	Total	Value	Value
Derivative Financial Instruments
Interest rate swaps:
Pay fixed/receive variable:
Notional value	$ 701	$ 2,556	$ 1,103	$ 724	$ 1,831	$ 13,731	$ 20,646	$ (2,140)	$ (68)
Weighted average pay rate	2.06%	1.25%	1.82%	2.30%	1.77%	3.41%	2.82%
Weighted average receive rate1	0.29%	0.30%	0.28%	0.29%	0.29%	0.29%	0.29%
Pay variable/receive fixed:
Notional value	$ 1,152	$ 2,475	$ 817	$ 1,018	$ 1,730	$ 15,132	$ 22,324	$ 2,161	$ 189
Weighted average pay rate1	0.33%	0.29%	0.28%	0.33%	0.28%	0.29%	0.29%
Weighted average receive rate	1.59%	1.48%	1.79%	2.66%	1.54%	3.32%	2.80%
Pay fixed/receive fixed:
Notional value	$ 11	$ 22	$ -	$ -	$ 48	$ 93	$ 174	$ 1	$ (11)
Weighted average pay rate	4.70%	4.54%	-	-	4.73%	5.66%	5.20%
Weighted average receive rate	6.10%	5.86%	-	-	6.16%	6.11%	6.09%
Credit default swaps sold:
Notional value	$ 3	$ 10	$ -	$ -	$ -	$ -	$ 13	$ 1	$ 1
Weighted average receive rate	6.00%	1.39%	-	-	-	-	2.45%
Credit default swaps purchased:
Notional value	$ -	$ 15	$ -	$ -	$ -	$ 2	$ 17	$ (1)	$ -
Weighted average pay rate	-	1.75%	-	-	-	2.10%	1.79%
Total return swaps2:
Notional value	$ 3,300	$ -	$ -	$ -	$ -	$ -	$ 3,300	$ (27)	$ (11)
Embedded derivatives:
Notional value	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ (1,911)	$ (226)
Treasury futures:
Short positions:
Contract amount/notional value	$ 2	$ -	$ -	$ -	$ -	$ -	$ 2	$ -
Weighted average settlement price	$ 110.20	$ -	$ -	$ -	$ -	$ -	$ 110.20
Equity futures:
Short positions:
Contract amount/notional value	$ 1,736	$ -	$ -	$ -	$ -	$ -	$ 1,736	$ (21)	$ (20)
Weighted average settlement price	$ 1,097.53	$ -	$ -	$ -	$ -	$ -	$ 1,097.53
Long positions:
Contract amount/notional value	$ 27	$ -	$ -	$ -	$ -	$ -	$ 27	$ -	$ -
Weighted average settlement price	$ 1,254.35	$ -	$ -	$ -	$ -	$ -	$ 1,254.35
Option contracts
Long positions:
Contract amount/notional value	$ 1,916	$ 510	$ 271	$ 148	$ 129	$ 4,187	$ 7,161	$ 1,004	$ 212
Weighted average settlement price	$ 1,173.94	$ 1,277.43	$ 1,348.32	$ 1,205.85	$ 1,423.92	$ 38.41	$ 529.13

________

1	Variable rates are generally based on 1, 3 or 6-month U.S. LIBOR and reflect the effective rate as of December 31, 2011.
2	Total return swaps are based on the Europe, Australasia and Far East Index from Morgan Stanley Capital International (EAFE Index).

Additional information about the characteristics of the financial instruments and assumptions underlying the data presented in the table on the proceeding page are as follows:

Mortgage-backed securities and other asset-backed securities:  The year of maturity is determined based on the terms of the securities and the current estimated rate of prepayment of the underlying pools of mortgages or assets.  The Company limits its exposure to prepayments by purchasing less volatile types of mortgage-backed securities and asset-backed securities investments.

        Corporate bonds and other fixed maturity securities and mortgage loans:  The maturity year is that of the security or loan.

Individual deferred fixed annuities:  The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates and contract terms.  Individual deferred fixed annuities are certain individual annuity contracts, which are also subject to surrender charges calculated as a percentage of the deposits made and assessed at declining rates during the first seven years after a deposit is made.  Individual deferred fixed annuities included $0.7 billion of participating group annuity contracts in 2011 ($0.8 billion in 2010) were in contracts where the crediting rate is guaranteed for a set term.  As of December 31, 2011, individual deferred fixed annuity general account liabilities totaling $4.4 billion ($4.3 billion in 2010) were in contracts where the crediting rate is reset periodically with portions resetting in each calendar quarter, and $671 million that reset annually in 2011 compared to $572 million in 2010.  Individual fixed annuity policy reserves of $1.5 billion in 2011 and 2010 were in contracts that adjust the crediting rate every five years.  Individual deferred fixed annuity policy reserves of $439 million in 2011 were in contracts that adjust the crediting rate every three years compared to

$478 million in 2010.  The average crediting rate is calculated as the difference between the projected yield of the assets backing the liabilities and a targeted interest spread.  However, for certain individual deferred annuities the crediting rate is also adjusted to partially reflect current new money rates.

Group pension deferred fixed annuities:  The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates and contract terms.  Included were group annuity contracts representing $12.6 billion and $11.9 billion of general account liabilities as of December 31, 2011 and 2010, respectively, which are generally subject to market value adjustment upon surrender and which also may be subject to surrender charges.  Of the total group deferred fixed annuity liabilities, $11.3 billion ($10.6 billion in 2010) were in contracts where the crediting rate is reset quarterly, $593 million ($541 million in 2010) were in contracts that adjust the crediting rate on an annual basis with portions resetting in each calendar quarter, and $694 million ($720 million in 2010) were in contracts where the crediting rate is reset annually on January 1.

Funding agreements backing MTNs:  Funding agreements issued in conjunction with the MTN program where the crediting rate either is fixed for the term of the contract or is variable based on an underlying index.

Immediate annuities:  Non-life contingent contracts in payout status where the Company has guaranteed periodic payments, typically monthly, are included.  The maturity year is based on the term of the contract.

Short-term debt and long-term debt:  The maturity year is the stated maturity date of the obligation.

Derivative financial instruments:  The maturity year is based on the terms of the related contract.  Interest rate swaps include cross-currency interest rate swaps, which are used to reduce the Company’s existing asset and liability foreign currency exposure.  Cross-currency interest rate swaps in place against each foreign currency obligation hedge the Company against adverse currency movements with respect to both period interest payments and principal repayment.  Underlying details by currency therefore have been omitted.  Variable swap rates and settlement prices reflect rates and prices in effect as of December 31, 2011.

Foreign Currency Risk

As part of its regular investing activities, the Company may purchase foreign currency denominated investments.  These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates.  In an effort to mitigate this risk, the Company uses cross-currency swaps.  As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged item.

Equity Market Risk

Asset fees calculated as a percentage of separate account assets are a significant source of revenue to the Company.  As of December 31, 2011, approximately 77% of separate account assets were invested in equity mutual funds (approximately 78% as of December 31, 2010).  Gains and losses in the equity markets result in corresponding increases and decreases in the Company’s separate account assets and asset fee revenue.  In addition, a decrease in separate account assets may decrease the Company’s expectations of future profit margins due to a decrease in asset fee revenue and/or an increase in guaranteed contract claims, which also may require the Company to accelerate amortization of DAC.

The Company’s long-term assumption for net separate account returns is 7% annual growth.  This analysis assumes no other factors change and that an unlocking of DAC assumptions would not be required.  However, as it does each quarter, the Company would evaluate its DAC balance and underlying assumptions to determine the need for unlocking.  The Company can provide no assurance that the experience of flat equity market returns would not result in changes to other factors affecting profitability, including the possibility of unlocking of DAC assumptions.
Many of the Company’s individual variable annuity contracts offer GMDB features.  A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on premiums paid less amounts withdrawn or contract value on a specified anniversary date.  A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims.

In an effort to mitigate this risk, the Company implemented a GMDB economic hedging program for certain new and existing business.  Prior to implementation of the GMDB hedging program in 2000, the Company managed this risk primarily by entering into reinsurance arrangements.  The GMDB economic hedging program is designed to offset changes in the economic value of the designated GMDB.  Currently the program shorts equity index futures, which provides an offset to changes in the value of the designated obligation.  The futures are not designated as hedges and, therefore, hedge accounting is not applied.  The Company’s economic and accounting hedges are not perfectly offset.  Therefore, the hedging activity is likely to lead to earnings volatility.  As of December 31, 2011 and 2010, the Company’s net amount at risk was $2.1 billion and $1.3 billion, respectively.  As of December 31, 2011 and 2010, the Company’s reserve for GMDB claims was $80 million and $46 million, respectively.

The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder.  The Company also provides various forms of guarantees to benefit the related contractholders.  The Company provides five primary guarantee types of variable annuity contracts:  (1) GMDB; (2) GMIB; (3) GMAB; (4) GLWB; and (5) a hybrid guarantee with GMAB and GLWB.

The GMDB, offered on every variable annuity contract, provides a specified minimum return upon death.  Many of these death benefits are spousal, whereby a death benefit will be paid upon death of the first spouse.  The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract and a second death benefit paid upon the survivor’s death.

The GMIB, which was offered as a rider to several variable annuity contracts, is a living benefit that provides the contractholder with a guaranteed annuitization value.

The GMAB, offered in the Company’s Capital Preservation Plus contract rider, is a living benefit that provides the contractholder with a guaranteed return of deposits, adjusted proportionately for withdrawals, after a specified time period (5, 7 or 10 years) selected by the contractholder at the issuance of the variable annuity contract.  In some cases, the contractholder also has the option, after a specified time period, to drop the rider and continue the variable annuity contract without the GMAB.  In general, the GMAB requires a minimum allocation to guaranteed term options or adherence to limitations required by an approved asset allocation strategy.

The GLWB, offered in the Company’s Lifetime Income contract rider (L.inc), is a living benefit that provides for enhanced retirement income security without the liquidity loss associated with annuitization.  The withdrawal rates vary based on the age when withdrawals begin and are applied to a benefit base to determine the guaranteed lifetime income amount available to a contractholder.  The benefit base is equal to the variable annuity premium at contract issuance and may increase as a result of a feature driven by account performance and policy duration.  L.inc is the only living benefit guarantee offered on new variable annuity contract sales.

Equity market risk management:  These variable annuity products and related obligations expose the Company to various market risks, predominately interest rate and equity risk. Adverse changes in the equity markets or interest rate movements expose the Company to significant volatility.  To mitigate these risks and hedge the guaranteed benefit obligations, the Company enters into a variety of derivatives including interest rate swaps, equity index futures, options and total return swaps.

  Inflation

The rate of inflation did not have a material effect on the revenues or operating results of the Company during 2011, 2010, or 2009.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors of the Registrant

Name	Age	Date Service Began

Timothy G. Frommeyer	47	January 2009
Peter A. Golato	58	January 2009
Stephen S. Rasmussen	59	January 2009
Mark R. Thresher	55	January 2009
Kirt A. Walker	48	December 2009

For biographical information on Messrs. Frommeyer, Golato, Rasmussen, Thresher, and Walker, please see the information provided below in “Executive Officers of the Registrant.”

Executive Officers of the Registrant

Name	Age	Position with NLIC

Stephen S. Rasmussen	59	NMIC Chief Executive Officer1
Kirt A. Walker	48	President and Chief Operating Officer
Patricia R. Hatler	57	Executive Vice President–Chief Legal and Governance Officer
Matthew Jauchius	42	Executive Vice President – Chief Marketing and Strategy Officer
Michael C. Keller	52	Executive Vice President–Chief Information Officer
Gale V. King	55	Executive Vice President–Chief Administrative Officer
Mark R. Thresher	55	Executive Vice President–Finance
Anne L. Arvia	48	Senior Vice President–NW Retirement Plans
John L. Carter	47	Senior Vice President–Distribution and Sales
Timothy G. Frommeyer	47	Senior Vice President–Chief Financial Officer
Peter A. Golato	58	Senior Vice President–Nationwide Financial Network
Harry H. Hallowell	51	Senior Vice President–Chief Investment Officer
Eric S. Henderson	49	Senior Vice President–Individual Products and Solutions
Michael J. Mahaffey	39	Senior Vice President–Chief Risk Officer
Kai V. Monahan	44	Senior Vice President–Internal Audit
Steven C. Power	54	Senior Vice President–Nationwide Financial
Michael S. Spangler	45	Senior Vice President–President, Nationwide Investment Management Group
__________
1	NMIC is our ultimate parent company; however, Mr. Rasmussen does not serve as NLIC’s chief executive officer.

Business experience for each of the individuals listed in the previous table is set forth below:

Stephen S. Rasmussen has been the Nationwide enterprise chief executive officer since February 2009.  He previously served as the President and Chief Operating Officer of NMIC and Executive Vice President of NLIC from September 2003 to February 2009.  He has served as a director of NLIC since January 2009.

Kirt A. Walker has been President and Chief Operating Officer and a director of NLIC since December 2009.  Previously, Mr. Walker was President and Chief Operating Officer–Nationwide Insurance of NMIC since March 2009.  Prior to that time, he served as President, Nationwide Insurance Exclusive Operations of NMIC from November 2008 to March 2009; President, Nationwide Insurance Eastern Operations of NMIC from March 2006 to October 2008; and President, Allied Insurance of NMIC from September 2003 to February 2006.  Mr. Walker has been with Nationwide since 1986.

Patricia R. Hatler has been Executive Vice President–Chief Legal and Governance Officer of NLIC since December 2004.  Previously, Ms. Hatler served as Executive Vice President and General Counsel from October 2004 to December 2004.

Matthew Jauchius has been Executive Vice President–Chief Marketing and Strategy Officer since December 2010.  Prior to that time, he was Senior Vice President–Chief Strategy Officer and OCEO Administration from April 2009 to December 2010 and served as Vice President–PCIO Strategy for NMIC from April 2007 to April 2009, and Vice President–Strategic Planning for NMIC from June 2006 to April 2007.  Prior to that time, Mr. Jauchius was Associate Principal with McKinsey & Company from September 1998 to June 2006.

Michael C. Keller has been Executive Vice President–Chief Information Officer of NLIC since August 2001.  Mr. Keller has been Executive Vice President–Chief Information Officer of several other Nationwide companies since June 2001.

Gale V. King has been Executive Vice President–Chief Administrative Officer of NLIC since February 2009.  Previously, she was Senior Vice President–Property and Casualty Human Resources of NMIC from October 2003 to February 2009.  Ms. King has been with Nationwide since 1983.

Mark R. Thresher has been Executive Vice President–Finance of NLIC since December 2009 and has served as a director of NLIC since January 2009.  Prior to that time, he was President and Chief Operating Officer of NLIC from May 2004 to December 2009.

Anne L. Arvia has been Senior Vice President–NW Retirement Plans of NLIC since November 2009.  Previously, she was Senior Vice President–Nationwide Bank from September 2006 to October 2009.  Prior to joining Nationwide Bank, Ms. Arvia served as the Chief Executive Officer of ShoreBank, a community and environmental bank, from May 2002 to August 2006.

John L. Carter has been Senior Vice President–Distribution and Sales of NLIC and President of Nationwide Financial Distributors, Inc., as well as Senior Vice President of several other Nationwide companies, since November 2005.

Timothy G. Frommeyer has been Senior Vice President–Chief Financial Officer of NLIC and several other Nationwide companies since November 2005, and has served as a director of NLIC since January of 2009.

Peter A. Golato has been Senior Vice President–Nationwide Financial Network of NLIC and several other Nationwide companies since September 2011, and has served as a director of NLIC since January 2009.  Prior to that time, he served as Senior Vice President–Individual Protection Business Head of NLIC and several other Nationwide companies from May 2004 to September 2011.

Harry H. Hallowell has been Senior Vice President–Chief Investment Officer of NLIC since January 2010.  Previously, Mr. Hallowell served as Senior Vice President and Treasurer of NLIC and several other Nationwide companies from January 2006 through December 2009.

Eric S. Henderson has been Senior Vice President–Individual Products and Solutions of NLIC and several other companies within Nationwide since September 2011.  Previously, Mr. Henderson served as Senior Vice President–Individual Investments Business Head from August 2007 to September 2011 and as Vice President and Chief Financial Officer–Individual Investments from August 2004 to August 2007.

Michael W. Mahaffey has been Senior Vice President–Chief Risk Officer of NLIC and several other Nationwide companies since November 2008.   Prior to that time, he was Vice President–Enterprise Risk Management of NMIC from 2007 to 2008, and Associate Vice President–Enterprise Risk Management of NMIC from 2005 to 2007.

Kai V. Monahan has been Senior Vice President–Internal Audit of NLIC and several other Nationwide companies since November 2008.  Previously, Mr. Monahan was a Partner in Ernst & Young's Business Risk Services practice from 2004 to 2008.

Steven C. Power has been Senior Vice President–Nationwide Financial since January 2010.  Previously, Mr. Power was President and CEO of NatCity Investments, Inc., a wholly owned subsidiary of National City Corporation, from July 2004 to April 2009.

Michael S. Spangler has been Senior Vice President–Investment Management Group since May 2008.  Previously, Mr. Spangler was Managing Director at Morgan Stanley from May 2004 to June 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our mission is to create value for customers and businesses by protecting what is important to them, helping them build a secure financial future, and providing the best personalized customer experience through competitively priced, high quality products.  We motivate our executives to achieve these goals, in part, by delivering direct rewards, including base salary, short-term and long-term incentives and other benefits and perquisites.  Consistent with our pay for performance philosophy, we focus our compensation programs substantially upon sustained financial performance as well as overall customer satisfaction.  Payments will increase or decrease to the extent we meet our pre-established performance expectations.  The discussion below is intended to show how:

•	our financial planning process leads to financial objectives;

•	we translate financial and individual objectives into incentive opportunities;

•	we consider individual performance and use other non-financial factors to create flexibility in our compensation programs; and

•	we think about both the level and form of these rewards, which we believe helps us to attract and retain the executive talent that is necessary to create stakeholder value.

NMIC Human Resources Committee

Our board relies on the human resources committee of the NMIC board of directors for compensation decisions.  The NMIC human resources committee’s primary purpose is to discharge the responsibilities of the NMIC board of directors as to the compensation of our executive officers and the executive officers of our parent company, subsidiaries and affiliates.  Other duties of the NMIC human resources committee include carrying out the board of directors’ oversight responsibilities by reviewing our human resources, compensation and benefit practices.

The operation of the NMIC human resources committee is outlined in a charter that has been adopted by the NMIC board of directors.  The charter provides that the committee’s duties include, among other things:

•	establishment of an overall compensation philosophy;

•	oversight and review of human resources programs for directors, executive officers and employees; and

•
responsibility for approval of salaries, incentive compensation plans and awards under such plans for certain executive officers, including those named in the “Summary Compensation Table for 2011,” whom we refer to as the “named executive officers.”

The NMIC human resources committee met seven times during 2011.

Compensation Consultants

The NMIC human resources committee has the sole authority to retain and terminate any consultant assisting in the evaluation of compensation and has the power to retain independent counsel, auditors or others to assist in the conduct of any investigation into matters within the NMIC human resources committee’s scope of responsibilities.  The NMIC human resources committee has retained Pearl Meyer & Partners, or “PM&P,” to be its compensation consultant.  PM&P consultants attend NMIC human resources committee meetings in order to provide information and perspective on competitive compensation practices and to raise issues management and/or the NMIC human resources committee should address.  With committee concurrence, management, at times, directed PM&P to prepare additional materials in support of committee agendas, which included data, analysis and any supporting background material needed for the discussions.  PM&P also recommended pay program and compensation changes.  Upon request of the NMIC human resources committee, members of management also attended these meetings in order to provide information or expertise.  When the NMIC human resources committee met in executive session, certain members of management and PM&P attended as needed.  PM&P does not provide any other services to NMIC or its subsidiaries or affiliates.

Role of Executives in Establishing the Compensation of our Named Executive Officers

Management reviews the compensation of all of our executive officers annually.  In addition, during 2011, management submitted the compensation of Messrs. Walker, Frommeyer, Rasmussen, Carter and Golato to the NMIC human resources committee for review and approval.  Mr. Rasmussen’s compensation was also reviewed and approved by the entire NMIC board of directors.  The NMIC human resources committee’s review included the compensation targets, payments and individual performance contributions of our named executive officers.

Compensation Objectives and Philosophy

The NMIC human resources committee believes the compensation programs for executive officers should support our business strategies and operate within a market competitive framework.  In addition, the NMIC human resources committee determines compensation based on our overall financial results, as well as individual and group contributions that help build value for stakeholders.  Our compensation programs are designed to drive desired behaviors in our executive officers using a mix of compensation elements to satisfy the personal and financial needs of our current and future workforce given existing and forecasted business conditions and cost constraints.  Our board of directors is committed to this compensation philosophy.  The objectives of our compensation programs are to:

•	maintain a link between pay and performance;

•	ensure a substantial percentage of executive compensation is contingent upon both our performance and each executive officer’s individual performance;

•	attract, retain and motivate top-caliber executive officers;

•	offer compensation that is competitive in level and form; and

•	motivate executive officers to focus on the customer experience.

The following table illustrates our primary compensation components and the intended links to our objectives:

Compensation element	Description	Links to objectives

Base Salary	Cash compensation that is a fixed component of total compensation.
•attract and retain top-caliber executive talent
•recognize executive officers’ skills, competencies, experience and job responsibilities
•reward individual performance against pre-established objectives
•provide a competitive level of compensation for the day-to-day performance of typical job duties

Annual Incentive	Cash payments awarded after the completion of a one-year performance period.	•reward executives for achieving objective annual performance goals •recognize performance on individual objectives relative to the performance of other executive officers

Long-Term Incentive	Cash awards based on performance over multiple years and subject to forfeiture.
•reward executives for sustained long-term performance
•retain and motivate executives to ensure business stability and success
•recognize the achievement of performance objectives that drive long-term success and financial stability and create value for our customers
•maintain a substantial portion of incentives earned in previous years at risk of forfeiture depending on future sustained financial growth
•create a link between Nationwide Financial Services, Inc., or “NFS,” our direct parent company, and NMIC to better facilitate a shared business model

Perquisites and Executive Benefits	Includes pension plans, deferred compensation plans and personal perquisites.	•attract and retain top-caliber executive talent •provide income after retirement and enable saving of income for retirement

Organizational Structure with Respect to Compensation Decisions

Our named executive officers provide services to other Nationwide companies in addition to NLIC.  Decisions regarding their  total compensation levels are made by the NMIC human resources committee based on their roles within NFS and NMIC, as applicable.  The NMIC human resources committee does not consider the roles of named executive officers with respect to NLIC in determining total compensation.  Instead, the portion of total compensation for our named executive officers paid by us was determined pursuant to a cost-sharing agreement among several Nationwide companies, which allocated the portion of compensation used to determine our named executive officers.  The remainder of their compensation was allocated to and paid by other Nationwide companies according to the terms of the cost-sharing agreement.

Amounts we disclose in this report reflect only compensation allocated to and paid by NLIC; however, performance is measured at the NFS and/or NMIC level, which includes NLIC performance, when determining compensation for our named executive officers. As a result, metrics and results discussed herein will refer to NFS or NMIC metrics and results as applicable.  Filings for 2009 and prior years in which compensation was reported for Messrs. Walker, Frommeyer, Rasmussen and Carter showed the compensation amounts paid by NFS, which was used to determine the named executive officers in those filings.  The methods we use for the allocation of compensation paid to our named executive officers varies by officer and the type of compensation and is discussed in more detail in “2011 Compensation Programs Design and Implementation.”

Benchmarking and Compensation Target-Setting Process

The NMIC human resources committee uses competitive market data as an important tool to make decisions on compensation.  The NMIC human resources committee compared our compensation practices to those of companies that compete with NMIC for customers, capital and/or executive officers, and are similar to NMIC or NFS in size, scope, and/or business focus.  Our market data sources included:

•	companies in two peer groups that the NMIC human resources committee identified in order to provide a holistic view of the competitive market, consisting of:
o	22 companies in the insurance and broader financial services industry (“Industry Comparator Group”); and
o	a general industry comparator group consisting of forty-five public companies above and below NMIC’s Fortune 500 ranking (“Fortune Comparator Group,” based on revenue); and

•	companies that participate in commercially available financial services industry and general industry compensation surveys.

The insurance companies in the Industry Comparator Group are:

•Met Life, Inc.	•Principal Financial Group, Inc.	•CNA Financial Corp
•Prudential Financial, Inc.	•Travelers Cos, Inc.	•Unum Group
•Hartford Financial Services	•Genworth Financial, Inc.	•Chubb Corp
•Lincoln National Corp.	•AFLAC, Inc.	•Progressive Corp-Ohio
•Allstate Corp

The banks in the Industry Comparator Group are:

•PNC Financial Services Group, Inc.	•BB&T Corp	•KeyCorp
•Sun Trust Banks, Inc.	•American Express Co.	•Northern Trust Corp
•State Street Corp	•Fifth Third Bancorp	•Comerica, Inc.

The surveys used to determine the financial services industry competitive market data are:

•	Diversified Insurance Study of Executive Compensation, Towers Watson, 2010
•	Towers Watson Global Financial Services Studies Executive Database, Towers Watson, 2010
•	US Property and Casualty Insurance Compensation Survey Report, Mercer HR Consulting, 2010
•	Financial services companies who participate in the Hewitt Total Compensation Measurement (TCM) Executive survey, 2010

The survey used to determine the general industry competitive market data is:

•	Towers Watson U.S. CDB General Industry Executive Database, Towers Watson, 2010
•	U.S. Mercer Benchmark Database – Executive, Mercer HR Consulting, 2010

The surveys cover companies comparable in size to NMIC and we did not rely on any one company or any single survey source.  We used market data specific to the financial services industry, if available, for the named executive officers because the NMIC human resources committee believed it was appropriate to compare our positions to others that require similar skills, knowledge and experience.  We used general industry data for positions requiring broad skills not unique to the financial services industry, such as the NMIC Chief Executive Officer and our Chief Financial Officer.  Of the sources available to us, including proxy statements of other companies and commercially available surveys, we used the sources we believe have the best matches for our positions.  We generally target pay at the market median because we believe such targets are necessary to compete for talent; however, when necessary to attract or retain exceptional talent or a unique skill set, we may target total compensation or an individual element of compensation above the median.  Annually, we participate in a talent planning process to:

•	anticipate talent demands and identify implications;

•	identify critical roles;

•	conduct talent assessments; and

•	identify successors for critical roles.

The data gathered during this process helps us identify what we refer to as “benchmark plus” executives or roles for which we will manage total compensation up to the 75th percentile of the market data, primarily by increasing the short-term and long-term incentive targets as a percent of salary.  These positions may be those that lead a new business initiative or lead a significant business or enterprise initiative that directly impacts core strategic initiatives identified in the overall Nationwide business strategy.

Actual pay is expected to vary based on actual results compared to goals.  Executive officers can earn top-quartile pay for results exceeding the business plan and/or expectations with respect to individual performance objectives, and they can earn bottom-quartile pay for results not meeting acceptable performance standards.

The following table identifies the target compensation levels, a comparison of our target total compensation to the respective market target compensation level, and the rationale for providing total compensation at those levels.

Name	Market target total compensation level	Named executive officer target total compensation market percentiles	Rationale

Kirt A. Walker, President and Chief Operating Officer	Market median	Near median	This is a competitive level of compensation relative to the market data

Timothy G. Frommeyer, Senior Vice President—Chief Financial Officer	Up to the 75th percentile	Near 75th percentile
The complexity of Mr. Frommeyer’s role as our Chief Financial Officer and board member and his responsibilities to the NMIC board of directors and many internal and external stakeholders led NMIC to apply benchmark plus principles and target his compensation at up to the 75th percentile, consistent with NMIC’s talent management guidelines.

Stephen S. Rasmussen, NMIC Chief Financial Officer	Market median	Between 25th percentile and median
Mr. Rasmussen assumed his role as the NMIC Chief Executive Officer in 2009.  Accordingly, the NMIC human resources committee has moved his target compensation closer to the median over the last three years and believes this is a competitive level of compensation relative to the market data and Mr. Rasmussen’s experience in his role.

John L. Carter, Senior Vice President—Distribution and Sales	Up to the 75th percentile	Between median and 75th percentile
As President of NFS Distributors, Inc., Mr. Carter has led the development of a successful sales and distribution organization with a sales strategy predicated on a team-based sales approach unique in the financial services industry.  This led NMIC to apply benchmark plus principles and target his compensation at up to the 75th percentile, consistent with NMIC’s talent management guidelines.

Peter A. Golato, Senior Vice President—Nationwide Financial Network	N/A-internal peer relationships	N/A
This is a competitive level of compensation relative to the scope of Mr. Golato’s role as compared to his peers, who manage other business lines in NFS.  While we used market data for this role as a reference point, the match reflected a broader range of responsibilities as compared to Mr. Golato’s responsibilities, and has been very volatile for the last several years; therefore, internal considerations played a primary role in our decision making.

The NMIC human resources committee determined the total compensation targets for the named executive officers, which are benchmarked to the competitive external market, as well as the individual elements that are distributed among base salary, annual incentive and long-term incentive.  Annually, we review and may adjust targets for company and individual performance in order to recognize competitive market compensation and performance in determining the final compensation we deliver to executive officers.  We have different review procedures depending on the level and role of the executive officer.  For top-tier executive officers, including Messrs. Rasmussen and Walker, PM&P prepared a summary of competitive market data that the NMIC human resources committee used in making compensation decisions.  This provided an impartial frame of reference for these executive officers.  For all other named executive officers, our internal compensation department summarized the competitive market data and provided the information to senior management and the NMIC human resources committee for review and use in decision making.  The following is an overview of these review procedures:

Kirt A. Walker

PM&P prepared a market analysis for Mr. Walker, our President and Chief Operating Officer, which included a summary of the 25th, median and 75th percentile market data and covered the following compensation elements: base salary, target annual incentive opportunity and target total cash compensation, and long-term incentive opportunity and target total direct compensation.  The analysis took into account the size and complexity of his job, as measured by assets managed, compared to the market data.  Other factors PM&P evaluated when determining individual competitiveness included:

•	the degree to which the market data consist of sources of executive talent for NMIC;
•	the comparability of Mr. Walker’s job responsibilities to benchmark job responsibilities;
•	Mr. Walker’s experience, tenure and performance; and
•	the responsibilities of Mr. Walker’s position, internal equity and strategic importance to NMIC.
PM&P also presented an aggregate analysis of the competitiveness of all of Mr. Rasmussen’s direct reports with respect to the market median, and the NMIC human resources committee considered this analysis in addition to Mr. Rasmussen’s recommendation in approving Mr. Walker’s base salary and 2011 target incentive levels.

Timothy G. Frommeyer, John L. Carter and Peter A. Golato

The NMIC human resources committee reviewed a number of inputs with regard to Messrs. Frommeyer, Carter and Golato, including:
•	their current compensation levels and relative market competitive pay levels;

•	the identification of Messrs. Frommeyer and Carter as occupying benchmark plus roles as well as summaries of their accomplishments and Mr. Golato’s accomplishments in 2010;

•	recommendations from Mr. Walker, for Messrs. Carter and Golato, and from NMIC’s Chief Financial Officer for Mr. Frommeyer, in considering 2011 base salary adjustments and incentive target levels; and

•	reviewed and approved Mr. Carter’s sales incentive plan for 2011.

Stephen S. Rasmussen

For Mr. Rasmussen, the NMIC Chief Executive Officer, PM&P summarized the median market data for the position and explained any adjustments necessary to attain appropriately competitive compensation for each key element.  For 2011, the NMIC human resources committee’s final decision on pay targets was subject to the NMIC board of directors’ assessment of Mr. Rasmussen’s 2010 performance.  PM&P provided recommendations for Mr. Rasmussen’s 2011 compensation program and met with the NMIC human resources committee, which determined a recommendation for Mr. Rasmussen’s compensation targets.  The NMIC human resources committee’s recommendation was reviewed and approved by the full NMIC board of directors.

Pay Mix

We compensate executive officers through a mix of base salary, annual incentive, long-term incentive, benefit plans, perquisites and deferred compensation plans.  The plans and the target opportunities for base salary, annual incentives and long-term incentives are reviewed annually by the NMIC human resources committee to ensure total compensation and the mix of pay elements are competitive and changes reflect both the competitive market data and individual performance.  This ensures we continue to retain talent in key areas and provides a framework for recruiting new talent.

We determine an appropriate mix of pay elements by using the market data trends as a guideline. However, in practice, we may adjust individual components above or below the mix represented in the market data while maintaining the recommended target total compensation range.  Some of the reasons we may deviate from the mix of elements represented in market data include:

•	recruiting needs based on compensation received by a candidate in previous positions;

•	year-to-year variation in the market data, indicating the market data may be volatile;

•	differences between the responsibilities of our position and the positions represented in the market data; and

•	a desire to change the alignment of our incentives between short-term and long-term goals for particular positions.

For 2011, the above analysis resulted in the following allocated target compensation levels for the named executive officers:

Name1	Base salary (percentage of target total compensation)	Target annual incentive percentage (percentage of target total compensation)	Target long- term incentive (percentage of target total compensation)	Total compensation target	Percentage of total target compensation attributed to target incentives

Kirt A. Walker	$355,625 (34%)	80% (27%)	$410,630 (39%)	$1,005,914	66%
Timothy G. Frommeyer	$226,107 (35%)	65% (23%)	$61,780 (42%)	$321,937	65%
Stephen S. Rasmussen	$146,970 (13%)	150% (20%)	$798,240 (67%)	$1,169,715	87%
John L. Carter	$191,349 (32%)	120% (37%)	$231,222 (31%)	$677,908	68%
Peter A. Golato	$287,199 (40%)	65% (27%)	$207,853 (33%)	$655,198	60%
__________
1
Dollar amounts shown represent the amounts allocated to us under the cost-sharing agreement.  Percentages are calculated based on the total compensation elements, including unallocated amounts that are not shown in the table.

The elements summarized in the table above illustrate the following points relative to our executive compensation philosophy:

•
Consistent with market practices, a relatively small percentage of the total target compensation is distributed as base salary, as the NMIC human resources committee believes compensation should be delivered to our named executive officers based on performance.

•
A substantial percentage of the total target compensation is comprised of variable incentives, delivered through a mix of annual incentive programs, which are more focused on short-term financial results, and long-term incentive programs, which are focused on achievements over multiple years and most closely align with building sustained value for our customers.

We exercised judgment and  modified the above principles for the following executives for the following reasons:

•
Mr. Carter’s role is more heavily focused on current-year, or short-term, achievements, goals and objectives than other members of NFS’ management team, which is consistent with the manner in which senior sales executives are paid in the market.

•
Mr. Golato’s base salary reflects a higher percentage of the total target compensation to reflect the market data trend for base salary for that position, and the incentive targets are consistent with the relationship of internal peers.

The table below identifies the percentage increase in base salary and short-term and long-term incentive targets for the named executive officers in 2011 as compared to 2010.  The table also sets forth the reasons for the changes.  Actual base salary and incentive payments will also be influenced by changes in the allocation percentages, as discussed below in “2011 Compensation Programs Design and Implementation.”

Name	Base salary change %	Short-term incentive target change %	Long-term incentive target change %	Rationale

Kirt A. Walker	11%	7%	0%
Mr. Walker exceeded his 2010 performance expectations compared to pre-established objectives.  Adjustments to base salary and short-term incentive targets positioned his target total direct compensation near the median of the market data for his position.

Timothy G. Frommeyer	5%	0%	5%
Mr. Frommeyer exceeded his 2010 performance expectations compared to pre-established objectives with respect to initiating changes to large case life insurance retention and exception policies, developing sales and financial roadmaps and business performance reviews, contributing to the NFS plan that exceeds market and achieves expense reductions, developing pricing standards policy, and developing his associates to increase their engagement.  These accomplishments, in addition to a review of the market data, resulted in an increase to his base salary and long-term incentive targets.

Stephen S. Rasmussen	11%	0%	4%
Mr. Rasmussen exceeded expectations on his 2010 strategic objectives, and increases to his base salary and long-term incentive target resulted in an appropriately competitive level of target total compensation relative to the market data.

John L. Carter	2%	20%	10%
Mr. Carter exceeded his 2010 performance expectations compared to pre-established objectives with respect to sales objectives; performance review, sales process and alignment initiatives; and significant improvement in associate engagement. Accordingly, Mr. Carter received a base salary increase as well as increases to his incentive targets to maintain alignment with the market data trend.

Peter A. Golato	2%	0%	0%
Mr. Golato achieved his 2010 performance expectations compared to pre-established objectives with respect to Corporate Insurance Markets profit and loss objectives, policy growth and cross sell objectives for specified sales initiatives, infrastructure implementation for tracking and reporting production, and achieving or exceeding plan for net revenue, total sales and operating expenses.

2011 Compensation Programs Design and Implementation

We discuss the following items in this section:

•	what we intend to accomplish with our compensation programs;

•	how we determine the amount for each element of compensation; and

•	the impact of performance on compensation.

The principal components of 2011 compensation for our named executive officers are base salary and annual and long-term incentives.  Each component of compensation serves a different purpose, as discussed in “Compensation Objectives and Philosophy.”

Base Salary

Our overall pay philosophy is to establish base salaries that are generally at the median of the companies represented in the market data.  We typically base a departure from the median on factors such as incumbent experience and industry or functional expertise, scope of job responsibilities as compared to similar positions in the market, special retention needs and executive performance.  In determining adjustments to the named executive officers’ salaries for 2011, the NMIC human resources committee evaluated the following:

•	salaries for comparable positions in the marketplace, taking scope of responsibility into account;

•	NMIC and NFS’s recent financial performance, both overall and with respect to key financial indicators;

•	the annual performance evaluation of each executive officer compared to previously established objectives; and

•	management recommendations.

Mr. Rasmussen’s base salary was allocated to NFS using NFS’s operating revenue as a percentage of NMIC's total operating revenue.  We allocated 100% of the base salary for all other named executive officers to NFS since these named executive officers primarily support this business unit.  Salary was further allocated to us as follows:

•
Base salaries for Messrs. Frommeyer and Rasmussen were allocated using a variety of different factors including policies in-force, new policy counts, premiums, commissions, time studies and revenue, excluding one-time, unusual or unrelated expenses.

•	Base salary for Mr. Walker was allocated using policy in-force counts from various NFS business segments.

•	Base salary for Mr. Carter was allocated using new policy counts from various NFS business segments.

•	Base salary for Mr. Golato was allocated using policy in-force counts from the NFS individual protection business segment.

Base salary rates for the named executive officers increased by a weighted average of 8% in 2011.  The NMIC human resources committee established unallocated base salary rates consistent with the philosophy, objectives and factors described above.  The overall salary increase percentage reflects the impact of competitive market data and individual and company performance and enables us to maintain competitive salaries.  Actual base salaries paid by us, which are reported in “Summary Compensation Table for 2011,” also reflect changes in the allocation percentages from 2010 to 2011.

Annual Incentive: Performance Incentive Plan and Sales Incentive Plan

In 2011, we used annual incentive plans to provide a substantial portion of at-risk pay to our named executive officers, which promoted our pay-for-performance philosophy.  These plans provide participants with direct financial rewards in the form of annual incentives the participants earn subject to the achievement of key financial and strategic objectives.  Plan metrics vary based on each executive officer’s role and are discussed in more detail below.  The annual incentive design fulfills the following objectives:

•	emphasizes a one-company culture while recognizing the need to maintain some business unit focus;

•	focuses on the Nationwide customer experience; and

•	aligns incentive plans between associates and management.

In 2011, the NMIC human resources committee set specific company performance measures; goals for threshold, plan and outstanding results; and weightings for each performance measure under each annual incentive plan in which the named executive officers participate.  The NMIC human resources committee approved a target annual incentive award opportunity as a percentage of base salary for each participant and approved all payments made under these plans.  We base our target incentive award opportunities on our executive officers’ responsibilities, their value to us and the competitive market data for similar positions.  The use of these market data is discussed in “Compensation Objectives and Philosophy.”

We allocated annual incentives for Messrs. Frommeyer and Rasmussen to NFS based on NFS’ operating revenue as a percentage of NMIC’s total operating revenue.  We allocated 100% of the annual incentives for the other named executive officers to NFS.  Annual incentives were further allocated to us using a variety of different factors including policies in-force, new policy counts, premiums, commissions, time studies and revenue, excluding one-time, unusual or unrelated expenses.

Performance Incentive Plan

We make annual payments to certain executive officers under the Performance Incentive Plan, or “PIP.”  In 2011, all of our named executive officers participated in the PIP, with the exception of Mr. Carter, who participated in the Sales Incentive Plan, or “SIP,” for reasons discussed below.  Under the PIP, the participant is assigned a target incentive amount representing a percentage of the participant’s year-end base salary.  The actual amount participants receive under the PIP will be a percentage of the target incentive depending on the achievement of specific business and individual performance objectives.

Our performance measures under the PIP are based on a broad series of key financial, business and strategic goals, as well as individual performance objectives.  The specific measures vary by executive officer depending on individual positions and roles.  We determine the annual incentive performance metrics and weights after an analysis of NFS’ financial and strategic goals and those of Nationwide, such as growth, profitability, capital efficiency and strategic objectives.  When determining performance levels for the PIP payout scale, the NMIC human resources committee considered the probability of attaining performance levels, historical performance and payouts, industry and competitor outlooks, run rate trends and plan, and business mix and performance volatility.  The maximum award is 200% of the target amount before individual adjustments.

The NMIC human resources committee authorizes the use of discretion by the NMIC Chief Executive Officer to adjust calculated incentive payments by up to plus or minus 25%.  The NMIC Chief Executive Officer can use discretion if the calculated performance score does not reflect actual accomplishments.  Factors the NMIC Chief Executive Officer may consider include, but are not limited to:

•	changes in industry and competitive conditions that occur after target setting;

•	execution and achievement of key performance indicators that have a longer-term financial impact;

•	performance on key performance indicators, such as customer experience, associate engagement and agency ratings, that may not be reflected in the financial results; and

•	achievement of financial results consistent with Nationwide’s values.

Proposed adjustments greater than plus or minus 25% require the NMIC human resources committee’s approval.  The NMIC Chief Executive Officer did not exercise discretion to adjust performance scores that ultimately determined the incentive pool.

The NMIC human resources committee may also adjust the actual performance results for one-time or unusual financial items that have impacted actual performance but which management believes should not be included to penalize or receive credit for incentive purposes.  Examples may include, but are not limited to:

•	Gains and losses from the acquisition or divestiture of businesses and/or operations and related deferred costs;

•	Non-recurring, unanticipated tax adjustments; and

•	Errors and/or omissions during target calculations.

We define the financial goals used in the tables below as follows:

•
We define Consolidated Net Operating Income, or “CNOI,”, as a non-GAAP financial measure which highlights NMIC’s results from continuing operations.  CNOI excludes the impact of realized gains and losses on sales of investments and hedging instruments, certain hedged items, other than temporary impairments, discontinued operations and extraordinary items, net of tax.

•
We determine NI/Allied number of relationships per household by dividing the performance year-ending total relationship count by the performance year-ending total household count, for certain pre-defined Nationwide Insurance and Allied Insurance products and lines of businesses.

•
We determine NI/Allied household growth by measuring the increase or decrease in current performance year-ending household count over the prior performance year-ending household count, as a percentage, for certain pre-defined Nationwide Insurance and Allied Insurance products and lines of business.

•
We determine NI/Allied commercial direct written premium growth by measuring the increase or decrease in the current performance year-ending Nationwide Insurance and Allied Insurance commercial lines direct written premium over the prior performance year-ending Nationwide Insurance and Allied Insurance commercial lines direct written premium, as a percentage.

•
We calculate NFS Return on Capital by dividing NFS net operating income for the year, excluding interest income on excess capital and adding back debt expense, by the total NFS GAAP equity plus long-term debt at the beginning of the year, excluding excess capital.  Both the Nationwide Bank segment and the impact of medium-term notes are excluded from this calculation.

•
NFS Sales:  New and renewal production premiums and deposits, previously referred to as “sales,” are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP, including sales as it relates to non-insurance companies.  Management believes that the presentation of new and renewal production premiums and deposits enhances the understanding of our business and helps depict longer-term trends that may not be apparent in the results of operations due to differences between the timing of sales and revenue recognition.

Life insurance premiums determined on a GAAP basis are significantly different than statutory premiums and deposits.  Life insurance premiums determined on a GAAP basis are recognized as revenue when due, as calculated on an accrual basis in proportion to the service provided and performance rendered under the contract.  In addition, many life insurance and annuity products involve an initial deposit or a series of deposits from customers.  These deposits are accounted for as such on a GAAP basis and therefore are not reflected in the GAAP income statement.  On a statutory basis, life insurance premiums collected (cash basis) and deposits received (cash basis) are aggregated and reported as statutory premiums and annuity consideration revenues.

As calculated and analyzed by management, statutory premiums and deposits on individual and group annuities and life insurance products calculated in accordance with accounting practices prescribed or permitted by regulatory authorities and deposits on administration-only group retirement plans and the advisory services program are adjusted as described below to arrive at new and renewal production premiums and deposits.

We report new and renewal production premiums and deposits as net of internal replacements, which we believe provides a more meaningful disclosure of production in a given period.  In addition, our definition of new and renewal production premiums and deposits excludes funding agreements issued under our MTN program; asset transfers associated with large case BOLI and large case retirement plan acquisitions; and deposits into Nationwide employee and agent benefit plans.  Although these products contribute to asset and earnings growth, their production flows potentially can mask trends in the underlying business and thus do not provide meaningful comparisons and analyses.

For 2011, the NMIC human resources committee approved the following objectives and weights under the PIP for Messrs. Walker, Frommeyer, Rasmussen and Golato.  The target amounts for the PIP vary by executive officer.  The final incentive payments were adjusted with approval of the NMIC human resources committee as described in "Determination of the Final Annual Incentive Payments."

2011 PIP Metrics and Performance for Messrs. Walker, Frommeyer, Rasmussen and Golato
	Weights (%)
Metric	Messrs. Walker and Golato	Messrs. Frommeyer and Rasmussen	2011 established business goals	2011 incentive performance results5

Enterprise Consolidated Net Operating Income1	50	50	$992,000,000	$585,200,000

Customer Enthusiasm Index2	20	20	8.51	8.52

NI/Allied # of Relationships per Household	5	6.25	1.643	1.661

NI/Allied Household Growth		6.25	-2.43%	-2.99%

NI/Allied Commercial DWP Growth		2.5	-1.94%	5.49%

NFS Return on Capital	15	9	9.85%	14.19%

NFS Sales3	10	6	$17,825,400,000	$19,549,600,000

Strategic Nonfinancial Objectives4		Up to +/- 25%	Discussed below in “Determination of the Final Annual Incentive Payments”	+16% of final objective performance

__________
1
Performance on CNOI of $350,000,000 must be achieved in order for payment to be earned on the Customer Enthusiasm Metric.  Performance on CNOI of $694,400,000, or threshold performance, must be achieved in order for CNOI or business unit metrics to be paid.

2	Mean customer satisfaction with NMIC on a scale of one to ten as determined by an external consultant.
3	Excluding Single Premium Universal Life business line
4	Applies to Mr. Rasmussen only.
5	These amounts are unaudited.

Sales Incentive Plan

Mr. Carter participated in the SIP in 2011.  The primary focus of the SIP was on NFS business segment sales results, which represented 85% of Mr. Carter’s total target incentive.  Mr. Carter participated in the SIP rather than the PIP because he is the leader of the sales organization, and because the SIP was designed with a primary emphasis on results that he directly influences.  These metrics are consistent with prevalent practices for similar roles in the financial services industry.  In addition, 15% of his 2011 scorecard had the same metrics under which we measure other members of NFS’ management team under the PIP, thus maintaining alignment with NFS’ overall financial goals.  For 2011, his maximum award opportunity under the plan was 200% of his target amount.  The NMIC Chief Executive Officer had the discretion to adjust scores for individual sales metrics by plus or minus 25%, subject to approval by the NMIC human resources committee of the final SIP payment.  This discretion was not exercised in 2011. When determining the performance levels for the payout under the SIP, the planning process included consideration of the current plan year to new plan year rates of sales growth.  We used a different incentive scale for each of our various business segments to reflect key differences among them, such as:

•	the competitive and market environment in which each business segment operates;

•	the outlook for sales growth of the industry and competitors;

•	the level of maturity of each business segment;

•	historical rates of sales growth; and

•	our expectation as to the difficulty of achieving the planned rates of sales growth in each business segment.

Following are the annual incentive performance metrics and weights for the SIP.  Mr. Carter's final incentive payments were adjusted with approval of the NMIC human resources committee as described in "Determination of the Final Annual Incentive Payments."

2011 SIP Metrics and Performance for Mr. Carter
Performance Criteria	Weight (%)	2011 established goals	2011 incentive performance results1
Sales Metrics (weighted 85%) Individual Investments Group:
Variable/Immediate Annuities	29.75	$6,168,100,000	$7,748,400,000
Fixed Annuities	3.18	$215,000,000	$448,100,000

Retirement Plans Group:
Private Sector	17.00	$5,202,800,000	$4,996,300,000
Public Sector	4.26	$4,320,000,000	$4,296,700,000

Individual Protection Group:
Total 1st year	17.00	$230,600,000	$210,900,000
Total Renewal	4.25	$848,900,000	$857,800,000
Corporate	3.18	$390,000,000	$605,500,000

Nationwide Funds Group
Funds	6.38	$450,000,000	$385,900,000

NFS and Enterprise Metrics (weighted 15%)

Enterprise Consolidated Net Operating Income1	7.50	$992,000,000	$585,200,000
Customer Enthusiasm Index (Mean Satisfaction with Company)2	3.00	8.51	8.52
NFS Return on Capital	2.25	9.85%	14.19%
NFS Sales3	1.50	$17,825,400,000	$19,549,600,000

2011 SIP Metrics and Performance for Mr. Carter
Performance Criteria	Weight (%)	2011 established goals	2011 incentive performance results1
NI/Allied # of Relationships per Household	0 .75	1.643	1.661
__________

1
Performance on CNOI of $350,000,000 must be achieved in order for payment to be earned on the Customer Enthusiasm Metric.  Performance on CNOI of $694,400,000, or threshold performance, must be achieved in order for CNOI or business unit metrics to be paid.

2	Mean customer satisfaction with NMIC on a scale of one to ten as determined by an external consultant.
3	Excluding Single Premium Universal Life business line
4	These amounts are unaudited

Determination of the Final Annual Incentive Payments

To determine the 2011 annual incentive compensation payments for our named executive officers, the NMIC human resources committee assessed each executive officer’s performance under the PIP or SIP, as applicable, considering the measures in the tables above, as well as the executive officer’s overall performance, our overall financial performance and management’s assessment of performance on individual objectives.  In assessing final performance for the PIP, the NMIC human resources committee reviewed actual performance relative to established goals and considered the following items: earnings quality, the level of catastrophic losses, industry results, achievement of strategic performance metrics, and business conditions and capital stewardship.

In 2011, NMIC experienced unprecedented claims due to multiple weather-related catastrophes across the United States, leading to record property/casualty claims, life insurance and other benefits paid.  Because of incentive plan design features tying incentive payments to CNOI, payments are disproportionally affected by the effects of higher-than-planned weather losses, although the losses are not in the control of the plan participants.  Under the approved 2011 PIP design, as well as the NMIC and NFS metrics of the SIP, business unit metrics would not be paid despite strong performance on those metrics if CNOI did not meet the threshold performance level of $694,400,000.  As a result, the NMIC human resources committee exercised its discretion to allow payments to be made on business unit metrics if CNOI performance achieved $350,000,000, which was previously established as the hurdle for the payment of the Customer Enthusiasm metric, instead of the $694,400,000 performance level originally required in the plan design as the threshold for any payment for business unit metrics.  This adjustment recognizes the strong performance of our business units and the continued focus on excellent customer service during a year in which our customers needed us most, while maintaining NMIC’s financial stability.

The actual amounts Messrs. Walker and Rasmussen receive under the PIP, and the amount Mr. Carter receives for the sales metrics under the SIP, will be a percentage of the target incentive depending solely on the achievement of the approved metrics and management’s assessment of individual performance measures.  For Messrs. Frommeyer, Carter and Golato, incentive payments are made from a pool calculated by adding the total of all participants’ incentive target amounts within an organizational unit.  For Mr. Carter, only 15% of his target amount, the amount attributed to his NFS and enterprise metrics, contributed to this pool.  The pool is multiplied by the overall performance score for the year and further adjusted, if applicable, at the discretion of the NMIC Chief Executive Officer and/or the NMIC human resources committee.  This establishes the maximum amount we will pay to the participants in each pool, whether shared among participants or paid to a single individual.  Senior management then reviewed each of the participants within this pool to evaluate personal performance and individual contributions relative to the other participants in the pool.  To the extent management discretion is used to reduce or eliminate the award of a participant in the pool, the amount of incentive not awarded to that participant is included in the total amount available in the pool to be distributed to the other participants. For 2011, the NMIC Chief Executive Officer exercised his discretion to increase the payment as recommended by management under the PIP for Mr. Frommeyer based on individual and relative performance contributions, which was approved by the NMIC human resources committee.

For Mr. Rasmussen, the NMIC board of directors also considered non-financial objectives that were reviewed and discussed by the NMIC human resources committee and approved by the NMIC board.  These non-financial objectives focused on the following three categories:

•
Delivering results through highly engaged associates, with regard to creating an engaging work experience by improving leadership effectiveness, establishment of a diverse pipeline for senior leadership talent, and ensuring qualified successors are identified for key management roles;

•
Enabling execution of Nationwide’s strategy with accountability, with regard to customer enthusiasm, growing and retaining relationships per household, strengthening distribution effectiveness, progress on executing critical business transformation programs and achieving marketing expense and full time equivalent benchmarks as well as identifying advertising return on investment benchmarks and achievement strategy; and

•
The accountability and transparency of Nationwide’s governance, with regard to continuing board engagement with senior line and functional leaders, adhering to and reinforcing Nationwide’s code of conduct, maintaining effective relationships with sponsor and community organizations, and maintaining quality communications with associates and key stakeholders.

Each independent director on the NMIC board of directors gave Mr. Rasmussen a rating on a twenty-point scale for each objective and an overall rating on the same scale.  PM&P summarized the results and met with the chairwoman of the NMIC human resources committee to review the evaluation.  PM&P then met with the NMIC human resources committee to discuss the ratings and arrive at an overall score to be recommended to and approved by the NMIC board of directors.  This score was then applied as a modifier to his performance on financial results, and the resulting payment, which included a 16% increase to his payment based on financial objectives, was approved by the NMIC board of directors.

The resulting adjusted cash payouts for our named executive officers, which are shown in columns (d) and (g) of the “Summary Compensation Table for 2011,” as well as the payouts that would have been received without the adjustment, are as follows:

Name	Comparison of unadjusted annual incentive payment to target	Comparison of adjusted annual incentive payment to target	Summary of rationale

Kirt A. Walker	23% of target	78% of target	Performance compared to the PIP objectives as adjusted by the NMIC human resources committee

Timothy G. Frommeyer	23% of target	80% of target	Performance compared to the PIP objectives as adjusted by the NMIC human resources committee, and a discretionary adjustment based on exceeding expected performance on individual objectives

Stephen S. Rasmussen	27% of target	84% of target	Performance compared to the PIP objectives as adjusted by the NMIC human resources committee, and further modified based on exceeding expectations on pre-established strategic objectives

John L. Carter	114% of target	122% of target	Performance compared to the SIP objectives as adjusted by the NMIC human resources committee for the portion of his scorecard representing NFS and NMIC metrics

Peter A. Golato	23% of target	78% of target	Performance compared to the PIP objectives as adjusted by the NMIC human resources committee

Long-Term Incentives

In 2011, the NMIC human resources committee administered the Nationwide Long-Term Performance Plan, or “LTPP,” to award long-term incentives to the named executive officers.  Long-term incentive compensation constitutes a significant portion of an executive officer’s total compensation package, consistent with our philosophy of emphasizing pay that is conditional or contingent on our performance.  The LTPP is intended to accomplish the following objectives:

•	reward sustained long-term value creation with appropriate consideration of risk capacity, appetite and limits;

•	deliver market-competitive target compensation consistent with organizational performance;
•	retain and motivate executives to ensure business stability and success;
•	focus on metrics that executives understand and can influence; and
•	minimize incentive plan target-setting negotiation.
We established long-term incentive targets in 2011 based on a review of relevant market data and/or comparisons to other business segment leaders.  We described the target-setting process in “Benchmarking and Compensation Target-Setting Process.”

In 2010, the NMIC board of directors requested a review of the design of Nationwide’s long-term incentive plan to determine whether it was consistent with Nationwide’s mission and strategy as a mutual organization.  A new plan design was proposed and approved for 2011 awards that measure performance over a three-year period, which is consistent with external market practices for mutual companies.  The metrics used to measure performance are operating revenue growth and capital strength, and potential payments range from zero to two and one-half times the target amount.

We define the financial goals used in the LTPP as follows:

•
We determine operating revenue growth by comparing current performance year-ending operating revenue, net of interest credited, to prior performance year-ending operating revenue, net of interest credited.  Operating revenue is a non-GAAP financial measure.  Operating revenue excludes realized gains and losses on sales of investments and hedging instruments, discontinued operations and extraordinary items.

•	We determine capital strength by combining our internal economic capital rating (50%) and Standard & Poor’s capital rating (50%).

Performance on each metric is compared to a matrix where the x axis is capital strength and the y axis is operating revenue growth.  A 1.0 score is awarded when operating revenue growth, net of interest credited, equals plan and capital strength equals a AA rating.  The final score is determined at the intersection of the operating revenue growth and capital strength performance on the matrix.  A final score is determined at the end of each year in the performance period based on the matrix approved for that year, and the final score at the end of the three-year period will be the average of the three annual scores.  At its meeting on February 14, 2012, the NMIC human resources committee approved a score for the first year of the 2011-2013 performance period of 1.61.

The grants under this plan are reported in “Grants of Plan-Based Awards,” and the first payments under this new design will be made following the conclusion of the 2011-2013 performance period.

Long-term Incentive Transition Program

Because awards under the new metrics will not be paid until 2014, the NMIC human resources committee approved a transition program to provide payments under the former plan following the 2011 and 2012 performance periods.  Prior to 2011, our long-term awards were paid using a “banking” methodology, and when the plan was discontinued, participants had incentives earned under previous performance periods remaining in their banks, and subject to forfeiture, as we describe below.  The transition program provides for payments to participants based on the participants’ former banks and current long-term incentive targets, using the same calculation methodology that would have been in place if the plan had continued over the following two years.  Following the conclusion of the 2012 performance period, no further payments will be made from the banks.

The metric we used to measure long-term performance for purposes of the transition program was GAAP return on equity, or “GAAP ROE,” which is calculated by dividing consolidated net income by beginning GAAP equity.  The performance score was calculated by dividing GAAP ROE by a hurdle rate, which was the cost of capital.  The final score was adjusted in accordance with the methodology approved by the NMIC human resources committee for 2008 unrealized losses to recognize that they were included in a prior performance period, and Nationwide Indemnity reserve strengthening.  In 2011, the NMIC human resources committee also approved an adjustment to exclude the impact of the statutory capital hedge from the performance score, which will align GAAP accounting used in the GAAP ROE calculation with the intent of NMIC’s “New Mutual” strategy, risk and capital goals.  The calculations were reviewed and validated by the NMIC internal audit department in accordance with the NMIC human resources committee’s direction.

If the final performance score for the year is equal to one, we will award the target incentive amount.  If the performance score is less than one, then the incentive award will be less than target, and may be negative.  If the performance score is greater than one, the incentive award will be greater than target, and the maximum award is two and one-half times the target amount.  We add the award to, or subtract the award from, the opening balance of a bookkeeping account for the executive officer.  We refer to the bookkeeping account as a “bank.”  The executive officer receives one-third of the positive bank balance, if any, as the long-term incentive payment.  A time value of money factor is applied to participant targets to account for the fact that, due to a "banking methodology," only one third of the target, after performance is applied, is available for payment in any one performance period.  For 2011, the time value of money was 7%, which was added to the target award. The target incentive award, increased by the time value of money factor and multiplied by the final performance score, determined the current year award for transition program purposes.

The 2011 GAAP ROE award payments are based on performance, and all participants are subject to the same calculation.  At its meeting on February 14, 2012, the NMIC human resources committee approved an adjusted final performance score of 0.11, which reflected a .74 increase from the unadjusted score of (.63).  These awards, of which one-third was distributed as a cash payment, are reported for the 2011 performance period in column (g) of the “Summary Compensation Table for 2011.”

Growth in Equity Awards

In 2009, certain senior executives, including all of our named executive officers, had 20% of their total long-term target measured on the growth in equity to be measured at the end of three-year cycles.  Since the GAAP ROE metric is measured on an annual basis under the previous plan design, this additional metric was intended to encourage our most senior executives to consider our long-term viability rather than short-term annual performance, and to reestablish our capital base, which had declined due to unusual market conditions in 2008.  The growth in equity score is calculated by dividing the December 31, 2011 ending GAAP equity by the January 1, 2009 beginning GAAP equity.  Following the conclusion of the 2009-2011 performance period, the NMIC human resources committee approved the final performance score of 1.47, which was multiplied by the target amounts.  Resulting payments are reported in column (g) of the “Summary Compensation Table for 2011.”

We allocated long-term incentive payments as follows:

Name	GAAP ROE long-term incentive allocation	Growth in equity long-term incentive allocation

Kirt A. Walker	100% to NFS	Not allocated to us because Mr. Walker was in a different role within the NMIC enterprise when the award was granted

Timothy G. Frommeyer	NFS’ operating revenue as a percentage of NMIC’s total operating revenue	100% to NFS because role reported to NFS leadership at the time the award was granted

Stephen S. Rasmussen	NFS’ operating revenue as a percentage of NMIC’s total operating revenue	NFS’ operating revenue as a percentage of NMIC’s total operating revenue

John L. Carter	100% to NFS	100% to NFS

Peter A. Golato	100% to NFS	100% to NFS

Long-term incentives were further allocated to us using a variety of different factors including policies in-force, new policy counts, premiums, commissions, time studies and revenue, excluding one-time, unusual or unrelated expenses.

Personal Benefits and Perquisites

We provide to our executive officers certain perquisites and other personal benefits, including health and welfare benefits, which are the same for all associates, and pension and savings plans, deferred compensation plans and personal perquisites we believe are consistent with market competitive practices.  Incremental costs, as applicable, are included in columns (h) and (i) of the “Summary Compensation Table for 2011.”

Termination Benefits and Payments

It is Nationwide’s practice to provide severance agreements to the NMIC Chief Executive Officer and a limited number of senior executive officers, including most of the NMIC Chief Executive Officer’s direct reports.  Of our named executive officers, we have entered into severance agreements with Messrs. Rasmussen and Walker.  We believe these agreements are a standard industry practice for these positions and are necessary to attract and retain executive officers at this level.  The agreements provide certain protections to the executive officer with regard to compensation and benefits.  In exchange for those protections, the executive officer agrees to keep our information confidential, agrees not to solicit our employees or customers and agrees not to compete with Nationwide.  We provide additional information with respect to post-termination benefits provided under these severance agreements in “Potential Payments Upon Termination or Change of Control.”

Certain termination-of-employment events may trigger post-termination payments and benefits in the event that a severance agreement does not apply to the payments and benefits.  Those events include retirement, severance, termination for cause, death, disability and voluntary termination.  The details of the benefits and payments made upon termination are also described in “Potential Payments Upon Termination or Change of Control.”

Impact of Regulatory Requirements on Compensation

There were no regulatory requirements that influenced our compensation arrangements.

Conclusion

As discussed in “Compensation Objectives and Philosophy,” we design our compensation programs to be competitive, to attract and retain top talent and to drive our performance, with the ultimate goal of increasing stakeholder and customer value.  To attain these objectives, we compare ourselves to other companies that are similar to us in setting target pay opportunities and financial business goals.  In 2011, the objectives for incentive purposes were established to reward value-creating performance and we awarded a substantial percentage of total compensation opportunity to our named executive officers in the form of pay-at-risk.  Our business results produced payments under our annual and long-term incentive plans for our named executive officers, rewarding our executive officers with reasonable actual pay relative to our 2011 performance, commensurate with our pay-for-performance philosophy.

Compensation Committee Interlocks and Insider Participation

Our board of directors does not have a compensation committee.

Summary Compensation Table for 2011

Name and principal position (a)	Year (b)	Salary (c)	Bonus (d)		Non-equity incentive plan compensation (g)		Change in pension value and non-qualified deferred compensation earnings3 (h)	All other compensation (i)		Total (j)

Kirt A. Walker, President and Chief Operating Officer	2011	385,666	-		269,623	2	89,180	22,279	4	766,748
	2010	350,046	-		763,519		51,174	28,366		1,193,105
	2009	-	-		-		-	-		-

Timothy G. Frommeyer, Senior Vice President– Chief Financial Officer	2011	234,389	2,854	1	119,155	2	371,439	13,007	5	740,844
	2010	232,186	6,301		103,515		170,091	13,047		525,140
	2009	247,986	59,463		519,292		115,148	7,448		949,337

Stephen S. Rasmussen, NMIC Chief Executive Officer	2011	159,532	-		517,158	2	146,351	24,820	6	847,861
	2010	136,449	-		1,145,460		41,509	20,635		1,344,053
	2009	84,987	17,975		143,796		26,478	3,040		276,276

John L. Carter, Senior Vice President– Distribution and Sales	2011	194,792	-		484,716	2	146,016	13,551	7	839,075
	2010	300,185	3,824		594,181		105,878	21,753		1,025,821
	2009	301,604	11,371		567,467		32,298	6,715		919,455

Peter A. Golato, Senior Vice President–Nationwide Financial Network	2011	292,053	-		216,436	2	227,961	17,256	8	753,706
	2010	290,141	8,676		433,983		220,143	17,970		970,913

______
1	Represents the amount determined under the PIP and paid in 2012 for the 2011 performance year that was not attributable to the financial objectives under the plans.
2
Represents the amount determined under the PIP for Messrs. Walker, Frommeyer, Rasmussen and Golato, and under the SIP for Mr. Carter, that was paid in 2012 for the 2011 performance year that was attributable to financial objectives, or for Mr. Rasmussen, financial and strategic objectives; the amount earned in 2011 for the GAAP ROE transition program award attributable to the 2011 performance year; and the amount earned in 2011 under the LTPP for the growth in equity award, and allocated to us pursuant to the cost-sharing agreement, as follows: Mr. Walker—$221,292 (PIP), and $48,331 (GAAP ROE); Mr. Frommeyer—$25,683 (PIP), $7,647 (GAAP ROE) and $85,825 (growth in equity); Mr. Rasmussen—$208,565 (PIP), $97,868 (GAAP ROE) and 210,725 (growth in equity); Mr. Carter—$383,185 (SIP), $29,974 (GAAP ROE) and $71,557 (growth in equity); and Mr. Golato—$127,658 (PIP), $24,464 (GAAP ROE) and $64,314 (growth in equity).  One-third of the GAAP ROE award was paid in cash, in addition to one-third of the opening bank balance, pursuant to a transition period during the implementation of a new long-term plan design.

3	Represents the change in pension value for all named executive officers. There were no above-market earnings on deferred compensation.

4
Includes tax grossups in the amounts of $89, $145 and $473 for amenities received at company events and the contribution we made on behalf of Mr. Walker in the amount of $15,465 under the Nationwide Supplemental Defined Contribution Plan.

5	Includes a tax grossup in the amount of $354 for amenities received at a company event. Aggregate value of perquisites and personal benefits is less than $10,000.
6
Includes the value of amenities received at company events, and tax grossups in the amounts of $65, $195 and $202 for such amenities, the actual incremental cost of Mr. Rasmussen’s personal use of the company plane in the amount of $10,487, the contribution we made on behalf of Mr. Rasmussen in the amount of $11,621 under the Nationwide Supplemental Defined Contribution Plan and the company-paid portion for parking expenses and automotive service in the executive parking garage.  There were no deadhead flights in 2011.

7	Includes tax grossups in the amounts of $14, $15 and $33 for amenities received at company events. Aggregate value of perquisites and personal benefits is less than $10,000.
8
Includes tax grossups in the amounts of $535, $507, and $71 for amenities received at, and spousal travel expenses for company events.  Aggregate value of perquisites and personal benefits is less than $10,000.

Grants of Plan-Based Awards in 2011

			Estimated future payouts under non-equity incentive plan awards 1
Name (a)	Grant date (b)		Threshold (c)	Target (d)	Maximum (e)

Kirt A.	2/15/2011	2,3	$141,854	$283,708	$709,270
Walker	2/15/2011	4	0	$439,374	$1,098,435
	2/15/2011	5	0	$410,630	$1,026,575

Timothy G.	2/15/2011	2,3	$17,836	$35,671	n/a
Frommeyer	2/15/2011	4	$0	$69,522	$173,804
	2/15/2011	5	$0	$64,973	$162,434

Stephen S.	2/15/2011	2,3	$124,725	$249,450	$623,625
Rasmussen	2/15/2011	4	$0	$889,705	$2,224,263
	2/15/2011	5	$0	$831,500	$2,078,750

John L.	2/15/2011	2,3	$156,786	$313,572	$627,144
Carter	2/15/2011	4	$0	$272,492	$681,230
	2/15/2011	5	$0	$254,665	$636,663

Peter A.	2/15/2011	2,3	$81,832	$163,664	n/a
Golato	2/15/2011	4	$0	$222,403	$556,008
	2/15/2011	5	$0	$207,853	$519,634

___________

1	Values are the amounts allocated to us pursuant to the cost-sharing agreement.
2
We calculated thresholds for metrics other than CNOI separately after a $350,000,000 performance level was achieved on CNOI, as adjusted by the NMIC human resources committee.  Actual payment may be less than the amount shown.

3	Represents a PIP, or for Mr. Carter a SIP, award.
4	Represents a GAAP ROE award under the LTPP. Also includes a 7% time value of money factor.
5	Represents an LTPP award using operating revenue growth and capital strength as metrics.

Annual Incentive

On February 15, 2011, we granted annual incentive award opportunities to our named executive officers.  These award opportunities are reflected as earned in the “Summary Compensation Table for 2011” in columns (d) and (g).

The NMIC human resources committee uses annual incentive plans and assesses individual overall performance, company financial performance and other goals, and distributes awards from the incentive pool pursuant to the PIP, or in the case of Mr. Carter, the SIP.

The NMIC Chief Executive Officer may adjust payments under the PIP or SIP by up to plus or minus 25% subject to approval of the final payment by the NMIC human resources committee.  Additionally, the NMIC human resources committee may adjust the actual performance results for one-time or unusual financial items that have impacted actual performance but management believes they should not include to penalize or receive credit for incentive purposes.  The NMIC human resources committee exercised their discretion to allow payments to be made on business unit metrics if CNOI performance of $350,000,000 was achieved.  This adjustment recognizes the strong performance of our business units and the continued focus on excellent customer service during a year in which our customers needed us most, while maintaining the financial stability of NMIC.

For 2011, the objective performance criteria we used to measure performance under the PIP and SIP are discussed in “Compensation Discussion and Analysis.”

In 2011, goals under the PIP were met at 78% to 84% of the target amount, including the adjustment approved by the NMIC human resources committee and a discretionary adjustment to Mr. Frommeyer’s payment based upon individual objectives.  The goals for Mr. Carter under the SIP were met at 122% of the target amount, including the adjustment made by the NMIC human resources committee to the NFS and NMIC portion of his scorecard.  We discuss this in more detail in “Compensation Discussion and Analysis.”

Long-term Incentive Compensation

On February 15, 2011, we granted long-term incentive target opportunities to all of our named executive officers.

The NMIC human resources committee granted target opportunities for a new long-term plan based on operating revenue growth and capital strength, to be measured at the end of a three-year period.  Performance on each metric is compared to a matrix where the x axis is capital strength and the y axis is operating revenue growth.  A final score is determined at the end of each year in the performance period based on the matrix approved for that year, and the final score at the end of the three-year period will be the average of the three annual scores.  At their meeting on February 14, 2012, the NMIC human resources committee approved a score for the first year of the 2011-2013 performance period of 1.61. The first payments under this new plan will be made following the conclusion of the 2011-2013 performance period.

The NMIC human resources committee also established GAAP ROE target opportunities pursuant to a long-term incentive transition program, using the same calculation methodology that would have been in place if the prior plan had continued, because awards under the new metrics will not be paid until 2014.  The performance score for GAAP ROE is calculated by dividing GAAP ROE by a hurdle rate, which is the cost of capital.  Target amounts are also multiplied by a time value of money factor.  We add the final award to, or subtract the award from, the opening balance of a bookkeeping account for the executive officer.  We refer to the bookkeeping account as a “bank.”  The executive officer receives one-third of the positive bank balance, if any, as the long-term incentive payment.  The final score was adjusted in accordance with the methodology approved by the NMIC human resources committee, as discussed in “Compensation Discussion and Analysis.”  Following the conclusion of the 2012 performance period, no further payments will be made from the banks.

Executive Severance Agreements

NMIC has entered into executive severance agreements with Messrs. Rasmussen and Walker.  The initial term of the agreement for both executive officers ended December 31, 2011, with automatic one-year renewals commencing on January 1, 2012, unless NMIC or the executive officer gives notice of nonrenewal.

The agreements provide that NMIC will pay salary, incentive compensation, and benefits as determined by NMIC’s board of directors, or a committee thereof.  The agreements also contain provisions related to certain payments and benefits NMIC would pay upon specified termination events.  The details of those provisions are set forth below in “Potential Payments Upon Termination or Change of Control.”

Pension Benefits for 2011

Name (a)	Plan name (b)	Number of years credited service (c)	Present value of accumulated benefit1 (d)	Payments during last fiscal year (e)

Kirt A. Walker	Nationwide Retirement Plan	13	52,566	-
	Nationwide Supplemental Retirement Plan	13	87,788	-

Timothy G. Frommeyer	Nationwide Retirement Plan	24	524,406	-
	Nationwide Supplemental Retirement Plan	24	637,360	-

John L. Carter	Nationwide Retirement Plan	6	57,923	-
	Nationwide Supplemental Retirement Plan	5	272,889	-

Stephen S. Rasmussen	Nationwide Retirement Plan	13	22,146	-
	Nationwide Supplemental Retirement Plan	13	192,192	-

Peter Golato	Nationwide Retirement Plan	17	729,472	-
	Nationwide Supplemental Retirement Plan	17	730,138	-

1   These amounts are unaudited.

The “Pension Benefits for 2011” table reports the years of credited service and the present value of accrued benefits under the Nationwide Retirement Plan, or “NRP,” and the Nationwide Supplemental Retirement Plan, or “SRP,” as of December 31, 2011.  We discuss these plans in more detail below.  The reported values are the present value of accrued benefits with benefit commencement occurring at normal retirement age, which is age sixty-five, payable as a life annuity.  Optional payment forms are available with reduced payments.  A full single lump sum payment option is not available.

Credited Service

The credited service reported in the “Pension Benefits for 2011” table represents complete years of credited service under the NRP and SRP; however, the NRP and the SRP provide for crediting of service in different ways.  The NRP provides one month of credited service for each month a participant works, beginning with the participant’s hire date.  The SRP credits service based on the date an individual first becomes a participant.  For details regarding how the SRP credits service, see the “Nationwide Supplemental Retirement Plan” section below.  We provide no additional credited service under the NRP and the SRP to the named executive officers.

Present Value of Accumulated Benefits

The reported present values of accumulated benefits, which are payable as a life annuity, are based upon the benefit earned from service and compensation as of December 31, 2011.  The present values assume the participant survives to, and commences his or her benefit at, the earliest age at which unreduced benefits are payable, which is age sixty-five.

We base the present value determinations on the measurement date, discount rate, and postretirement mortality in accordance with FASB ASC 715, Compensation-Retirement Benefits.  For the December 31, 2011, and 2010 valuations, the discount rates used under this guidance were 4.10% and 5.20%, respectively.  There is no mortality discount prior to age sixty-five in the values reported above.  We also used the PPA Mortality Table.

Pension plan compensation includes base salary and certain management incentives.  We allocate benefit values based on the compensation reported in the “Summary Compensation Table for 2011,” and reflect the arrangement under the cost sharing agreement.  For Messrs. Rasmussen, Frommeyer, Carter, Golato, and Walker, the pension benefit values reflect the cost allocated to us.

Qualified Pension Plans

Nationwide Retirement Plan

Nationwide maintains a qualified defined benefit plan called the Nationwide Retirement Plan, or the “NRP.”  In general, the named executive officers and other participants in the NRP will receive an annual retirement benefit under the NRP equal to the greater of the benefit calculated under the final average pay formula, if applicable, or the account balance formula.  We describe these formulae below.  Any participant, including a named executive officer, who we hired on or after January 1, 2002, will receive an annual retirement benefit under the NRP based solely on the account balance formula.

Participants become fully vested in the NRP after the completion of three years of service.  The accrued benefit is payable as a life annuity. Optional payment forms are available, however, with reduced payments.  A full, single lump sum payment option is not available.

The NRP allows a participant the option of receiving his or her benefit at any age, provided that he or she is vested when he or she leaves Nationwide.  If a participant terminates his or her employment with Nationwide before age sixty-five, and decides to receive benefits before age sixty-five, the participant will receive an actuarially reduced monthly benefit amount to reflect the longer payout period due to early distribution.  Prior to January 1, 2010, benefits for vested participants who we hired before January 1, 2002, and who terminated employment after age fifty-five, were eligible for a subsidized early retirement benefit.  The subsidized early retirement benefit is reduced 1% per year from age sixty-five to age sixty-two and 5% per year from age sixty-two to age fifty-five.  Messrs. Golato and Rasmussen are eligible for the subsidized early retirement benefits.  Although we hired Messrs. Frommeyer and Walker before January 1, 2002, they have not met the age requirement to be eligible for subsidized early retirement benefits.  As a result, they are only eligible for actuarially reduced benefits upon termination.  We hired Mr. Carter after January 1, 2002, and he is eligible only for an actuarially reduced benefit upon termination.

Effective January 1, 2010, the NRP was amended to eliminate the subsidized early retirement benefit for those employees who were hired before January 1, 2002.  If the age requirements are met, for these individuals, the NRP benefit upon termination of employment will be the greatest of the four following calculations: (i) the Final Average Pay (FAP) formula without the subsidized early retirement factor; (ii) the account balance formula at the time of termination of employment; (iii) the FAP formula benefit as of December 31, 2009, with the subsidized early retirement factor; or (iv) the account balance formula as of December 31, 2009.

The NRP provides a pre-retirement death benefit payable to a participant’s spouse.  The NRP also provides for the funding of retiree medical benefits under Section 401(h) of the Internal Revenue Code.

The Final Average Pay Formula

We compute the FAP formula benefit as follows:

•
1.25% of the participant’s final average compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years subject to the limitations set forth in the Internal Revenue Code; plus

•
0.50% of the participant’s final average compensation in excess of Social Security covered compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years and subject to the limitations set forth in the Internal Revenue Code.

For services rendered prior to January 1, 1996, final average compensation is equal to the average of the highest three consecutive covered compensation amounts of the participant in the participant’s last ten years of service.  For services rendered on January 1, 1996, or later, final average compensation is equal to the average of the highest five consecutive covered compensation amounts of the participant in the participant’s last ten years of service.  The NRP defines covered compensation to mean all wages reported on a Form W-2 Wage and Tax Statement from any Nationwide company, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excluding:

•
severance pay and other amounts following the later of: (i) the pay period that includes the participant’s date of termination, or (ii) the pay period in which the participant’s date of termination is posted to Nationwide’s payroll system;

•	a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;

•	imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;

•	income imputed to any participant as a result of the provisions of health or other benefits to members of the participant’s household;

•	any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant’s income for federal tax purposes;

•	any payment of deferred compensation made prior to the participant’s severance date;

•	expense reimbursement or expense allowances including reimbursement for relocation expenses;

•	retention payments made on or after January 1, 2002;

•	all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and

•	compensation earned following the date on which a participant’s employment status changes from eligible to ineligible and during the period he or she is ineligible.

Covered compensation is subject to Internal Revenue Code limits and, for purposes of determining final average compensation, is calculated on a calendar-year basis.

Social Security covered compensation means the average of the Social Security wage bases in effect during the thirty-five-year period ending with the last day of the year that the participant attains Social Security retirement age.  The portion of a participant’s benefit attributable to years of service with certain Nationwide companies credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant’s attainment of age sixty-five, whichever is later.

Account Balance Formula

For employees hired before January 1, 2002, benefits are the greater of the final average pay formula determination or the account balance formula, described below.  We use the account balance formula to determine the retirement benefit under the NRP for all employees hired or rehired on or after January 1, 2002.  The notional account under the account balance formula is comprised of the following components:

•
Opening Balance Amount: We determined the accrued benefit under the FAP formula as of December 31, 2001, and converted this accrued benefit into a lump sum that reflected the current value of that benefit; plus

•
Pay Credits: We add amounts to the account every pay period based on the participant’s years of service and compensation.  The pay credits range from 3% of pay if the participant has up to thirty-five months of service, plus 3% of pay over the Social Security wage base for the year in question, to 7% of pay for those with over twenty-two years of service, plus 4% of pay over the Social Security wage base for the year in question; plus

•
Interest Credits: We add interest amounts to the account on a biweekly basis based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter.  The minimum interest rate is 3.25%.

Effective January 1, 2010, participants eligible for the FAP formula are not eligible to receive pay credits under the account balance formula after December 31, 2009; however, such participants do continue to receive interest credits on their account balance benefit.

Supplemental Defined Benefit Plan

NMIC maintains the Nationwide Supplemental Retirement Plan, or “SRP,” an unfunded, nonqualified supplemental defined benefit plan.  The SRP provides supplemental retirement benefits to individuals who are in an executive-level position and who are receiving compensation in excess of the limits set by Section 401(a)(17) of the Internal Revenue Code.  An individual’s participation in the SRP begins the first day of January of the calendar year following the date they meet the eligibility requirements.  Participants receive the following benefits under the SRP:

•	1.25% of the participant’s final average compensation, as defined in the “Qualified Pension Plans” section above, multiplied by the number of years of service, up to a maximum of forty years; plus

•
0.75% of the participant’s final average compensation in excess of Social Security-covered compensation, as defined in “Qualified Pension Plans” above, multiplied by the number of years of service, up to a maximum of forty years; less

•	benefits the executive accrued under the NRP.

For purposes of the SRP, the definition of “covered compensation” is the same as described above in “Final Average Pay (FAP) Formula,” without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with any Nationwide company.

To the extent permitted under the rules governing nondiscrimination for the NRP, all or a portion of the benefit under the SRP for participants who were fully vested on December 31, 2008, was transferred to the NRP.  As a result, for most fully vested participants, a greater portion of their retirement benefit will be provided under the NRP.

In addition, the SRP provides all participants with a minimum benefit equal to the accrued benefit under the SRP as of December 31, 2007.  For participants who first became eligible on or after January 1, 1999, and before January 1, 2007, benefits vest over a period of five years.  Benefits vest for participants who first become eligible on or after January 1, 2007, over a period of 49 months.  The vested percentage is based on the lesser of the participant’s vested percentage in the NRP or the vested percentage pursuant to a specified vesting percentage schedule under the SRP.

For all individuals who are new participants on or after January 1, 2009, the SRP credits service by providing twelve months of credited service on the date they become a participant and credits twelve months of service for each subsequent calendar year only if the individual meets the eligibility requirements as of the last day of the calendar year.  For individuals who were participants in the SRP before January 1, 2009, the SRP provides one month of credited service for each month the participant performs service, beginning on the participant’s date of hire through December 31, 2007.  After December 31, 2007, these participants received credits for twelve months of service for a calendar year only if the individual meets the SRP eligibility requirements as of the last day of the calendar year.

Effective January 1, 2010, the SRP no longer provides a subsidized early retirement benefit for participants whose benefit calculation includes months of credited service accrued or credited on or after January 1, 2010.  For an affected participant, the SRP determines his or her benefit by providing the greatest of three benefit calculations:

•	his or her SRP benefit as of December 31, 2007, with the subsidized early retirement factors;

•	his or her total benefit as of December 31, 2009 minus the benefits accrued under the NRP at date of termination, with the subsidized early retirement factors; or

•	his or her SRP benefit without subsidized early retirement factors at the date of termination.

Nationwide Savings Plan

The Nationwide Savings Plan, or the “NSP,” is a qualified profit-sharing plan that includes a qualified cash or deferred arrangement and covers eligible employees of participating Nationwide companies.  Under the NSP, our named executive officers and other eligible participants may elect to contribute between 1% and 80% of their compensation to accounts established on their behalf.  Participant contributions are in the form of voluntary, pre-tax salary deductions or after-tax “Roth 401(k)” salary deductions.  Participants who reach the age of fifty during the plan year may also make “catch up” contributions for that year of up to $5,500 for 2010.  Participating Nationwide companies make matching employer contributions for the benefit of their participating employees, at a rate of 50% of the first 6% of compensation deferred or contributed to the NSP by each employee.  The NSP holds all amounts that the participants contribute in a separate account for each participant and invests the amounts in the available investment options chosen by the participant.

For purposes of the NSP, covered compensation includes all wages reported on a Form W-2 Wage and Tax Statement from any Nationwide company, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excludes:

•
severance pay and other amounts following the later of (i) the pay period that includes the participant’s date of termination, and (ii) the pay period in which the participant’s date of termination is posted to Nationwide’s payroll system;

•	company car value or subsidy or reimbursement for loss of a company car;

•	a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;

•	imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;

•	income imputed to any participant as a result of the provision of health or other benefits to members of the participant’s household;

•	any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant’s income for federal tax purposes;

•	any payment of deferred compensation made prior to the participant’s severance date or on account of a participant's severance date; and

•	expense reimbursement or expense allowances including reimbursement for relocation expenses.

Covered compensation is subject to Internal Revenue Code limits and is calculated on a calendar-year basis.

A participant is eligible to receive the value of his or her vested account balance upon termination of his or her employment.  However, he or she may withdraw all or a part of the amounts credited to his or her account prior to termination, such as upon attainment of age fifty-nine and one-half years old.  A participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals or after-tax contributions and earnings or losses on those deferrals or contributions, as applicable.  Vesting in employer matching contributions and earnings or losses on those contributions occurs on a pro rata basis over a period of five years.

The NSP offers an automatic enrollment and automatic increase feature, which applies to participants contributing less than 12% of their compensation.

Nonqualified Deferred Compensation for 2011
Name (a)	Executive contributions in last fiscal year1 (b)	Registrant contributions in last fiscal year2 (c)	Aggregate earnings in last fiscal year3 (d)	Aggregate withdrawals/ distributions4 (e)	Aggregate balance at last fiscal year end5 (f)
Kirt A. Walker	$50,137	$10,105	$19,909	$48,945	$1,013,471
Timothy G Frommeyer	-	$7,778	$5,972	$23,265	$139,386
Stephen S. Rasmussen	-	$9,742	$(4,648)	-	$99,043
John L. Carter	-	$9,850	$10,115	-	$237,210
Peter A. Golato	-	$9,809	$4,198	-	$98,443

________
1	Amount represents voluntary deferrals to the Nationwide Individual Deferred Compensation Plan.
2	Amount represents company contributions to the Nationwide Supplemental Defined Contribution Plan.

3
Amount represents investment gain from applicable nonqualified deferred compensation plans attributable to all prior year deferrals in the plans.  Investment gains or losses are attributable to the investment selections the executive officer makes.  Executive officers may choose from approximately eighty investment options for the Nationwide Individual Deferred Compensation Plan and the Nationwide Supplemental Defined Contribution Plan, and from sixteen investment options for the Nationwide Economic Value Incentive Plan.  The Nationwide Economic Value Incentive Plan is a terminated plan that provided for involuntarily deferred compensation we may still pay to an executive officer based on his or her distribution election.  The executive officer may change his investment options once every five business days.

4	Amount represents distributions from the Nationwide Individual Deferred Compensation Plan.
5
Represents balances in the following plans: the Nationwide Individual Deferred Compensation Plan, the Nationwide Supplemental Defined Contribution Plan and the Nationwide Economic Value Incentive Plan.

Nonqualified Deferred Compensation Plans

Executive deferred compensation benefits are a key component of our total rewards philosophy.  We provide competitive levels of deferred compensation benefits to attract and provide for long-term retention of key talent and to reward for long-term service.  These benefits allow executives to prepare for retirement and make up for regulatory limits on qualified plans.

Nationwide Individual Deferred Compensation Plan

Under the “Nationwide Individual Deferred Compensation Plan,” or “IDC Plan,” eligible executives of participating Nationwide companies may elect to defer payment of compensation otherwise payable to them.  Eligible executive officers may enter into deferral agreements in which they may annually elect to defer up to 80% of their salary and annual incentive compensation they earn during the following year or performance cycle.  Participants may also defer up to 80% of the long-term incentive compensation they earn during the following performance cycle.  Deferral elections are effective prospectively.  Amounts an executive officer defers under the IDC Plan are generally payable in cash in annual installments beginning in January of the calendar year immediately following the calendar year in which the executive officer terminates his or her employment, including due to the death of the participant.  However, an executive officer may elect to receive payments after the expiration of the deferral period the executive officer elects, from one to ten years from the year in which the deferral of compensation applies.  If the entire account balance is less than $25,000 at the time a payment is due, the entire account balance will be distributed, regardless of the distribution election on file.  We credit individual accounts under the IDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant’s choice of investment measures offered under the IDC Plan.  No guaranteed or above-market earnings are available under this plan.  The plan restricts participants’ changes in investment options to once every seven calendar days.  Each participant is always fully vested in his or her accrued amount.

The IDC Plan permits a participant or beneficiary to take an unscheduled withdrawal from his or her account provided that such elective withdrawal applies only to amounts earned and vested, including earnings, on or before December 31, 2004, and any such withdrawal is subject to a 10% early withdrawal penalty.

Nationwide Supplemental Defined Contribution Plan

The Nationwide Supplemental Defined Contribution Plan, or “NSDC Plan,” is an unfunded, nonqualified defined contribution supplemental benefit plan.  The NSDC Plan provides benefits equal to employer matching contributions that would have been made for the participants under the Nationwide Savings Plan, or “NSP,” but for the Internal Revenue Code’s limitation on compensation that can be considered for deferrals to the NSP.  Only executives of certain Nationwide companies whose annual compensation is in excess of the limit set forth in the Internal Revenue Code are eligible to participate in the NSDC Plan.  The benefits under the plan vest after five years of participation.

For purposes of the NSDC Plan, “covered compensation” refers to covered compensation as defined in “Nationwide Savings Plan” above, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with any Nationwide company.  We credit individual accounts under the NSDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant’s choice of investment measures offered under the plan.  No guaranteed or above-market earnings are available under this plan.  Participants may change their investment options on a daily basis.

Payouts under the NSDC Plan are made as follows:

•	credits made for plan years prior to 1996, and earnings on those amounts, are paid in January of the year following the year the participant’s employment terminates;

•
unless otherwise elected in accordance with the terms of the plan, credits made to the plan for plan years after 1995, and earnings on those amounts, are paid in 10 installments for participants who qualify for a benefit from the NRP and whose account balance exceeds $25,000, and in a single lump sum payment for all other participants.

Potential Payments Upon Termination or Change of Control

We have entered into agreements and maintain plans that require us to provide compensation to our named executive officers upon a termination of employment or for good reason following a substantial reorganization.  The following narrative describes the payments and benefits the named executive officers could receive under these agreements and plans.  The tables that follow reflect our estimate of the payments and benefits, to the extent allocable to us under the cost-sharing agreement, we would provide to each of our named executive officers under various termination scenarios or for good reason following a substantial reorganization.  The amounts shown in the tables assume that terminations of employment and, as applicable, the change of control, occurred on December 31, 2011.

Payments and benefits that are generally available to all salaried employees, and that do not discriminate in favor of the executive officers, such as disability benefits, are not disclosed.  Generally, the amounts shown are estimates and actual payments and benefits could be more or less than the amounts shown.

Payments Made Upon Standard Termination

General Termination Payments

Regardless of the manner in which an executive officer’s employment terminates, he or she is entitled to receive the following amounts, which are earned during employment:

•	vested amounts contributed, plus related earnings under, the Nationwide Savings Plan, the Nationwide Individual Deferred Compensation Plan, and the Nationwide Supplemental Defined Contribution Plan;

•	amounts accrued and vested under the Nationwide Retirement Plan and the Nationwide Supplemental Retirement Plan; and

•	unused paid time off, up to specified limits and subject to certain limitations as specified within our paid time off plan.

Annual Incentive Awards

The effect of a termination of employment on certain executive officers’ annual incentives is controlled by the terms of either the PIP or the SIP, as applicable.  Under these plans, unless otherwise provided by the NMIC human resources committee in connection with specified terminations of employment, we make a payment of an annual incentive only if, and to the extent, the executive officer has attained the performance goals with respect to the related performance period, and only if we employ the executive officer through the end of the performance period.  However, in the event an executive officer’s employment terminates during the performance period due to death or disability, the executive officer or the executive officer’s estate will receive a portion or all of the incentive as the NMIC human resources committee determines.  In the event an executive officer’s employment terminates during the performance period due to retirement or involuntary termination of the executive officer’s employment for our convenience, the executive officer will remain eligible to receive a portion of the incentive based on the amount of time the executive officer was employed during the performance period and the executive officer’s attainment of the performance goals for the performance period.

Nationwide Long-Term Performance Plan

The NMIC board of directors approved a new LTPP plan design for 2011 awards that will measure performance over a three-year period.  The design requires both revenue growth and capital strength in order for participants to receive payments, which will range from zero to two and one-half times the target amount.  The first payments under this new design will be made following the conclusion of the 2011-2013 performance period.  If a voluntary termination of employment or termination for cause occurs prior to the last day of the performance period, an executive officer’s outstanding target award opportunities will be forfeited, otherwise the target award opportunity will be prorated based on the number of days worked in the performance period.  Because the termination payment tables that follow assume that the named executive officers worked through the first year of the performance period, the amounts shown in the tables relating to the operating revenue growth/capital strength awards under the LTPP reflect prorated opportunities for termination without cause or for good reason or for termination due to death, disability or retirement, which would be paid after December 31, 2013, based on actual performance.  Performance was estimated for purposes of these tables.

A transition plan was also approved to provide payments from participants’ remaining 2011 GAAP ROE opening bookkeeping entries, which we refer to as “bank balance(s),” adjusted based on performance in 2011 and 2012, including any potential payments made due to termination of employment.

We calculated 2011 GAAP ROE payments under the transition program, using the same methodology that would have been in place if the prior plan design had continued.  Under the transition program, if a termination of employment occurs prior to the last day of the performance period, other than a termination due to death, disability or retirement, an executive officer’s current-year target award opportunity will be forfeited.  In addition, the opening bank balance is forfeited, subject to the exceptions set forth below.  Because the termination payment tables that follow assume that the named executive officers worked through the performance period, we assumed that the executives earned the entire current-year award amounts.  Accordingly, the amounts shown in the tables relating to GAAP ROE awards under the transition program, which reflect what would be paid following various termination scenarios, include the opening bank balance and the current year award opportunity amounts, based on actual 2011 performance results, earned under the transition program in 2011.  The opening bank balance plus the current year 2011 award amounts constitute the total bank balance.

The exception to forfeiture of the opening bank balance applies if the executive officer has met the age and vesting requirements, which are determined in the same manner as vesting service is determined under the NRP, set forth in the table below.  If met, the executive officer will receive distribution of the vested portion of the award bank balance in the year following the year of termination.  If termination occurs on the last day of the performance period, as we have assumed for our tables, the executive officer would receive the 2011 opening bank balance, plus one-third of the 2011 GAAP ROE target award multiplied by the performance score, which would be paid as a lump sum in the year following the year of termination.

Age	Under 55 at termination	Under 55 at termination	Under 55 at termination	Under 55 at termination	At or over 55 but under 62 at termination	At or over 55 but under 62 at termination	At or over 55 but under 62 at termination
Months of Vesting Service	120–179	180–239	240–299	300 or more	60–83	84–119	120 or more
Vested Portion	25%	35%	50%	100%	50%	70%	100%

For performance periods 2009-2011 and 2010-2012, 20% of the total long-term incentive target opportunity for our executive officers is related to growth in equity measured using the change in equity over the three-year performance period. This amount will be fully payable at the end of each three-year performance period subject to continued employment with us. The first performance period ends December 31, 2011, and the last performance period ends December 31, 2012.  We made no new grants using this metric in 2011.

If a termination of employment occurs (other than termination due to death, disability or retirement) prior to the last day of the three-year performance period, the portion of an executive officer’s current-year long-term target award opportunity that is based on growth in equity will be forfeited.  In addition, if an executive officer’s termination is voluntary or for cause, any outstanding target award opportunities based on growth in equity will also be forfeited.  However, if the Company terminates the executive officer without cause, the executive officer will receive any outstanding target award opportunities on a prorated basis, subject to actual performance, in the year following the year in which the termination occurs.

For a description of the retirement, death and disability provisions in the LTPP, see “Payments Made Upon Retirement” and “Payments Made Upon Death or Disability.”

Severance Payments and Benefits

Those named executive officers who do not have a severance agreement participate in the Nationwide Severance Pay Plan.  The plan is generally available to all of our salaried employees and provides for certain payments if an employee, including an executive officer, involuntarily leaves the company due to job elimination.  The longer an executive officer works for us, the more the executive officer may be eligible to receive as severance pay benefits when the executive officer’s employment ends.  In order to receive payment under the Nationwide Severance Pay Plan, if eligible, the executive officer must sign a severance and release agreement.  We generally calculate severance pay as one week for each year of service, not to exceed twenty-five years of service, with a minimum of two weeks.  Years of service used to calculate the severance payment includes all types of service with us, including service with affiliates and subsidiaries, calculated through the last date of employment.

NFS' former compensation committee approved severance agreement guidelines applicable to our executive officers.  The guidelines provide for severance benefits that may be available to executive officers in addition to the Nationwide Severance Pay Plan, assuming the executives signs the appropriate release.  The guidelines allow management to offer the following when negotiating severance agreements with executive officers:

•	a lump-sum cash payment equal to six to twelve months, depending on the circumstances of departure, of the annual base salary in effect on the date of termination;

•	paid leave of absence of twenty-one days for executive officers over the age of forty to permit the executive officer time to seek legal advice regarding the terms of the severance agreement;

•	short-term incentive payments earned under the PIP, prorated to the date of termination;

•	up to one year of executive placement services, or a lump-sum payment of $6,800 in lieu of such services;

•	payout of the current year earned but unused paid time off; and

•	transfer of ownership of certain computer equipment, less any Nationwide-licensed software or operating system, to the executive officer.

Messrs. Rasmussen and Walker have executive severance agreements that provide certain severance payments and benefits upon termination without cause or for good reason following a substantial reorganization.  The following description of Messrs. Rasmussen’s and Walker’s agreements and the amounts presented in the tables that follow are based on the terms of the agreements as they existed on December 31, 2011, and assume a termination of employment, and such triggering events as are contemplated by the executive severance agreements, occurred on December 31, 2011.

The executive severance agreements in effect as of December 31, 2011, for Messrs. Rasmussen and Walker are substantially similar to each other.  Each agreement contains material non-competition, non-solicitation and confidentiality provisions, which condition Nationwide’s promises to pay severance on the executive officer’s compliance with such provisions.  The agreements also condition receipt of severance upon the execution of a binding release of NMIC and other related parties.

Under Mr. Rasmussen’s and Mr. Walker’s executive severance agreements in effect as of December 31, 2011, upon a termination by NMIC without cause or a resignation for good reason after a substantial reorganization of NMIC, the following payments and benefits would be provided:

•	a lump-sum cash payment equal to two times the annual base salary in effect immediately before the termination, payable within 30 days following the executive’s termination;

•
a lump-sum cash payment equal two times the short-term incentive compensation that would have been earned pursuant to the PIP during the fiscal year in which the executive officer’s termination date occurs payable based on actual performance over the full year, payable when annual bonuses are paid to our other executives;

•
a lump-sum cash payment equal to the cost, including a gross-up payment to cover income and FICA taxes on the payment, to the executive officer of continuing the medical and dental coverage under COBRA, or under the retiree medical provisions of the Company’s medical plan, if applicable, for the executive officer, his spouse and dependents, for a specified period of time following the executive’s termination date;

•
supplemental benefits equal to the benefits the executive officer would have been entitled to receive on the termination date under certain retirement and deferred compensation plans, had the executive officer been fully vested in those plans on the termination date, less any benefits the executive officer actually receives under those plans, paid at the time the executive’s benefits are otherwise paid under the applicable plans;

•
in the event that the executive officer’s termination date occurs within three years of the date on which the executive officer would have been first eligible to retire under the Nationwide Retirement Plan, a supplemental benefit equal to the benefits the executive officer would have received under the Nationwide Retirement Plan, the Nationwide Supplemental Retirement Plan and the Nationwide Excess Benefit Plan, had the executive officer earned service and age credit for the period ending on the earlier of three years after the executive officer’s termination date or the earliest date the executive officer would have been eligible to retire under the Nationwide Retirement Plan and had the executive officer been fully vested under those plans, less any benefits the executive officer actually receives under those plans, paid at the time the executive’s benefits are otherwise paid under the applicable plans;

•
a lump-sum cash payment equal to the matching contributions that the Company would have made for the executive officer under the Nationwide Savings Plan and the Nationwide Supplemental Defined Contribution Plan during the severance period defined in the agreement, as if the executive officer’s contributions had continued in the same amount and at the same rate in effect immediately prior to the executive officer’s termination date, payable within 30 days following the executive’s termination date;

•
service and age credits for the purpose of eligibility under the Company’s retiree medical plan, as if the executive officer had continued employment through the executive severance agreement’s specified severance period;

•	the right to retain certain computer and office equipment and furniture used at the executive officer’s home; and

•	amounts earned, accrued or owed but not paid and benefits owed under employee benefit plans and programs.

Whether a “substantial reorganization” has occurred will be determined by the board of directors of NMIC.

If the board of directors has determined that a substantial reorganization has occurred, it may establish a period of time during which the executive may terminate his employment if an event constituting “good reason” occurs.  Under the severance agreements, the executive will have “good reason” to terminate his employment during the period established by the board of directors if any of the following events occur and remain uncured for 30 days after the executive’s notice to NMIC of the event:

•	a material diminution in the executive’s authority, duties or responsibilities, as reasonably determined by the board of directors of NMIC;

•	a material change in the geographic location at which the executive must perform services;

•	a material diminution in the executive’s base salary, other than due to a change in base salary for all senior executives in NMIC; or

•	any action or inaction of NMIC that constitutes a material breach by the NMIC of the severance agreement.

Under the severance agreements, “cause” means any of the following:

•	the executive has been convicted of a felony;

•	the executive neglects, refuses or fails to perform his material duties to the NMIC, which failure has continued for a period of at least 30 days after notice from NMIC;

•	the executive engages in misconduct in the performance of his duties;

•	the executive engages in public conduct that is harmful to the reputation of NMIC;

•	the executive breaches his non-competition, non-disclosure or non-solicitation covenants; or

•	the executive breaches NMIC’s written code of business conduct and ethics.

Payments Made Upon Retirement

If an executive officer were to retire on December 31, 2011, under the transition program, the executive officer would receive one-third of the 2011 GAAP ROE target award amount multiplied by the performance score, plus the 2011 opening bank balance, paid as a lump sum in the year following the year in which the termination occurs.  For purposes of GAAP ROE transition program payments and growth in equity awards, retirement means a termination of employment on or after the date on which the executive officer has attained:

•	Normal Retirement Age;

•	age fifty-five and completed 180 months of vesting service; or

•	age sixty-two and completed sixty months of vesting service,

as determined under the NRP.

For the growth in equity award, the executive officer will receive an amount equal to the total target incentive opportunity for 2009 and two-thirds of the total target incentive opportunity for 2010 multiplied by the respective performance scores based on growth in equity.  For the 2011 LTPP awards relating to operating revenue growth/capital strength, the executive officer will receive an amount equal to one-third of the total target incentive opportunity for the 2011-2013 performance period multiplied by the respective performance scores paid in the year following the end of the performance period.  For purposes of operating revenue growth/capital strength awards, retirement means a termination of employment on or after the date on which the executive officer has attained:

•	Normal Retirement Age;

•	age fifty-five and completed 120 months of vesting service; or

•	age sixty-two and completed sixty months of vesting service,

as determined under the NRP.

The PIP and the SIP provide that if an executive officer retires, the executive officer will receive his or her short-term incentive compensation earned during the fiscal year in which termination occurs.  The short-term compensation payment is prorated to reflect services performed through the date of employment termination and is based on actual performance for the year.

Payments Made Upon Death or Disability

If an executive officer dies or becomes disabled, in addition to any applicable benefits listed in “Payments Made Upon Standard Termination,” the executive officer will receive benefits under our disability plan or payments under the Company’s life insurance plan, as appropriate.  In addition, under the PIP and the SIP, the executive officer will receive his or her short-term incentive compensation earned during the fiscal year in which the termination occurs.  The short-term compensation payment is prorated to reflect services performed through the date of employment termination and is based on the actual performance for the year.

Under the LTPP and the LTPP transition program, if an executive officer’s employment terminates due to death or disability, the LTPP provides for distribution of the bank balance in the manner described above under “Payments Made Upon Retirement” (except that in the case of death, distributions will be made to the executive officer’s beneficiary).

Payments Made Upon a Change of Control or Termination Upon or Following a Change of Control

The PIP, the SIP, and the LTPP do not provide for special treatment of awards upon a change in control.

The following tables reflect our estimates of the allocated payments and benefits our named executive officers would have received if a termination of employment or a change of control of NLIC or NMIC had occurred on December 31, 2011.

Kirt A. Walker

Benefits and payments upon termination	Voluntary termination	Termination without cause or for good reason following a substantial reorganization	For cause termination	Death, disability, or retirement

Short-term incentives:
Annual incentives 1	$ 221,292	$ -	$ -	$ 221,292
Long-term incentives:
GAAP ROE awards 2	325,408	325,408	-	624,565
Growth in Equity 09-11 awards 3	-	-	-	-
Growth in Equity 10-12 awards 4	-	61,324	-	61,324
Revenue/Capital Strength awards 5	-	164,236	-	164,236
Benefits and perquisites:
Life insurance proceeds	-	-	-	1,576,217
Cash severance 6	-	1,315,923	-	-
Total compensation	$ 546,700	$ 1,866,891	$ -	$ 2,647,634

1
Reflects the amount Mr. Walker would receive with respect to the 2011 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2011.  The “Termination without cause or for good reason following a substantial reorganization” column does not include the 2011 annual incentive opportunity as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payments that would be made under the PIP.  The amounts were not reduced to their present value.

2
Reflects the amount Mr. Walker would receive with respect to the GAAP ROE awards under the transition program upon a termination of employment, except for cause, on December 31, 2011.  Mr. Walker would not have qualified for retirement under the transition program, but would have been 35% vested.  Accordingly, the amounts shown for a voluntary termination or a termination without cause or due to substantial reorganization assume distribution of the total payment for 2011, plus 35% of one-half of the 2011 opening bank balance, which would have been paid in 2012.  The amounts shown for termination due to death, disability or retirement (not eligible) assume distribution of one-third of the 2011 GAAP ROE target award multiplied by the performance score, plus the 2011 opening bank balance, which would have been paid in 2012.  The amounts were not reduced to their present value.

3
Reflects the amount Mr. Walker would receive with respect to 2009-2011 growth in equity awards under the LTPP upon termination on December 31, 2011.  Because Mr. Walker was not allocated to us during 2009, he would not receive a 2009-2011 growth in equity award from us in any circumstance.

4
Reflects the amount Mr. Walker would receive with respect to 2010-2012 growth in equity awards under the LTPP upon termination without cause or due to substantial reorganization, or for death, disability or retirement, on December 31, 2011.  No new growth in equity award opportunities were granted in 2011.  For termination without cause or due to substantial reorganization, or for death, disability or retirement (not eligible), outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2011, the executive officer had an outstanding 2010-2012 target award opportunity.  Accordingly, the amounts shown for a termination without cause or due to substantial reorganization, or for death, disability or retirement (not eligible), assume a two-thirds distribution of the outstanding award multiplied by the performance score as of year end 2011, which would have been paid in 2012.  The amounts were not reduced to their present value.

5
Reflects the amount Mr. Walker would receive with respect to the operating revenue growth/capital strength awards under the LTPP upon termination without cause or due to substantial reorganization, or for death, disability or retirement (not eligible), on December 31, 2011.  Mr. Walker would not have qualified for retirement under the LTPP and would forfeit the operating revenue growth/capital strength target award opportunity granted in the year of termination unless termination is due to death or disability or if the termination is without cause or due to substantial reorganization.  Accordingly, the amounts shown assume a one-third distribution of the total 2011-2013 award using a performance score that was estimated as of December 31, 2011, which would have been paid in 2014.   The amounts were not reduced to their present value.

6
Includes lump-sum cash amounts equal to the sum of two times base salary; two times the 2011 matching amounts in the Nationwide Savings Plan and Nationwide Supplemental Defined Contribution Plan; two times the 2011 short-term incentive bonus; two times the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Walker and his family.  The amounts were not reduced to their present value.

Timothy G. Frommeyer

Benefits and payments upon termination	Voluntary termination	Termination without cause	For cause termination	Death, disability, or retirement

Short-term incentives:
Annual incentives	$ 28,537	$ 28,537	$ -	$ 28,537
Long-term incentives:
GAAP ROE awards¹	79,184	79,184	-	94,511
Growth in Equity 09-11 awards2	85,825	85,825	-	85,825
Growth in Equity 10-12 awards 3	-	9,226	-	9,226
Revenue/Capital Strength awards 4	-	25,987	-	25,987
Benefits and perquisites:
Life insurance proceeds	-	-	-	431,398
Cash severance 5	-	241,755	-	-
Total compensation	$ 193,546	$ 470,514	$ -	$ 675,484

1
Reflects the amount Mr. Frommeyer would receive with respect to the GAAP ROE awards under the transition program upon a termination of employment, except for cause, on December 31, 2011.  Mr. Frommeyer would not have qualified for retirement under the transition program, but would have been 100% vested.  Accordingly, the amounts shown for a voluntary termination or a termination without cause assume distribution of the total payment for 2011, plus one-half of the 2011 opening bank balance, which would have been paid in 2012.  The amounts shown for termination due to death, disability or retirement (not eligible) assume distribution of one-third of the 2011 GAAP ROE target award multiplied by the performance score, plus the 2011 opening bank balance, which would have been paid in 2012.  The amounts were not reduced to their present value.

2
Reflects the amount Mr. Frommeyer would receive with respect to 2009-2011 growth in equity awards under the LTPP upon termination of employment, except for cause, on December 31, 2011. For a voluntary termination or termination without cause or due to substantial reorganization, or for death, disability or retirement (not eligible), outstanding target award opportunities multiplied by the performance score are fully payable at the end of the performance period and are distributed in the year following the year in which the termination occurs.  Accordingly, the amounts shown assume distribution of the total outstanding award subject to performance, which would have been paid in 2012.  The amounts were not reduced to their present value.

3
Reflects the amount Mr. Frommeyer would receive with respect to 2010-2012 growth in equity awards under the LTPP upon termination of employment, except for cause, on December 31, 2011. No new growth in equity award opportunities were granted in 2011.  For a termination without cause or for death, disability or retirement (not eligible), outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2011, the executive officer had an outstanding 2010-2012 target award opportunity.  Accordingly, the amounts shown for a termination without cause, or for death, disability or retirement (not eligible), assume a two-thirds distribution of the outstanding award multiplied by the performance score as of year end 2011, which would have been paid in 2012.  The amounts were not reduced to their present value.

4
Reflects the amount Mr. Frommeyer would receive with respect to the operating revenue growth/capital strength awards under the LTPP upon a termination without cause, or for death, disability or retirement (not eligible), on December 31, 2011.  Mr. Frommeyer would not have qualified for retirement under the LTPP and would forfeit the operating revenue growth/capital strength target award opportunity granted in the year of termination unless termination is due to death or disability or if the termination is without cause. Accordingly, the amounts shown assume a one-third distribution of the total 2011-2013 award using a performance score that was estimated as of December 31, 2011, which would have been paid in 2014.   The amounts were not reduced to their present value.

5
Includes an estimate of the amount we would pay under the severance plan guidelines for executives described above.  For purposes of this table, we assumed a payment based on twelve months of base salary and $6,800, in lieu of outplacement services.

Stephen S. Rasmussen

Benefits and payments upon termination	Voluntary termination	Termination without cause or for good reason following a substantial reorganization	For cause termination	Death, disability, or retirement

Short-term incentives:
Annual incentive 1	$ 208,565	$ -	$ -	$ 208,565
Long-term incentives:
GAAP ROE awards 2	1,116,385	1,116,385	-	1,116,385
Growth in Equity 09-11 awards 3	210,725	210,725		210,725
Growth in Equity 10-12 awards 4	119,210	119,210	-	119,210
Revenue/Capital Strength awards 5	332,567	332,567		332,567
Benefits and perquisites:
Life insurance proceeds	-	-	-	466,800
Cash severance 6	-	789,620	-	-
Total compensation	$ 1,987,452	$ 2,568,507	$ -	$ 2,454,252

1
Reflects the amount Mr. Rasmussen would receive with respect to the 2011 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2011.  The “Termination without cause or for good reason following a substantial reorganization” column does not include the 2011 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP.  The amounts were not reduced to their present value.

2
Reflects the amount Mr. Rasmussen would receive with respect to the GAAP ROE awards under the transition program upon a termination of employment, except for cause, on December 31, 2011.  Mr. Rasmussen would have qualified for retirement under the transition program and would have been 100% vested.  Accordingly, the amounts shown assume distribution of one-third of the 2011 GAAP ROE target award multiplied by the performance score, plus the 2011 opening bank balance, which would have been paid in 2012.  The amounts were not reduced to their present value.

3
Reflects the amount Mr. Rasmussen would receive with respect to 2009-2011 growth in equity awards under the LTPP upon termination of employment, except for cause, on December 31, 2011. For a termination without cause or due to substantial reorganization, or for death, disability or retirement, outstanding target award opportunities multiplied by the performance score are fully payable at the end of the performance period and are distributed in the year following the year in which the termination occurs.  Accordingly, the amounts shown assume distribution of the total outstanding award subject to performance, which would have been paid in 2012.  The amounts were not reduced to their present value.

4
Reflects the amount Mr. Rasmussen would receive with respect to 2010-2012 growth in equity awards under the LTPP upon termination of employment, except for cause, on December 31, 2011. No new growth in equity award opportunities were granted in 2011. For a termination without cause or due to substantial reorganization, or for death, disability or retirement, outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2011, the executive officer had an outstanding 2010-2012 target award opportunity.  Accordingly, the amounts shown assume a two-thirds distribution of the outstanding award multiplied by the performance score as of year end 2011, which would have been paid in 2012.  The amounts were not reduced to their present value.

5
Reflects the amount Mr. Rasmussen would receive with respect to operating revenue growth/capital strength awards under the LTPP upon a termination of employment, except for cause, on December 31, 2011.  Mr. Rasmussen would have qualified for retirement under the LTPP.  Accordingly, the amounts shown assume a one-third distribution of the total 2011-2013 award using a performance score that was estimated as of December 31, 2011, which would have been paid in 2014.   The amounts were not reduced to their present value.

6
Includes lump-sum cash amounts equal to the sum of two times base salary; three times the 2011 matching amounts in the Nationwide Savings Plan and Nationwide Supplemental Defined Contribution Plan; two times the 2011 short-term incentive bonus; three times the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Rasmussen and his family.  The amounts were not reduced to their present value.

John L. Carter

Benefits and payments upon termination	Voluntary termination	Termination without cause	For cause termination	Death, disability, or retirement

Short-term incentives:
Sales Incentive	$ 383,185	$ 383,185	$ -	$ 383,185
Long-term incentives:
GAAP ROE awards¹	120,826	120,826	-	342,496
Growth in Equity 09-11 awards2	71,557	71,557		71,577
Growth in Equity 10-12 awards3	-	34,531	-	34,531
Revenue/Capital Stregnth awards 4	-	101,856	-	101,856
Benefits and perquisites:
Life insurance proceeds	-	-	-	1,352,312
Cash severance 5	-	199,630	-	-
Total compensation	$ 575,568	$ 911,585	$ -	$ 2,285,957

¹
Reflects the amount Mr. Carter would receive with respect to the GAAP ROE awards under the transition program upon a termination of employment, except for cause, on December 31, 2011.  Mr. Carter would not have qualified for retirement under the transition program and would have been 0% vested.  Accordingly, the amounts shown for a voluntary termination or a termination without cause assume distribution of the total payment for 2011, which would have been paid in 2012.  Mr. Carter is not vested and would forfeit the remaining bank balance.  The amounts shown for termination due to death, disability or retirement (not eligible) assume distribution of one-third of the 2011 GAAP ROE target award multiplied by the performance score, plus the 2011 opening bank balance, which would have been paid in 2012.  The amounts were not reduced to their present value.

2
Reflects the amount Mr. Carter would receive with respect to 2009-2011 growth in equity awards under the LTPP upon termination of employment, except for cause, on December 31, 2011. For a voluntary termination or termination without cause, or for death, disability or retirement (not eligible), outstanding target award opportunities multiplied by the performance score are fully payable at the end of the performance period and are distributed in the year following the year in which the termination occurs.  Accordingly, the amounts shown assume distribution of the total outstanding award subject to performance, which would have been paid in 2012.  The amounts were not reduced to their present value.

3
Reflects the amount Mr. Carter would receive with respect to 2010-2012 growth in equity awards under the LTPP upon termination of employment, except for cause, on December 31, 2011. No new growth in equity award opportunities were granted in 2011. For a termination without cause, or for death, disability or retirement (not eligible), outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2011, the executive officer had an outstanding 2010-2012 target award opportunity.  Accordingly, the amounts shown for a termination without cause, or for death, disability or retirement (not eligible), assume a two-thirds distribution of the outstanding award multiplied by the performance score as of year end 2011, which would have been paid in 2012.  The amounts were not reduced to their present value.

4
Reflects the amount Mr. Carter would receive with respect to the operating revenue growth/capital strength awards under the LTPP upon a termination without cause, or for death, disability or retirement (not eligible), on December 31, 2011.  Mr. Carter would not have qualified for retirement under the LTPP and would forfeit the operating revenue growth/capital strength target award opportunity granted in the year of termination unless termination is due to death or disability or if the termination is without cause.  Accordingly, the amounts shown assume a one-third distribution of the total 2011-2013 award using a performance score that was estimated as of December 31, 2011, which would have been paid in 2014.   The amounts were not reduced to their present value.

5
Includes an estimate of the amount we would pay under the severance plan guidelines for executives described above.  For purposes of this table, we assumed a payment based on twelve months of base salary and $6,800, in lieu of outplacement services.

Peter A. Golato

Benefits and payments upon termination	Voluntary termination	Termination without cause	For cause termination	Death, disability, or retirement

Short-term incentives:
Annual incentive	$ 127,658	$ 127,658	$ -	$ 127,658
Long-term incentives:
GAAP ROE awards 1	330,381	330,381	-	330,381
Growth in Equity 09-11 awards 2	64,314	64,314		64,314
Growth in Equity 10-12 awards 3	31,041	31,041	-	31,041
Revenue/Capital Strength awards4	83,133	83,133		83,133
Benefits and perquisites:
Life insurance proceeds	-	-	-	788,491
Cash severance 5	-	299,427	-	-
Total compensation	$ 636,527	$ 935,954	$ -	$ 1,425,018

1
Reflects the amount Mr. Golato would receive with respect to the GAAP ROE awards under the transition program upon a termination of employment, except for cause, on December 31, 2011.  Mr. Golato would have qualified for retirement under the transition program and would have been 100% vested.  Accordingly, the amounts shown assume distribution of one-third of the 2011 GAAP ROE target award multiplied by the performance score, plus the 2011 opening bank balance, which would have been paid in 2012.  The amounts were not reduced to their present value.

2
Reflects the amount Mr. Golato would receive with respect to 2009-2011 growth in equity awards under the LTPP upon termination of employment, except for cause, on December 31, 2011. For a termination without cause, or for death, disability or retirement, outstanding target award opportunities multiplied by the performance score are fully payable at the end of the performance period and are distributed in the year following the year in which the termination occurs.  Accordingly, the amounts shown assume distribution of the total outstanding award subject to performance, which would have been paid in 2012.  The amounts were not reduced to their present value.

3
Reflects the amount Mr. Golato would receive with respect to 2010-2012 growth in equity awards under the LTPP upon termination of employment, except for cause, on December 31, 2011. No new growth in equity award opportunities were granted in 2011. For a termination without cause, or for death, disability or retirement, outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2011, the executive officer had an outstanding 2010-2012 target award opportunity.  Accordingly, the amounts shown assume a two-thirds distribution of the outstanding award multiplied by the performance score as of year end 2011, which would have been paid in 2012.  The amounts were not reduced to their present value.

4
Reflects the amount Mr. Golato would receive with respect to operating revenue growth/capital strength awards under the LTPP upon a termination of employment, except for cause, on December 31, 2011.  Mr. Golato would have qualified for retirement under the LTPP.  Accordingly, the amounts shown assume a one-third distribution of the total 2011-2013 award using a performance score that was estimated as of December 31, 2011, which would have been paid in 2014.   The amounts were not reduced to their present value.

5
Includes an estimate of the amount we would pay under the severance plan guidelines for executives described above.  For purposes of this table, we assumed a payment based on twelve months of base salary and $6,800, in lieu of outplacement services.

Director Compensation for 2010

We do not separately compensate members of our board of directors who are also our employees or employees of our affiliates, for their service on our board of directors.  As Nationwide employees, our directors receive no additional compensation for service on our board of directors.

Compensation Policies and Practices as they Relate to Risk Management

We believe that our compensation programs do not provide incentives for excessive risk taking and do not lead to risks that are reasonably likely to have a material adverse effect on the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership as of March 1, 2012, of the holders of our common stock.  Our directors and executive officers do not beneficially own any of our common stock.

Common Stock

The following table sets forth the number of issued and outstanding shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than five percent of such common stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Nationwide Financial Services, Inc.	3,814,779 shares	100%
1 Nationwide Plaza
Columbus, Ohio 43215

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License to Use Nationwide Name and Service Marks

We have a license to use the “Nationwide” trade name and certain other service marks solely for the purpose of identifying and advertising our long-term savings and retirement business and related activities.

Nationwide Mutual Agents

NMIC allows us to distribute our variable annuity, fixed annuity and individual universal, variable and traditional life insurance products through NMIC agents.

See Note 16 to the audited consolidated financial statements included in the F pages of this report for a discussion of related party transactions.

Policies and Procedures for Review and Approval of Related Person Transactions

We have a written conflict of interests policy that is administered by the Office of Ethics and Business Practices.  All executive officers and directors are subject to the policy, which is designed to cover related persons transactions with executive officers, directors and their immediate family members.  The policy prohibits:

•	using position at Nationwide or affiliation with any Nationwide company for personal gain or advantage;

•	any interest or association that interferes with independent exercise of judgment in the best interest of Nationwide; and

•
directly or indirectly having any position with or substantial interest in any business or property or engaging in any employment or other activity, which takes time and attention away from performance of Nationwide job duties.

We require our executive officers and directors to annually complete a conflict of interests certificate.  This certificate requires the executive officers and directors to represent that they have read the conflict of interests policy and disclose any conflicts of interests.  It also requires the completion of an outside business activities questionnaire.  Each reported possible conflict of interest is reviewed by the Office of Ethics and Business Practices and addressed by appropriate action.  The Office of Ethics and Business Practices submits an annual summary report covering each reported conflict of interest an executive officer or director reports and the disposition of each matter to the board of directors.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
Nationwide Life Insurance Company:

We have audited the accompanying consolidated balance sheets of Nationwide Life Insurance Company and subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2011. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index.  These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life Insurance Company and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP
Columbus, Ohio

March 1, 2012

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)
Consolidated Statements of Operations
(in millions)

	Years ended December 31,
	2011	2010	2009

Revenues
Policy charges	$ 1,506	$ 1,399	$ 1,245
Premiums	531	484	470
Net investment income	1,844	1,825	1,879
Net realized investment (losses) gains	(1,609)	(236)	454
Other-than-temporary impairment losses
Total other-than-temporary impairment losses	(162)	(394)	(992)
Non-credit portion of loss recognized in other comprehensive income	95	174	417
Net other-than-temporary impairment losses recognized in earnings	(67)	(220)	(575)
Other revenues	3	2	(4)
Total revenues	$ 2,208	3,254	3,469

Benefits and expenses
Interest credited to policyholder account values	$ 1,033	$ 1,056	$ 1,100
Benefits and claims	1,062	873	812
Policyholder dividends	67	78	87
Amortization of deferred policy acquisition costs	76	396	466
Amortization of value of business acquired and other intangible assets	11	18	63
Interest expense	70	55	55
Other expenses, net of deferrals	609	574	579
Total benefits and expenses	$ 2,928	3,050	3,162

(Loss) income before federal income taxes and noncontrolling interests	$ (720)	$ 204	$ 307
Federal income tax (benefit) expense	(382)	24	48
Net (loss) income	$ (338)	$ 180	$ 259
Less: Net loss attributable to noncontrolling interest	(56)	(60)	(52)
Net (loss) income attributable to Nationwide Life Insurane Company	$ (282)	$ 240	$ 311

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)
Consolidated Balance Sheets
(in millions, except for share and per share amounts)

	December 31,
	2011	2010

Assets
Investments
Fixed maturity securities, available-for-sale	$ 29,201	$ 26,434
Equity securities, available-for-sale	20	42
Mortgage loans, net of allowance	5,748	6,125
Policy loans	1,008	1,088
Short-term investments	1,125	1,062
Other investments	566	558
Total investments	$ 37,668	$ 35,309

Cash and cash equivalents	49	337
Accrued investment income	560	459
Deferred policy acquisition costs	4,425	3,973
Value of business acquired	238	259
Goodwill	200	200
Other assets	4,348	1,985
Separate account assets	65,194	64,875
Total assets	$ 112,682	$ 107,397

Liabilities and Equity
Liabilities
Future policy benefits and claims	$ 35,252	$ 32,676
Short-term debt	777	300
Long-term debt	991	978
Other liabilities	4,316	2,429
Separate account liabilities	65,194	64,875
Total liabilities	$ 106,530	$ 101,258

Shareholder's equity:
Common stock ($1 par value; authorized - 5,000,000 shares, issued
and outstanding - 3,814,779 shares)	$ 4	$ 4
Additional paid-in capital	1,718	1,718
Retained earnings	3,459	3,741
Accumulated other comprehensive income	626	321
Total shareholder's equity	$ 5,807	$ 5,784
Noncontrolling interest	345	355
Total equity	$ 6,152	$ 6,139
Total liabilities and equity	$ 112,682	$ 107,397

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)
Consolidated Statements of Changes in Equity
(in millions)

	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholder's equity	Non-controlling interest	Total equity

Balance as of December 31, 2008	$ 4	$ 1,698	$ 2,952	$ (1,361)	$ 3,293	$ 416	$ 3,709

Cumulative effect of adoption of accounting principle, net of taxes	-	-	250	(250)	-	-	-
Capital contributed by NFS	-	20	-	-	20	-	20
Comprehensive income (loss):
Net income (loss)	-	-	311	-	311	(52)	259
Other comprehensive income	-	-	-	1,345	1,345	-	1,345
Total comprehensive income (loss)	-	-	311	1,345	1,656	(52)	1,604
Change in noncontrolling interest	-	-	-	-	-	(13)	(13)
Other, net	-	-	(3)	-	(3)	-	(3)

Balance as of December 31, 2009	$ 4	$ 1,718	$ 3,510	$ (266)	$ 4,966	$ 351	$ 5,317

Cumulative effect of adoption of accounting principle, net of taxes	-	-	(9)	9	-	46	46
Comprehensive income (loss):
Net income (loss)	-	-	240	-	240	(60)	180
Other comprehensive income	-	-	-	578	578	-	578
Total comprehensive income (loss)	-	-	240	578	818	(60)	758
Change in noncontrolling interest	-	-	-	-	-	18	18

Balance as of December 31, 2010	$ 4	$ 1,718	$ 3,741	$ 321	$ 5,784	$ 355	$ 6,139

Comprehensive loss:
Net loss	-	-	(282)	-	(282)	(56)	(338)
Other comprehensive income	-	-	-	305	305	-	305
Total comprehensive income (loss)	-	-	(282)	305	23	(56)	(33)
Change in noncontrolling interest	-	-	-	-	-	46	46

Balance as of December 31, 2011	$ 4	$ 1,718	$ 3,459	$ 626	$ 5,807	$ 345	$ 6,152

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES (a wholly-owned subsidiary of Nationwide Financial Services, Inc.)
Consolidated Statements of Cash Flows
(in millions)

	Years ended December 31,
	2011	2010	2009

Cash flows from operating activities:
Net (loss) income	$ (338)	$ 180	$ 259
Adjustments to net (loss) income
Net realized investment losses (gains)	1,609	236	(454)
Net other-than-temporary impairment losses recognized in earnings	67	220	575
Interest credited to policyholder accounts	1,033	1,056	1,100
Capitalization of deferred policy acquisition costs	(741)	(634)	(513)
Amortization of deferred policy acquisition costs	76	396	466
Amortization and depreciation	48	(2)	51
Deferred tax (benefit) expense	(437)	115	(117)
Changes in:
Policy liabilities	(608)	(579)	(725)
Other, net	(632)	(302)	(30)
Net cash provided by operating activities	$ 77	$ 686	$ 612

Cash flows from investing activities:
Proceeds from maturity of available-for-sale securities	$ 2,705	$ 3,251	$ 3,889
Proceeds from sale of available-for-sale securities	1,585	2,168	4,211
Proceeds from sales/repayments of mortgage loans	1,124	996	773
Purchases of available-for-sale securities	(6,176)	(5,910)	(9,206)
Issuance and purchases of mortgage loans	(751)	(373)	(36)
Net (increase) decrease in short-term investments	(61)	(44)	1,910
Collateral received (paid), net	359	(23)	(869)
Other, net	104	(29)	208
Net cash (used in) provided by investing activities	$ (1,111)	$ 36	$ 880

Cash flows from financing activities:
Net change in short-term debt	$ 477	$ 150	$ (100)
Proceeds from issuance of long-term debt	13	272	-
Investment and universal life insurance product deposits and other additions	5,314	4,540	3,877
Investment and universal life insurance product withdrawals and other deductions	(5,024)	(5,405)	(5,301)
Other, net	(34)	9	39
Net cash provided by (used in) financing activities	$ 746	$ (434)	$ (1,485)

Net (decrease) increase in cash and cash equivalents	$ (288)	$ 288	$ 7
Cash and cash equivalents, beginning of period	337	49	42
Cash and cash equivalents, end of period	$ 49	$ 337	$ 49

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements

December 31, 2011, 2010 and 2009

(1)	Nature of Operations

Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) was incorporated in 1929 and is an Ohio domiciled stock life insurance company.  The Company is a member of the Nationwide group of companies (Nationwide), which is comprised of Nationwide Mutual Insurance Company (NMIC) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. (NFS), a holding company formed by Nationwide Corporation (Nationwide Corp.), a majority-owned subsidiary of NMIC.

Wholly-owned subsidiaries of NLIC as of December 31, 2011 include Nationwide Life and Annuity Insurance Company (NLAIC) and Nationwide Investment Services Corporation (NISC).  NLAIC offers universal life insurance, variable universal life insurance, corporate-owned life insurance (COLI) and individual annuity contracts on a non-participating basis.  NISC is a registered broker-dealer.

The Company is a leading provider of long-term savings and retirement products in the United States of America (U.S.).  The Company develops and sells a diverse range of products and services including individual annuities, private and public sector group retirement plans, investment products sold to institutions, life insurance and advisory services.

The Company sells its products through a diverse distribution network.  Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouse and regional firms, pension plan administrators, and life insurance specialists.  Representatives of affiliates who market products directly to a customer base include Nationwide Retirement Solutions, Inc. (NRS), and Nationwide Financial Network (NFN) producers, which includes the agency distribution force of the Company’s ultimate parent company, NMIC.

On December 31, 2009, NLIC merged with its affiliate, Nationwide Life Insurance Company of America and subsidiaries (NLICA), with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, Nationwide Life and Annuity Company of America (NLACA), effective as of December 31, 2009, with NLAIC as the surviving entity.  The mergers were completed to streamline the enterprise's capital structure and create operational efficiencies.  See Note 2 for further information.

As of December 31, 2011 and 2010, the Company did not have a significant concentration of financial instruments in a single investee, industry or geographic region of the U.S.  Also, the Company did not have a concentration of business transactions with a particular customer, lender, distribution source, market or geographic region of the U.S. in which business is conducted that makes it overly vulnerable to a single event which could cause a severe impact to the Company’s financial position.

(2)	Summary of Significant Accounting Policies

Use of Estimates

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes.  Significant estimates include the balance and amortization of deferred policy acquisition costs (DAC), investment impairment losses, valuation allowances for mortgage loans, certain investment and derivative valuations, future policy benefits and claims liabilities including the valuation of embedded derivatives resulting from living benefit guarantees on variable annuity contracts,  goodwill, provision for income taxes and valuation of deferred tax assets.  Actual results may differ significantly from those estimates.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Basis of Presentation

The consolidated financial statements include the accounts of NLIC and companies in which NLIC directly or indirectly has a controlling financial interest. The consolidated financial statements include majority-owned subsidiaries and consolidated variable interest entities (VIEs). Entities in which NLIC does not have a controlling interest but in which the Company has significant influence over the operating and financing decisions and certain other investments are reported using the equity method. All significant intercompany accounts and transactions have been eliminated.

Certain items in the consolidated financial statements and related notes have been reclassified to conform to the current presentation.

Revenues and Benefits
Investment and Universal Life Insurance Products.  Investment products consist primarily of individual and group variable and fixed deferred annuities.  Universal life insurance products include universal life insurance, variable universal life insurance, COLI, bank-owned life insurance (BOLI) and other interest-sensitive life insurance policies.  Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance charges, administrative fees and surrender charges that have been earned and assessed against policy account balances during the period.  The timing of revenue recognition as it relates to fees assessed on investment contracts and universal life contracts is determined based on the nature of such fees.  Asset fees, cost of insurance charges and administrative fees are assessed on a daily or monthly basis and recognized as revenue when assessed and earned.  Certain amounts assessed that represent compensation for services to be provided in future periods are reported as unearned revenue and recognized in income over the periods benefited.  Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Policy benefits and claims that are charged to expense include interest credited to policyholder accounts and benefits and claims incurred in the period in excess of related policyholder accounts.

Traditional Life Insurance Products.  Traditional life insurance products include those products with fixed and guaranteed premiums and benefits, and primarily consist of whole life insurance, term life insurance and certain annuities with life contingencies.  Premiums for traditional life insurance products are recognized as revenue when due.  Benefits and expenses are associated with earned premiums so that profits are recognized over the life of the contract.  This association is accomplished through the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

Future Policy Benefits and Claims

The process of calculating reserve amounts for traditional life insurance products involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the relative incidence of death in a given time), morbidity (the relative incidence of disability resulting from disease or physical impairment) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts).

The Company calculates its liability for future policy benefits and claims for investment products in the accumulation phase and universal life insurance policies as the policy account balance, which represents participants’ net premiums and deposits plus investment performance and interest credited less applicable contract charges.

The liability for future policy benefits and claims for traditional life insurance policies was determined using the net level premium method using interest rates varying from 2.0% to 10.5% and estimates of mortality, morbidity, investment yields and withdrawals that were used or being experienced at the time the policies were issued.

The liability for future policy benefits for payout annuities was calculated using the present value of future benefits and   maintenance costs discounted using interest rates at issue varying generally from 3.0% to 13.0%.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The Company offers certain universal life insurance,  variable universal life insurance  and variable annuity products with secondary guarantees, guaranteed minimum death benefits (GMDB), and guaranteed minimum income benefits (GMIB).  Liabilities for these guarantees are calculated by multiplying the current benefit ratio by the cumulative assessments recorded from contract inception through the balance sheet date less the cumulative guarantee benefit payments plus interest.  The Company regularly evaluates its experience and assumptions and adjusts the benefit ratio as appropriate.  If experience or assumption changes result in a new benefit ratio, the reserves are adjusted to reflect the changes with a related charge or credit to other benefits and claims in the period of evaluation. Determination of the expected guarantee benefit payments and assessments are based on a range of scenarios and assumptions including those related to market rates of return and volatility, contract surrenders and mortality experience. The accounting for these guarantees impacts estimated gross profits used to calculate amortization of DAC, value of business acquired (VOBA) and unearned revenue reserves. Refer to Note 4 for discussion of these guarantees.

The Company offers various guarantees to variable annuity contractholders including a return of no less than total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period. Refer to Note 4 for discussion of these guarantees.

The Company’s guaranteed minimum accumulation benefit (GMAB) and guaranteed living withdrawal benefit (GLWB) living benefit riders represent an embedded derivative in a variable annuity contract that is required to be separated from, and valued apart from, the host variable annuity contract.  The embedded derivatives are carried at fair value.  Subsequent changes in the fair value of the embedded derivatives are recognized in earnings as a component of net realized investment gains and losses.  The fair value of the embedded derivatives is calculated based on a combination of capital market and actuarial assumptions. Projections of cash flows inherent in the valuation of the embedded derivative incorporate numerous assumptions including, but not limited to, expectations of contractholder persistency, contractholder withdrawal patterns, risk neutral market returns, correlations of market returns and market return volatility.

Reinsurance ceded

The Company cedes insurance to other companies in order to limit potential losses and to diversify its exposures. Such agreements do not discharge the original insurer from its primary obligation to the policyholder in the event the reinsurer is unable to meet the obligations it has assumed. Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts.  Assets and liabilities related to reinsurance ceded generally are reported in the consolidated balance sheets on a gross basis, separately from the related future policy benefits and claims of the Company.

Deferred Policy Acquisition Costs

Investment and universal life insurance products.  The Company has deferred certain costs that vary with and primarily relate to acquiring business, consisting principally of commissions, premium taxes, certain expenses of the policy issue and underwriting department, certain variable sales expenses that relate to and vary with the production of new and renewal business and other acquisition expenses net of those acquisition costs ceded to reinsurers. In addition, the Company defers sales inducements, such as interest credit bonuses and jumbo deposit bonuses.  The methods and assumptions used to amortize and assess recoverability of DAC depend on the type of insurance product.

Investment products primarily consist of individual and group variable and fixed deferred annuities in the Individual Investments and Retirement Plans segments. Universal life insurance products include universal life insurance, variable universal life insurance, COLI, BOLI and other interest-sensitive life insurance policies in the Individual Protection segment.  For these products, the Company amortizes DAC with interest over the lives of the policies in relation to the present value of estimated gross profits from projected interest margins, policy charges, and net realized investment gains and losses less policy benefits and policy maintenance expenses.  DAC for investments and universal life insurance products is subject to recoverability testing in the year of policy issuance, and DAC for universal life insurance products is also subject to loss recognition testing at the end of each reporting period.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The Company adjusts the DAC asset related to investment and universal life insurance products to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale with the corresponding adjustment recorded in accumulated other comprehensive income (AOCI). The adjustment to DAC represents the change in amortization of DAC that would have been required as a charge or credit to operations had such unrealized amounts been realized and allocated to the product lines.

The assumptions used in the estimation of future gross profits are based on the Company’s current best estimates of future events and are reviewed as part of an annual process during the second quarter.  During the annual process, the Company performs a comprehensive study of assumptions, including mortality and persistency studies, maintenance expense studies, and an evaluation of projected general and separate account investment returns.  The most significant assumptions that are involved in the estimation of future gross profits include future net separate account investment performance, surrender/lapse rates, interest margins and mortality.  Quarterly, consideration is given as to whether adjustments to the assumptions in the annual process for all other product lines are necessary. Currently, the Company’s long-term assumption for net separate account investment performance is approximately 7% growth per year.  The Company reviews this assumption, like others, as part of its annual process.  Variances from the long-term assumption are expected since the majority of the investments in the underlying separate accounts are in equity securities, which correlate in the aggregate with the Standard & Poor’s (S&P) 500 Index.  The Company bases its reversion to the mean process on actual net separate account investment performance from the anchor date to the valuation date.  The Company then assumes different performance levels over the next three years such that the separate account mean return measured from the anchor date to the end of the life of the product equals the long-term assumption.  The assumed net separate account investment performance used in the DAC models is intended to reflect what is anticipated.  However, based on historical returns of the S&P 500 Index, and as part of its pre-set parameters, the Company’s reversion to the mean process generally limits net separate account investment performance to 0-15% during the three-year reversion period.

In addition to the comprehensive annual study of assumptions, management evaluates the appropriateness of the individual variable annuity DAC balance quarterly within pre-set parameters.  These parameters are designed to appropriately reflect the Company’s long-term expectations with respect to individual variable annuity contracts while also evaluating the potential impact of short-term experience on the Company’s recorded individual variable annuity DAC balance.  If the recorded balance of individual variable annuity DAC falls outside of these parameters for a prescribed period, or if the recorded balance falls outside of these parameters and management determines it is highly improbable to get back within the parameters during this time period, assumptions are required to be unlocked, and DAC is recalculated using revised best estimate assumptions.  When DAC assumptions are unlocked and revised, the Company continues to use the reversion to the mean process.

Changes in assumptions can have a significant impact on the amount of DAC reported for investment and universal life insurance products and their related amortization patterns.  In the event actual experience differs from assumptions or future assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense, which could be significant.  In general, increases in the estimated long-term general and separate account returns result in increased expected future profitability and may lower the rate of DAC amortization, while increases in long-term lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

Traditional life insurance products. Generally, DAC is amortized with interest over the premium-paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue.  Such anticipated premium revenue is estimated using the same assumptions as those used for computing liabilities for future policy benefits at issuance.  Under existing accounting guidance, the concept of DAC unlocking does not apply to traditional life insurance products, although evaluations of DAC for recoverability at the time of policy issuance and loss recognition testing at each reporting period are required.

See Note 5 for a discussion of assumption changes that impacted DAC amortization and related balances.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Investments

Purchases and sales of securities are recorded on the trade date. Realized gains and losses on sales of fixed maturity and equity securities are recognized in income based on the specific identification method. Interest and dividend income are recognized when earned.

Available-for-sale securities. Available-for-sale securities are reported at fair value, with unrealized holding gains and losses reported as a separate component of other comprehensive income, net of adjustments for DAC and VOBA, future policy benefits and claims, policyholder dividend obligations, and deferred federal income taxes.

To determine the fair value of securities for which market quotations are available, independent pricing services are most often utilized. For these securities, the Company obtains the pricing services’ methodologies, inputs and assumptions and classifies the investments accordingly in the fair value hierarchy. As of December 31, 2011 and 2010, 82% and 81%, respectively, of fixed maturity securities were priced using independent pricing services.

Non-binding broker quotes are also utilized to determine the fair value of certain corporate debt, mortgage-backed and other asset-backed securities when quotes are not available from independent pricing services. Broker quotes are considered unobservable inputs, and these securities are classified accordingly in the fair value hierarchy as only one broker quote is ordinarily obtained, the investment is not traded on an exchange, the pricing is not available to other entities and/or the transaction volume in the same or similar investments has decreased such that generally only one quotation is available. As the brokers often do not provide the necessary transparency into their quotes and methodologies, the Company periodically performs reviews and tests to ensure that quotes are a reasonable estimate of the investments’ fair value.

For certain fixed maturity securities not valued using independent pricing services or broker quotes, a corporate pricing matrix or internally developed pricing model is most often used. The corporate pricing matrix is developed using private spreads for corporate securities with varying weighted average lives and credit quality ratings. The weighted average life and credit quality rating of a particular fixed maturity security to be priced using the corporate pricing matrix are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate U.S. Treasury yield to create an estimated market yield for that security. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular security.

When the collectability of contractual interest payments on fixed maturity securities is considered doubtful, such securities are placed in non-accrual status and any accrued interest is excluded from investment income. These securities are not restored to accrual status until the Company determines that payment of future principal and interest is probable.

For investments in certain residential and commercial mortgage-backed securities, the Company recognizes income and amortizes discounts and premiums using the effective-yield method based on prepayment assumptions and the estimated economic life of the securities. When actual prepayments differ significantly from estimated prepayments, the effective-yield is recalculated to reflect actual payments to date and anticipated future payments. Any resulting adjustment is included in net investment income. All other investment income is recorded using the effective-yield method without anticipating the impact of prepayments.

Mortgage loans, net of allowance.  The Company holds commercial mortgage loans that are collateralized by properties throughout the U.S. Mortgage loans held-for-investment are carried at amortized cost less a valuation allowance.

The Company maintains a valuation allowance comprised of specific reserves for impaired loans and non-specific reserves for losses inherent in the balance of the portfolio. Specific reserve changes are included in other-than-temporary impairment losses, while changes in non-specific reserves are recorded in net realized investment gains and losses.

Interest income on performing mortgage loans is recognized over the life of the loan using the effective-yield method. Loans in default or in the process of foreclosure are placed on non-accrual status. Interest received on non-accrual status mortgage loans is included in net investment income in the period received. Loans are considered delinquent when contractual payments are 90 days past due.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Policy loans.  Policy loans, which are collateralized by the related insurance policy, are carried at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

Short-term investments.  Short-term investments consist of highly liquid mutual funds and government agency discount notes with original maturities of less than twelve months. The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants.  Amounts on deposit with NCMC for the benefit of the Company are included in short-term investments on the consolidated balance sheets. The Company carries short-term investments at fair value.

Other investments. Other investments consist primarily of equity method investments in joint ventures and partnerships,  hedge funds and trading securities.

Securities lending.  The Company has entered into securities lending agreements with a custodial bank whereby eligible securities are loaned to third parties, primarily major brokerage firms. These transactions are used to generate additional income on the securities portfolio. The Company is entitled to receive from the borrower any payments of interest and dividends received on loaned securities during the loan term. The agreements require a minimum of 102% of the fair value of loaned securities to be held as collateral. Cash collateral is invested by the custodial bank in investment-grade securities, which are included in the total investments of the Company. Periodically, the Company may receive non-cash collateral, which would be recorded off-balance sheet. The Company continues to recognize loaned securities in either available-for-sale or short-term investments, and a securities lending payable is recorded in other liabilities for the amount of cash collateral received. Net income received from securities lending activities is included in net investment income.

Variable interest entities. In the normal course of business, the Company has relationships with VIEs.  The Company considers many factors when determining whether it is  the primary beneficiary of a VIE.  The determination is based on a review of the entity’s contract and other deal related information, such as the entity's equity investment at risk, decision-making abilities, obligations to absorb economic risks and right to receive economic rewards of the entity. Also reviewed are whether the contractual or ownership interest in the entity changes with the change in fair value of the entity and the extent to which, through the variable interest, the Company has the power to direct the activities that most significantly impact the entity’s performance and the obligation to absorb significant losses of the entity, or the right to receive significant benefits from the entity.  The Company is not required, and does not intend, to provide financial or other support outside contractual requirements to any VIE.

The majority of the VIEs consolidated by the Company are due to providing guarantees to limited partners related to the after tax yields by the Low-Income-Housing Tax Credit Funds (LIHTC Funds).  The results of operations and  financial position of each VIE for which the Company is the primary beneficiary are included along with corresponding noncontrolling interests in the accompanying consolidated financial statements.  Ownership interests held by unrelated third parties in consolidated entities are presented as noncontrolling interests in equity.

The Company invests in fixed maturity securities that could qualify as VIEs, including corporate securities, mortgage-backed securities, and asset-backed securities.  The Company is not the primary beneficiary of these securities as the Company does not have the power to direct the activities that most significantly impacts the entities’ performance.  The Company’s maximum exposure to loss is limited to the carrying values of these securities.  There are no liquidity arrangements, guarantees or other commitments by third parties that affect the fair value of the Company’s interest in these assets.  Refer to Note 6 for additional disclosures related to these investments.

Other-than-temporary impairment evaluations.  The Company periodically reviews its available-for-sale securities to determine if any decline in fair value to below cost or amortized cost is other-than-temporary. Factors considered in determining whether a decline is other-than-temporary include the length of time a security has been in an unrealized loss position, the severity of the unrealized loss, reasons for the decline in value and expectations for the amount and timing of a recovery in fair value.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

In assessing corporate debt securities for other-than-temporary impairment, the Company evaluates the ability of the issuer to meet its debt obligations, the value of the company or specific collateral securing the debt, the Company’s intent to sell the security and whether it is more likely than not the Company will be required to sell the security before the recovery of its amortized cost basis. The Company evaluates U.S. Treasury securities and obligations of U.S. Government corporations and agencies, obligations of states and political subdivisions, and debt securities issued by foreign governments for other-than-temporary impairment by examining similar characteristics referenced above for corporate debt securities.

When evaluating whether residential mortgage-backed securities, commercial mortgage-backed securities, collateralized debt obligations and other asset-backed securities are other-than-temporarily impaired, the Company examines characteristics of the underlying collateral, such as delinquency and default rates, the quality of the underlying borrower, the type of collateral in the pool, the vintage year of the collateral, subordination levels within the structure of the collateral pool, the quality of any credit guarantors, the Company’s intent to sell the security and whether it is more likely than not it will be required to sell the security before the recovery of its amortized cost basis.

For all debt securities evaluated for other-than-temporary impairment (for which the Company does not have the intent to sell and it is not more likely than not that it will be required to sell the security before the recovery of its amortized cost basis), the Company considers the timing and present value of the cash flows. The Company evaluates its intent to sell on an individual security basis. To the extent that the present value of cash flows generated by a debt security is less than the amortized cost, an other-than-temporary impairment is recognized through earnings.

Other-than-temporary impairment losses on securities (where the Company does not intend to sell the security and it is not more likely than not it will be required to sell the security prior to recovery of the security’s amortized cost basis) are bifurcated with the credit portion of the impairment loss being recognized in earnings and the non-credit loss portion of the impairment and any subsequent changes in the fair value of those debt securities being recognized in other comprehensive income, net of applicable taxes and other offsets.

Equity securities may experience other-than-temporary impairment in the future based on the prospects for full recovery in value in a reasonable period of time, and the Company’s ability and intent to hold the security to recovery.

It is reasonably possible that further declines in fair values of such investments, or changes in assumptions or estimates of anticipated recoveries and/or cash flows, may cause further other-than-temporary impairments in the near term, which could be significant.

Derivative Instruments

The Company uses derivative instruments to manage exposures and mitigate risks associated with interest rates, equity markets, foreign currency and credit.  These derivative instruments primarily include interest rate swaps, futures contracts and options.  Certain features embedded in the Company’s investments, market-indexed life and annuity contracts and certain variable life and annuity contracts require derivative accounting.  All derivative instruments are carried at fair value and are reflected as assets or liabilities in the consolidated balance sheets.

Fair value of derivative instruments is determined using various valuation techniques relying predominately on observable market inputs. These inputs include interest rate swap curves, credit spreads, interest rates, counterparty credit risk, equity volatility and equity index levels. In cases where observable inputs are not available, the Company will utilize non-binding broker quotes to determine fair value and these instruments are classified accordingly in the fair value hierarchy.

For derivatives that are not designated for hedge accounting, the gain or loss on the derivative is primarily recognized in net realized investment gains and losses.

For derivative instruments that are designated and qualify for fair value hedge accounting (e.g., hedging the exposure to changes in the fair value of an asset or a liability or an identified portion thereof that is attributable to a particular risk), the gain or loss on the derivative instrument as well as the hedged item, to the extent of the risk being hedged, are recognized in net realized investment gains and losses.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

For derivative instruments that are designated and qualify for cash flow hedge accounting (e.g., hedging the exposure to the variability in expected future cash flows that is attributable to interest rate risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of AOCI and reclassified into earnings in the same period or periods during which the hedged transaction impacts earnings in the same line item associated with the forecasted transaction. The ineffective portion of the derivative’s change in value, if any, along with any of the derivative’s change in value that is excluded from the assessment of hedge effectiveness, are recorded in net realized investment gains and losses.

The Company’s derivative transaction counterparties are generally financial institutions. To reduce the credit risk associated with open contracts, the Company enters into master netting agreements which permit the closeout and netting of transactions with the same counterparty upon the occurrence of certain events. In addition, the Company attempts to reduce credit risk by obtaining collateral from counterparties. The determination of the need for and the levels of collateral vary based on an assessment of the credit risk of the counterparty. The Company accepts collateral in the form of cash and marketable securities.

The Company invests in certain structured securities that contain embedded credit derivatives.  These securities are referred to as synthetic collateralized debt obligations and have maturity dates ranging from one to ten years.  The credit derivatives embedded in these securities have not been separated from their host contracts for separate fair value reporting; rather, the Company has elected to carry the entire security at fair value with any changes in fair value included in net realized investment gains and losses.  Effective July 1, 2010, these securities were transferred from available-for-sale securities to other investments.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In determining fair value, the Company uses various methods including market, income and cost approaches.

The Company categorizes its financial instruments into a three-level hierarchy based on the priority of the inputs to the valuation technique.  The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes financial assets and liabilities carried at fair value in the consolidated balance sheets as follows:

•
Level 1 – Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date and mutual funds where the value per share (unit) is determined and published daily and is the basis for current transactions.

•
Level 2 – Unadjusted quoted prices for similar assets or liabilities in active markets or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means.

•
Level 3 – Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.  Inputs reflect management’s best estimate about the assumptions market participants would use at the measurement date in pricing the asset or liability.  Consideration is given to the risk inherent in both the method of valuation and the valuation inputs.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The Company reviews its fair value hierarchy classifications for financial assets and liabilities quarterly. Changes in observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications are reported as transfers at the beginning of the period in which the change occurs.

Federal Income Taxes

The Company recognizes deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income or loss in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when management determines it is more likely than not that all or some portion of the deferred tax assets will not be realized. Interest expense and any associated penalties are shown as income tax expense.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe.  Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits.  In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to change the provision for federal income taxes recorded in the consolidated financial statements, which could be significant.

Tax reserves are reviewed regularly and are adjusted as events occur that management believes impact its liability for additional taxes, such as lapsing of applicable statutes of limitations, conclusion of tax audits or substantial agreement with taxing authorities on the deductibility/nondeductibility of uncertain items, additional exposure based on current calculations, identification of new issues or release of administrative guidance or rendering of a court decision affecting a particular tax issue.

NLIC files a separate consolidated federal income tax return, with its subsidiaries, and is eligible to join the NMIC consolidated tax return group in 2014.

Cash and Cash Equivalents

Cash and cash equivalents, which include highly liquid investments with original maturities of less than three months, are carried at cost, which approximates fair value.

Value of Business Acquired

As a result of the acquisition of Provident Mutual Life Insurance Company (Provident) in 2002 and the application of purchase accounting, the Company reports an intangible asset representing the fair value of the business in force and the portion of the purchase price that was allocated to the value of the right to receive future cash flows from the life insurance and annuity contracts existing as of the closing date of the Provident acquisition.  The value assigned to VOBA was supported by an independent valuation study commissioned by the Company and executed by a team of qualified valuation experts, including actuarial consultants.

VOBA represents the actuarially-determined value of future cash flows for acquired insurance contracts. Expected future cash flows are determined based on projected future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, changes in reserves, operating expenses, investment income and other factors. Amortization of VOBA occurs with interest over the anticipated lives of the major lines of business to which it relates in relation to estimated gross profits, gross margins or premiums, as appropriate. VOBA is adjusted for unrealized gains and losses on available-for-sale securities for changes in amortization that would have been required had such unrealized amounts been realized. In the event actual experience differs or assumptions are revised, an increase or decrease in VOBA amortization expense is recorded, which could be significant.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Goodwill

In connection with acquisitions of operating entities, the Company recognizes the excess of the purchase price over the fair value of net assets acquired as goodwill.  Goodwill is not amortized, but is evaluated for impairment at the reporting unit level annually.  Goodwill of a reporting unit is tested for impairment on an interim basis, in addition to the annual evaluation if an event occurs or circumstances change which would more likely than not reduce the fair value of a reporting unit below its carrying amount. If a reporting unit’s carrying value is less than its fair value, the Company will perform an impairment evaluation. This evaluation utilizes an income approach to develop the implied fair value. An impairment is recognized on a reporting unit for the amount that the carrying value of its goodwill exceeds the implied fair value of its goodwill.

The process of evaluating goodwill for impairment requires several judgments and assumptions to be made to determine the fair value of the reporting units, including the method used to determine fair value, discount rates, expected levels of cash flows, revenues and earnings, and the selection of comparable companies used to develop market-based assumptions.  The Company performed its 2011 annual impairment test and determined that no impairment was required.

Closed Block

In connection with the sponsored demutualization of Provident prior to its acquisition by the Company, Provident established a closed block for the benefit of certain classes of individual participating policies that had a dividend scale payable in 2001.  Assets were allocated to the closed block in an amount that produces cash flows which, together with anticipated revenues from closed block business, is reasonably expected to be sufficient to provide for (1) payment of policy benefits, specified expenses and taxes, and (2) the continuation of dividends throughout the life of the Provident policies included in the closed block based upon the dividend scales payable for 2001, if the experience underlying such dividend scales continues.

Assets allocated to the closed block benefit only the holders of the policies included in the closed block and will not revert to the benefit of the Company.  No reallocation, transfer, borrowing or lending of assets can be made between the closed block and other portions of the Company’s general account, any of its separate accounts, or any affiliate of the Company without the approval of the Pennsylvania Insurance Department and Ohio Department of Insurance (ODI).  The closed block will remain in effect as long as any policy in the closed block is in force.

If, over time, the aggregate performance of the closed block assets and policies is better than was assumed in funding the closed block, dividends to policyholders will increase.  If, over time, the aggregate performance of the closed block assets and policies is less favorable than was assumed in the funding, dividends to policyholders could be reduced.  If the closed block has insufficient funds to make guaranteed policy benefit payments, such payments will be made from the Company’s assets outside of the closed block, which are general account assets.

The assets and liabilities allocated to the closed block are recorded in the Company’s consolidated financial statements on the same basis as other similar assets and liabilities.  The carrying amount of closed block liabilities in excess of the carrying amount of closed block assets at the date Provident was acquired by the Company represents the maximum future earnings from the assets and liabilities designated to the closed block that can be recognized in income, for the benefit of stockholders, over the period the policies in the closed block remain in force.

If actual cumulative earnings exceed expected cumulative earnings, the expected earnings are recognized in income.  This is because the excess cumulative earnings over expected cumulative earnings, which represents undistributed accumulated earnings attributable to policyholders, is recorded as a policyholder dividend obligation.  Therefore, the excess will be paid to closed block policyholders as an additional policyholder dividend expense in the future unless it is otherwise offset by future performance of the closed block that is less favorable than originally expected.  If actual cumulative performance is less favorable than expected, actual earnings will be recognized in income.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The principal cash flow items that affect the amount of closed block assets and liabilities are premiums, net investment income, purchases and sales of investments, policyholder benefits, policyholder dividends, premium taxes and income taxes.  The principal income and expense items excluded from the closed block are management and maintenance expenses, commissions and net investment income and realized gains and losses on investments held outside of the closed block that support the closed block business, all of which enter into the determination of total gross margins of closed block policies for the purpose of the amortization of VOBA.  See Note 10 for further disclosure.

         Separate Accounts

Separate account assets and liabilities represent contractholders’ funds that have been legally segregated into accounts with specific investment objectives.  Separate account assets are comprised of public, privately registered and non-registered mutual funds and investments in securities. Separate account assets are recorded at fair value and the Company primarily uses net asset value (NAV) to estimate the underlying fair value for certain mutual funds that do not have readily determinable fair values.  The Company also uses market quotations to determine the underlying fair value of mutual funds when available.  The value of separate account liabilities is set to equal the fair value for separate account assets.  Investment income and realized investment gains or losses of these accounts accrue directly to the contractholders.

Participating Business

Participating business, which refers to policies that participate in profits through policyholder dividends, represented approximately 5% of the Company’s life insurance in force in 2011 (5% in 2010 and 6% in 2009), 42% of the number of life insurance policies in force in 2011 (45% in 2010 and 48% in 2009).  The provision for policyholder dividends was based on then current dividend scales and has been included in future policy benefits and claims in the consolidated balance sheets.

NLICA and Subsidiaries Merger

On December 31, 2009, NLIC merged with its affiliate, NLICA, with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, NLACA, effective as of December 31, 2009, with NLAIC as the surviving entity.  The merger was accounted for at historical cost in a manner similar to a pooling of interests because the involved entities were under common control.  NLICA and subsidiaries are reflected in the Company’s prior year consolidated financial statements at the historical cost of the transferred net assets to provide comparative information as though the companies were combined for all periods presented.  This presentation is consistent for both GAAP and Statutory reporting.  Since NLICA and NLACA were wholly-owned subsidiaries, there was no noncontrolling interest impact.

The Company has presented its consolidated financial statements and accompanying notes as applicable for 2009 and prior to reflect the NLICA merger.

The following table summarizes the impact of the merger with NLICA on the consolidated statement of operations for the year ended December 31:

(in millions)	2009

Total revenues	$ 375
Total benefits and expenses	$ 357
Federal income tax benefit	$ (5)
Net income	$ 23

The impact of the merger on shareholder’s equity was $1.0 billion as of December 31, 2009 and 2008, respectively.

Subsequent events

The Company evaluated subsequent events through March 1, 2012, the date the consolidated financial statements were issued.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(3)       Recently Issued Accounting Standards

Adopted Accounting Standards

In April 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-02, which amends the factors a creditor should consider to determine whether a restructuring constitutes a troubled debt restructuring in Accounting Standards Codification (ASC) 310, Receivables.  The Company will adopt this guidance for interim and annual periods beginning June 15, 2011. The adoption of this guidance will have an immaterial impact on the Company’s consolidated statements of operations and consolidated balance sheets.

On December 31, 2010, the Company adopted new disclosure requirements regarding the credit quality of its financing receivables (e.g., commercial mortgage loans) and the related allowance for credit losses within ASU 2010-20, which amends FASB ASC 310, Receivables. The adoption of this guidance resulted in increased disclosures only and had no impact on the Company's consolidated statements of operations or consolidated balance sheets.

On January 1, 2010, the Company adopted ASU 2010-06, except for the new disclosure providing disaggregated information related to the activity in Level 3 fair value measurements, which the Company adopted effective January 1, 2011.

On July 1, 2010, the Company adopted ASU 2010-11, which clarifies the guidance and application of the scope exception for embedded credit derivatives contained within FASB ASC 815-15, Embedded Derivatives. This scope exception allows for embedded credit derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another to not be subject to potential bifurcation and separate accounting.  The guidance also allowed companies to irrevocably elect to apply the fair value option to any investment in a beneficial interest in securitized financial assets.  The Company recorded an impact of adoption of $9 million, net of taxes, as a decrease to retained earnings with a corresponding increase to accumulated other comprehensive income on the consolidated statements of equity.\

On January 1, 2010, the Company adopted guidance under FASB ASC 810, Consolidation, resulting in an increase to noncontrolling interest of $46 million on the consolidated statements of equity.  This guidance changes the consolidation guidance applicable to a VIE.  It also amends the guidance governing the determination of whether an entity is the VIE’s primary beneficiary (the reporting entity that must consolidate the VIE) by requiring a qualitative analysis rather than a quantitative analysis.

In April 2009, the FASB issued guidance under FASB ASC 320, Investments – Debt and Equity Securities.  This guidance is designed to create greater clarity and consistency in accounting for and presentation of impairment losses on debt securities.  This guidance is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted.  As of the beginning of the interim period of adoption, this guidance requires a cumulative-effect adjustment to reclassify the non-credit component of previously recognized other-than-temporary impairment losses on debt securities from retained earnings to the beginning balance of AOCI.  The Company adopted this guidance as of January 1, 2009.  The adoption of this guidance resulted in a cumulative-effect adjustment of $250 million, net of taxes, as an increase to the opening balance of retained earnings with a corresponding decrease to the opening balance of AOCI.

Pending Accounting Standard

In September 2011, the FASB issued ASU 2011-08, which amends existing guidance in ASC 350, Intangibles-Goodwill and Other.  The amended guidance allows an entity to conduct a qualitative assessment to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying value before performing the two-step goodwill impairment test.  If the qualitative assessment indicates that it is not more likely than not that the fair value of a particular reporting unit is less than its carrying value, then the entity is not required to perform the two-step goodwill impairment test.  The Company will adopt this guidance prospectively for the annual period beginning January 1, 2012. The adoption of this guidance will have no impact on the Company's consolidated statements of operations or consolidated balance sheets.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

In May 2011, the FASB issued ASU 2011-04, which amends existing guidance in ASC 820, Fair Value Measurements and Disclosures.  The guidance in this ASU clarifies existing fair value measurement guidance and expands disclosures primarily related to Level 3 fair value measurements.  The Company will adopt this guidance prospectively for the annual period beginning January 1, 2012.  The adoption of this guidance will result in increased disclosures and will have an immaterial impact on the Company’s consolidated statements of operations or consolidated balance sheets.

In October 2010, the FASB issued ASU 2010-26, which amends FASB ASC 944, Financial Services - Insurance. This amends prior guidance by modifying the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. The amendments are required to be applied prospectively with retrospective application permitted. The Company will adopt this guidance retrospectively, effective January 1, 2012. The Company is currently in the process of determining the impact of adoption. The adoption of this guidance is expected to have a material impact to DAC and retained earnings.

In June 2011, the FASB issued ASU 2011-05, which amends existing guidance in ASC 220, Comprehensive Income. The amended guidance requires reporting entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income.  In December 2011, the FASB issued ASU 2011-12, which defers certain changes in ASU 2011-05 related to the presentation of reclassification adjustments out of accumulated other comprehensive income.  The Company will adopt both updates retrospectively, effective December 31, 2012.  The adoption of this guidance will impact the presentation of the Company’s consolidated financial statements.

In December 2011, the FASB issued ASU 2011-11, which expands the disclosure requirements within ASC 210-10, Balance Sheet – Offsetting.  The new disclosures require improved information about certain financial instruments and derivatives that are either offset in accordance with GAAP or subject to enforceable master offsetting arrangements irrespective of GAAP. The Company will adopt this guidance retrospectively for interim and annual periods beginning January 1, 2013.  The adoption of this guidance will result in increased disclosures only and will have no impact on the Company's consolidated statements of operations or consolidated balance sheets.

(4)       Certain Long-Duration Contracts

Variable Annuity Contracts

The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder.  The Company also provides various forms of guarantees to benefit the related contractholders.  The Company provides five primary guarantee types of variable annuity contracts:  (1) GMDB; (2) GMIB; (3) GMAB; (4) GLWB; and (5) a hybrid guarantee with GMAB and GLWB.

The GMDB, offered on every variable annuity contract, provides a specified minimum return upon death.  Many of these death benefits are spousal, whereby a death benefit will be paid upon death of the first spouse.  The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract and a second death benefit paid upon the survivor’s death.

The GMIB, which was offered as a rider to several variable annuity contracts, is a living benefit that provides the contractholder with a guaranteed annuitization value.

The GMAB, offered in the Company’s Capital Preservation Plus contract rider, is a living benefit that provides the contractholder with a guaranteed return of deposits, adjusted proportionately for withdrawals, after a specified time period (5, 7 or 10 years) selected by the contractholder at the issuance of the variable annuity contract.  In some cases, the contractholder also has the option, after a specified time period, to drop the rider and continue the variable annuity contract without the GMAB.  In general, the GMAB requires a minimum allocation to guaranteed term options or adherence to limitations required by an approved asset allocation strategy.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The GLWB, offered in the Company’s Lifetime Income contract rider (L.inc), is a living benefit that provides for enhanced retirement income security without the liquidity loss associated with annuitization.  The withdrawal rates vary based on the age when withdrawals begin and are applied to a benefit base to determine the guaranteed lifetime income amount available to a contractholder.  The benefit base is equal to the variable annuity premium at contract issuance and may increase as a result of a feature driven by account performance and policy duration.  L.inc is the only living benefit guarantee offered on new variable annuity contract sales.

The following table summarizes information regarding variable annuity contracts with guarantees invested in general and separate accounts as of December 31 (a contract may contain multiple guarantees):

			2011			2010
				Wtd. avg.				Wtd. avg.
	General	Separate	Net	attained	General	Separate	Net	attained
	account	account	amount	age of	account	account	amount	age of
(in millions)	value	value	at risk1	contractholders	value	value	at risk1	contractholders

Return of net deposits:
In the event of death	$ 1,562	$11,749	$ 175	63	$ 832	$ 8,039	$ 39	62
Accumulation at specified date	$ 342	$ 4,138	$ 149	65	$ 558	$ 5,394	$ 108	65

Minimum return or anniversary contract value :
In the event of death	$ 3,600	$28,754	$ 1,882	67	$ 2,604	$ 30,970	$ 1,271	67
At annuitization	$ 430	$18,089	$ 574	65	$ 342	$ 12,806	$ 431	65
__________

1	Net amount at risk is calculated on a seriatim basis and equals the respective guaranteed benefit less the account value (or zero if the account value exceeds the guaranteed benefit).

Net amount at risk is highly sensitive to changes in financial market movements. See Note 7, for a discussion of the Company’s risk management practices with respect to financial market exposure.

The following table summarizes the reserve balances, for variable annuity contracts with guarantees as of December 31:

(in millions)	2011	2010

Accumulation and withdrawal benefits	$ 1,842	$ 168
GMDB	$ 80	$ 46
GMIB	$ 3	$ 2

The following table summarizes paid claims for variable annuity contracts with guarantees as of December 31:

(in millions)	2011	2010

Accumulation and withdrawal benefits	$ 10	$ -
GMDB	$ 40	$ 62
GMIB	$ -	$ 3

Universal and Variable Universal Life Insurance Contracts

The Company offers certain universal life and variable universal life insurance products with secondary guarantees.  This no lapse guarantee provides that a policy will not lapse so long as the policyholder makes minimum premium payments.   The reserve balances on these guarantees were $162 million and $87 million as of December 31, 2011 and 2010, respectively.  Paid claims on contracts maintained in force by these guarantees were immaterial for the years ended December 31, 2011 and 2010, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes information regarding universal and variable universal life insurance contracts with no lapse guarantees invested in general and separate accounts as of December 31:

	2011			2010
			Wtd. avg.			Wtd. avg.
		Net	attained		Net	attained
	Account	amount	age of	Account	amount	age of
(in millions)	value	at risk1	contractholders	value	at risk1	contractholders

No lapse guarantees	$ 1,154	$ 9,777	58	$ 1,065	$ 8,099	58

__________
1 Net amount at risk is calculated on a seriatim basis and equals the respective guaranteed death benefit less the account value (or zero if the account value exceeds the guaranteed benefit).

Related Separate Accounts

The following table summarizes account balances of deferred variable annuity, variable single premium immediate annuity and variable universal life insurance contracts that were invested in separate accounts as of December 31:

(in millions)	2011	2010

Mutual funds:
Bond	$ 5,604	$ 5,364
Domestic equity	34,612	33,254
International equity	2,812	3,437
Total mutual funds	$ 43,028	$ 42,055
Money market funds	1,530	1,457
Total	$ 44,558	$ 43,512

The Company did not transfer any assets from the general account to the separate account to cover guarantees for any of its variable annuity contracts during the years ended December 31, 2011 and 2010.

(5)       Deferred Policy Acquisition Costs and Value of Business Acquired

Deferred Policy Acquisition Costs

The following table presents a reconciliation of DAC for the years ended December 31:

(in millions)	2011	2010	2009

Balance at beginning of year	$ 3,973	$ 3,983	$ 4,524
Capitalization of DAC	741	634	513
Amortization of DAC, excluding unlocks	(239)	(385)	(606)
Amortization of DAC related to unlocks	163	(11)	140
Adjustments to DAC related to unrealized gains and losses on securities available-for-sale	(213)	(248)	(588)
Balance at end of year	$ 4,425	$ 3,973	$ 3,983

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The most significant contributor to the favorable unlock recorded during 2011 was the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters for the prescribed period, which primarily was driven by favorable equity market performance compared to assumed net separate account returns and resulted in a decrease in DAC amortization of $111 million.

During 2011, 2010 and 2009, the Company conducted its annual comprehensive review of model assumptions and unlocked assumptions related to interest spread, mortality, lapse and market performance assumptions.

During 2009, the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters for the prescribed period, which primarily was driven by favorable equity market performance compared to assumed net separate account returns and resulted in a decrease in DAC amortization of $219 million.

Based upon the market performance in the second half of 2011, the DAC balance for variable annuities is currently outside of the preset parameters.  Accordingly, future periods may incur additional amortization of DAC if the Company’s actual returns are less than the assumed net separate account performance.

Value of Business Acquired

The following table presents a reconciliation of VOBA for the years ended December 31:

(in millions)	2011	2010	2009

Balance at beginning of year	$ 259	$ 277	$ 334
Amortization of VOBA, excluding unlocks	(29)	(33)	(36)
Amortization of VOBA related to unlocks	16	13	(13)
Net realized gains on investments	2	1	1
Adjustments to VOBA related to unrealized gains and losses on securities
available-for-sale	(10)	1	(9)
Balance at end of year	$ 238	$ 259	$ 277

Interest on the unamortized VOBA balance (at interest rates ranging from 4.50% to 7.56%) is included in amortization and was $17 million, $18 million, and $20 million during the years ended December 31, 2011, 2010 and 2009, respectively. Additionally, the VOBA gross carrying amount was $585 million and $595 million and accumulated amortization of $347 million and $336 million for the years ended December 31, 2011 and 2010, respectively. The initial useful life related to the VOBA balances is 28 years.

Based on current assumptions, which are subject to change, the following table summarizes estimated amortization of VOBA for the next five years ended December 31:

(in millions)	VOBA

2012	$ 21
2013	$ 19
2014	$ 16
2015	$ 14
2016	$ 13

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(6)       Investments

Available-for-Sale Securities

The following table summarizes amortized cost, gross unrealized gains and losses and fair value of available-for-sale securities as of the dates indicated:

		Gross	Gross
	Amortized	unrealized	unrealized	Fair
(in millions)	cost	gains	losses	value

December 31, 2011
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 506	$ 124	$ -	$ 630
Obligations of states and political subdivisions	1,501	177	-	1,678
Debt securities issued by foreign governments	102	18	-	120
Corporate public securities	14,132	1,336	111	15,357
Corporate private securities	3,998	327	27	4,298
Residential mortgage-backed securities	5,280	255	311	5,224
Commercial mortgage-backed securities	1,347	64	32	1,379
Collateralized debt obligations	410	17	125	302
Other asset-backed securities	201	16	4	213
Total fixed maturity securities	$ 27,477	$ 2,334	$ 610	$ 29,201
Equity securities	19	2	1	20
Total available-for-sale securities	$ 27,496	$ 2,336	$ 611	$ 29,221

December 31, 2010
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 497	$ 87	$ -	$ 584
Obligations of states and political subdivisions	1,410	15	48	1,377
Debt securities issued by foreign governments	110	13	-	123
Corporate public securities	11,921	879	84	12,716
Corporate private securities	4,038	257	47	4,248
Residential mortgage-backed securities	5,811	183	355	5,639
Commercial mortgage-backed securities	1,167	51	32	1,186
Collateralized debt obligations	365	13	126	252
Other asset-backed securities	294	19	4	309
Total fixed maturity securities	$ 25,613	$ 1,517	$ 696	$ 26,434
Equity securities	39	3	-	42
Total available-for-sale securities	$ 25,652	$ 1,520	$ 696	$ 26,476

The fair value of the Company’s investments may fluctuate significantly in response to changes in interest rates, investment quality ratings and credit spreads.  While the Company has the ability and intent to hold equity securities until recovery, and the Company does not have the intent to sell, nor is it more likely than not it will be required to sell fixed maturity securities in unrealized loss positions, investment losses may be realized to the extent liquidity needs require the disposition of securities in unfavorable interest rate, liquidity or credit spread environments.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes the amortized cost and fair value of fixed maturity securities, by maturity, as of December 31, 2011.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without early redemption penalties.

	Amortized	Fair
(in millions)	cost	value
Fixed maturity securities:
Due in one year or less	$ 963	$ 982
Due after one year through five years	6,817	7,215
Due after five years through ten years	7,699	8,478
Due after ten years	4,760	5,408
Subtotal	$ 20,239	$ 22,083
Residential mortgage-backed securities	5,280	5,224
Commercial mortgage-backed securities	1,347	1,379
Collateralized debt obligations	410	302
Other asset-backed securities	201	213
Total fixed maturity securities	$ 27,477	$ 29,201

The following table summarizes components of net unrealized gains and losses on available-for-sale securities, as of December 31:

(in millions)	2011	2010 1

Net unrealized gains, before adjustments, taxes and fair value hedging	$ 1,725	$ 824
Change in fair value attributable to fixed maturities designated in fair value hedging
relationships	(8)	(20)
Net unrealized gains, before adjustments and taxes	1,717	804
Adjustment to DAC and VOBA	(439)	(216)
Adjustment to future policy benefits and claims	(183)	27
Adjustment to policyholder dividend obligation	(132)	(90)
Deferred federal income tax expense	(329)	(184)
Net unrealized gains on available-for-sale securities	$ 634	$ 341
__________
1	Includes the $9 million, net of taxes, cumulative effect of adoption of accounting principle as of July 1, 2010 for the adoption of ASU 2010-11.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes the change in net unrealized gains and losses on available-for-sale securities reported in accumulated other comprehensive income, as of December 31:

(in millions)	2011	2010
Balance at beginning of year	$ 341	$ (228)
Cumulative effect of adoption of accounting principle	-	9
Adjusted balance, beginning of period	$ 341	$ (219)
Unrealized gains and losses arising during the period:
Net unrealized gains before adjustments	896	1,039
Non-credit impairments and subsequent changes in fair value of those debt securities	(11)	131
Net adjustments to DAC and VOBA	(223)	(247)
Net adjustment to future policy benefits and claims	(210)	7
Net adjustment to policyholder dividend obligation	(42)	(73)
Related federal income tax expense	(135)	(300)
Change in unrealized gains on available-for-sale securities	$ 275	$ 557
Reclassification adjustments to net investment losses, net of taxes ($(10) and $(2) as of December 31, 2011 and 2010, respectively)	(18)	(3)
Change in net unrealized gains on available-for-sale securities	$ 293	$ 560
Balance at end of year	$ 634	$ 341

The following table summarizes available-for-sale securities, by asset class, in a gross unrealized loss position based on the amount of time each type of security has been in an unrealized loss position, as well as the related fair value and number of securities, as of the dates indicated:

	Less than or equal to one year			More than one year				Total
		Gross	Number		Gross	Number		Gross	Number
	Fair	unrealized	of	Fair	unrealized	of	Fair	unrealized	of
(in millions, except number of securities)	value	losses	securities	value	losses	securities	value	losses	securities

December 31, 2011
Fixed maturity securities:
Obligations of states and
political subdivisions	$ 31	$ -	6	$ 5	$ -	1	$ 36	$ -	7
Corporate public securities	1,460	62	150	309	49	54	1,769	111	204
Residential mortgage-backed securities	278	9	52	1,339	302	240	1,617	311	292
Collateralized debt obligations	78	2	10	137	123	39	215	125	49
Other asset-backed securities	470	15	48	352	48	52	822	63	100
Total fixed maturity securities	$ 2,317	$ 88	266	$ 2,142	$ 522	386	$ 4,459	$ 610	652
Equity securities	7	1	10	-	-	31	7	1	41
Total	$ 2,324	$ 89	276	$ 2,142	$ 522	417	$ 4,466	$ 611	693

December 31, 2010
Fixed maturity securities:
Obligations of states and
political subdivisions	$ 814	$ 48	77	$ -	$ -	-	$ 814	$ 48	77
Corporate public securities	1,009	28	109	528	56	107	1,537	84	216
Residential mortgage-backed securities	562	13	41	1,765	342	281	2,327	355	322
Collateralized debt obligations	1	-	2	180	126	46	181	126	48
Other asset-backed securities	458	28	51	465	55	74	923	83	125
Total fixed maturity securities	$ 2,844	$ 117	280	$ 2,938	$ 579	508	$ 5,782	$ 696	788
Equity securities	3	-	3	2	-	40	5	-	43
Total	$ 2,847	$ 117	283	$ 2,940	$ 579	548	$ 5,787	$ 696	831

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes gross unrealized losses based on the ratio of estimated fair value to amortized cost, for all available-for-sale securities in an unrealized loss position, as of the dates indicated:

	December 31, 2011			December 31, 2010
	Less	More		Less	More
	than or	than		than or	than
	equal to	one		equal to	one
(in millions)	one year	year	Total	one year	year	Total

99.9% - 80.0%	$ 83	$ 158	$ 241	$ 100	$ 251	$ 351
Less than 80.0%
Residential mortgage-backed securities	-	191	191	-	173	173
Collateralized debt obligations	1	121	122	-	113	113
Other	5	52	57	17	42	59
Total	$ 89	$ 522	$ 611	$ 117	$ 579	$ 696

These unrealized losses represent temporary fluctuations in economic factors that are not indicative of other-than-temporary impairment.

Residential mortgage-backed securities are assessed for impairment using default estimates based on loan level data, where available. Where loan level data is not available, a proxy based on collateral characteristics is used. The impairment assessment considers loss severity as a function of multiple factors, including unpaid balance, interest rate, mortgage insurance ratios, assessed property value at origination, change in property value, loan-to-value ratio at origination and prepayment speeds. Cash flows generated by the collateral are then utilized, along with consideration for the issue’s position in the overall structure, to determine cash flows associated with the security.

Collateralized debt obligations are assessed for impairment using expected cash flows based on various inputs including default estimates based on the underlying corporate securities and historical and forecasted loss severities, or other market inputs when recovery estimates are not feasible. When the collateral is regional bank and insurance company trust preferred securities, default estimates used to estimate cash flows are based on U.S. Bank Rating service data and broker research.

Management believes unrealized losses on available-for-sale securities do not represent other-than-temporary impairments as the Company does not intend to sell the securities, it is not more likely than not that the Company will be required to sell the securities before recovery of their amortized cost basis or the present value of estimated cash flows were equal to or greater than the amortized cost basis of the securities.

Mortgage Loans, Net of Allowance

The Company’s investments in mortgage loans consist primarily of first lien and collateral dependent commercial mortgage loans.  These mortgage loans are further segregated into the following classes based on the unique risk profiles of the underlying property types: office, warehouse, retail, apartment and other.

The collectability of a mortgage loan is based on the ability of the borrower to repay and/or the value of the underlying collateral.  The quality of a loan is generally defined by the specific financial position and condition of a borrower and the underlying collateral. Many of the Company’s mortgage loans are structured with balloon payment maturities, exposing the Company to risks associated with the borrowers’ ability to make the balloon payment or refinance the property.

As part of the underwriting process, specific guidelines are followed to ensure the initial quality of a new mortgage loan.  Third-party appraisals are generally obtained to support loaned amounts as the loans are usually collateral dependent.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The Company actively monitors the credit quality of its mortgage loans to support the development of the valuation allowance.  This monitoring process includes quantitative analyses which facilitate the identification of deteriorating loans, and qualitative analyses which consider other factors relevant to the borrowers’ ability to repay.  Loans with deteriorating credit fundamentals are identified for special surveillance procedures and are categorized based on the severity of their deterioration and management’s judgment as to the likelihood of loss.

Mortgage loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  When management determines that a loan is impaired, a provision for loss is established equal to the difference between the carrying value and either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

In addition to the loan-specific reserves, the Company maintains a non-specific reserve for losses developed based on loan surveillance categories and property type classes and reflects management’s best estimate of probable credit losses inherent in the portfolio as of the balance sheet date but not yet attributable to specific loans.  Management’s periodic evaluation of the adequacy of the non-specific reserve is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect a borrower’s ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

The following table summarizes the amortized cost of mortgage loans by method of evaluation for credit loss, and the related valuation allowances by type of credit loss, for the years ended December 31:

(in millions)	2011	2010
Amortized cost:
Loans with non-specific reserves	$ 5,672	$ 5,952
Loans with specific reserves	136	269
Total amortized cost	$ 5,808	$ 6,221
Valuation allowance:
Non-specific reserves	$ 33	$ 47
Specific reserves	27	49
Total valuation allowance	$ 60	$ 96
Mortgage loans, net of allowance	$ 5,748	$ 6,125

The following table summarizes activity in the valuation allowance for mortgage loans for the years ended December 31:

(in millions)	2011	2010
Balance at beginning of year	$ 96	$ 77
Additions	25	66
Deductions	(61)	(47)
Balance at end of year	$ 60	$ 96

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes impaired mortgage loans by class for the years ended December 31:

(in millions)	Office	Warehouse	Retail	Apartment	Other	Total
2011
Amortized cost	$ 8	$ 31	$ 20	$ -	$ 77	$ 136
Specific reserves	(1)	(9)	(8)	-	(9)	$ (27)
Impaired mortgage loans, net of allowance	$ 7	$ 22	$ 12	$ -	$ 68	$ 109

2010
Amortized cost	$ 8	$ 52	$ 49	$ 23	$ 137	$ 269
Specific reserves	(1)	(8)	(14)	(4)	(22)	$ (49)
Impaired mortgage loans, net of allowance	$ 7	$ 44	$ 35	$ 19	$ 115	$ 220

As of December 31, 2011, the Company’s mortgage loans classified as delinquent and/or in non-accrual status were immaterial in relation to the total mortgage loan portfolio.  The Company had no mortgage loans 90 days or more past due and still accruing interest.

The following table summarizes average recorded investment and interest income recognized for impaired mortgage loans by class for the year ended December 31, 2011:

(in millions)	Office	Warehouse	Retail	Apartment	Other	Total
Average recorded investment	$ 7	$ 39	$ 33	$ 4	$ 93	$ 176
Interest income recognized	$ 1	$ 5	$ 3	$ -	$ 8	$ 17

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Management uses an internal credit quality rating process to reflect an internal view of the credit risk associated with individual loans, as well as the portfolio as a whole.  This process considers a number of relevant loan quality measurements and factors, including loan-to-value ratio (LTV), debt service coverage ratio (DSC), current market rent expectations, economic vacancy, property characteristics, market area, and borrower strength.  LTV is calculated as a ratio of the amortized cost of a loan to the estimated value of the underlying collateral.  DSC is the amount of cash flow generated by the underlying collateral of the mortgage loan available to meet periodic interest and principal payments of the loan.  This process yields an individual internal credit quality rating score for substantially all of the Company’s mortgage loans which is then translated to a credit quality rating ranging from 1 to 5, with 1 representing the lowest risk profile and lowest potential for loss and 5 representing the highest risk profile and highest potential for loss.  These internal ratings by property are updated at least annually.

The following table summarizes the amortized cost of mortgage loans by internal credit quality rating and by class as of the dates indicated:

(in millions)	Office	Warehouse	Retail	Apartment	Other	Total

December 31, 2011
Rated 1	$ 112	$ 51	$ 120	$ 10	$ 14	$ 307
Rated 2	242	494	933	433	153	2,255
Rated 3	372	626	1,108	664	87	2,857
Rated 4	35	86	63	25	22	231
Rated 5	14	30	21	7	86	158
Total mortgage loans	$ 775	$ 1,287	$ 2,245	$ 1,139	$ 362	$ 5,808

December 31, 2010
Rated 1	$ 4	$ -	$ 1	$ -	$ -	$ 5
Rated 2	173	173	571	108	24	1,049
Rated 3	523	1,065	1,643	935	144	4,310
Rated 4	66	173	105	202	281	827
Rated 5	16	6	5	-	3	30
Total mortgage loans	$ 782	$ 1,417	$ 2,325	$ 1,245	$ 452	$ 6,221

Internal credit quality ratings are not used to establish the valuation allowance; however, there is a strong correlation between the two processes.  For example, mortgage loans in the category receiving the highest loss factors for determination of the valuation allowance are generally rated with an internal credit quality rating of 4 or 5, while mortgage loans in the category receiving the lowest loss factors for determination of the valuation allowance are generally rated 1, 2 or 3.

While the internal credit ratings reflect management’s assessment of relative credit risk in the mortgage loan portfolio for the date indicated based on underwriting criteria and ongoing assessment of the properties’ performance, management believes the amounts, net of valuation allowance, are collectible.

Securities Lending

The fair value of loaned securities was $103 million and $269 million as of December 31, 2011 and 2010, respectively.  The Company received $105 million and $276 million of cash collateral on securities lending as of December 31, 2011 and 2010, respectively. The Company did not receive any non-cash collateral on securities lending as of the balance sheet dates.

Assets on Deposit, Held in Trust and Pledged as Collateral

Fixed maturity securities with an amortized cost of $8 million were on deposit with various regulatory agencies as required by law as of December 31, 2011 and 2010.  These securities continue to be included in fixed maturity securities on the consolidated balance sheets.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Tax Credit Funds and Variable Interest Entities

The Company has sold $796 million and $747 million in LIHTC Funds to unrelated third parties as of December 31, 2011 and 2010.  The Company has guaranteed cumulative after-tax yields to the third party investors ranging from 1.00% to 7.75% through periods ending in 2027.  As of December 31, 2011 and 2010, the Company held guarantee reserves totaling $6 million on these transactions.  These guarantees are in effect for periods of approximately 15 years each.  The LIHTC Funds provide a stream of tax benefits to the investors that will generate a yield and return of capital.  If the tax benefits are not sufficient to provide these cumulative after-tax yields, the Company must fund any shortfall.  The maximum amount of undiscounted future payments that the Company could be required to pay the investors under the terms of the guarantees is $770 million.  The Company’s risks are mitigated in the following ways: (1) the Company has the right to buyout the equity related to the guarantee under certain circumstances, (2) the Company may replace underperforming properties to mitigate exposure to guarantee payments and (3) the Company oversees the asset management of the deals. The Company does not anticipate making any material payments related to the guarantees.

The Company has relationships with VIEs where the Company is the primary beneficiary.  Net assets of all consolidated VIEs totaled $345 million and $355 million as of December 31, 2011 and 2010, respectively, which was composed primarily of other long-term investments of $310 million and $315 million at December 31, 2011 and 2010, respectively.  As of December 31, 2011 and 2010, the total exposure to loss on VIEs was immaterial (except for the impact of guarantees disclosed above). The Company’s general credit is not exposed to the creditors or beneficial interest holders of these consolidated VIEs.

During 2010, two LIHTC Funds were consolidated as a result of the adoption of guidance under FASB ASC 810, Consolidation.  Previously, the Company was not deemed the primary beneficiary.  As the managing member of the LIHTC funds, the Company has the power to direct the activities that most significantly impact the economic power of the entities and consolidated the funds.  The impact of consolidation was an increase to noncontrolling interest of $46 million.

In addition to the consolidated VIEs described above, the Company holds investments in variable interests in LIHTC Funds where the Company is not the primary beneficiary. The carrying value of these investments was $178 million and $157 million as of December 31, 2011 and 2010, respectively. The total exposure to loss on these investments was $309 million and $218 million as of December 31, 2011 and 2010, respectively. The total exposure to loss is determined by adding any unfunded commitments to the carrying value of the VIEs.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Net Investment Income

The following table summarizes net investment income by investment type for the years ended December 31:

(in millions)	2011	2010	2009

Fixed maturity securities, available-for-sale	$ 1,502	$ 1,474	$ 1,465
Equity securities, available-for-sale	1	2	2
Mortgage loans	370	396	445
Policy loans	56	55	61
Other	(35)	(43)	(38)
Gross investment income	$ 1,894	$ 1,884	$ 1,935
Investment expenses	50	59	56
Net investment income	$ 1,844	$ 1,825	$ 1,879

Net Realized Investment Gains and Losses

The following table summarizes net realized investment gains and losses, by source, for the years ended December 31:

(in millions)	2011	2010	2009

Net derivative gains (losses)	$ (1,636)	$ (385)	$ 400
Realized gains on sales	64	176	192
Realized losses on sales	(45)	(43)	(113)
Other	8	16	(25)
Net realized investment (losses) gains	$ (1,609)	$ (236)	$ 454

In 2011, interest rate declines and equity market volatility resulted in net realized derivative losses. Refer to Note 7 for further discussion on the Company’s derivative portfolio and related activity.

Proceeds from the sale of available-for-sale securities were $1.6 billion, $2.2 billion and $4.2 billion during the years ended December 31, 2011, 2010 and 2009, respectively.  Gross gains of $50 million, $172 million and $189 million and gross losses of $39 million, $17 million and $70 million were realized on those sales during the years ended December 31, 2011, 2010 and 2009, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Other-Than-Temporary Impairment Losses

The following table summarizes other-than-temporary impairments for the years ended December 31:

(in millions)	Total	Included in other comprehensive income	Net
2011
Fixed maturity securities	$ 135	$ (95)	$ 40
Mortgage loans	25	-	25
Other	2	-	2
Other-than-temporary impairment losses	$ 162	$ (95)	$ 67

2010
Fixed maturity securities	$ 330	$ (174)	$ 156
Equity securities	5	-	5
Mortgage loans	59	-	59
Other-than-temporary impairment losses	$ 394	$ (174)	$ 220

2009
Fixed maturity securities	$ 907	$ (417)	$ 490
Equity securities	7	-	7
Mortgage loans	72	-	72
Other	6	-	6
Other-than-temporary impairment losses	$ 992	$ (417)	$ 575

The following table summarizes the non-credit portion of other-than-temporary impairments, which have credit losses in earnings, and any subsequent changes in the fair value of those debt securities recognized in other comprehensive income, before federal income taxes, for the years ended December 31:

(in millions)	2011	2010	2009 1
Balance at beginning of year	$ (215)	$ (346)	$ -
Net activity in the period	(11)	131	(346)
Balance at end of year	$ (226)	$ (215)	$ (346)

__________

1	Includes the $384 million cumulative effect of adoption of accounting principle as of January 1, 2009 for the adoption of guidance impacting FASB ASC 320-10, Investments – Debt and Equity Securities.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes the cumulative amounts related to the Company's credit portion of the other-than-temporary impairment losses on debt securities that the Company does not intend to sell and it is not more likely than not the Company will be required to sell the security prior to recovery of the amortized cost basis, for the years ended December 31:

(in millions)	2011	2010	2009

Cumulative credit loss at beginning of year	$ 340	$ 417	$ 507
New credit losses	8	31	168
Incremental credit losses	29	116	72
Losses related to securities included in the beginning balance sold or paid down during the period	(49)	(202)	(267)
Losses related to securities included in the beginning balance for which there was a change in intent	-	(22)	(63)
Cumulative credit loss at end of year	$ 328	$ 340	$ 417

(7)	Derivative Instruments

The Company is exposed to certain risks relating to its ongoing business operations which are managed by using derivative instruments.

Interest rate risk management:  The Company uses interest rate contracts, primarily interest rate swaps, to reduce or alter interest rate exposure arising from mismatches between assets and liabilities.  In the case of interest rate swaps, the Company enters into a contractual agreement with a counterparty to exchange, at specified intervals, the difference between fixed and variable rates of interest, calculated on a reference notional amount.

Interest rate swaps are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns.  As such, interest rate swaps are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa. The Company also enters into interest rate swap transactions which are structured to provide a hedge against the negative impact of higher interest rates on the Company’s statutory capital position.

Foreign currency risk management: As part of its regular investing activities, the Company may purchase foreign currency denominated investments.  These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates.  In an effort to mitigate this risk, the Company uses cross-currency swaps.  As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged item.

Credit risk management:  The Company enters into credit derivative contracts, primarily credit default swaps, under which the Company buys and sells credit default protection on standardized credit indices, which are established baskets of creditors, or on specific corporate creditors.  These derivatives allow the Company to manage or modify its credit risk profile in general or its credit exposure to specific creditors.

Equity market risk management:  The Company has a variety of variable annuity products with guaranteed benefit features. Refer to Note 4 for description of these guarantees.

These products and related obligations expose the Company to various market risks, predominately interest rate and equity risk. Adverse changes in the equity markets or interest rate movements expose the Company to significant volatility.  To mitigate these risks and hedge the guaranteed benefit obligations, the Company enters into a variety of derivatives including interest rate swaps, equity index futures, options and total return swaps.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Derivatives Qualifying for Hedge Accounting

The Company uses derivative instruments that are designated and qualify as fair value hedges in various financial transactions as follows:

•	interest rate swaps are used to hedge certain fixed rate investments such as mortgage loans and certain fixed maturity securities, and

•	cross-currency swaps are used to hedge foreign currency-denominated fixed maturity securities.

The Company uses derivative instruments that are designated and qualify as cash flow hedges in various financial transactions as follows:

•
interest rate swaps are used to hedge cash flows from variable rate investments such as mortgage loans and certain fixed maturity securities and to hedge payments of certain funding agreement liabilities,

•	cross-currency swaps are used to hedge interest payments and principal payments on foreign currency-denominated financial instruments.

Derivatives Not Qualifying for Hedge Accounting

The Company uses derivatives not qualifying for hedge accounting in various financial transactions as follows:

•	futures, options, interest rate swaps and total return swaps are used to hedge certain guaranteed benefit rider obligations included in variable annuity products,

•	interest rate swaps, futures and options are used to hedge portfolio duration and other interest rate risks to which the Company is exposed,

•	cross-currency swaps are used to hedge foreign currency-denominated assets and liabilities, and

•	credit default swaps are used to either buy or sell credit protection on a credit index or specific creditor.

Credit Risk Associated with Derivatives Transactions

The Company periodically evaluates the risks within the derivative portfolios due to credit exposure.  When evaluating this risk, the Company considers several factors which include, but are not limited to, the counterparty credit risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty, and changes in relevant market data in order to gain insight into the probability of default by the counterparty. In addition, the effect the Company’s exposure to credit risk could have on the effectiveness of the Company’s hedging relationships is considered.  As of December 31, 2011 and 2010, the impact of the exposure to credit risk on the fair value measurement of derivatives and the effectiveness of the Company’s hedging relationships was immaterial.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes the fair value of derivative instruments, the related notional amounts of the derivative instruments and the related accrued interest, collateral and master netting agreement amounts as of the dates indicated:

	Derivative assets		Derivative liabilities
(in millions)	Fair value	Notional	Fair value	Notional

December 31, 2011
Derivatives designated and qualifying as hedging instruments	$ 11	$ 145	$ 29	$ 310
Derivatives not designated and qualifying as hedging instruments:
Interest rate contracts	$ 2,182	$ 21,732	$ 2,142	$ 20,957
Equity contracts	1,004	7,265	21	1,661
Credit default swaps	1	13	1	17
Other derivative contracts	10	892	43	2,409
Gross derivative positions1	$ 3,208	$ 30,047	$ 2,236	$ 25,354
Accrued interest	$ 172		$ 179
Less:
Cash collateral received/paid2	$ 1,028		$ 223
Master netting agreements	$ 2,158		$ 2,158
Net uncollateralized derivative positions	$ 194		$ 34

December 31, 2010
Derivatives designated and qualifying as hedging instruments	$ 27	$ 210	$ 55	$ 931
Derivatives not designated and qualifying as hedging instruments:
Interest rate contracts	$ 556	$ 10,944	$ 418	$ 10,225
Equity contracts	212	2,484	20	1,124
Credit default swaps	1	20	-	17
Other derivative contracts	42	1,329	53	1,263
Gross derivative positions1	$ 838	$ 14,987	$ 546	$ 13,560
Accrued interest	$ 99		$ 106
Less:
Cash collateral received/paid3	$ 351		$ 76
Master netting agreements	$ 551		$ 551
Net uncollateralized derivative positions	$ 35		$ 25

 __ _______
1 Assets and liabilities included in other assets and other liabilities, respectively in the consolidated balance sheets.
2 Excludes $1 million and $152 million of securities received and posted, respectively, as collateral on derivative transactions.
3 Excludes $8 million and $28 million of securities received and posted, respectively, as collateral on derivative transactions.

The fair value of embedded derivatives on annuity programs were $1.9 billion and $226 million as of December 31, 2011 and 2010, respectively, which are included in future policy benefits and claims in the consolidated balance sheets.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes realized gains and losses for derivative instruments recognized in net realized investment gains and losses in the consolidated statements of operations for the years ended December 31:

(in millions)	2011	2010	2009
Derivatives designated and qualifying as hedging instruments	$ (4)	$ (9)	$ (25)
Derivatives not designated and qualifying as hedging instruments:
Interest rate contracts	$ (44)	$ (39)	$ (197)
Equity contracts	(45)	(389)	(739)
Credit default swaps	-	(5)	8
Other derivative contracts	(23)	(151)	9
Net interest settlements	34	16	(151)
Total derivative losses1	$ (82)	$ (577)	$ (1,095)
Embedded derivatives on guaranteed benefit annuity programs	(1,674)	98	1,432
Other revenue on guaranteed benefit annuities	120	94	63
Change in embedded derivative liabilities and related fees	$ (1,554)	$ 192	$ 1,495
Net realized derivative (losses) gains	$ (1,636)	$ (385)	$ 400

_________

1 Included in total derivative losses are economic hedging gains of $1.0 billion, losses of $347 million and $1.1 billion related to guaranteed benefit annuity program as of December 31, 2011, 2010 and 2009, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(8)       Fair Value of Financial Instruments

The following table summarizes assets and liabilities measured at fair value on a recurring basis as of December 31, 2011:

(in millions)	Level 1	Level 2	Level 3	Total

Assets
Investments:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 620	$ 6	$ 4	$ 630
Obligations of states and political subdivisions	-	1,678	-	1,678
Debt securities issued by foreign governments	120	-	-	120
Corporate public securities	1	15,239	117	15,357
Corporate private securities	-	3,089	1,209	4,298
Residential mortgage-backed securities	563	4,653	8	5,224
Commercial mortgage-backed securities	-	1,377	2	1,379
Collateralized debt obligations	-	55	247	302
Other asset-backed securities	-	209	4	213
Total fixed maturity securities at fair value	$ 1,304	$ 26,306	$ 1,591	$ 29,201
Equity securities	1	14	5	20
Short-term investments	23	1,102	-	1,125
Trading securities	-	-	38	38
Total other investments at fair value	$ 24	$ 1,116	$ 43	$ 1,183
Investments at fair value	$ 1,328	$ 27,422	$ 1,634	$ 30,384
Cash and cash equivalents	49	-	-	49
Derivative assets	-	2,204	1,004	3,208
Separate account assets	62,242	1,000	1,952	65,194
Assets at fair value	$ 63,619	$ 30,626	$ 4,590	$ 98,835

Liabilities
Future policy benefits and claims:
Living benefits	$ -	$ -	$ (1,842)	$ (1,842)
Equity indexed annuities	-	-	(63)	(63)
Total future policy benefits and claims	$ -	$ -	$ (1,905)	$ (1,905)
Derivative liabilities	(21)	(2,209)	(6)	(2,236)
Liabilities at fair value	$ (21)	$ (2,209)	$ (1,911)	$ (4,141)

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes changes in fair value measurements for which the Company used significant unobservable inputs (Level 3) to determine fair value for the year ended December 31, 2011:

	Balance as of					Transfers	Transfers	Balance as of
	December 31,	Net gains (losses)				into	out of	December 31,
(in millions)	2010	In earnings1	In OCI	Purchases	Sales	Level 3	Level 3	2011

Assets
Investments:
Fixed maturity securities:
Corporate public securities	$ 114	$ -	$ 4	$ 41	$ (43)	$ 1	$ -	$ 117
Corporate private securities	1,161	(10)	26	161	(242)	163	(50)	1,209
Residential mortgage-backed securities	9	-	-	-	-	-	(1)	8
Commercial mortgage-backed securities	2	-	-	-	-	-	-	2
Collateralized debt obligations	191	(2)	5	87	(34)	-	-	247
Other fixed maturity securities	18	5	-	16	(20)	3	(14)	8
Total fixed maturity securities at fair value	$ 1,495	$ (7)	$ 35	$ 305	$ (339)	$ 167	$ (65)	$ 1,591
Other investments at fair value	45	(4)	-	5	(3)	-	-	43
Derivative assets	211	131	-	719	(57)	-	-	1,004
Separate account assets	1,805	147	-	-	-	-	-	1,952
Assets at fair value	$ 3,556	$ 267	$ 35	$ 1,029	$ (399)	$ 167	$ (65)	$ 4,590

Liabilities
Future policy benefits and claims:
Living benefits	$ (168)	$ (1,674)	$ -	$ -	$ -	$ -	$ -	$ (1,842)
Equity indexed annuities	(58)	(5)	-	-	-	-	-	(63)
Total future policy benefits and claims	$ (226)	$ (1,679)	$ -	$ -	$ -	$ -	$ -	$ (1,905)
Derivative liabilities	(4)	(2)	-	-	-	-	-	(6)
Liabilities at fair value	$ (230)	$ (1,681)	$ -	$ -	$ -	$ -	$ -	$ (1,911)

__________
1
Net gains and losses included in earnings are reported in net realized investment gains and losses, other-than-temporary impairment losses and interest credited to policyholder accounts. The net unrealized gains on separate account assets is attributable to contractholders, and therefore, is not included in the Company’s earnings. The change in unrealized gains (losses) in earnings on assets and liabilities still held at the end of the year was $(6) million for other investments, $154 million for derivative assets and $(1.7) billion for future policy benefits and claims.

Transfers into and out of Level 3 during the year ended December 31, 2011 represent changes in the sources used to price certain securities.  There were no significant transfers between Levels 1 and 2 during the year ended December 31, 2011, except certain separate accounts previously included in Level 2.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

(in millions)	Level 1	Level 2	Level 3	Total

Assets
Investments:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 572	$ 10	$ 2	$ 584
Obligations of states and political subdivisions	-	1,377	-	1,377
Debt securities issued by foreign governments	123	-	-	123
Corporate public securities	2	12,600	114	12,716
Corporate private securities	-	3,087	1,161	4,248
Residential mortgage-backed securities	540	5,090	9	5,639
Commercial mortgage-backed securities	-	1,184	2	1,186
Collateralized debt obligations	-	61	191	252
Other asset-backed securities	-	293	16	309
Total fixed maturity securities at fair value	$ 1,237	$ 23,702	$ 1,495	$ 26,434
Equity securities	10	32	-	42
Short-term investments	25	1,037	-	1,062
Trading securities	-	-	45	45
Total other investments at fair value	$ 35	$ 1,069	$ 45	$ 1,149
Investments at fair value	$ 1,272	$ 24,771	$ 1,540	$ 27,583
Cash and cash equivalents	337	-	-	337
Derivative assets	-	627	211	838
Separate account assets	12,325	50,745	1,805	64,875
Assets at fair value	$ 13,934	$ 76,143	$ 3,556	$ 93,633

Liabilities
Future policy benefits and claims:
Living benefits	$ -	$ -	$ (168)	$ (168)
Equity indexed annuities	-	-	(58)	(58)
Total future policy benefits and claims	$ -	$ -	$ (226)	$ (226)
Derivative liabilities	(18)	(524)	(4)	(546)
Liabilities at fair value	$ (18)	$ (524)	$ (230)	$ (772)

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes changes in fair value measurements for which the Company used significant unobservable inputs (Level 3) to determine fair value for the year ended December 31, 2010:

	Balance as of				Transfers	Transfers	Balance as of
	December 31,	Net gains (losses)		Activity	into	out of	December 31,
(in millions)	2009	In earnings1	In OCI	in period	Level 3	Level 3	2010

Assets
Investments:
Fixed maturity securities:
Corporate public securities	$ 215	$ 1	$ 4	$ (15)	$ 1	$ (92)	$ 114
Corporate private securities	1,187	3	31	(268)	311	(103)	1,161
Residential mortgage-backed securities	2,034	(1)	4	(12)	2	(2,018)	9
Commercial mortgage-backed securities	405	-	1	-	-	(404)	2
Collateralized debt obligations	240	(27)	29	(67)	16	-	191
Other fixed maturity securities	169	(9)	8	(11)	-	(139)	18
Total fixed maturity securities at fair value	$ 4,250	$ (33)	$ 77	$ (373)	$ 330	$ (2,756)	$ 1,495
Other investments at fair value	56	10	-	(20)	-	(1)	45
Derivative assets	331	(91)	-	(29)	-	-	211
Separate account assets	1,628	177	-	-	-	-	1,805
Assets at fair value	$ 6,265	$ 63	$ 77	$ (422)	$ 330	$ (2,757)	$ 3,556

Liabilities
Future policy benefits and claims:
Living benefits	$ (266)	$ 98	$ -	$ -	$ -	$ -	$ (168)
Equity indexed annuities	(45)	(13)	-	-	-	-	(58)
Total future policy benefits and claims	$ (311)	$ 85	$ -	$ -	$ -	$ -	$ (226)
Derivative liabilities	(2)	(2)	-	-	-	-	(4)
Liabilities at fair value	$ (313)	$ 83	$ -	$ -	$ -	$ -	$ (230)
__________

1
Net gains and losses included in earnings are reported in net realized investment gains and losses, other-than-temporary impairment losses and interest credited to policyholder accounts. The net unrealized gains on separate account assets is attributable to contractholders, and therefore, is not included in the Company’s earnings. The change in unrealized gains (losses) in earnings on assets and liabilities still held at the end of the year was $(2) million for other investments, $(69) million for derivative assets, $85 million for future policy benefits and claims and $(2) million for derivative liabilities.

At December 31, 2009, most of the Company’s investments in residential mortgage-backed securities backed by Alt-A and sub-prime collateral were categorized as Level 3 financial assets because there was little market activity in these securities.   During 2010, market activity increased in these securities such that they are no longer considered inactive.  As such, these securities were transferred out of Level 3 and into Level 2. Additionally, many of the Company’s investments in below investment-grade commercial mortgage-backed securities, which were categorized as Level 3 financial assets as of December 31, 2009 were transferred to Level 2 in 2010. This was primarily due to an increase in the observable valuation inputs of market activity and availability of higher quality independent pricing data.

There were no significant transfers between Levels 1 and 2 during the year ended December 31, 2010.

Fair Value Option

The Company assesses the fair value option election for newly acquired financial assets or liabilities on a prospective basis. Except for synthetic collateralized debt obligations, there are no material assets or liabilities for which the Company elected the fair value option.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Use of Net Asset Value for Estimating Fair Value

The Company uses net asset value to estimate the underlying fair value for certain mutual funds that do not have readily determinable fair values, which are included in separate accounts.

All but one of these mutual fund investments are included in Level 2 and had fair values totaling $50.0 billion as of December 31, 2010. These funds have no unfunded commitments or restrictions and the Company always has the ability to redeem the separate account investment in these funds with the investee at net asset value daily. These mutual funds are primarily invested in domestic and international equity funds.

The Company’s separate account assets include an investment in a mutual fund that may not be redeemed until a seven year guarantee period expires in 2016; however, net asset value has been used to estimate the fair value of this investment as a practical expedient. This fund has no unfunded commitments or other restrictions. The investment strategy of this fund is to build a portfolio where the assets shall be sufficient to achieve a target portfolio value by the end of the seven year guarantee period. The net asset value of this fund reported in separate account assets was $1.3 billion as of December 31, 2011 and 2010, respectively, and is included in Level 3.

Contractholders have the ability to select and change investment categories, which will result in the underlying mutual funds being purchased and sold in the future.

Fair Value on a Nonrecurring Basis

The Company measured certain mortgage loans at fair value, or fair value of the collateral for collateral dependent loans, on a non-recurring basis subsequent to their initial recognition, due to impairments or foreclosures recorded during the year. In determining the fair value for these mortgage loans, the Company primarily uses the direct capitalization method based on management’s view of current market capitalization rates.  Alternatively, the Company may use a discounted cash flow methodology or an independently provided appraisal of value.  Each of these methodologies is considered to represent a Level 3 fair value measurement.  Refer to Note 6 for further discussion of the carrying value of impaired mortgage loans.

Financial Instruments Not Carried at Fair Value

The following table summarizes the carrying value and fair value of the Company’s financial instruments not carried at fair value as of December 31.  The valuation techniques used to estimate these fair values are described below.

	2011		2010
	Carrying	Fair	Carrying	Fair
(in millions)	value	value	value	value

Assets
Investments:
Mortgage loans held-for-investment	$ 5,748	$ 5,861	$ 6,125	$ 5,863
Policy loans	$ 1,008	$ 1,008	$ 1,088	$ 1,088

Liabilities
Investment contracts	$ 18,318	$ 17,992	$ 17,962	$ 17,618
Short-term debt	$ 777	$ 777	$ 300	$ 300
Long-term debt	$ 991	$ 1,081	$ 978	$ 1,039

Mortgage loans held-for-investment:  The fair values of mortgage loans held-for-investment are estimated using discounted cash flow analyses based on interest rates currently being offered for similar loans to borrowers with similar credit ratings.

Policy loans:  The carrying amount reported in the consolidated balance sheets approximates fair value.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

Investment contracts:  For investment contracts without defined maturities, fair value is the amount payable on demand, net of surrender charges.  For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis.  Interest rates used in this analysis are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

Short-term debt:  The carrying amount reported in the consolidated balance sheets approximates fair value.

Long-term debt:  The fair values for long-term debt are based on estimated market prices using observable inputs from similar debt instruments.

(9)	Goodwill

The following table summarizes changes in the carrying value of goodwill by segment for the years indicated:

	Retirement	Individual
(in millions)	Plans	Protection	Total
Balance as of December 31, 2009	$ 25	$ 175	$ 200
Adjustments	-	-	-
Balance as of December 31, 2010	$ 25	$ 175	$ 200
Adjustments	-	-	-
Balance as of December 31, 2011	$ 25	$ 175	$ 200

The Company’s annual impairment testing did not result in any impairment on existing goodwill during 2011, 2010 and 2009.  As of the 2011, 2010 and 2009 annual impairment testing, the fair value of the reporting units with goodwill was in excess of the carrying value.  The goodwill balances as of December 31, 2011 and 2010 have not been previously impaired.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(10)        Closed Block

The amounts shown in the following tables for assets, liabilities, revenues and expenses of the closed block are those that enter into the determination of amounts that are to be paid to policyholders.

The following table summarizes financial information for the closed block as of December 31:

(in millions)	2011	2010

Liabilities:
Future policyholder benefits	$ 1,761	$ 1,794
Policyholder funds and accumulated dividends	143	143
Policyholder dividends payable	27	28
Policyholder dividend obligation	156	121
Other policy obligations and liabilities	26	13
Total liabilities	$ 2,113	$ 2,099

Assets:
Fixed maturity securities available-for-sale	$ 1,424	$ 1,312
Mortgage loans, net	210	224
Policy loans	170	186
Other assets	105	162
Total assets	$ 1,909	$ 1,884
Excess of reported liabilities over assets	204	215

Portion of above representing other comprehensive income:
Increase in unrealized gain on fixed maturity securities available-for-sale	$ 42	$ 73
Adjustment to policyholder dividend obligation	(42)	(73)
Total	$ -	$ -

Maximum future earnings to be recognized from assets and liabilities	$ 204	$ 215

Other comprehensive income:
Fixed maturity securities available-for-sale:
Fair value	$ 1,424	$ 1,312
Amortized cost	1,292	1,222
Shadow policyholder dividend obligation	(132)	(90)
Net unrealized appreciation	$ -	$ -

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes closed block operations for the years ended December 31:

(in millions)	2011	2010	2009

Revenues:
Premiums	$ 77	$ 83	$ 90
Net investment income	102	101	106
Realized investment (losses) gains	(3)	(3)	2
Realized losses credited to policyholder benefit obligation	(1)	(1)	(7)
Total revenues	$ 175	$ 180	$ 191

Benefits and expenses:
Policy and contract benefits	$ 145	$ 131	$ 133
Change in future policyholder benefits and interest credited to
policyholder accounts	(35)	(23)	(24)
Policyholder dividends	55	56	59
Change in policyholder dividend obligation	(8)	(3)	4
Other expenses	1	1	1
Total benefits and expenses	$ 158	$ 162	$ 173

Total revenues, net of benefits and expenses, before federal income
tax expense	$ 17	$ 18	$ 18
Federal income tax expense	6	6	6
Revenues, net of benefits and expenses and federal income tax
expense	$ 11	$ 12	$ 12

Maximum future earnings from assets and liabilities:
Beginning of period	$ 215	$ 227	$ 239
Change during period	(11)	(12)	(12)
End of period	$ 204	$ 215	$ 227

Cumulative closed block earnings from inception through December 31, 2011, 2010 and 2009 were higher than expected as determined in the actuarial calculation.  Therefore, policyholder dividend obligations (excluding the adjustment for unrealized gains on available-for-sale securities) were $23 million, $31 million and $32 million as of December 31, 2011, 2010 and 2009, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(11)	Short-Term Debt

The following table summarizes short-term debt and weighted average annual interest rates as of December 31:

(in millions)	2011	2010

$600 million commercial paper program (0.30% and 0.35%, respectively)	$ 300	$ 300
$600 million promissory note and line of credit (1.73% in 2011)	$ 477	$ -
Total short-term debt	$ 777	$ 300

In May 2011, NMIC, NFS, and NLIC entered into a $600 million revolving credit facility upon expiration of its existing facility of the same amount. The new facility matures in May 2015 and is subject to various covenants, as defined in the agreement.  NLIC had no amounts outstanding under the new or existing facilities as of December 31, 2011 and December 31, 2010.

In April 2011, the Company entered into a $600 million unsecured revolving promissory note and line of credit agreement with its parent company, NFS. Outstanding principal balances of the line of credit bear interest at the rate of six-month U.S. London Interbank Offered Rate (LIBOR) plus 1.25%. Interest is due and payable as of the last day of each interest period, as defined in the agreement, while there are outstanding principal balances. Under the terms of the agreement, NLIC may borrow, repay and re-borrow advances under the line of credit at any time prior to the termination of the note, which, among other conditions, is April 2012, subject to automatic renewal for additional one year periods unless either party terminates the agreement.

In June 2010, NLIC entered into an agreement reducing the commercial paper program from $800 million to $600 million.  The rating agency guidelines recommend that NLIC maintain minimum liquidity backup, which includes cash and liquid assets as well as committed bank lines, equal to 50% of any amounts outstanding under the commercial paper program.  Therefore, availability under the aggregate $600 million credit facility is reduced by the amount outstanding in excess of available cash and liquid assets.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program.  The maximum amount available under the agreement is $350 million.  The borrowing rate on this program is equal to one-month U.S. LIBOR.  The Company had no amounts outstanding under this agreement as of December 31, 2011 and 2010.

The terms of each debt instrument contain various restrictive covenants, including, but not limited to, minimum statutory surplus and minimum net worth requirements, and maximum debt to tangible net worth requirements, as defined in the agreements.  The Company was in compliance with all covenants as of December 31, 2011 and 2010.

The amount of interest paid on short-term debt was $5 million in 2011 and immaterial in 2010 and 2009.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(12)        Long-Term Debt

The following table summarizes long-term debt as of December 31:

(in millions)	2011	2010

8.15% surplus note, due June 27, 2032, payable to NFS	$ 300	$ 300
7.50% surplus note, due December 17, 2031, payable to NFS	300	300
6.75% surplus note, due December 23, 2033, payable to NFS	100	100
Variable funding surplus note, due December 31, 2040	285	272
Other	6	6
Total long-term debt	$ 991	$ 978

On December 31, 2010, Olentangy Reinsurance, LLC, a special purpose financial captive insurance subsidiary of NLAIC domiciled in the State of Vermont, issued a variable funding surplus note due on December 31, 2040 to Nationwide Corporation, a majority-owned subsidiary of NMIC.  The note is redeemable in full or partial amount at any time subject to proper notice and approval.  A redemption premium shall be payable if the note is redeemed on or prior to the third anniversary date of the note’s issuance. The note bears interest at the rate of three-month U.S. LIBOR plus 2.80% payable quarterly.  Olentangy Reinsurance, LLC agrees to draw down or reduce principal amounts in accordance with the terms outlined in the purchase agreement.  The maximum amount outstanding under the agreement is $313 million in 2016.  The Company made interest payments on this surplus note of $9 million during 2011. Any payment of interest or principal on the note requires the prior approval of the State of Vermont.

The Company made interest payments to NFS on surplus notes totaling $54 million in 2011, 2010 and 2009.  Payments of interest and principal under the notes require the prior approval of the ODI.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(13)	Federal Income Taxes

The following table summarizes the federal income tax (benefit) expense attributable to (loss) income before income attributable to noncontrolling interests, for the years ended December 31:

(in millions)	2011	2010	2009

Current tax expense (benefit)	$ 55	$ (91)	$ 165
Deferred tax (benefit) expense	(437)	115	(117)
Total tax (benefit) expense	$ (382)	$ 24	$ 48

Total federal income tax (benefit) expense differs from the amount computed by applying the U.S. federal income tax rate to (loss) income before federal income taxes and noncontrolling interests, as follows for the years ended December 31:

	2011		2010		2009
(in millions)	Amount	%	Amount	%	Amount	%
Rate reconciliation:
Computed (expected tax (benefit) expense)	$ (252)	35%	$ 71	35%	$ 107	35%
Dividend received deduction	(99)	14%	(50)	(25)%	(56)	(18)%
Impact of noncontrolling interest	20	(3)%	21	10%	18	6%
Tax credits	(30)	4%	(27)	(13)%	(21)	(7)%
Change in tax contingency reserve	(15)	2%	(5)	(2)%	5	2%
Other, net	(6)	1%	14	7%	(5)	(2)%
Total	$ (382)	53%	$ 24	12%	$ 48	16%

The Company’s current federal income tax receivable (liability) was $16 million and $(50) million as of December 31, 2011 and 2010, respectively.

Total federal income taxes paid (refunded) were $121 million, $(35) million, and $(59) million during the years ended December 31, 2011, 2010, and 2009, respectively.

During 2011, the Company recorded a tax benefit of $10 million primarily related to differences between the 2010 estimated tax liability and the amounts reported on the Company’s 2010 tax return. These changes in estimates were primarily driven by the Company’s separate account dividends received deduction (DRD).  During 2010, there were no material federal income tax expense adjustments.

During 2009, the Company recorded $9 million of net federal income tax expense adjustments primarily related to differences between the 2008 estimated tax liability and the amounts reported on the Company’s 2008 tax returns.  These changes in estimates were primarily driven by the Company’s separate account dividends received deduction (DRD) and foreign tax credit.

As of December 31, 2011, the Company no longer has a capital loss carryforward.  The Company has $59 million in low-income-housing credit carryforwards, which expire between 2026 and 2031 and $126 million in alternative minimum tax credit carryforwards, which have an unlimited carryforward. The Company expects to fully utilize all carryforwards.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following table summarizes the tax effects of temporary differences that give rise to significant components of the net deferred tax liability as of December 31:

(in millions)	2011	2010

Deferred tax assets:
Future policy benefits and claims	$ 1,193	$ 1,030
Derivatives	574	27
Capital loss carryforwards	-	178
Tax credit carryforwards	185	145
Other	323	236
Gross deferred tax assets	$ 2,275	$ 1,616
Valuation allowance	(18)	(24)
Net deferred tax assets	$ 2,257	$ 1,592

Deferred tax liabilities:
Deferred policy acquisition costs	(1,291)	$ (1,071)
Available-for-sale securities	(764)	(670)
Value of business acquired	(86)	(89)
Other	(217)	(150)
Gross deferred tax liabilities	$ (2,358)	$ (1,980)
Net deferred tax liability	$ (101)	$ (388)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized.  Valuation allowances are established when necessary to reduce the deferred tax assets to amounts expected to be realized.  The valuation allowance was $18 million and $24 million as of December 31, 2011 and 2010, respectively.  The change in valuation allowance for the year ended December 31, 2011 was $6 million, while there was no change in the valuation allowance for the year ended December 31, 2010 or 2009.  Based on management’s analysis, it is more likely than not that the results of future operations and the implementation of tax planning strategies will generate sufficient taxable income to enable the Company to realize the deferred tax assets for which the Company has not established valuation allowances.

A rollforward of the beginning and ending uncertain tax positions, including permanent and temporary differences, but excluding interest and penalties, is as follows:

(in millions)	2011	2010	2009

Balance at beginning of period	$ 119	$ 95	$ 44
Additions for current year tax positions	9	18	37
Additions for prior years tax positions	-	19	15
Reductions for prior years tax positions	(52)	(13)	(1)
Balance at end of period	$ 76	$ 119	$ 95

The Company believes it is reasonably possible that approximately $48 million of unrecognized tax benefits will be recognized during 2012, mostly as a result of an industry issue resolution program with the Internal Revenue Service (IRS).  These tax benefits are primarily bad debt deductions related to certain investment impairments.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities through the 2005 tax year. The IRS is conducting an examination of the Company’s U.S. income tax returns for the years 2006 through 2008.  Any adjustments that may result from IRS examination of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

(14)	Statutory Financial Information

Statutory Results

The Company and its life subsidiary are required to prepare statutory financial statements in conformity with the statutory accounting practices prescribed and permitted by insurance regulatory authorities, subject to any deviations prescribed or permitted by the applicable state department of insurance.  Statutory accounting practices focus on insurer solvency and materially differ from GAAP.  The principal differences include charging policy acquisition and certain sales inducement costs to expense as incurred, establishing future policy benefits and claims reserves using different actuarial assumptions, excluding certain assets from statutory admitted assets; and valuing investments and establishing deferred taxes on a different basis.  The following tables summarize the statutory net income (loss) and statutory capital and surplus for the Company and its primary insurance subsidiary for the years ended December 31:

(in millions)	2011	2010	2009

Statutory net income (loss)
NLIC	$ 18	$ 560	$ 397
NLAIC	$ (61)	$ (50)	$ (61)

Statutory capital and surplus
NLIC	$ 3,591	$ 3,686	$ 3,130
NLAIC	$ 302	$ 287	$ 214

On December 31, 2009, NLIC merged with its affiliate, NLICA, with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, NLACA, effective as of December 31, 2009, with NLAIC as the surviving entity.  See Note 2 for details on the accounting treatment of this transaction.

Dividend Restrictions

The payment of dividends by NLIC is subject to restrictions set forth in the insurance laws and regulations of the State of Ohio, its domiciliary state.  The State of Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of (1) 10% of statutory-basis policyholders’ surplus as of the prior December 31 or (2) the statutory-basis net income of the insurer for the prior year.   During the year ended December 31, 2011, 2010 and 2009, NLIC did not pay any dividends to NFS.  As of January 1, 2012, NLIC has the ability to pay dividends to NFS totaling $359 million without obtaining prior approval.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus.  Earned capital and surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets.  Additionally, following any dividend, an insurer’s policyholder capital and surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs.  The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the state of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) available for the benefit of the Company and its stockholders.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends in the future.

Regulatory Risk-Based Capital

The National Association of Insurance Commissioners’ (NAIC) Risk Based Capital (RBC) model law requires every insurer to calculate its total adjusted capital and RBC requirement to ensure insurer solvency. Regulatory guidelines provide for an insurance commissioner to intervene if the insurer experiences financial difficulty, as evidenced by a company’s total adjusted capital falling below established relationships to required RBC. The model includes components for asset risk, liability risk, interest rate exposure and other factors. The State of Ohio, where NLIC and NLAIC are domiciled, imposes minimum RBC requirements that were developed by the NAIC.  The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk.  Regulatory compliance is determined by a ratio of total adjusted capital, as defined by the NAIC, to authorized control level RBC, as defined by the NAIC.  Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action.  NLIC and NLAIC each exceeded the minimum RBC requirements for all periods presented herein.

(15)        Other Comprehensive Income

The Company’s other comprehensive income and loss includes net income (loss) and certain items that are reported directly within separate components of shareholder’s equity that are not recorded in net income.

The following table summarizes the Company’s other comprehensive income for the years ended December 31:

(in millions)	Unrealized gains on available-for-sale securities	Unrealized gains (losses) on derivatives used in cash flow hedging relationships	Other unrealized losses	Total other comprehensive income
Year ended December 31, 2011
Other comprehensive income before federal income taxes	438	18	-	456
Federal income tax expense	(145)	(6)	-	(151)
Total other comprehensive income	293	12	-	305

Year ended December 31, 20101
Other comprehensive income before federal income taxes	862	27	-	889
Federal income tax expense	(302)	(9)	-	(311)
Total other comprehensive income	560	18	-	578

Year ended December 31, 20092
Other comprehensive income (loss) before federal income taxes	2,088	(4)	(14)	2,070
Federal income tax (expense) benefit	(731)	1	5	(725)
Total other comprehensive income (loss)	1,357	(3)	(9)	1,345

_______

1
During 2010, the adoption of ASU 2010-11 resulted in a cumulative effect adjustment of $9 million, net of taxes, to retained earnings with a corresponding adjustment to AOCI, which is excluded from the table above.

2
The adoption of guidance impacting FASB ASC 320-10, Investments – Debt and Equity Securities during 2009 resulted in a cumulative-effect adjustment of $250 million, net of taxes, to reclassify the non-credit component of previously recognized other-than-temporary impairment losses from the beginning balance of retained earnings to AOCI, which is excluded from the table above.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(16)	Related Party Transactions

The Company has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations.  These include annuity and life insurance contracts, employee benefit plans, office space leases, and agreements related to reinsurance, cost sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing.  Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, the number of full-time employees, commission expense and other methods agreed to by the participating companies.

In addition, Nationwide Services Company, LLC (NSC), a subsidiary of NMIC, provides data processing, systems development, hardware and software support, telephone, mail and other services to the Company, based on specified rates for units of service consumed.  For the years ended December 31, 2011, 2010, and 2009, the Company made payments to NMIC and NSC totaling $241 million, $250 million, and $241 million, respectively.

The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates.  Total account values of these contracts were $3.0 billion as of December 31, 2011 and 2010.  Total revenues from these contracts were $148 million, $139 million, and $143 million for the years ended December 31, 2011, 2010, and 2009, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees.  Total interest credited to the account balances was $122 million, $115 million, and $116 million for the years ended December 31, 2011, 2010, and 2009, respectively.  The terms of these contracts are materially consistent with what the Company offers to unaffiliated parties.

The Company leases office space from NMIC.  For the years ended December 31, 2011, 2010 and 2009, the Company made lease payments to NMIC of $14 million, $20 million, and $21 million, respectively.  In addition, the Company leases office space to an affiliate of NMIC.

NLIC has a reinsurance agreement with NMIC whereby all of NLIC’s accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis.  Either party may terminate the agreement on January 1 of any year with prior notice.  Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer.  Under the terms of NLIC’s agreements, the investment risk associated with changes in interest rates is borne by the reinsurer.  The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder.  The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties.  Revenues ceded to NMIC for the years ended December 31, 2011, 2010, and 2009 were $203 million, $209 million, and $177 million, respectively, while benefits, claims and expenses ceded during these years were $212 million, $241 million, and $196 million, respectively.

Funds of Nationwide Funds Group (NFG), an affiliate, are offered to the Company’s customers as investment options in certain of the Company’s products.  As of December 31, 2011, 2010, and 2009, customer allocations to NFG funds totaled $21.9 billion, $30.5 billion, and $23.7 billion, respectively.  For the years ended December 31, 2011, 2010, and 2009, NFG paid the Company $129 million, $103 million, and $79 million, respectively, for the distribution and servicing of these funds.

Amounts on deposit with NCMC for the benefit of the Company were $994 million and $762 million as of December 31, 2011 and 2010, respectively.

Refer to Note 12 for discussion of variable funding surplus note between Olentangy Reinsurance, LLC and Nationwide Corporation.

Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS.  Total commissions and fees paid to these affiliates for the years ended December 31, 2011, 2010, and 2009 were $64 million, $61 million, and $48 million, respectively.

During 2009, NLIC received a $20 million capital contribution from NFS.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

During 2011 and 2010, the Company sold, at fair value, commercial mortgage loans with a carrying value of $41 million and $117 million, respectively, to NMIC.  The sales resulted in a net realized loss of $5 million and $21 million in 2011 and 2010, respectively.

(17)	Contingencies

Legal and Regulatory Matters

The Company is a subject to legal and regulatory proceedings in the ordinary course of its business. The Company’s legal and regulatory matters include proceedings specific to the Company and other proceedings generally applicable to business practices in the industries in which the Company operates.  The Company’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcomes cannot be predicted.  Regulatory proceedings also could affect the outcome of one or more of the Company’s litigations matters.  Furthermore, it is often not possible to determine the ultimate outcomes of the pending regulatory investigations and legal proceedings or to provide reasonable ranges of potential losses with any degree of certainty.  Some matters, including certain of those referred to below, are in very preliminary stages, and the Company does not have sufficient information to make an assessment of the plaintiffs’ claims for liability or damages.  In some of the cases seeking to be certified as class actions, the court has not yet decided whether a class will be certified or (in the event of certification) the size of the class and class period.  In many of the cases, the plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages and equitable remedies, which are difficult to quantify and cannot be defined based on the information currently available.  The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory matters is not likely to have a material adverse effect on the Company’s consolidated financial position.  Nonetheless, given the large or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that such outcomes could materially affect the Company’s consolidated financial position or results of operations in a particular quarter or annual period.

The financial services industry has been the subject of increasing scrutiny on a broad range of issues by regulators and legislators. The Company and/or its affiliates have been contacted by, self reported or received subpoenas from state and federal regulatory agencies, including the Securities and Exchange Commission, and other governmental bodies, state securities law regulators and state attorneys general for information relating to, among other things, sales compensation, the allocation of compensation, unsuitable sales or replacement practices, and claims handling and escheatment practices.  The Company is cooperating with and responding to regulators in connection with these inquiries and will cooperate with NMIC in responding to these inquiries to the extent that any inquiries encompass NMIC’s operations.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

On November 20, 2007, Nationwide Retirement Solutions, Inc. (NRS) and NLIC were named in a lawsuit filed in the Circuit Court of Jefferson County, Alabama entitled Ruth A. Gwin and Sandra H. Turner, and a class of similarly situated individuals v Nationwide Life Insurance Company, Nationwide Retirement Solutions, Inc., Alabama State Employees Association, PEBCO, Inc. and Fictitious Defendants A to Z. On March 12, 2010, NRS and NLIC were named in a Second Amended Class Action Complaint filed in the Circuit Court of Jefferson County, Alabama entitled Steven E. Coker, Sandra H. Turner, David N. Lichtenstein and a class of similarly situated individuals v. Nationwide Life Insurance Company, Nationwide Retirement Solutions, Inc, Alabama State Employees Association, Inc., PEBCO, Inc. and Fictitious Defendants A to Z claiming to represent a class of all participants in the Alabama State Employees Association, Inc. (ASEA) Plan, excluding members of the Deferred Compensation Committee, ASEA's directors, officers and board members, and PEBCO's directors, officers and board members. On October 22, 2010, the parties to this action executed a stipulation of settlement that agrees to certify a class for settlement purposes only, that provides for payments to the settlement class, and that provides for releases, certain bar orders, and dismissal of the case, subject to the Circuit Courts' approval. The Courts have approved the settlement and the settlement amounts have been paid, but have not yet been distributed to class members. On February 28, 2011, the Court in the Gwin case entered its Order permitting ASEA/PEBCO to assert indemnification claims for attorneys’ fees and costs, but barring them from asserting any other claims for indemnification. On April 22, 2011, ASEA and PEBCO filed a second amended cross claim complaint in the Gwin case against NLIC and NRS seeking indemnification. These claims seeking indemnification remain severed. On April 29, 2011, the Companies filed a motion to dismiss ASEA’s and PEBCO’s amended cross complaint or alternatively for summary judgment. On December 6, 2011 the Court entered an Order that NRS owes indemnification to ASEA and PEBCO for the Coker (Gwin) class action, that NRS does not have a duty to indemnify ASEA and PEBCO for fees associated with the Interpleader action that NRS filed in Montgomery County and dismissing NLIC. On December 31, 2011, the Court denied NRS’s motion to certify this order for an interlocutory appeal. NRS continues to defend this case vigorously.

On August 15, 2001, NFS and NLIC were named in a lawsuit filed in the United States District Court for the District of Connecticut entitled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. In the plaintiffs' sixth amended complaint, filed November 18, 2009, they amended the list of named plaintiffs and claim to represent a class of qualified retirement plan trustees under Employee Retirement Income Security Act of 1974 (ERISA) that purchased variable annuities from NLIC. The plaintiffs allege that they invested ERISA plan assets in their variable annuity contracts and that NLIC and NFS breached ERISA fiduciary duties by allegedly accepting service payments from certain mutual funds. The complaint seeks disgorgement of some or all of the payments allegedly received by NFS and NLIC, other unspecified relief for restitution, declaratory and injunctive relief, and attorneys' fees. On November 6, 2009, the Court granted the plaintiff's motion for class certification and certified a class of “All trustees of all employee pension benefit plans covered by ERISA which had variable annuity contracts with NFS and NLIC or whose participants had individual variable annuity contracts with NFS and NLIC at any time from January 1, 1996, or the first date NFS and NLIC began receiving payments from mutual funds based on a percentage of assets invested in the funds by NFS and NLIC, whichever came first, to the date of November 6, 2009". On October 20, 2010, the Second Circuit Court of Appeals granted NLIC's 23(f) petition agreeing to hear an appeal of the District Court's order granting class certification. On October 21, 2010, the District Court dismissed NFS from the lawsuit. On October 27, 2010, the District Court stayed the underlying action pending a decision from the Second Circuit Court of Appeals. On February 6, 2012, the Second Circuit Court of Appeals vacated the class certification order that was issued on November 6, 2009.  NLIC continues to defend this lawsuit vigorously.

On May 14, 2010, NLIC was named in a lawsuit filed in the Western District of New York entitled Sandra L. Meidenbauer, on behalf of herself and all others similarly situated v. Nationwide Life Insurance Company. The plaintiff claims to represent a class of all individuals who purchased a variable life insurance policy from NLIC during an unspecified period. The complaint claims breach of contract, alleging that NLIC charged excessive monthly deductions and costs of insurance resulting in reduced policy values and, in some cases, premature lapsing of policies. The complaint seeks reimbursement of excessive charges, costs, interest, attorney's fees, and other relief. NLIC filed a motion to dismiss the complaint on July 23, 2010. NLIC filed a motion to disqualify the proposed class representative on August 27, 2010. Plaintiff filed a motion to amend the complaint on September 17, 2010, and NLIC filed an opposition to the motion to amend on November 2, 2010. On October 13, 2011, plaintiff voluntarily dismissed the lawsuit without prejudice.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

On October 22, 2010, NRS was named in a lawsuit filed in the U.S. District Court, Middle District of Florida, Orlando Division entitled Camille McCullough, and Melanie Monroe, Individually and on behalf of all others similarly situated v. National Association of Counties, NACo Research Foundation, NACo Financial Services Corp., NACo Financial Center, and Nationwide Retirement Solutions, Inc.  The Plaintiffs’ First Amended Class Action Complaint and Demand for Jury Trial was filed on February 18, 2011. If the Court determines that the Plans at issue in this case are governed by ERISA, then pursuant to FED. R. CIV. P. 23, Plaintiffs seek certification of a class defined as: All natural persons in the United States who were employed at any point after October 29, 2004 by a government entity that is or was a member of the National Association of Counties, and who participate or participated in a Section 457 Deferred Compensation Plan administered by NRS under the National Association of Counties Deferred Compensation Program.  Alternatively, if the Court determines that the Plans are not governed by ERISA, then pursuant to FED. R. CIV. P. 23, Plaintiffs seek certification of a class defined as: All natural persons in the United States who are currently employed or previously were employed at any point after October 29, 2006, by a government entity that is or was a member of the National Association of Counties (NACo), and who participate or participated in a Section 457 Deferred Compensation Plan administered by NRS under the National Association of Counties Deferred Compensation Program. The First Amended Complaint alleges ERISA Violation, Breach of Fiduciary Duty - NACo, Aiding and Abetting Breach of Fiduciary Duty - NRS, Breach of Fiduciary Duty - NRS, and Aiding and Abetting Breach of Fiduciary Duty - NACo. The First Amended Complaint asks for actual damages, lost profits, lost opportunity costs, restitution, and/or other injunctive or other relief, including without limitation (a) ordering NRS and NACo to restore all plan losses, (b) ordering NRS to refund all fees associated with NRS’s Plan to Plaintiffs and Class members, (c) ordering NACo and NRS to pay the expenses and losses incurred by Plaintiffs and/or any Class member as a proximate result of Defendants’ breaches of fiduciary duty, (d) forcing NACo to forfeit the fees that NACo received from NRS for promoting and endorsing its Plan and disgorging all profits, benefits, and other compensation obtained by NACo from its wrongful conduct, and (e) awarding Plaintiff and Class members their reasonable and necessary attorney’s fees and cost incurred in connection with this suit, punitive damages, and pre-judgment and post judgment interest, at the highest rates allowed by law, on the damages awarded.  On March 21, 2011, NRS filed a motion to dismiss the plaintiffs' first amended complaint.  On July 1, 2011, the plaintiffs filed their motion for class certification and later sought to amend their complaint. On November 25, 2011 the District Court entered an Order granting NACO's motion to dismiss, NRS's motion to dismiss, denying plaintiffs' motion to file an amended complaint, that all other remaining pending motions are moot, dismissing the class-wide claims with prejudice, dismissing individual claims without prejudice, and ordering the Clerk to close this case. On December 27, 2011, the plaintiffs filed a notice of appeal. NRS intends to defend this case vigorously.

On December 27, 2006, NLIC and NRS were named as defendants in a lawsuit filed in Circuit Court, Cole County Missouri entitled State of Missouri, Office of Administration, and Missouri State Employees Deferred Comp Plan v NLIC and NRS.  The complaint seeks recovery for breach of contract and breach of the implied covenant of good faith and fair dealing against NLIC and NRS as well as a breach of fiduciary duty against NRS.  The complaint seeks to recover the amount of the market value adjustment withheld by NLIC ($19 million), prejudgment interest, loss of investment income from ING due to the Companies’ assessment of the market value adjustment.  On March 8, 2007 the Companies filed a motion to remove this case from state court to federal court in Missouri.  On March 20, 2007 the State filed a motion to remand to state court and to stay court order.  On April 3, 2007 the case was remanded to state court.  On June 25, 2007 the Companies filed an Answer.  On October 16, 2009, the plaintiff filed a partial motion for summary judgment.  On November 20, 2009, the Companies filed a response to the plaintiff's motion for summary judgment and also filed a motion for summary judgment on behalf of the Companies.  On February 26, 2010, the court denied Missouri's partial motion for summary judgment and granted the Companies’ motion for summary judgment and dismissed the case.  On March 8, 2011, the Missouri Court of Appeals reversed the granting of the Companies’ motion for summary judgment and directed the trial court to enter judgment in favor of the State and against the Companies’ in the amount of $19 million, plus statutory interest at the rate of 9% per annum from June 2, 2006. On March 22, 2011, the Companies filed with the Missouri Court of Appeals, a motion for rehearing and an application for transfer to the Supreme Court of Missouri. On May 3, 2011, the Missouri Court of Appeals for the Western District overruled the Companies motion for rehearing and denied the motion to transfer the case to the Missouri Supreme Court. On June 28, 2011, the Companies application to the Missouri Supreme Court to hear a further appeal was denied. On July 1, 2011, the Companies paid the amount of the judgment plus simple interest at 9%. On August 9, 2011, the plaintiffs filed a Satisfaction of Judgment.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

On June 8, 2011, NMIC and NLIC were named in a lawsuit filed in Court of Common Pleas, Cuyahoga County, Ohio entitled Stanley Andrews and Donald Clark, on their behalf and on behalf of the class defined herein v. Nationwide Mutual Insurance Company and Nationwide Life Insurance Company.  The complaint alleges that NMIC and NLIC have an obligation to review the Social Security Administration Death Master File database for all life insurance policyholders who have at least a 70% probability of being deceased according to actuarial tables.  The complaint further alleges that NMIC and NLIC are not conducting such a review.  The complaint seeks injunctive relief and declaratory judgment requiring NMIC and NLIC to conduct such a review, and alleges NMIC and NLIC have violated the covenant of good faith and fair dealing and have been unjustly enriched by not having conducted such reviews.  The complaint seeks certification as a class action.    On July 13, 2011, NMIC and NLIC filed a motion to dismiss the case.    Plaintiffs filed their opposition to NMIC and NLIC’s motion to dismiss on December 19, 2011.  By order dated January 18, 2012, the State Court issued an order dismissing the lawsuit.  The State Court issued its opinion on January 23, 2012.  Plaintiffs filed a Notice of Appeal to the Eighth District Court of Appeals on January 30, 2012.

Tax Matters

The Company’s federal income tax returns are routinely audited by the IRS. Management has established tax reserves as described in Note 2. Management believes its tax reserves reasonably provide for potential assessments that may result from IRS examinations and other tax-related matters for all open tax years.

In July 2009, the IRS completed an audit of the Company’s tax years 2003 to 2005 and issued a Revenue Agent’s Report (RAR) and 30-Day Letter.  The RAR challenged the Company’s dividends received deduction which the Company appealed based on the technical merits.  In 2011, the Company favorably settled this position through IRS Appeals and as a result recorded previously unrecognized tax benefits.

Indemnifications

In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions, divestitures and leases. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(18)        Reinsurance

The following table summarizes the effects of reinsurance on life, accident and health insurance in force and premiums for the years ended December 31:

(in millions)	2011	2010	2009

Premiums
Direct	$ 832	$ 808	$ 761
Assumed	-	5	12
Ceded	(301)	(329)	(303)
Net	$ 531	$ 484	$ 470

Life, accident and health insurance in force
Direct	$ 209,732	$ 208,920	$ 208,485
Assumed	5	10	8
Ceded	(60,499)	(64,755)	(76,136)
Net	$ 149,238	$ 144,175	$ 132,357

Total amounts recoverable under reinsurance contracts totaled $704 million, $739 million and $755 million as of December 31, 2011, 2010 and 2009, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

(19)        Segment Information

Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments:  Individual Investments, Retirement Plans, Individual Protection, and Corporate and Other.

The primary segment profitability measure that management uses is a non-GAAP financial measure called pre-tax operating earnings (loss), which is calculated by adjusting income before federal income taxes to exclude: (1) net realized investment gains and losses, except for operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment, trading portfolio realized gains and losses, trading portfolio valuation changes, net realized gains and losses related to hedges on GMDB contracts and securitizations); (2) other-than-temporary impairment losses; (3) the adjustment to amortization of DAC and VOBA related to net realized investment gains and losses; and (4) net loss attributable to noncontrolling interest.

Individual Investments

The Individual Investments segment consists of individual annuity products marketed under the Nationwide DestinationSM and other Nationwide-specific or private label brands.  Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life.  In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features, while deferred fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period or for the owner’s lifetime without future access to the original investment.    The majority of assets and recent sales for the Individual Investments segment consist of deferred variable annuities.

Retirement Plans

The Retirement Plans segment is comprised of the Company’s private and public sector retirement plans business.  The private sector primarily includes Internal Revenue Code (IRC) Section 401 fixed and variable group annuity business, and the public sector primarily includes IRC Section 457 and Section 401(a) business in the form of full-service arrangements that provide plan administration and fixed and variable group annuities as well as administration-only business.

Individual Protection

The Individual Protection segment consists of life insurance products, including individual variable, COLI and BOLI products; traditional life insurance products; and universal life insurance products.  Life insurance products provide a death benefit and generally allow the customer to build cash value on a tax-advantaged basis.

Corporate and Other

The Corporate and Other segment includes non-operating realized gains and losses and related amortization, including mark-to-market adjustments on embedded derivatives, net of economic hedges, related to products with certain living benefits; other-than-temporary impairment losses, and other revenues and expenses not allocated to other segments.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

The following tables summarize the Company’s business segment operating results for the years ended December 31:

	Individual	Retirement	Individual	Corporate
(in millions)	Investments	Plans	Protection	and Other	Total
2011
Revenues:
Policy charges	$ 781	$ 96	$ 629	$ -	$ 1,506
Premiums	234	-	297	-	531
Net investment income	527	715	533	69	1,844
Non-operating net realized investment losses1	-	-	-	(1,546)	(1,546)
Other-than-temporary impairment losses	-	-	-	(67)	(67)
Other revenues2	(59)	-	-	(1)	(60)
Total revenues	$ 1,483	$ 811	$ 1,459	$ (1,545)	$ 2,208

Benefits and expenses:
Interest credited to policyholder accounts	$ 374	$ 441	$ 198	$ 20	$ 1,033
Benefits and claims	476	-	598	(12)	1,062
Policyholder dividends	-	-	67	-	67
Amortization of DAC	96	19	103	(142)	76
Amortization of VOBA and other intangible assets	1	-	12	(2)	11
Interest expense	-	-	-	70	70
Other operating expenses	182	158	181	88	609
Total benefits and expenses	$ 1,129	$ 618	$ 1,159	$ 22	$ 2,928

Income (loss) before federal income taxes
and noncontrolling interests	$ 354	$ 193	$ 300	$ (1,567)	$ (720)
Less: non-operating net realized investment losses1	-	-	-	1,546
Less: non-operating net other-than-temporary impairment losses	-	-	-	67
Less: adjustment to amortization of DAC and other related to net realized investment gains and losses
	-	-	-	(156)
Less: net loss attributable to noncontrolling interest	-	-	-	56
Pre-tax operating earnings (loss)	$ 354	$ 193	$ 300	$ (54)

Assets as of year end	$ 58,218	$ 25,211	$ 22,959	$ 6,294	$ 112,682
_________
1
Excluding operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment and net realized gains and losses related to hedges on GMDB contracts and securitizations).

2	Includes operating items discussed above.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

	Individual	Retirement	Individual	Corporate
(in millions)	Investments	Plans	Protection	and Other	Total
2010
Revenues:
Policy charges	$ 646	$ 98	$ 652	$ 3	$ 1,399
Premiums	209	-	275	-	484
Net investment income	569	691	510	55	1,825
Non-operating net realized investment losses1	-	-	-	(177)	(177)
Other-than-temporary impairment losses	-	-	-	(220)	(220)
Other revenues2	(82)	-	-	25	(57)
Total revenues	$ 1,342	$ 789	$ 1,437	$ (314)	$ 3,254

Benefits and expenses:
Interest credited to policyholder accounts	$ 391	$ 424	$ 199	$ 42	$ 1,056
Benefits and claims	354	-	524	(5)	873
Policyholder dividends	-	-	78	-	78
Amortization of DAC	231	30	184	(49)	396
Amortization of VOBA and other intangible assets	1	-	19	(2)	18
Interest expense	-	-	-	55	55
Other operating expenses	180	143	172	79	574
Total benefits and expenses	$ 1,157	$ 597	$ 1,176	$ 120	$ 3,050

Income (loss) before federal income taxes
and noncontrolling interests	$ 185	$ 192	$ 261	$ (434)	$ 204
Less: non-operating net realized investment losses1	-	-	-	177
Less: non-operating net other-than-temporary impairment losses	-	-	-	220
Less: adjustment to amortization of DAC and other related to net realized investment gains and losses
	-	-	-	(59)
Less: net loss attributable to noncontrolling interest	-	-	-	60
Pre-tax operating earnings (loss)	$ 185	$ 192	$ 261	$ (36)

Assets as of year end	$ 53,113	$ 25,599	$ 22,874	$ 5,811	$ 107,397

1
Excluding operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment and net realized gains and losses related to hedges on GMDB contracts and securitizations).

2	Includes operating items discussed above.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2011, 2010 and 2009

	Individual	Retirement	Individual	Corporate
(in millions)	Investments	Plans	Protection	and Other	Total
2009
Revenues:
Policy charges	$ 522	$ 93	$ 634	$ (4)	$ 1,245
Premiums	191	-	279	-	470
Net investment income	562	679	492	146	1,879
Non-operating net realized investment gains1	-	-	-	619	619
Other-than-temporary impairment losses	-	-	-	(575)	(575)
Other revenues2	(168)	-	-	(1)	(169)
Total revenues	$ 1,107	$ 772	$ 1,405	$ 185	$ 3,469

Benefits and expenses:
Interest credited to policyholder accounts	$ 394	$ 433	$ 201	$ 72	$ 1,100
Benefits and claims	247	-	538	27	812
Policyholder dividends	-	-	87	-	87
Amortization of DAC	(1)	45	158	264	466
Amortization of VOBA and other intangible assets	1	9	45	8	63
Interest expense	-	-	-	55	55
Other operating expenses	178	149	184	68	579
Total benefits and expenses	$ 819	$ 636	$ 1,213	$ 494	$ 3,162

Income (loss) before federal income taxes
and noncontrolling interests	$ 288	$ 136	$ 192	$ (309)	$ 307
Less: non-operating net realized investment gains1	-	-	-	(619)
Less: non-operating net other-than-temporary impairment losses	-	-	-	575
Less: adjustment to amortization of DAC and other related to net realized investment gains and losses
	-	-	-	297
Less: net loss attributable to noncontrolling interest	-	-	-	52
Pre-tax operating earnings (loss)	$ 288	$ 136	$ 192	$ (4)

Assets as of year end	$ 48,891	$ 25,035	$ 22,115	$ 2,948	$ 98,989

1
Excluding operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment and net realized gains and losses related to hedges on GMDB contracts and securitizations).

2	Includes operating items discussed above.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule I                      Consolidated Summary of Investments – Other Than Investments in Related Parties

As of December 31, 2011 (in millions)

Column A	Column B	Column C	Column D
			Amount at
			which shown
			in the
		Fair	consolidated
Type of investment	Cost	value	balance sheet

Fixed maturity securities, available-for-sale:
Bonds:
U.S. Treasury securities and obligations of U.S. Government
corporations and agencies	$ 506	$ 630	$ 630
Obligations of states and political subdivisions	1,501	1,678	1,678
Debt securities issued by foreign governments	102	120	120
Public utilities	2,429	2,687	2,687
All other corporate	22,939	24,086	24,086
Total fixed maturity securities, available-for-sale	$ 27,477	$ 29,201	$ 29,201
Equity securities, available-for-sale:
Common stocks:
Industrial, miscellaneous and all other	$ 6	$ 6	$ 6
Nonredeemable preferred stocks	13	14	14
Total equity securities, available-for-sale	$ 19	$ 20	$ 20
Trading assets	49	38	38
Mortgage loans, net of allowance	5,801		5,748
Policy loans	1,008		1,008
Other investments	528		528
Short-term investments	1,125		1,125
Total investments	$ 36,007		$ 37,668

__________

1   Difference from Column B primarily is attributable to valuation allowances due to impairments on mortgage loans (see Note 6 to the audited consolidated financial statements), hedges and commitment hedges on mortgage loans.

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule III                      Supplementary Insurance Information

As of December 31, 2011, 2010 and 2009 and for each of the years then ended (in millions)
Column A	Column B	Column C	Column D	Column E	Column F
	Deferred	Future policy
	policy	benefits, losses,		Other policy
	acquisition	claims and	Unearned	claims and	Premium
Year: Segment	costs	loss expenses	premiums1	benefits payable1	revenue
2011
Individual Investments	$ 2,709	$ 12,550			$ 234
Retirement Plans	269	12,638			-
Individual Protection	1,877	9,338			297
Corporate and Other	(430)	726			-
Total	$ 4,425	$ 35,252			$ 531
2010
Individual Investments	$ 2,126	$ 10,541			$ 209
Retirement Plans	269	11,874			-
Individual Protection	1,795	9,163			275
Corporate and Other	(217)	1,098			-
Total	$ 3,973	$ 32,676			$ 484
2009
Individual Investments	$ 1,911	$ 10,871			$ 191
Retirement Plans	271	11,703			-
Individual Protection	1,770	8,745			279
Corporate and Other	31	1,831
Total	$ 3,983	$ 33,150			$ 470

Column A	Column G	Column H	Column I	Column J	Column K
	Net	Benefits, claims,	Amortization	Other
	investment	losses and	of deferred policy	operating	Premiums
Year: Segment	income2	settlement expenses	acquisition costs	expenses2	written
2011
Individual Investments	$ 527	$ 850	$ 96	$ 183
Retirement Plans	715	441	19	158
Individual Protection	533	863	103	193
Corporate and Other	69	8	(142)	156
Total	$ 1,844	$ 2,162	$ 76	$ 690
2010
Individual Investments	$ 569	$ 745	$ 231	$ 181
Retirement Plans	691	424	30	143
Individual Protection	510	801	184	191
Corporate and Other	55	37	(49)	132
Total	$ 1,825	$ 2,007	$ 396	$ 647
2009
Individual Investments	$ 562	$ 641	$ (1)	$ 179
Retirement Plans	679	433	45	158
Individual Protection	492	826	158	229
Corporate and Other	146	99	264	131
Total	$ 1,879	$ 1,999	$ 466	$ 697

________

1   Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
2   Allocations of net investment income and certain operating expenses are based on numerous assumptions and estimates, and reported segment operating results would change if different methods were applied.

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule IV                      Reinsurance

As of December 31, 2011, 2010 and 2009 and for each of the years then ended (in millions)

Column A	Column B	Column C	Column D	Column E	Column F
					Percentage
		Ceded to	Assumed		of amount
	Gross	other	from other	Net	assumed
	amount	companies	companies	amount	to net

2011

Life, accident and health
insurance in force	$ 209,732	$ (60,499)	$ 5	$ 149,238	-

Premiums:
Life insurance 1	$ 596	$ (65)	$ -	$ 531	-
Accident and health insurance	236	(236)	-	-	-
Total	$ 832	$ (301)	$ -	$ 531	-

2010

Life, accident and health
insurance in force	$ 208,920	$ (64,755)	$ 10	$ 144,175	-

Premiums:
Life insurance 1	$ 570	$ (88)	$ 1	$ 483	0.2%
Accident and health insurance	238	(241)	4	1	NM
Total	$ 808	$ (329)	$ 5	$ 484	1.0%

2009

Life, accident and health
insurance in force	$ 208,485	$ (76,136)	$ 8	$ 132,357	-

Premiums:
Life insurance 1	$ 549	$ (80)	$ -	$ 469	-
Accident and health insurance	212	(223)	12	1	NM
Total	$ 761	$ (303)	$ 12	$ 470	2.6%

__________

1	Primarily represents premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment and universal life insurance products.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule V                      Valuation and Qualifying Accounts

Years ended December 31, 2011, 2010, and 2009 (in millions)

Column A	Column B	Column C		Column D	Column E

	Balance at	Charged to	Charged to		Balance at
	beginning	costs and	other		end of
Description	of period	expenses	accounts	Deductions1	period

2011
Valuation allowances - mortgage loans	$ 96	$ 25	$ -	$ 61	$ 60

2010
Valuation allowances - mortgage loans	$ 77	$ 66	$ -	$ 47	$ 96

2009
Valuation allowances - mortgage loans	$ 42	$ 85	$ -	$ 50	$ 77

__________
1	Amounts generally represent payoffs, sales and recoveries.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution

Not Applicable

Item 14.                 Indemnification of Directors and Officers

Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:

o	any threatened, pending or completed civil action, suit or proceeding;

o	any threatened, pending or completed criminal action, suit or proceeding;

o	any threatened, pending or completed administrative action or proceeding;

o	any threatened, pending or completed investigative action or proceeding.

The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law.  Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue.  Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.

However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.

Item 15.                 Recent Sales of Unregistered Securities.

Not Applicable

Item 16.                 Exhibits and Financial Statement Schedules

(a)                  Exhibit              Description
1	Not applicable
2
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Company effective December 31, 2009 – filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

3(i)
Amended Articles of Incorporation Nationwide Life Insurance Company - filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.

3(ii)	Nationwide Life Insurance Company Amended and Restated Code of Regulations - filed previously on January 4, 2010, with Form N-4, Registration No. 333-164125.
4	Annuity Endorsement to Contracts - filed previously on May 2, 1995, as Exhibit 4 to Form S-1 for Nationwide Life Insurance Company, Registration No. 033-58997.
5	Opinion Regarding Legality - Attached hereto .
6	Not applicable
7	Not applicable
8	None
9	Not applicable
10
Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company - Attached hereto.

11	Not applicable
12	Not applicable
13	Not applicable
14	Not applicable
15	Not applicable
16	Not applicable
17	Not applicable
18	Not applicable
19	Not applicable
20	Not applicable
21	Subsidiaries of the Registrant - Attached hereto .
22	Not applicable
23(i)	Consent of Independent Registered Public Accounting Firm - Attached hereto .
23(ii)	Consent of Counsel - see Exhibit 5.
24	Power of Attorney - attached hereto.
25	Not applicable
26	Not applicable
27	Not applicable
101.INS	XBRL Instance Document – Attached hereto.
101.SCH	XBRL Taxonomy Extension Schema – Attached hereto.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase – Attached hereto.
101.DEF	XBRL Taxonomy Extension Definition Linkbase – Attached hereto.
101.LAB	XBRL Taxonomy Extension Label Linkbase. – Attached hereto.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase – Attached hereto.

(b)           Financial Statement Schedules

Attached herein .

Item 17.      Undertakings

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment No. 1 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 2 7 th  day of March, 2012.

NATIONWIDE LIFE INSURANCE COMPANY
                  (Registrant)

By: /s/ TIMOTHY D. CRAWFORD
                                                                                                                               Timothy D. Crawford

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 27 th   day of March, 2012.

KIRT A. WALKER
Kirt A. Walker, President, Chief Operating Officer and Director
MARK R. THRESHER
Mark R. Thresher, Executive Vice President and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Senior Vice President-Chief Financial Officer and Director
PETER A. GOLATO
Peter A. Golato, Senior Vice President-Nationwide Financial Network and Director
STEPHEN S. RASMUSSEN
Stephen S. Rasmussen, Director
By /s/ TIMOTHY D. CRAWFORD
Timothy D. Crawford
Attorney-in-Fact